4019502.02












                 PUTNAM BASIC PLAN DOCUMENT #05











                 PUTNAM BASIC PLAN DOCUMENT #05

                       TABLE OF CONTENTS
                                                             PAGE

ARTICLE 1.  INTRODUCTION                                        1

ARTICLE 2.  DEFINITIONS                                         2
          2.1.  Account                                         2
          2.2.  Affiliated Employer                             2
          2.3.  Authorized Leave of Absence                     2
          2.4.  Base Contribution Percentage                    3
          2.5.  Beneficiary                                     3
          2.6.  CODA                                            3
          2.7.  Code                                            3
          2.8.  Compensation                                    3
          2.9.  Date of Employment                              3
          2.10. Deductible Employee Contribution Account        4
          2.11. Disabled                                        4
          2.12. Earned Income                                   4
          2.13. Earnings                                        4
          2.14. Effective Date                                  5
          2.15. Eligibility Period                              5
          2.16. Employee                                        5
          2.17. Employer                                        5
          2.18. Employer Contribution Account                   6
          2.19. Employer Stock                                  6
          2.20. ERISA                                           6
          2.21. Excess Earnings                                 6
          2.22. Forfeiture                                      6
          2.23. Hour of Service                                 6
          2.24. Insurance Trustee                               8
          2.25. Integration Level                               8
          2.26. Investment Company                              8
          2.27. Investment Company Shares                       8
          2.28. Investment Products                             8
          2.29. Leased Employee                                 8
          2.30. One-Year Eligibility Break                      9
          2.31. One-Year Vesting Break                          9
          2.32. Owner-Employee                                  9
          2.33. Participant                                     9
          2.34. Participant Contribution                        9
          2.35. Participant Contribution Account                9
          2.36. Plan                                            9
          2.37. Plan Administrator                             10
          2.38. Plan Agreement                                 10
          2.39. Plan Year                                      10
          2.40. Policy                                         10
          2.41. Profit Sharing Contribution                    10
          2.42. Putnam                                         10
          2.43. Qualified Domestic Relations Order             10
          2.44. Qualified Participant                          10
          2.45. Recordkeeper                                   11
          2.46. Retirement                                     11
          2.47. Rollover Account                               11
          2.48. Self-Employed Individual                       11
          2.49. Shareholder-Employee                           11
          2.50. Social Security Wage Base                      11
          2.51. Trust and Trust Fund                           11
          2.52. Trustee                                        11
          2.53. Valuation Date                                 11
          2.54. Year of Service                                11
          2.55. Deferral Agreement                             12
          2.56. Elective Deferral                              12
          2.57. Elective Deferral Account                      12
          2.58. Employer Matching Contribution                 13
          2.59. Employer Matching Account                      13
          2.60. Highly Compensated Employee                    13
          2.61. Non-Highly Compensated Employee                16
          2.62. Qualified Matching Contribution                16
          2.63. Qualified Matching Account                     16
          2.64. Qualified Nonelective Contribution             16
          2.65. Qualified Nonelective Contribution Account     16

ARTICLE 3.  PARTICIPATION                                      17
          3.1.  Initial Participation                          17
          3.2.  Special Participation Rule                     17
          3.3.  Resumed Participation                          18
          3.4.  Benefits for Owner-Employees                   18
          3.5.  Changes in Classification                      18

ARTICLE 4.  CONTRIBUTIONS                                      20
          4.1.  Provisions Applicable to All Plans             20
          4.2.  Provisions Applicable Only to Profit Sharing
                                                     Plans     21
          4.3.  Provisions Applicable Only to Money Purchase
                                                     Pension Plans
25
          4.4.  Rollover Contributions                         28
          4.5.  No Deductible Employee Contributions           28
          4.6.  Paired Plans                                   28

ARTICLE 5.  CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
     (CODA)                                                    29
          5.1.  Applicability; Allocations                     29
          5.2.  CODA Participation                             29
          5.3.  Annual Limit on Elective Deferrals             29
          5.4.  Distribution of Certain Elective Deferrals     30
          5.5.  Satisfaction of ADP and ACP Tests              31
          5.6.  Actual Deferral Percentage Test Limit          31
          5.7.  Distribution of Excess Contributions           33
          5.8.  Matching Contributions                         34
          5.9.  Participant Contributions                      35
          5.10. Recharacterization of Excess Contributions     35
          5.11. Average Contribution Percentage Test Limit
                                              and Aggregate Limit     36
          5.12. Distribution of Excess Aggregate
                                                    Contributions     39
          5.13. Restriction on Distributions                   40
          5.14. Hardship Distributions                         41
          5.15. Special Effective Dates                        42

ARTICLE 6.  LIMITATIONS ON ALLOCATIONS                         43
          6.1.  No Additional Plan                             43
          6.2.  Additional Master or Prototype Plan            44
          6.3.  Additional Non-Master or Non-Prototype Plan    45
          6.4.  Additional Defined Benefit Plan                46
          6.5.  Definitions                                    46

ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS           51
          7.1.  Retirement                                     51
          7.2.  Death                                          51
          7.3.  Other Termination of Employment                52

ARTICLE 8.  VESTING                                            53
          8.1.  Vested Balance                                 53
          8.2.  Vesting of Accounts of Returned Former
                                                     Employees 53
          8.3.  Forfeiture of Non-Vested Amounts               54
          8.4.  Special Rule in the Event of a Withdrawal      55
          8.5.  Vesting Election                               56


ARTICLE 9.  PAYMENT OF BENEFITS                                57
          9.1.  Distribution of Accounts                       57
          9.2.  Restriction on Immediate Distributions         57
          9.3.  Optional Forms of Distribution                 59
          9.4.  Distribution Procedure                         59
          9.5.  Lost Distributee                               60
          9.6.  Direct Rollovers                               60
          9.7.  Distributions Required by a Qualified
                                                                      Domestic
Relations Order                                                61

ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS           62
          10.1.  Applicability                                 62
          10.2.  Qualified Joint and Survivor Annuity          63
          10.3.  Qualified Preretirement Survivor Annuity      63
          10.4.  Definitions                                   63
          10.5.  Notice Requirements                           65
          10.6.  Transitional Rules                            66

ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS                 69
          11.1.  General Rules                                 69
          11.2.  Required Beginning Date                       69
          11.3.  Limits on Distribution Periods                70
          11.4.  Determination of Amount to Be Distributed
                                                        Each Year     71
          11.5.  Death Distribution Provisions                 72
          11.6.  Transitional Rule                             74

ARTICLE 12.  WITHDRAWALS AND LOANS                             76
          12.1.  Withdrawals from Participant Contribution
                                                         Accounts     76
          12.2.  Withdrawals on Account of Hardship            76
          12.3.  Withdrawals After Reaching Age 591/2          76
          12.4.  Loans                                         76
          12.5.  Procedure; Amount Available                   79
          12.6.  Protected Benefits                            79
          12.7.  Restrictions Concerning Transferred Assets    79

ARTICLE 13.  TRUST FUND AND INVESTMENTS                        80
          13.1.  Establishment of Trust Fund                   80
          13.2.  Management of Trust Fund                      80
          13.3.  Investment Instructions                       81
          13.4.  Valuation of the Trust Fund                   83
          13.5.  Distributions on Investment Company Shares    84

          13.6.  Registration and Voting of Investment
                                                   Company Shares     84
          13.7.  Investment Manager                            84
          13.8.  Employer Stock                                84
          13.9.  Insurance Contracts                           87
          13.10. Registration and Voting of Non-Putnam
                                        Investment Company Shares     88

ARTICLE 14.  INSURANCE POLICIES                                90
          14.1.  Purchase of Insurance Policies                90
          14.2.  Limitation on Premiums                        90
          14.3.  Policy Options                                90
          14.4.  Insurability                                  90
          14.5.  Dividends on Policies                         91
          14.6.  Trustee of Policy                             91
          14.7.  Obligations with Respect to Policies          91
          14.8.  Distribution of Proceeds on Participant's
                                                            Death     91
          14.9.  Conversion of Policies                        91
          14.10. Conflict with Policies                        92
          14.11. Insurance Loans to Owner-Employees            92

ARTICLE 15.  TOP-HEAVY PLANS                                   93
          15.1.  Superseding Effect                            93
          15.2.  Definitions                                   93
          15.3.  Minimum Allocation                            96
          15.4.  Adjustment of Fractions                       97
          15.5.  Minimum Vesting Schedules                     97

ARTICLE 16.  ADMINISTRATION OF THE PLAN                        99
          16.1.  Plan Administrator                            99
          16.2.  Claims Procedure                              99
          16.3.  Employer's Responsibilities                  100
          16.4.  Recordkeeper                                 100
          16.5.  Prototype Plan                               101

ARTICLE 17.  TRUSTEE AND INSURANCE TRUSTEE                    102
          17.1.  Powers and Duties of the Trustee             102
          17.2.  Limitation of Responsibilities               103
          17.3.  Fees and Expenses                            104
          17.4.  Reliance on Employer                         104
          17.5.  Action Without Instructions                  104
          17.6.  Advice of Counsel                            105
          17.7.  Accounts                                     105
          17.8.  Access to Records                            106
          17.9.  Successors                                   106
          17.10.  Persons Dealing with Trustee or Insurance
                                                          Trustee     106
          17.11.  Resignation and Removal; Procedure          106
          17.12.  Action of Trustee Following Resignation
                                                       or Removal     106
          17.13.  Action of Insurance Trustee Following
                                           Resignation or Removal     106
          17.14.  Effect of Resignation or Removal            106
          17.15.  Fiscal Year of Trust                        107
          17.16.  Limitation of Liability                     107
          17.17.  Indemnification                             107

ARTICLE 18.  AMENDMENT                                        108
          18.1.  General                                      108
          18.2.  Delegation of Amendment Power                109

ARTICLE 19.  TERMINATION OF THE PLAN AND TRUST                110
          19.1.  General                                      110
          19.2.  Events of Termination                        110
          19.3.  Effect of Termination                        110
          19.4.  Approval of Plan                             111

ARTICLE 20.  TRANSFERS TO OR FROM OTHER QUALIFIED PLANS;
             MERGERS                                          112
          20.1.  General                                      112
          20.2.  Amounts Transferred                          112
          20.3.  Merger or Consolidation                      112

ARTICLE 21.  MISCELLANEOUS                                    113
          21.1.  Notice of Plan                               113
          21.2.  No Employment Rights                         113
          21.3.  Distributions Exclusively From Plan          113
          21.4.  No Alienation                                113
          21.5.  Provision of Information                     113
          21.6.  No Prohibited Transactions                   113
          21.7.  Governing Law                                113
          21.8.  Gender                                       114

                 PUTNAM BASIC PLAN DOCUMENT #05

ARTICLE 1.     INTRODUCTION

     By executing the Plan Agreement, the Employer has established a retirement plan (the "Plan") according to the terms and conditions of the Plan Agreement and this Putnam Basic Plan
Document #05, for the purpose of providing a retirement fund for the benefit of Participants and Beneficiaries.
ARTICLE 2.     DEFINITIONS

     The terms defined in Sections 2.1 through 2.54 appear generally throughout the document. Sections 2.55 through 2.65 and Article 5 contain definitions of terms used only in a CODA and Section 10.4 contains additional definitions related to distributions from the Plan. Articles 6 and 11 contain additional definitions of terms used only in those Articles.

     2.1. Account means any of, and Accounts means all of, aParticipant's Employer Contribution Account, Participant
Contribution Account, Rollover Account, Deductible Employee
Contribution Account and if the Plan contains a CODA, the accounts maintained for the Participant pursuant to
Article 5.

     2.2 Affiliated Employer, for purposes of the Plan other than Article 6, means the Employer and a trade or business, whether or not incorporated, which is any of the following:

          (a)  A member of a group of controlled corporations
(within the meaning of   Section 414(b) of the Code) which
includes the Employer; or

          (b)  A trade or business under common control (within
the meaning of      Section   414(c) of the Code) with the
Employer; or

          (c)  A member of an affiliated service group (within
the meaning of Section   414(m) of the Code) which includes the
Employer; or

          (d)  An entity otherwise required to be aggregated with
the Employer   pursuant to Section 414(o) of the Code.

     In determining an Employee's service for vesting and for eligibility to participate in the Plan, all employment with Affiliated Employers will be treated as employment by the Employer.

     For purposes of Article 6 only, the definitions in paragraphs (a) and (b) of this Section 2.2 shall be modified by adding at the conclusion of the parenthetical phrase in each such paragraph the words "as modified by Section 415(h) of the Code."

     2.3. Authorized Leave of Absence means a leave of absence from employment granted in writing by an Affiliated Employer.Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to re-employment is guaranteed by law, and for such other reasons and periods as an Affiliated Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.

     2.4. Base Contribution Percentage means the percentage so specified in the Plan Agreement.

     2.5. Beneficiary means a person entitled to receive benefits under the Plan upon the death of a Participant, in accordance with Section 7.2 and Articles 10 and 11.

     2.6. CODA means a cash or deferred arrangement that meets the requirements of Section 401(k) of the Code, adopted as part of a profit sharing plan.

     2.7. Code means the Internal Revenue Code of 1986, as amended.

     2.8. Compensation means all of an Employee's compensation determined in accordance with the definition elected by the Employer in the Plan Agreement. For purposes of that election, "Form W-2 earnings" means "wages" as defined in Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Employer in the course of its trade or business, for which the Employer is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the
Code). Compensation shall include only amounts actually paid to the Employee during the Plan Year, except that if the Employer so elects in the Plan Agreement, in an Employee's initial year of participation in the Plan, Compensation shall include only amounts actually paid to the Employee from the Employee's effective date of participation pursuant to Section 3.1 to the end of the Plan Year. In addition, if the Employer so elects in the Plan Agreement, Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Employer pursuant to a salary reduction agreement, and which is not includible in the gross income of the Employee under
Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.  (For
a self-employed person, the relevant term is Earned Income, as defined in Section 2.12.)
     2.9. Date of Employment means the first date on which an Employee performs an Hour of Service; or, in the case of an Employee who has incurred one or more One-Year Eligibility Breaks and who is treated as a new Employee under the rules of Section 3.3, the first date on which he performs an Hour of Service after his return to employment.
     2.10. Deductible Employee Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded amounts contributed by him to the Plan on a tax-deductible basis under prior law, and the income, expenses, gains and losses thereon.
     2.11. Disabled means unable to engage in any substantialgainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.



     2.12. Earned Income means a Self-Employed Individual's net earnings from self-employment in the trade or business with respect to which the Plan is established, excluding items not included in gross income and the deductions allocable to such items, and reduced by (i) contributions by the Employer to qualified plans, to the extent deductible under Section 404 of the Code, and (ii) the deduction allowed to the taxpayer under
Section 164(f) of the Code for taxable years beginning after December 31, 1989.
     2.13. Earnings for determining all benefits provided under the Plan for all Plan Years beginning after December 31, 1988, means the first $200,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under
Section 415(d) of the Code, except that the dollar increase effective on any January 1 is effective for all Plan Years beginning in the calendar year in which that January 1 occurs, and the first such dollar increase is effective on January 1,
1990) of the sum of the Compensation and the Earned Income received by an Employee during a Plan Year. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1993, Earnings means the first $150,000 (as adjusted periodically by the Secretary of the Treasury for inflation) of the sum of the Compensation and Earned Income received by an Employee during a Plan Year. To calculate an allocation to a Participant's Account for any Plan Year shorter than 12 months, the dollar limit on Earnings must be multiplied by a fraction of which the denominator is 12 and the numerator is the number of months in the Plan Year. In determining the Earnings of a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules the term "family" shall include only the Participant's spouse and the Participant's lineal descendants who have not reached age 19 by the last day of the Plan Year. If, as a result of the application of such rules, the applicable Earnings limitation described above is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this Section prior to the application of this limitation.

     2.14. Effective Date means the date so designated in the Plan Agreement. If the Plan Agreement indicates that the Employer is adopting the Plan as an amendment of an existing plan, the provisions of the existing plan apply to all events preceding the Effective Date, except as to specific provisions of the Plan which set forth a retroactive effective date in accordance with Section 1140 of the Tax Reform Act of 1986.

     2.15. Eligibility Period means a period of service with the Employer which an Employee is required to complete in order to commence participation in the Plan. A 12-month Eligibility Period is a period of 12 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, in which he is credited with at least 1,000 Hours of Service or the number of Hours of Services set forth in the Plan Agreement. A 6-month Eligibility Period is a period of 6 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, or on the 6-month anniversary of such Date of Employment or any anniversary thereof, in which he is credited with at least 500 Hours of Service or the number of Hours of Service set forth in the Plan Agreement. If the Employer has selected another period of service as the Eligibility Period under the Plan, Eligibility Period means the period so designated in which the Employee is credited with the number of hours designated in the Plan Agreement. Notwithstanding the foregoing, if an Employee is credited with 1,000 Hours of Service during a 12-consecutive-month period following his Date of Employment or any anniversary thereof, he shall be credited with an Eligibility Period. In the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service in the case of a 12-month Eligibility Period, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. If the Employer so elects in the Plan Agreement, an Employee's most recent Date of Employment for purposes of this Section 2.15 shall be the first date on which he performed services for a business acquired by the Employer.

     2.16. Employee means a common law Employee of an Affiliated Employer; in the case of an Affiliated Employer which is a sole proprietorship, the sole proprietor thereof; in the case of an Affiliated Employer which is a partnership, a partner thereof; and a Leased Employee of an Affiliated Employer. The term "Employee" includes an individual on Authorized Leave of Absence, a Self-Employed Individual and an Owner-Employee.

     2.17.     Employer means the Employer named in the Plan
Agreement and any successor to all or the major portion of its assets or business which assumes the obligations of the Employer under the Plan Agreement.

     2.18. Employer Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded the amounts allocated for his benefit from contributions by the Employer (other than contributions pursuant to Article 5), Forfeitures by former Participants (if the Plan provides for reallocation of Forfeitures), amounts reapplied under Section 6.1(d), and the income, expenses, gains and losses incurred thereon.

     2.19.     Employer Stock means securities constituting
"qualifying employer securities" of an Employer within the meaning of Section 407(d)(5) of ERISA.

     2.20.     ERISA means the Employee Retirement Income
Security Act of 1974, as amended.

     2.21. Excess Earnings means a Participant's Earnings in excess of the Integration Level of the Plan.

     2.22 Forfeiture means a nonvested amount forfeited by a former Participant, pursuant to Section 8.3, or an amount forfeited by a former Participant or Beneficiary who cannot be located, pursuant to Section 9.5.

     2.23 Hour of Service means each hour described in paragraphs
(a), (b), (c), (d) or (e) below, subject to paragraphs (f) and
(g) below.

          a)        Each hour for which an Employee is paid, or entitled to
payment, for the    performance of duties for an Affiliated
Employer.  These hours shall be credited to the   Employee for
the computation period or periods in which the duties are performed.

          (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period) unless the Employee's absence is not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to
     Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph (c) with respect to payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph
     (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

               (d)  Each hour during an Authorized Leave of
Absence.  Such hours     shall be  credited at the rate of a
customary full work week for an Employee.

          (e)  Solely for purposes of determining whether a One
     Year Vesting Break or a One-Year Eligibility Break has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of: the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the hours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the Plan Year or Eligibility Period or both, as the case may be, in which the absence from work begins, if necessary to prevent the Participant's incurring a One-Year Vesting Break or One-Year Eligibility Break in that period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.

               (f)  Hours of Service shall be determined on the
basis of actual hours for which    an Employee is paid or
entitled to payment, or as otherwise specified in the Plan
Agreement.

          (g)  If the Employer maintains the plan of a
     predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer only to the extent that the Employer so elects in the Plan Agreement.

               (h)  Hours of Service shall be credited to a
Leased Employee as though he were  an Employee.

          2.24. Insurance Trustee means the person named in the Plan Agreement as Insurance Trustee, and any successor thereto.

          2.25. Integration Level means the Earnings amount selected by the Employer in the Plan Agreement.

          2.26. Investment Company means an open-end registered investment company for which Putnam Mutual Funds Corp., or its affiliate acts as principal underwriter, or for which Putnam Investment Management, Inc., or its affiliate serves as an investment adviser; provided that its prospectus offers its shares under the Plan.

          2.27. Investment Company Shares means shares issued by an Investment Company.

          2.28. Investment Products means any of the investment products specified by the Employer in accordance with
Section 13.2, from the group of those products sponsored, underwritten or managed by Putnam as shall be made available by Putnam under the Plan, and such other products as shall be expressly agreed to in writing by Putnam for availability under the Plan. The term "Investment Products" does not include any Policy selected pursuant to Article 14.
          2.29. Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with
Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. The compensation of a Leased Employee for purposes of the Plan means the Compensation (as defined in Section 2.8) of the Leased Employee attributable to services performed for the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that leased Employees do not constitute more than 20% of the recipient's nonhighly compensated workforce, a leased Employee shall not be considered an Employee of the recipient if he is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least 10% of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or
Section 403(b) of the Code), (2) immediate participation, and (3) full and immediate vesting.

          2.30. One-Year Eligibility Break means a 12-month Eligibility Period during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a 12-month Eligibility Period, that number shall be substituted for 500.
          2.31. One-Year Vesting Break means a Year of Service measuring period, as elected by the Employer in the Plan Agreement, during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations for the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a Year of Service, that number shall be substituted for 500.
          2.32. Owner-Employee means the sole proprietor of an Affiliated Employer that is a sole proprietorship, or a partner owning more than 10% of either the capital or profits interest of an Affiliated Employer that is a partnership. The Plan Administrator shall be responsible for identifying Owner-Employees to the Recordkeeper.
          2.33. Participant means each Employee who has met the requirement for participation in Article 3. An Employee is not a Participant for any period before the entry date applicable to him.
          2.34. Participant Contribution means an after-tax contribution made by a Participant in accordance with Sections 4.2(e), 4.3(e) or 5.9.
          2.35. Participant Contribution Account means an account maintained on the books of the Plan, in which are recorded Participant Contributions by a Participant and any income, expenses, gains or losses incurred thereon.
          2.36. Plan means the form of defined contribution retirement plan and trust agreement adopted by the Employer, consisting of the Plan Agreement and the Putnam Basic Plan Document #05 as set forth herein, together with any and all amendments and supplements thereto.

          2.37. Plan Administrator means the Employer or its appointee pursuant to Section 16.1.

          2.38. Plan Agreement means the separate agreement entered into between the Employer and the Trustee (and the Insurance Trustee, if any) and accepted by Putnam, under which the Employer adopts the Plan and selects among its optional provisions.
          2.39. Plan Year means the period of 12 consecutive months specified by the Employer in the Plan Agreement, as well as any initial short plan year period specified by the Employer in the Plan Agreement.
          2.40. Policy means an ordinary life insurance, term insurance, retirement income or endowment policy or an individual or group annuity contract issued by a life insurance company in connection with the Plan, or an interest therein. An ordinary life insurance policy within the meaning of this definition provides non-decreasing death benefits and non-increasing premiums. Policy shall also include any other insurance policy expressly agreed to in writing by Putnam.
          2.41. Profit Sharing Contribution means a contribution made for the benefit of a Participant by the Employer pursuant to Section 4.2(a).
          2.42. Putnam means Putnam Mutual Funds Corp., or a company affiliated with it which Putnam Mutual Funds Corp. has designated as its agent to perform specified actions or procedures in connection with the prototype Plan.
          2.43. Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p). A judgment, decree or order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.
          2.44. Qualified Participant means any Participant who is an active Employee on the last day of the Plan Year in question or who is credited with more than 500 Hours of Service during the Plan Year in question or whose Retirement or death occurred during the Plan Year in question. If the Plan is not adopted to replace an existing plan, this Section 2.44 is effective on the Effective Date. If the Plan replaces an existing plan, this Section 2.44 is effective on the first day of the first Plan Year that begins after December 31, 1988, or if later, on the Effective Date, and the provision of the existing plan that this Section 2.44 replaces shall continue to apply until that time.

          2.45. Recordkeeper means the person or entity designated by the Employer in the Plan Agreement to perform the duties described in Section 16.4, and any successor thereto. If Putnam is the Recordkeeper, the terms and conditions of its service will be as specified in a service agreement between the Employer and Putnam.
          2.46. Retirement means ceasing to be an Employee in accordance with Section 7.1.

          2.47. Rollover Account means an account established for anEmployee who makes a rollover contribution to the Plan pursuant to Section 4.4.

          2.48. Self-Employed Individual means an individual whose personal services are a material income-producing factor in the trade or business for which the Plan is established, and who has Earned Income for the taxable year from that trade or business, or would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

          2.49. Shareholder-Employee means any officer or Employee of an electing small business corporation, within the meaning of Section 1362 of the Code, who on any day during a taxable year of the Employer owns (or is considered as owning under Section 318(a)(1) of the Code) more than 5% of the outstanding stock of the Employer. The Plan administrator shall be responsible for identifying Shareholder-Employees to the Recordkeeper.

          2.50. Social Security Wage Base means the maximum amount considered as wages under Section 3121(a)(1) of the Code as in effect on the first day of the Plan Year.
          2.51. Trust and Trust Fund mean the trust fund established under Section 13.1.
          2.52. Trustee means the person, or the entity with trustee powers, named in the Plan Agreement as trustee, and any successor thereto.
          2.53. Valuation Date means each day when the New York Stock Exchange is open, or such other date or dates as the Employer may designate by written agreement with the Recordkeeper.
          2.54. Year of Service means a Plan Year or an 12-month Eligibility Period, as elected by the Employer in the Plan Agreement, in which an Employee is credited with at least 1,000 Hours of Service; provided, however, that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting a Year of Service, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. An Employee's Years of Service shall include service credited prior to the Effective Date under any predecessor plan. If the initial Plan Year is shorter than 12 months, each Employee who is credited with at least 1,000 Hours of Service in the 12-month period ending on the last day of the initial Plan Year shall be credited with a Year of Service with respect to the initial Plan Year.

          If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall not include:

          (a) Service in any Plan Year (or comparable period prior to the Effective Date) completed before the Employee reached age 18;

               (b)  Service completed during a period in which
the Employer did not maintain      the Plan or any predecessor
plan (as defined under regulations prescribed by the Secretary of the Treasury).

          If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall include employment by a business acquired by the Employer, before the date of the acquisition.

          The following definitions apply only to cash or deferred arrangements under Section 401(k) (CODA):

          2.55. Deferral Agreement means an Employee's agreement to make one or more Elective Deferrals in accordance with Section 5.2.
          2.56. Elective Deferral means any contribution made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral Agreement or other deferral mechanism.
          2.57. Elective Deferral Account means an account maintained on the books of the Plan, in which are recorded a Participant's Elective Deferrals and the income, expenses, gains and losses incurred thereon.
          2.58. Employer Matching Contribution means a contribution made by the Employer (i) to the Plan pursuant to
Section 5.8, or (ii) to another defined contribution plan on account of a Participant's "elective deferrals" or "employee contributions," as those terms are used in Section 401(m)(4) of the Code.
          2.59. Employer Matching Account means an account maintained on the books of the Plan, in which are recorded the Employer Matching Contributions made on behalf of a Participant and the income, expenses, gains and losses incurred thereon.
          2.60. Highly Compensated Employee means any highly compensated active Employee or highly compensated former Employee as defined in subsection (a) below; provided, however, that if the Employer so elects in the Plan Agreement, Highly Compensated Employee means any highly compensated Employee under the simplified method described in subsection (b) below.

          a) Regular Method. A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year:
     (i) received compensation from the Employer in excess of $75,000
     (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term also includes (A) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year," and among the 100 Employees who received the most compensation from the Employer during the determination year; and
     (B) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

          A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the determination year, performed no service for the Employer during the determination year, and was a highly compensated active Employee for either the year of separation from service or any determination year ending on or after the Employee's 55th birthday.

          If during a determination year or look-back year an Employee is a family member of either a 5% owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten Highly Compensated Employee. For purposes of this Section 2.60(a), family members include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          For purposes of this subsection (a), the "determination year" shall be the Plan Year, and the "look-back year" shall be the 12-month period immediately preceding the determination year; provided, however, that in a Plan for which the Plan Year is the calendar year, the current Plan Year shall be both the "determination year" and the "look-back year" if the Employer so elects in the Plan Agreement.

          (b)  Simplified Method.  An Employee is a Highly
     Compensated Employee under this simplified method if (i) the Employee is a 5% owner during the Plan Year; (ii) the Employee's compensation for the Plan Year exceeds $75,000 (as adjusted pursuant to Section 415(d) of the Code); (iii) the Employee's compensation for the Plan Year exceeds $50,000 (as adjusted pursuant to Section 415(d) of the Code) and the Employee is in the top-paid group of Employees; or (iv) the Employee is an officer of the Employer and received compensation during the Plan Year that is greater than 50% of the dollar limitation under Code
     Section 415(b)(1)(A).

          The lookback provisions of Code Section 414(q) do not apply to determining Highly Compensated Employees under this simplified method. An Employer that applies this simplified method for determining Highly Compensated Employees may choose to apply this method on the basis of the Employer's workforce as of a single day during the Plan Year ("snapshot day"). In applying this simplified method on a snapshot basis, the Employer shall determine who is a Highly Compensated Employee on the basis of the data as of the snapshot day. If the determination of who is a Highly Compensated Employee is made earlier than the last day of the Plan Year, the Employee's compensation that is used to determine an Employee's status must be projected for the Plan Year under a reasonable method established by the Employer.

          Notwithstanding the foregoing, in addition to those Employees who are determined to be highly compensated on the Plan's snapshot day, as described above, where there are Employees who are not employed on the snapshot day but who are taken into account for purposes of testing under Section 5.6 or 5.11, the Employer must treat as a Highly Compensated Employee any Eligible Employee for the Plan Year who:

                    (1)  terminated prior to the snapshot day and
was a Highly                  Compensated Employee in the prior
year;

          (2) terminated prior to the snapshot day and (i) was a 5% owner, (ii) had compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5% owners or officers), or (iii) was an officer and had compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer; or

          (3) becomes employed subsequent to the snapshot day and (i) is a 5% owner, (ii) has compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5% owners or officers), or
          (iii) is an officer and has compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.

          If during a Plan Year an Employee is a family member of either a 5% owner who is an Employee, or a Highly Compensated Employee who is one of the ten most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employees during the year, then the family member and the 5% owner or top-ten-Highly-Compensated-Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten-Highly-Compensated-Employee. For purposes of this
     Section 2.60(b), family members include the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. The Plan Administrator is responsible for identifying the Highly Compensated Employees and reporting such data to the Recordkeeper.

          2.61.     Non-Highly Compensated Employee means an
Employee who is not a Highly Compensated Employee.

          2.62. Qualified Matching Contribution means a contribution made by the Employer that: (i) is allocated with respect to a Participant's Elective Deferrals or Participant Contributions or both (as elected by the Employer in the Plan Agreement), (ii) is fully vested at all times and (iii) is distributable only in accordance with Section 5.11.

          2.63. Qualified Matching Account means an account maintained on the books of the Plan, in which are recorded the Qualified Matching Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.

          2.64. Qualified Nonelective Contribution means a contribution (other than an Employer Matching Contribution or Qualified Matching Contribution) made by the Employer, that: (i) a Participant may not elect to receive in cash until it is distributed from the Plan; (ii) is fully vested at all times; and
(iii) is distributable only in accordance with Section 5.11.

          2.65. Qualified Nonelective Contribution Account means an account maintained on the books of the Plan, in which are recorded the Qualified Nonelective Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.

ARTICLE 3.     PARTICIPATION

          3.1. Initial Participation. Upon completion of the eligibility for Plan participation requirements specified in the Plan Agreement, an Employee shall begin participation in the Plan as of the entry date specified in the Plan Agreement, or as of the Effective Date, whichever is later; provided, however, that:

          (a) If the Plan is adopted as an amendment of a predecessor plan of the Employer, every Employee who was participating under the predecessor plan when it was so amended shall become a Participant in the Plan as of the Effective Date, whether or not he has satisfied the age and service requirements specified in the Plan Agreement; and

          (b) Unless the Employer specifies otherwise in the Plan Agreement, any individual who is (i) a nonresident alien receiving no earned income from an Affiliated Employer which constitutes income from sources within the United States, or (ii) included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (excluding from the term "Employee representatives" any organization of which more than half of the members are Employees who are owners, officers, or executives of an Affiliated Employer), if retirement benefits were the subject of good faith bargaining and no more than 2% of the Employees covered by the collective bargaining agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations, shall not participate in the Plan until the later of the date on which he ceases to be described in clause (i) or (ii), whichever is applicable, or the entry date specified by the Employer in the Plan Agreement; and

          (c) If the Plan is not adopted as an amendment of a predecessor plan of the Employer, all Employees on the Effective Date shall begin participation on the Effective Date, if the Employer so elects in the Plan Agreement; and

          (d) A Participant shall cease to participate in the Plan when he becomes a member of a class of Employees ineligible to participate in the Plan, and shall resume participation immediately upon his return to a class of Employees eligible to participate in the Plan.

          3.2. Special Participation Rule. With respect to a Plan in which the Employer has specified full and immediate vesting in the Plan Agreement, an Employee who incurs a One-Year Eligibility Break before completing the number of Eligibility Periods required under Section 3.1 shall not thereafter be credited with any Eligibility Period completed before the One-Year Eligibility Break.

          3.3. Resumed Participation. A former Employee who incurs a One-Year Eligibility Break after having become a Participant shall participate in the Plan as of the date on which he again becomes an Employee, if (i) his Employer Contribution Account or Employer Matching Account had become partially or fully vested before he incurred a One-Year Vesting Break, or (ii) he incurred fewer than five consecutive One-Year Eligibility Breaks. In any other case, when he again becomes an Employee he shall be treated as a new Employee under Section 3.1.

          3.4. Benefits for Owner-Employees. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and
(d) of the Code and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. For purposes of this Section 3.4, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

               (a) own the entire interest in an unincorporated trade or business, or

               (b)  in the case of a partnership, own more than
50% of either the capital     interest or the profits interest in
such partnership.

          For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner-Employees are considered to control within the meaning of the preceding sentence.

          3.5. Changes in Classification. If a Participant ceases to be a member of a classification of Employees eligible to participate in the Plan, but does not incur a One-Year Eligibility Break, he will continue to be credited with Years of Service for vesting while he remains an Employee, and he will resume participation as of the date on which he again becomes a member of a classification of Employees eligible to participate in the Plan. If such a Participant incurs a One-Year Eligibility Break, Section 3.3 will apply. If a Participant who ceases to be a member of a classification of Employees eligible to participate in the Plan becomes a member of a classification of Employees eligible to participate in another plan of the Employer, his Account, if any, under the Plan shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.




          If an Employee who is not a member of a classification of Employees eligible to participate in the Plan satisfies the age and service requirements specified in the Plan Agreement, he will begin to participate immediately upon becoming a member of an eligible classification. If such an Employee has account balances under another plan of the Employer, such account balances shall be transferred to the Plan upon the Employee's commencement of participation in the Plan, if such other plan permits such transfer.

ARTICLE 4. CONTRIBUTIONS

     4.1. Provisions Applicable to All Plans.

     (a) Payment and Crediting of Contributions. The Employer shall pay to the order of the Trustee the aggregate contributions to the Trust Fund (other than the premium payments on any Policy) for each Plan Year. Each contribution shall be accompanied by written instructions from the Employer, in the manner prescribed by Putnam. Neither the Trustee nor Putnam shall be under any duty to inquire into the correctness of the amount or the timing of any contribution, or to collect any amount if the Employer fails to make a contribution as provided in the Plan.

          (b)  Responsibility for Premium Payments.
Contributions to be applied to the payment of the premiums on any Policy shall be paid by the Employer directly to the insurer in cash. In determining the amount of any premium due under any Policy with respect to any Participant, the Employer and the Insurance Trustee may rely conclusively upon information furnished by the provider of the Policy. For purposes of Sections 4.2, 4.3 and Article 5, all Employer contributions used to pay premiums on Policies shall be treated as contributions made to the appropriate Participant's Employer Contribution Account. If the Employer omits any premium payment or makes any mistake concerning a premium payment, neither the Employer nor the Insurance Trustee shall have any liability in excess of the premium to be paid.

          (c) Time for Payment. Elective Deferrals will be transferred to the Trustee or the insurer as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. The aggregate of all other contributions with respect to a Plan Year shall be transferred to the Trustee or the insurer no later than the due date (including extensions) for filing the Employer's federal income tax return for that Plan Year.

          (d) Limitations on Allocations. All allocations shall be subject to the limitations in Article 6.

          (e) Establishment of Accounts. The Employer will establish and maintain (or cause to be established and maintained) for each Participant individual accounts adequate to disclose his interest in the Trust Fund, including such of the following separate accounts as shall apply to the Participant:
Employer Contribution Account, Participant Contribution Account, Deductible Employee Contribution Account, and Rollover Account; and in a Plan with a CODA, Elective Deferral Account, Qualified Nonelective Account, Qualified Matching Account and Employer Matching Account. The maintenance of such accounts shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment.

          (f) Restoration of Accounts. Notwithstanding any other provision of the Plan, for any Plan Year in which it is necessary to restore any portion of a Participant's Account pursuant to Section 8.3(b) or 9.5, to the extent that the amount of Forfeitures available is insufficient to accomplish such restoration, the Employer shall contribute the amount necessary to eliminate the insufficiency, regardless of whether the contribution is currently deductible by the Employer under
Section 404 of the Code. Forfeitures shall be considered available for allocation pursuant to Sections 4.2 and 5.8 in a Plan Year only after all necessary restoration of Accounts has been accomplished.

     4.2. Provisions Applicable Only to Profit Sharing Plans.

          a) Amount of Annual Contribution. The Employer will contribute for each Plan Year an amount determined in accordance with the formula specified by the Employer in the Plan Agreement, less any amounts reapplied for the Plan Year under Section
6.1(d), not to exceed the amount deductible under Section 404 of the Code. If the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring in a Plan Year (including, if the Employer elects in the Plan Agreement, Forfeitures of Employer Matching Accounts) shall be applied to reduce the Employer's
Profit Sharing Contribution by a like amount, and such Forfeitures shall be treated as a portion of the Profit Sharing Contribution for purposes of paragraphs (b) and (c).

               (b) Allocation of Profit Sharing Contributions; General Rule. As of the last day of each Plan Year, the Profit Sharing Contribution (and any amounts reapplied under Section 6.1(d)) for the Plan Year shall be allocated as indicated by the Employer in the Plan Agreement. To the extent that the Employer has so elected in the Plan Agreement, the amount of Forfeitures occurring in a Plan Year shall be treated as additional Profit Sharing Contributions and shall be allocated under this paragraph.

               (c)  Plans Integrated with Social Security.
Subject to Section 4.6 and if the Employer elects in the Plan Agreement an allocation formula integrated with Social Security, Employer contributions (and any amounts reapplied under Section 6.1(d)) shall be allocated as of the last day of the Plan Year, as follows:

               (1) Top-Heavy Integration Formula. If the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15, or if the Employer has specified in the Plan Agreement that this paragraph
     (1) will apply whether or not the Plan is Top-Heavy, then:

               (A)  First, among the Employer Contribution
               Accounts of all Qualified Participants, in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings. The total amount allocated in this manner shall be equal to three percent (3%) of all Qualified Participants' Earnings (or, if less, the entire amount to be allocated).

               (B)  Next, among the Employer Contribution
               Accounts of all Qualified Participants who have Excess Earnings, in the ratio that each Qualified Participant's Excess Earnings bears to all Qualified Participants' Excess Earnings. The total amount allocated in this manner shall be equal to three percent (3%) of all Qualified Participants' Excess Earnings (or, if less, the entire amount remaining to be allocated). In the case of any Qualified Participant who has exceeded the cumulative permitted disparity limit described in subparagraph (5) below, all of such Qualified Participant's Earnings shall be taken into account.

               (C)  Next, among the Employer Contribution
               Accounts of all Qualified Participants, in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings. The total amount allocated in this manner shall not exceed the lesser of (i) the sum of all Participants' Earnings and Excess Earnings multiplied by the Top-Heavy Maximum Disparity Percentage determined under subparagraph (1)(E), or
               (ii) the entire amount remaining to be allocated. In the case of any Qualified Participant who has exceeded the cumulative permitted disparity limit described in subparagraph (5) below, two times such Qualifying Participant's Earnings shall be taken into account.

               (D)  Finally, any amount remaining shall be
               allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.

               (E) The Top-Heavy Maximum Disparity Percentage shall be the lesser of (i) 2.7% or (ii) the applicable percentage from the following table:

     If the Plan s
     Integration Level is                                   The
applicable
     More than:                    But not more than:
percentage is:

     $0                       The greater of $10,000        2.7%
                              or 20% of the Social
                              Security Wage Base


    The greater of $10,000        80% of the Social
1.3%
    or 20% of the Social Security Security Wage Base
    Wage Base

    80% of the Social Security         Less than the Social
2.4%
    Security Wage Base            Security Wage Base

          If the Plan's Integration Level is equal to the Social
Security Wage Base, the Top-Heavy Maximum Disparity Percentage is
2.7%.

          (2) Non-Top-Heavy Integration Formula. If the Plan is not required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15, and the Employer has not specified in the Plan Agreement that paragraph
          (1) will apply whether or not the Plan is Top-Heavy, then:

                              (A)  An amount equal to (i) the
               Maximum Disparity Percentage determined under subparagraph (2)(C) multiplied by the sum of all Qualified Participants' Earnings and Excess Earnings, or (ii) if less, the entire amount to be allocated, shall be allocated among the Employer Contribution Account of all Participants in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings. In the case of any Qualified Participant who has exceeded the cumulative permitted disparity limit described in subparagraph (5) below, two times such Qualified Participant's Earnings shall be taken into account.

               (B) Any amount remaining after the allocation in paragraph (2)(A) shall be allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.

                              (C)  The Maximum Disparity
               Percentage shall be the lesser of (i) 5.7% or (ii) the applicable percentage from the following table:

If the Plan s
Integration Level is                              The applicable
More than:               But not more than:       percentage is:

$0                  The greater of $10,000             2.7%
                    or 20% of the Social
                    Security Wage Base

The greater of $10,000   80% of the Social
or 20% of the Social          Security Wage Base
1.3%
Security Wage Base

80% of the Social        Less than the Social
2.4%
Security Wage Base       Security Wage Base

     If the Plan's Integration Level is equal to the Social
Security Wage Base, the Maximum Disparity Percentage is 5.7%.

               (3)  In this Section 4.2, "Earnings" means
Earnings as defined in             Section 2.13.

                    (4)  Annual overall permitted disparity
          limit. Notwithstanding subparagraphs (1) through (3) above, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer Contributions and Forfeitures will be allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that such Qualified Participant's Earnings bears to the Earnings of all Participants. For all purposes under the Plan, a Participant is treated as benefiting under a plan (including this Plan) for any plan year during which the Participant receives or is deemed to receive an allocation under a plan in accordance with
          Section 1.410(b)-3(a) of the Treasury Regulations.

                    (5)  Cumulative Permitted Disparity Limit.
          Effective for Plan years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefitted under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

          (d) Allocation of Forfeitures. Forfeitures shall be allocated among the Employer Contribution Accounts of all Qualified Participants in accordance with paragraph (a) or (b), whichever applies to Profit Sharing Contributions. Forfeitures may be allocated pursuant to paragraphs (c)(1)(B), (c)(1)(C) and
(c)(2)(A) only to the extent that the limitation described therein has not been fully utilized by the allocation of Profit Sharing Contributions and amounts reapplied under Section 6.1(d).

          (e) Participant Contributions. If so specified in the Plan Agreement, a Participant may make Participant Contributions to the Plan in accordance with the Plan Agreement. Such contributions shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code, as set out in Section 5.11 of the Plan. Participant Contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contributions Accounts will be fully vested at all times.


4.3. Provisions Applicable Only to Money Purchase Pension Plans.

     (a) Amount of Annual Contributions. The Employer will contribute for each Plan Year an amount described in paragraph
(b) or (c) below, whichever is applicable, less any amounts reapplied for the Plan Year under Section 6.1(d), not to exceed the amount deductible under Section 404(c) of the Code. If the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring in a Plan Year shall be applied to reduce the Employer's contribution by a like amount, and such Forfeitures shall be treated as a portion of the Employer Contribution for purposes of paragraphs (b) and (c).

     (b) Allocation of Contributions; General Rule. The Employer shall contribute an amount equal to the product of the Earnings of all Qualified Participants and the Base Contribution Percentage, and the contribution shall be allocated as of the last day of the Plan Year among the Employer Contribution Accounts of all Qualified Participants in the ratio that the Earnings of each Qualified Participant bears to the Earnings of all Qualified Participants. This general rule does not apply to a Plan that is integrated with Social Security.

     (c)  Plans Integrated with Social Security.  Subject to
Section 4.6 and if the Employer has elected in the Plan Agreement to integrate the Plan with Social Security, the Employer shall contribute an amount equal to the sum of the following amounts, and the contribution shall be allocated as of the last day of the Plan Year as follows:


          (1)  To the Employer Contribution Account of each
     Qualified Participant, an amount equal to the product of the Base Contribution Percentage and his Earnings, and

          (2) To the Employer Contribution Account of each Qualified Participant who has Excess Earnings, the product of his Excess Earnings and the lesser of (i) the Base Contribution Percentage or (ii) the Money Purchase Maximum Disparity Percentage determined under paragraph (d).

          (3) The Base Contribution Percentage shall be no less than three percent (3%) in either of the following circumstances: (i) any Plan Year of a Plan for which the Plan Agreement does not specify that the Employer will perform annual Top-Heavy testing, or (ii) any Plan Year in which the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of
     Article 15.

          (4) Notwithstanding subparagraphs (1) through (3) above, in the case of any Participant who has exceeded the cumulative permitted disparity limit described in paragraph
     (h) below, the amount shall be each Qualified Participant's Earnings multiplied by the percentage determined in subparagraph (2) above.

     (d) The Money Purchase Maximum Disparity Percentage is equal to the lesser of (i) 5.7% or (ii) the applicable percentage from the following table:

If the Plan s
Integration Level is                              The applicable
more than:               But not more than:       percentage is:

$0                  The greater of $10,000        5.7%
                    or 20% of the Social
                    Security Wage Base

The greater of $10,000   80% of the Social             4.3%
or 20% of the Social          Security Wage Base
Security Wage Base

80% of the Social        Less than the Social               5.4%
Security Wage Base       Security Wage Base

     If the Plan's Integration Level is equal to the Social
Security Wage Base, the Money Purchase Maximum Disparity
Percentage is 5.7%.

          (e) Participant Contributions. If so specified in the Plan Agreement, a Participant may make Participant Contributions to the Plan in accordance with the Plan Agreement. Such contributions shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code, as set out in Section 5.11 of the Plan. Participant Contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contributions Accounts will be fully vested at all times.

          (f)  Separate Allocation of Forfeitures.  If the
     Employer has not elected in the Plan Agreement to use
     Forfeitures to reduce the amount of its contribution, Forfeitures shall be allocated among the Employer
     Contribution Accounts of all Qualified Participants in proportion of their Earnings.

          (g) Annual overall permitted disparity limit. Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Employer shall contribute for each Qualified Participant an amount equal to the Qualified Participant's Earnings multiplied by the lesser of (i) the Base Contribution Percentage or (ii) the Money Purchase Maximum Disparity Percentage determined under paragraph (d). For all purposes under the Plan, a Participant is treated as benefiting under a plan (including this Plan) for any plan year during which the Participant receives or is deemed to receive an allocation under a plan in accordance with
     Section 1.410(b)-3(a) of the Treasury Regulations.

          (h) Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit plan or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

     4.4. Rollover Contributions. An Employee in an eligible class may contribute at any time cash or other property (which is not a collectible within the meaning of Section 408(m) of the
Code) acceptable to the Trustee representing qualified rollover amounts under Sections 402, 403, or 408 of the Code. Amounts so contributed shall be credited to a Rollover Account for the Participant.

     4.5. No Deductible Employee Contributions.  The
PlanAdministrator shall not accept deductible employee contributions, other than those held in a Deductible Employee
Contribution Account transferred from a predecessor plan of the Employer.

     4.6. Paired Plans. An Employer may adopt as paired plans Putnam Profit Sharing and 401(k) Plan (Plan Agreement #001) and Putnam Money Purchase Pension Plan (Plan Agreement #002) or Putnam Basic Profit Sharing and 401(k) Plan (Plan Agreement #003) and Putnam Money Purchase Pension Plan (Plan Agreement #002). Only one of the two paired plans may be integrated with Social Security. In any Plan Year in which Putnam paired plans are Top-Heavy (as defined in Section 15.2(b)), each employee who is not a Key Employee (as defined in Section 15.2(a)) and who is eligible to participate in both plans will have allocated to his account in the Putnam Money Purchase Pension Plan a minimum contribution that meets the requirements of Section 15.3.

ARTICLE 5.  CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
(CODA)

     5.1. Applicability; Allocations. This Article 5 applies toany plan for which the Employer has elected in the Plan Agreement to include a CODA. The Employer may specify in the Plan Agreement that contributions will be made to the Plan only under the CODA, or that contributions may be made under Section 4.2 as well as under the CODA. Allocations to Participants' Accounts of contributions made pursuant to this Article 5 shall be made as soon as administratively feasible after their receipt by the Trustee, but in any case no later than as of the last day of the Plan Year for which the contributions were made.

     5.2. CODA Participation. Each Employee who has met the eligibility requirements of Article 3 may make Elective Deferrals to the Plan by completing and returning to the Plan Administrator a Deferral Agreement form which provides that the Participant's cash compensation from the Employer will be reduced by the amount indicated in the Deferral Agreement, and that the Employer will contribute an equivalent amount to the Trust on behalf of the Participant. The following rules will govern Elective Deferrals:

          (a) Subject to the limits specified in the Plan Agreement and set forth in Section 5.3, a Deferral Agreement may apply to any amount or percentage of either or both of the Earnings payable to a Participant in each year, or one or more bonuses payable to a Participant from time to time as specified by the Employer.

          (b) In accordance with such reasonable rules as the Plan Administrator shall specify, a Deferral Agreement will become effective as soon as is administratively feasible after the Deferral Agreement is returned to the Plan Administrator, and will remain effective until it is modified or terminated. No Deferral Agreement may become effective retroactively.

          (c) A Participant may modify his Deferral Agreement by completing and returning to the Plan Administrator a new Deferral Agreement form as of any of the dates specified in the Plan Agreement, and any such modification will become effective as described in paragraph (b).

          (d) A Participant may terminate his Deferral Agreement at any time upon advance written notice to the Plan
     Administrator, and any such termination will become effective as described in paragraph (b).

     5.3. Annual Limit on Elective Deferrals. During any taxable year of a Participant, his Elective Deferrals under the Plan and any other qualified plan of an Affiliated Employer shall not exceed the dollar limit contained in Section 402(g) of the Code in effect at the beginning of the taxable year. With respect to any taxable year, a Participant's Elective Deferrals for purposes of this Section 5.3 include all Employer contributions made on his behalf pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement (SARSEP) as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of the Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. The amount of Elective Deferrals of a Participant who receives a hardship distribution pursuant to Section 5.14 shall be reduced, for the taxable year next following the distribution, by the amount of Elective Deferrals made in the taxable year of the hardship distribution.

     5.4. Distribution of Certain Elective Deferrals. "Excess Elective Deferrals" means those Elective Deferrals described in
Section 5.3 that are includible in a Participant's gross income under Section 402(g) of the Code, to the extent that the Participant's aggregate elective deferrals for a taxable year exceed the dollar limitation under that Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, whether or not they are distributed under this Section 5.4. A Participant may designate to the Plan any Excess Elective Deferrals made during his taxable year by notifying the Employer on or before the following March 15 of the amount of the Excess Elective Deferrals to be so designated. A Participant who has Excess Elective Deferrals for a taxable year, taking into account only his Elective Deferrals under the Plan and any other plans of the Affiliated Employers, shall be deemed to have designated the entire amount of such Excess Elective Deferrals.

     Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were so designated or deemed designated for the preceding year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during the year.

     To the extent that the return to a Participant of his Elective Deferrals would reduce an Excess Amount (as defined in Section 6.5(f)), such Excess Deferrals shall be distributed to the Participant in accordance with Article 6.

     5.5. Satisfaction of ADP and ACP Tests. In each Plan Year, the Plan must satisfy the ADP test described in Section 5.6 and the ACP test described in Section 5.9. The Employer may cause the Plan to satisfy the ADP or ACP test or both tests for a Plan Year by any of the following methods or by any combination of them:

          (a) By the distribution of Excess Contributions in accordance with Section 5.7, or the distribution of Excess
     Aggregate Contributions in accordance with Section 5.12, or both; or

          (b) By recharacterization of Excess Contributions in accordance with Section 5.10; or

          (c)  If the Employer has so elected in the Plan
     Agreement, by making Qualified Nonelective Contributions or
     Qualified Matching Contributions or both, in accordance with the Plan Agreement and this Section 5.5.

     5.6. Actual Deferral Percentage Test Limit. The ActualDeferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a)  The ADP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by 1.25; or

          (b)  The ADP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

     The following special rules shall apply to the computation of the ADP:

          (c) "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of the Participant for the Plan Year to (2) the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan). Employer contributions on behalf of any Participant shall include:
     (i) his Elective Deferrals, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or another plan maintained by an Affiliated Employer, and (B) Elective Deferrals that are taken into account in the Average Contribution Percentage test described in Section 5.11 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and excluding Elective Deferrals returned to a Participant to reduce an Excess Amount as defined in Section 6.5(f); and (ii) if the Employer has elected to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test; and
     (iii) if the Employer has elected to make Qualified Matching Contributions, such amount of Qualified Matching Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

          (d) In the event that the Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 5.6 shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

          (e) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) allocated to his Accounts under two or more CODAs described in Section 401(k) of the Code that are maintained by the Affiliated Employers shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.

          (f) For purposes of determining the ADP of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) and the Compensation of such a Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of his Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (g)  For purposes of the ADP test, Elective Deferrals,
     Qualified Nonelective Contributions and Qualified Matching
     Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which those contributions relate.

          (h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching
     Contributions, or both, used in satisfying the test.

          (i) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
     5.7. Distribution of Excess Contributions.  "Excess
Contributions" means, with respect to any Plan Year, the excess of:

          (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
     Compensated Employees for the Plan Year, over

          (b) The maximum amount of Employer contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.

     Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, his Qualified Nonelective Account or Qualified Matching Account or both) for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of these are included in the ADP test) without regard to any income or loss occurring during the Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. Excess Contributions shall be allocated to a Participant who is a family member subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Elective Deferrals (and other amounts treated as his Elective Deferrals) bear to the combined Elective Deferrals (and other amounts treated as Elective Deferrals) of all of the Participants aggregated to determine his family members' combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan.

     Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Account.

     5.8. Matching Contributions. If so specified in the Plan Agreement, the Employer will make Matching Contributions to the Plan in accordance with the Plan Agreement, but no Matching Contribution shall be made with respect to an Elective Deferral or a Participant Contribution that is returned to a Participant because it represents an Excess Elective Deferral, an Excess Contribution, and Excess Aggregate Contribution or an Excess Amount (as defined in Section 6.5(f)); and if a Matching Contribution has nevertheless been made with respect to such an Elective Deferral or Participant Contribution, the Matching Contribution shall be forfeited, notwithstanding any other provision of the Plan.

          (a) Employer Matching Contributions. Employer Matching Contributions will be allocated among the Employer Matching Accounts of Participants in proportion to their Elective Deferrals or Participant Contributions, if applicable. Employer Matching Accounts shall become vested according to the vesting schedule specified in the Plan Agreement, but regardless of that schedule shall be fully vested upon the Participant's Retirement (or, if earlier, his fulfillment of the requirements for early retirement, if any, or attainment of the normal retirement age specified in the Plan Agreement), his death during employment with an Affiliated Employer, and in accordance with Section 19.3. Forfeitures of Employer Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 8.3. Forfeitures of Employer Matching Accounts for a Plan Year shall be applied to reduce the total Employer Matching Contribution for the Plan Year, applied to reduce the Employer's Profit Sharing Contribution for the Plan Year, or allocated among the Employer Matching Accounts of Participants in addition to the Employer Matching Contribution for the Plan Year, as elected by the Employer in the Plan Agreement. If the Employer so elects in the Plan Agreement, to the extent that the amount of Forfeitures for a Plan Year other than Forfeitures of Employer Matching Accounts exceeds the amount applied to reduce Employer Profit Sharing Contributions for such Plan Year as provided in Section 4.2(a), such excess shall be applied to reduce the total Employer Matching Contribution for the Plan Year.

          (b)  Qualified Matching Contributions.  Qualified
     Matching Contributions will be allocated among the Qualified
     Matching Contribution Accounts of Participants as specified by the Employer in the Plan Agreement.

     5.9. Participant Contributions. If so specified in the Plan Agreement, a Participant may make Participant Contributions to the Plan in accordance with the Plan Agreement. Such contributions, together with any matching contributions (as defined in Section 401(m)(4) of the Code), shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code, as set forth in Section 5.11 of the Plan. Participant Contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contribution Accounts will be fully vested at all times.

     5.10. Recharacterization of Excess Contributions. Provided that the Plan Agreement permits all Participants to make Participant Contributions, the Employer may treat a Participant's Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Participant Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that a recharacterized amount in combination with other Participant Contributions made by that Employee would exceed any stated limit under the Plan on Participant Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing by the Employer of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for his tax year in which the Participant would have received them in cash.

     5.11. Average Contribution Percentage Test Limit and Aggregate Limit. The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a)  The ACP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by 1.25; or

          (b)  The ACP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly
     Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

     The following rules shall apply to the computation of the
ACP:

          (c) "Average Contribution Percentage" means the average of the Contribution Percentages of the Eligible
     Participants in a group.

          (d) "Contribution Percentage" means the ratio (expressed as a percentage) of a Participant's Contribution Percentage Amounts to the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan).


          (e) "Contribution Percentage Amounts" means the sum of the Participant Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's Account, taken into account in the year in which the allocation is made. If the Employer has elected in the Plan Agreement to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ACP test shall be in the Contribution Percentage Amounts. Elective Deferrals shall also be included in the Contribution Percentage Amounts to the extent, if any, needed to enable the Plan to satisfy the ACP test, so long as the ADP test is met before the Elective Deferrals are used in the ACP test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

          (f) "Eligible Participant" means any Employee who is eligible to make a Participant Contribution, or an Elective Deferral, if Elective Deferrals are taken into account in the calculation of the Contribution Percentage, or to receive an Employer Matching Contribution (or a Forfeiture thereof) or a Qualified Matching Contribution.

          (g) "Aggregate Limit" means the sum of (i) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year, or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) the lesser of 200% of, or two plus, the lesser of the ADP or ACP. "Lesser" is substituted for "greater" in clause (i) of the preceding sentence, and "greater" is substituted for "lesser" after the phrase "two plus the" in clause (ii) of the preceding sentence, if that formulation will result in a larger Aggregate Limit.

          (h) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by an Affiliated Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. In determining the Aggregate Limit, the ADP and ACP of Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. The Aggregate Limit will be considered satisfied if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

          (i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or CODAs described in Section 401(k) of the Code, that are maintained by an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.

          (j) In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 5.11 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
     Section 401(m) of the Code only if they have the same Plan
     Year.

          (k) For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employers, the Contribution Percentage Amounts and Compensation of the Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (l)  For purposes of the ACP test, Matching
     Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

          (m) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified
     Nonelective Contributions or Qualified Matching
     Contributions, or both, used in the ACP test.

          (n)  The determination and treatment of the
     Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.12. Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess AggregateContributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employer Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test), and, if applicable, Qualified Nonelective Account, Participant Contribution Account and Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year. Excess Aggregate Contributions shall be allocated to a Participant who is subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Employer Matching Contributions (and other amounts treated as his Employer Matching Contributions) bear to the combined Employer Matching Contributions (and other amounts treated as Employer Matching Contributions) of all of the Participants aggregated to determine its family members' combined ACP. If excess amounts attributable to Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

     Forfeitures of Excess Aggregate Contributions that are Employer Matching Contributions shall either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer in the Plan Agreement.

     Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a pro-rata basis from the Participant's Participant Contribution Account, Employer Matching
Account, and Qualified Matching Account (and, if applicable, the
Participant's Qualified Nonelective Account or Elective Deferral
Account, or both).

     Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

          (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage and actually made on behalf of Highly Compensated Employees for the Plan Year, over

          (b) The maximum Contribution Percentage Amounts permitted by the ACP test and the Aggregate Limit
     (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution
     Percentages, beginning with the highest of such percentages).

     Such determination shall be made after first determining
Excess Elective Deferrals pursuant to Section 5.4, and then determining Excess Contributions pursuant to Section 5.7.

     5.13. Restriction on Distributions. Except as provided in Sections 5.4, 5.7 and 5.12, no distribution may be made from a Participant's Elective Deferral Account, Qualified Nonelective Account or Qualified Matching Account until the occurrence of one of the following events:

          (a)  The Participant's Disability, death or termination
of employment with the   Affiliated Employers;

          (b) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) or
     Section 409 of the Code, or a simplified employee pension plan as defined in Section 408(k) of the Code;

          (c)  The Participant's attainment of age 59 1/2 (if the
     Employer has elected in the Plan Agreement to permit such distributions); or

          (d) In the case of an Employer that is a corporation, the disposition by the Employer to an unrelated entity of
     (i) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the entity acquiring such assets; or (ii) the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.

     In addition, if the Employer has elected in the Plan Agreement to permit such distributions, a distribution may be made from a Participant's Elective Deferral Account in the event of his financial hardship as described in Section 5.14. All distributions upon any of the events listed above are subject to the conditions of Article 10, Joint and Survivor Annuity Requirements. In addition, distributions made after March 31, 1988, on account of an event described in subsection (b) or (d) above must be made in a lump sum.

     5.14. Hardship Distributions. If the Employer has so elected in the Plan Agreement, upon a Participant's written request the Employer may permit a distribution from his Elective Deferral Account and from his Employer Matching Account. The terms and conditions of Section 12.2 and the special vesting rule contained in Section 8.4 shall apply to hardship distributions from an Employer Contribution Account or an Employer Matching Account. The further terms of this Section 5.14 shall apply to hardship distributions from an Elective Deferral Account. No hardship distribution shall be made from a Qualified Nonelective Account or a Qualified Matching Account.

          (a) The maximum amount that may be distributed on account of hardship from an Elective Deferral Account after December 31, 1988, shall not exceed the sum of (1) the amount credited to the Account as of December 31, 1988, and
     (2) the aggregate amount of the Elective Deferrals made by the Participant after December 31, 1988, and before the hardship distribution.

          (b)  Hardship distributions shall be permitted only on
account of the following      financial needs:

                    (1)  Expenses for medical care described in
          Section 213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care;

               (2)  Purchase of the principal residence of the
Participant (excluding             regular mortgage payments);

                    (3)  Payment of tuition and related
          educational fees and room and board expenses for the upcoming 12 months of post-secondary education for the Participant, his spouse, children or dependents; or

                    (4)  Payments necessary to prevent the
          Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.

          (c) Hardship distributions shall be subject to the spousal consent requirements contained in Sections 411(a)(11) and 417 of the Code, to the same extent that those requirements apply to a Participant pursuant to
     Section 10.1.

          (d)  A hardship distribution will be made to a
Participant only upon satisfaction      of the following
conditions:

                    (1)  The Participant has obtained all
          nontaxable loans and all distributions other than hardship distributions available to him from all plans maintained by the Affiliated Employers;

                    (2)  The hardship distribution does not
          exceed the amount of the Participant's financial need as described in paragraph (b) plus any amounts necessary to pay federal, state and local income taxes and penalties reasonably anticipated to result from the distribution;

                    (3)  All plans maintained by the Affiliated
          Employers provide that the Participant's Elective Deferrals and voluntary after-tax contributions will be suspended for a period of 12 months following his receipt of a hardship distribution; and

                    (4)  All plans maintained by the Affiliated
          Employers provide that the amount of Elective Deferrals that the Participant may make in his taxable year immediately following the year of a hardship distribution will not exceed the applicable limit under
          Section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferrals made by the Participant in the taxable year of the hardship distribution.

     5.15. Special Effective Dates. If the Plan is adopted as an amendment of an existing plan, the provisions of Sections
5.3 and Section 5.7 through 5.11 are effective as of the first day of the first Plan Year beginning after December 31, 1986.
ARTICLE 6.  LIMITATIONS ON ALLOCATIONS
     6.1. No Additional Plan. If the Participant does not participate in and has never participated in another qualified plan, or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in
Section 415(l)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated
Employer:

          (a)  The amount of Annual Additions (as defined in
     Section 6.5(a)) which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Annual Additions or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Additions.

          (b) Before determining a Participant's actual Section 415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant on the basis of a reasonable estimation of the Participant's
     Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

          (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Additions for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the
     Limitation Year.

          (d) If pursuant to paragraph (c), or as a result of the reallocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, the Annual Additions exceed the Maximum Annual Additions, the Excess Amount will be disposed of as follows:

                    (1)  Any Participant Contributions and
          Elective Deferrals, to the extent they would reduce the Excess Amount, will be returned to the Participant.

                    (2) If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                    (3) If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                    (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this
          Section 6.1(d), it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     6.2. Additional Master or Prototype Plan. If in addition to this Plan a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer during any Limitation Year:

          (a) The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Annual Additions reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by an Affiliated Employer are less than the Maximum Annual Additions, and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Plan Year will equal the Maximum Annual Additions. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Annual Additions, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

          (b)  Before determining a Participant's actual Section
     415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant in the manner described in Section 6.1(b).

          (c) As soon as is administratively feasible after the end of the Plan Year, the Maximum Annual Additions for the Plan Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Plan
     Year.

          (d) If, pursuant to Section 6.2(c) or as a result of the allocation of Forfeitures, or of a reasonable error in determining the amount of Elective Deferrals that may be made by him, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated under any qualified Master or Prototype defined contribution plan, except that Annual Additions to any welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of X and Y, where (X) is the total Excess Amount allocated as of such date, and (Y) is the ratio of: (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

          (f) Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 6.1(d).

     6.3. Additional Non-Master or Non-Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliated Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Section 6.2 as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in the Plan Agreement.

     6.4. Additional Defined Benefit Plan. If an Affiliated Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the Plan Agreement.

     6.5. Definitions.

          (a) Annual Additions means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

               (1)  Employer contributions;

               (2)  For any Limitation Year beginning after
December 31, 1986,            Participant Contributions;

               (3)  Forfeitures;

                    (4)  Amounts allocated after March 31, 1984,
          to any individual medical account, as defined in
          Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Affiliated Employer;

                    (5)  Amounts derived from contributions paid
          or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code, maintained by an Affiliated Employer; and

                    (6)  In a Plan that includes a CODA, Excess
          Elective Deferrals, Excess Contributions (including recharacterized Elective Deferrals) and Excess
          Aggregate Contributions.

          For this purpose, any Excess Amount applied under Sections 6.1(d) or 6.2(e) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year. Any rollover contribution will not be considered an Annual Addition.

          (b)  Section 415 Compensation means, for a
     Self-Employed Individual, his Earned Income; and for any other Participant, his "Form W-2 earnings" as defined in
     Section 2.8, if the Employer has elected in item 4 of the Plan Agreement a definition of Compensation based on "Form W-2 earnings"; or if the Employer has not so elected, his wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Income Tax Regulations Section 1.62-2(c)), and excluding the following:

                    (1)  Employer contributions to a plan of
          deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensations;

                    (2)  Amounts realized from the exercise of a
          nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Participant).

For purposes of applying the limitations of this Article 6,
Section 415 Compensation for a Limitation Year is the Section 415
Compensation actually paid or made available during such Limitation Year.

          (c) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Affiliated Employers, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Sections 415(b) and (d) of the Code, or 140% of the Participant's Highest Average Compensation including any adjustments under Section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

          (d)  Defined Contribution Dollar Limitation means
$30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

          (e) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by Affiliated Employers for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Affiliated Employers, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code), and the denominator of which is the sum of the Maximum Annual Additions for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by any Affiliated Employer).
The Maximum Annual Additions in any Plan Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to product of the excess of the sum of the fractions over 1.0, multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat 100% of nondeductible Employee contributions as Annual Additions.

          (f) Excess Amount means, with respect to any Participant, the amount by which Annual Additions exceed the Maximum Annual Additions.

          (g) Highest Average Compensation means the average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the period of 12 consecutive months specified as the Limitation Year in the Plan Agreement.

          (h) Limitation Year means the period of 12 consecutive months specified in the Plan Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different period of 12 consecutive months, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (i) Master or Prototype plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (j) Maximum Annual Additions, which is the maximum annual addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, means an amount not exceeding the lesser of (a) the Defined Contribution Dollar Limitation or (b) 25% of the Participant's
Section 415 Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or Section 419A(d)(2) of the Code.

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Annual Additions will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                     number of months in the
                      short Limitation Year
                               12

          (k) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

               (1)  The Participant will continue employment
until normal retirement            age under the Plan (or current
age, if later), and

                    (2)  The Participant's Section 415
          Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation
          Years.
ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS

     7.1. Retirement. After his Retirement, the amount credited to a Participant's Accounts will be distributed to him in accordance with Article 9. The termination of a Participant's employment with the Affiliated Employers after he has (i) attained the normal retirement age specified in the Plan Agreement, (ii) fulfilled the requirements for early retirement (if any) specified in the Plan Agreement, or (iii) become Disabled will constitute his Retirement. Upon a Participant's Retirement (or, if earlier, his attainment of the normal retirement age specified in the Plan Agreement or fulfillment of the requirements for early retirement, if any, specified in the Plan Agreement) the Participant's Accounts shall become fully vested, regardless of the vesting schedule specified by the Employer in the Plan Agreement. A Participant who separates from service with any vested balance in his Accounts, after satisfying the service requirements for early retirement (if any is specified in the Plan Agreement) but before satisfying the age requirement for early retirement (if any is specified in the Plan Agreement), shall be entitled to a fully vested early retirement benefit upon his satisfaction of such age requirement.

     7.2. Death. If a Participant dies before the distribution of his Accounts has been completed, his Beneficiary will be entitled to distribution of benefits in accordance with Article
9. A Participant's Accounts will become fully vested upon his death before termination of his employment with the Affiliated Employers, regardless of the vesting schedule specified by the Employer in the Plan Agreement.

     A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this purpose. The form most recently completed and returned to the Plan Administrator before the Participant's death shall supersede any earlier form. If a Participant has not designated any Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving spouse, or if there is no surviving spouse, his estate. A married Participant may designate a Beneficiary other than his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be changed without further written spousal consent unless the terms of the spouse's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquishes the right to limit the consent to a specific beneficiary. The marriage of a Participant shall nullify any designation of a beneficiary previously executed by the Participant. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

     7.3. Other Termination of Employment. A Participant whose employment terminates for any reason other than his Retirement or death will be entitled to distribution, in accordance with
Article 9, of benefits equal to the amount of the vested balance of his Accounts as determined under Article 8.

ARTICLE 8.  VESTING

     8.1. Vested Balance.  The vested balance of a Participant's
Accounts will be determined as follows:

          (a) General Rule. A Participant's Participant Contribution Account and Rollover Account shall be fully vested at all times. The vested portion of his Employer Contribution Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates. The vesting schedule specified in the Plan Agreement applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to Participant Contributions.

          (b) Special Rules for CODA. In a Plan that includes a CODA, a Participant's Elective Deferral Account, Qualified Nonelective Account, and Qualified Matching Account shall be fully vested at all times. The vested portion of his Employer Matching Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates.

          (c) Retirement. All of a Participant's Accounts shall become fully vested upon his Retirement or his earlier attainment of early retirement age (if any) or the normal retirement age elected by the Employer in the Plan
     Agreement.

     For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his Accounts, the undistributed portion shall be held in a separate account which shall be invested pursuant to Section 13.3 and shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

     8.2. Vesting of Accounts of Returned Former Employees. The following rules apply in determining the vested portion of the Accounts of a Participant who incurs one or more consecutive One-
Year Vesting Breaks and then returns to employment with an Affiliated Employer:

          (a) If the Participant incurred fewer than five consecutive One-Year Vesting Breaks, then all of his Years of Service will be taken into account in determining the vested portion of his Accounts, as soon as he has completed one Year of Service following his return to employment.


          (b) If the Participant incurred five or more consecutive One-Year Vesting Breaks, then:
                    (1)  (No Year of Service completed after his
          return to employment will be taken into account in determining the vested portion of his Accounts as of any time before he incurred the first One-Year Vesting Break;

                    (2)  Years of Service completed before he
          incurred the first One-Year Vesting Break will not be taken into account in determining the vested portion of his Accounts as of any time after his return to employment (i) unless some portion of his Employer Contribution Account or Employer Matching Account had become vested before he incurred the first One-Year Vesting Break, and (ii) until he has completed one Year of Service following his return to employment; and

                    (3) Separate sub-accounts will be maintained for the Participant's pre-break and post-break Employer Contribution Account and Employer Matching Account, until both sub-accounts become fully vested. Both sub-accounts will share in the earnings and losses of the Trust Fund.
     8.3. Forfeiture of Non-Vested Amounts. The portion of aformer Employee's Accounts that has not become vested under
Section 8.1 shall become a Forfeiture in accordance with the following rules, and shall be reallocated in accordance with
Section 4.2, Section 4.3 or Article 5 (whichever applies) no later than the end of the Plan Year in which it becomes a Forfeiture.

          (a) If Distribution Is Made. If any or all of the vested portion of a Participant's Accounts is distributed in accordance with Section 9.1 or 9.2 before the Participant incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year in which the distribution occurs. For purposes of this Section 8.3, if the value of the vested portion of a Participant's Accounts is zero, he shall be deemed to have received a distribution of the entire vested balance of his Accounts on the day his employment terminates. If the Participant elects to have distributed less than the entire vested portion of his Employer Contribution Account or Employer Matching Accounts, the part of the nonvested portion that will become a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the entire vested portion of such Accounts.

          (b) Right of Repayment. If a Participant who receives a distribution pursuant to paragraph (a) returns to employment with an Affiliated Employer, the balance of his Employer Contribution Account and Employer Matching Account will be restored to the amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (i) the fifth anniversary of his return to employment or (ii) the date he incurs five consecutive One-Year Vesting Breaks following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this Section 8.3, and he resumes employment covered under this Plan before the date he incurs five consecutive One-Year Vesting Breaks, upon his reemployment the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution. Such restoration will be made, first, from the amount of any Forfeitures available for reallocation as of the last day of the Plan Year in which repayment is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(f).

          (c) If No Distribution Is Made. If no distribution (or deemed distribution) is made to a Participant before he incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture at the end of the Plan Year that constitutes his fifth consecutive One-Year Vesting Break.

          (d) Adjustment of Accounts. Before a Forfeiture is incurred, a Participant's Accounts shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

          (e) Accumulated Deductible Contributions. For Plan Years beginning before January 1, 1989, a Participant's vested Account balance shall not include accumulated deductible contributions within the meaning of Section 72(o)(5)(B) of the Code.

     8.4. Special Rule in the Event of a Withdrawal. If a withdrawal pursuant to Section 12.2 or 12.3 is made from a Participant's Employer Contribution Account or Employer Matching Account before the Account is fully vested, and the Participant may increase the vested percentage in the Account, then a separate account will be established at the time of the withdrawal, and at any relevant time after the withdrawal the vested portion of the separate account will be equal to the amount "X" determined by the following formula:

                        X = P(AB + D) - D

For purposes of the formula, P is the Participant's vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

     8.5. Vesting Election. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant who has completed not less than three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing filed with the Employer to have his vested percentage computed under the Plan without regard to such amendment. For a Participant who is not credited with at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting



"five Years of Service" for "three Years of Service." The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted;
(b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.

ARTICLE 9.  PAYMENT OF BENEFITS

     9.1. Distribution of Accounts. A Participant or Beneficiary who has become eligible for a distribution of benefits pursuant to Article 7 may elect to receive such benefits at any time, subject to the terms and conditions of this Article 9, Article 10 and Article 11. Unless a Participant or Beneficiary elects otherwise, distribution of benefits will begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

          (a) The Participant attains age 65 (or if earlier, the normal retirement age specified by the Employer in the Plan
     Agreement); or

          (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

          (c)  The Participant's employment with the Affiliated
Employers terminates.
     A Beneficiary who is the surviving spouse of a Participant may elect to have distribution of benefits begin within the 90-day period following the Participant's death.

     For purposes of this Section 9.1, the failure of a Participant (and his spouse, if spousal consent is required pursuant to Article 10) to consent to a distribution while a benefit is "immediately distributable" within the meaning of
Section 9.2 shall be considered an election to defer commencement of payment. If the Employer has so specified in the Plan Agreement, the vested portion of a Participant's Accounts will be distributed in a lump sum in cash no later than 60 days after the end of the Plan Year in which his employment terminates, if at the time the Participant first became entitled to a distribution the value of such vested portion derived from Employer and Employee contributions does not exceed $3,500. Commencement of distributions in any case shall be subject to Section 9.4.

     9.2. Restriction on Immediate Distributions. A Participant's account balance is considered "immediately distributable" if any part of the account balance could be distributed to the Participant (or his surviving spouse) before the Participant attains, or would have attained if not deceased, the later of the normal retirement age specified in the Plan Agreement or age 62.

          (a) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his spouse (or where either the Participant or the spouse has died), the survivor must consent to any such distribution, unless an exception described in paragraph (b) applies. The consent of the Participant and his spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity (or any other form). The Plan Administrator shall notify the Participant and the spouse, no less than 30 days and no more than 90 days before the annuity starting date, of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and an explanation of their relative values, in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the required notification is given, provided that:

                    (1)  the Plan Administrator clearly informs
          the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

               (2)  the Participant, after receiving the notice,
affirmatively elects a             distribution.

          (b)  Notwithstanding paragraph (a), only the
     Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1(b) of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
     Section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option purchased from a commercial provider), and no Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be distributed to the Participant without his consent. If any Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be transferred to that defined contribution plan without his consent, unless he consents to an immediate distribution. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.
     9.3. Optional Forms of Distribution. Provided that the Employer has so elected in the Plan Agreement, if at the time a Participant first becomes entitled to a distribution the value of his vested Account balance derived from Employer and Employee contributions does not exceed $3,500, distribution shall be made in a lump sum in cash. Subject to the preceding sentence and to the rules of Article 10 concerning joint and survivor annuities, a Participant or Beneficiary may elect to receive benefits in any of the following optional forms:

          (a) A lump sum payment in cash or in kind or in a combination of both;

          (b)  A series of installments over a period certain
that meets the requirements of     Article 11; or

          (c) A nontransferable annuity contract, purchased by the Plan Administrator from a commercial provider, with terms complying with the requirements of Article 11; provided, however, that an annuity for the life of any person shall be available as an optional form of distribution only if the Employer has so elected in the Plan Agreement.

          (d) In the event that the Plan is adopted as an amendment to an existing plan, each optional form of distribution available under the existing plan shall be made available under the Plan, and may be made available where necessary through the purchase by the Plan Administrator of an appropriate annuity contract in accordance with paragraph
     (c). If the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the provisions of
     Article 10 shall apply.
     9.4. Distribution Procedure. The Trustee shall make or commence distributions to or for the benefit of Participants only on receipt of an order from the Employer in writing or by such other means as shall be acceptable to the Trustee, certifying that a distribution of a Participant's benefits is payable pursuant to the Plan, and specifying the time and manner of payment. The amount to be distributed shall be determined as of the Valuation Date coincident with or next following the Employer's order. The Trustee shall be fully protected in acting upon the directions of the Employer in making benefit distributions, and shall have no duty to determine the rights or benefits of any person under the Plan or to inquire into the right or power of the Employer to direct any such distribution. The Trustee shall be entitled to assume conclusively that any determination by the Employer with respect to a distribution meets the requirements of the Plan. The Trustee shall not be required to make any payment hereunder in excess of the net realizable value of the assets of the Account in question at the time of such payment, nor to make any payment in cash unless the Employer has furnished instructions as to the assets to be converted to cash for the purposes of making payment.
     9.5. Lost Distributee. In the event that the PlanAdministrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Accounts distributable to such a person shall become a Forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the Forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. Such restoration will be made, first, from the amount of Forfeitures available for reallocation as of the last day of the Plan Year in which the claim is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to
Section 4.1(f). A Forfeiture occurring under this Section 9.5 shall be reallocated as though it were an Employer contribution.

     9.6. Direct Rollovers. This Section 9.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 9.6, the following definitions shall apply:

          (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributees and the distributee's Designated Beneficiary (as defined in Section 11.3), or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

          (d)  Direct Rollover.  A direct rollover is a payment
by the Plan to the eligible   retirement plan specified by the
distributee.

     9.7. Distributions Required by a Qualified Domestic Relations Order. To the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make distributions from a Participant's Accounts to any alternate payee named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.
ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

     10.1.     Applicability.

          (a) Generally. The provisions of Sections 10.2 through 10.5 shall generally apply to a Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in Section 10.6.

          (b) Exception for Certain Plans. The provisions of Sections 10.2 through 10.5 shall not apply to a Participant if:
(i) the Participant does not or cannot elect payment of benefits in the form of a life annuity, and (ii) on the death of the Participant, his Vested Account Balance will be paid to his surviving spouse (unless there is no surviving spouse, or the surviving spouse has consented to the designation of another Beneficiary in a manner conforming to a Qualified Election) and the surviving spouse may elect to have distribution of the Vested Account Balance (adjusted in accordance with Section 13.4 for gains or losses occurring after the Participant's death) commence within the 90-day period following the date of the Participant's death. The Participant may waive the spousal death benefit described in this paragraph (b) at any time, provided that no such waiver shall be effective unless it satisfies the conditions applicable under Section 10.4(c) to a Participant's waiver of a Qualified Preretirement Survivor Annuity. The exception in this paragraph (b) shall not be operative with respect to a Participant in a profit sharing plan if the Plan:

                    (1)  Is a direct or indirect transferee of a
          defined benefit plan, money purchase pension plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code; or

                    (2)  Is adopted as an amendment of a plan
          that did not qualify for the exception in this paragraph (b) before the amendment was adopted.

          For purposes of this paragraph (b), Vested Account Balance shall have the meaning provided in Section 10.4(f). The provisions of Sections 10.2 through 10.6 set forth the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

          (c) Exception for Certain Amounts. The provisions of Sections 10.2 through 10.5 shall not apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan or a target benefit plan, provided that the exceptions applicable to certain profit sharing plans under paragraph (b) are applicable with respect to the separate account (for this purpose, Vested Account Balance means the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of
     Section 72(o)(5)(B) of the Code).
     10.2. Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. In either case, the Participant may elect to have such an annuity distributed upon his attainment of the Earliest Retirement Age under the Plan.

     10.3. Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, the Vested Account Balance of a Participant who dies before the Annuity Starting Date shall be applied toward the purchase of an annuity for the life of his surviving spouse (a "Qualified Preretirement Survivor Annuity"). The surviving spouse may elect to have such an annuity distributed within a reasonable period after the Participant's death. For purposes of this Article 10, the term "spouse" means the current spouse or surviving spouse of a Participant, except that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as the spouse or surviving spouse) to the extent provided under a qualified domestic relations order as described in
Section 414(p) of the Code.
     10.4.     Definitions.  The following definitions apply:

          (a) "Election Period" means the period beginning on the first day of the Plan Year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he reaches age 35, the Election Period with respect to his account balance as of the date of separation shall begin on the date of separation. A Participant who will not attain age 35 as of the end of a Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such an election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section
     10.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date shall be subject to the full requirements of this article.

          (b) "Earliest Retirement Age" means the earliest date on which the Participant could elect to receive Retirement benefits under the Plan.

          (c) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any such waiver shall not be effective unless: (1) the Participant's spouse consents in writing to the waiver; (2) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the waiver; and (4) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5.

          (d) "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50%.

          (e) "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity (or any other form).

          (f) "Vested Account Balance" means the aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article 10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions or both at the time of death or distribution.

          (g) "Straight life annuity" means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.
     10.5. Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date the Plan Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

     In the case of a Qualified Preretirement Survivor Annuity, within the applicable period for a Participant the Plan Administrator shall provide to him a written explanation of the Qualified Preretirement Survivor Annuity, in terms and manner comparable to the requirements applicable to the explanation of a Qualified Joint and Survivor Annuity as described in the preceding paragraph. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; (iii) a reasonable period ending after this Article 10 first applies to the Participant. Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, notice must be provided within a reasonable period ending after his separation from service.

     For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in
(ii) and (iii) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he reaches age 35, notice shall be provided within the two-year period beginning one year before the separation and ending one year after the separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

     10.6.     Transitional Rules.

          (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the preceding Sections of this
     Article 10, must be given the opportunity to elect to have those Sections apply if the Participant is credited with at least one Hour of Service under the Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and the Participant had at least ten years of vesting service when he or she separated from service.


          (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with paragraph (d) of this Section 10.6.

          (c) The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to be paid to those Participants.

          (d) Any Participant who has so elected pursuant to paragraph (b) of this Section 10.6, and any Participant who does not elect under paragraph (a), or who meets the requirements of paragraph (a) except that he does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would otherwise have been payable in the form of a life annuity:

               (1)  Automatic joint and survivor annuity.  If
     benefits in the form of a     life annuity become payable
     to a married Participant who:

                              (A)  begins to receive payments
               under the Plan on or after normal retirement age;
               or

                              (B)  dies on or after normal
               retirement age while still working for the Employer; or

                    (C)  begins to receive payments on or after
the qualified early                     retirement age; or

                              (D)  separates from service on or
               after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

     then such benefits will be received under the Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period, which must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

          (2) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect during the election period to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.



          (3) For purposes of this Section 10.6, qualified early retirement age is the latest of the earliest date under the Plan on which the Participant may elect to receive Retirement benefits, the first day of the 120th month beginning before the Participant reaches normal retirement age, or the date the Participant begins participation.

ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS

     11.1. General Rules. Subject to Article 10, Joint and Survivor Annuity Requirements, the requirements of this Article 11 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Article 11 apply to calendar years beginning after December 31, 1984.
All distributions required under this Article 11 shall be determined and made in accordance with the Income Tax Regulations issued under Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the proposed regulations.

     11.2.     Required Beginning Date.  The entire interest of a
Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.

          (a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          (b) Transitional Rules. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                    (1)  Non-5% owners.  The required beginning
          date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of his Retirement or his attainment of age 70 1/2 occurs.

                    (2)  5% owners.  The required beginning date
          of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (A)  the calendar year in which the
Participant attains age 70 1/2,                 or

                         (B)  the earlier of the calendar year
          with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

          The required beginning date of a Participant who is not a 5% owner, who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

          (c) Rules for 5% Owners. A Participant is treated as a 5% owner for purposes of this Section 11.2 if he is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which he attains age 66 1/2, or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 11.2, they must continue, even if the Participant ceases to be a 5% owner in a subsequent year.
     11.3. Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions not made in a single sum may be made only over one or a combination of the following periods:

          (a)  the life of the Participant,

          (b)  the life of the Participant and his Designated
Beneficiary,

          (c)  a period certain not extending beyond the Life
Expectancy of the   Participant, or

          (d)  a period certain not extending beyond the Joint
and Last Survivor   Expectancy of the Participant and his
Designated Beneficiary.

     "Designated Beneficiary" means the individual who is designated as the Beneficiary under the Plan in accordance with
Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations) and Section 7.2.

     "Distribution Calendar Year" means a calendar year for which a minimum distribution is required under Section 401(a)(9) of the Code and this Section 11.3. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 11.5.

     "Life Expectancy" and "Joint and Last Survivor Expectancy" are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or his spouse, in the case of distributions described in Section 11.5(b)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Any such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse beneficiary may not be recalculated.



     11.4. Determination of Amount to Be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date. Paragraphs
(a) through (d) apply to distributions in forms other than the purchase of an annuity contract.

          (a) If a Participant's Benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and his Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

          (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated
Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

          (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or
(2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor, without regard to Proposed Regulations Section 1.401(a)(9)-2.

          (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's required beginning date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (e) If the Participant's Benefit is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations).

     "Applicable Life Expectancy" means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 11.4(e) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest in the Plan, the applicable calendar year is the year of purchase.

     "Participant's Benefit" means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the required beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     11.5.     Death Distribution Provisions.

          (a) Distribution Beginning before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

          (b)  Distribution Beginning after Death.  If the
     Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                    (1)  If any portion of the Participant's
          interest is payable to a Designated Beneficiary, distributions may be made over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                    (2)  If the Designated Beneficiary is the
          Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     If the Participant has not made an election pursuant to this
Section 11.5 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 11.5, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) For purposes of paragraph (b), if the surviving spouse dies after the Participant, but before payments to the spouse begin, the provisions of paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.

          (d) For purposes of this Section 11.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (e)  For the purposes of this Section 11.5,
distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph
(c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (b) above). If distribution in the form of an annuity contract described in
Section 11.4(e) irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

     11.6. Transitional Rule. Notwithstanding the other requirements of this Article 11, and subject to the requirements of Article 10, Joint and Survivor Annuity Requirements, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Internal Revenue Code of 1954 as in effect before its amendment by the Deficit Reduction Act of 1984.

          (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of the Employee.

          (c) The designation specified in paragraph (b) was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

          (d) The Employee had accrued a benefit under the Plan as of December 31, 1983.

          (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

     A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e).

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked after the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the designation described in paragraphs (b) through (e). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation generally will be considered to be a revocation of the designation, but the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case of an amount transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-l of the Proposed Income Tax Regulations shall apply.

ARTICLE 12.  WITHDRAWALS AND LOANS

     12.1.     Withdrawals from Participant Contribution
Accounts. Subject to the requirements of Article 10, a Participant may upon written notice (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) to the Employer withdraw any amount from his Participant Contribution Account. A withdrawn amount may not be repaid to the Plan. No Forfeiture will occur solely as a result of an Employee's withdrawal of Participant Contributions.
     12.2.     Withdrawals on Account of Hardship.  If the
Employer has so elected in the Plan Agreement, upon a Participant's written request (or in such other manner as shall be made available and agreed upon by the Employer and Putnam), the Plan Administrator may permit a withdrawal of funds from the vested portion of the Participant's Accounts on account of the Participant's financial hardship, which must be demonstrated to the satisfaction of the Plan Administrator. In considering such requests, the Plan Administrator shall apply uniform standards that do not discriminate in favor of Highly Compensated
Employees. In a Plan with a CODA, if hardship withdrawals are permitted from both the Employer Contribution Account and the Elective Deferral Account, they shall be made first from a Participant's Employer Contribution Account and thereafter from a Participant's Elective Deferral Account, subject to the additional requirements set forth in Section 5.14. The requirements of Section 5.14(b), (c), (d)(1) and (d)(2) shall also apply to hardship distributions from a Participant's
Employer Contribution Account and Employer Matching Account. In a Plan with a CODA, if hardship withdrawals are permitted from more than one of the Elective Deferral Account, Employer Matching Account, and Employer Contribution Account, they shall be made first from a Participant's Employer Contribution Account, and thereafter from the Employer Matching Account, and finally from the Elective Deferral Account, subject to the additional requirements of Section 5.14. A withdrawn amount may not be repaid to the Plan.
     12.3. Withdrawals After Reaching Age 59 1/2. If so specified by the Employer in the Plan Agreement, a Participant who has reached age 59 1/2 may upon written request to the Employer (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) withdraw during his employment any amount not exceeding the vested balance of his Accounts. A withdrawn amount may not be repaid to the Plan.
     12.4. Loans. If the Employer has so elected in the Plan Agreement, the Employer may direct the Trustee to make a loan to a Participant or Beneficiary from the vested portion of his Accounts, subject to the following terms and conditions and to such reasonable additional rules and regulations as the Plan Administrator may establish for the orderly operation of the program:

          (a) The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section 12.4.

          (b) A Participant's or Beneficiary's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form supplied by the Plan Administrator (or in such other manner as shall be made available and agreed upon by the Employer and Putnam). Applications shall be approved or denied by the Plan Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.

          (c) Loans shall be made to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in amounts greater than the amounts made available to other Employees (relative to the borrower's Account balance).

          (d) Loans must be evidenced by the Participant's promissory note for the amount of the loan payable to the order of the Trustee, and adequately secured by assignment of not more than fifty percent (50%) of the Participant's entire right, title and interest in and to the Trust Fund, exclusive of any asset as to which Putnam is not the Trustee.

          (e) Loans must bear a reasonable interest rate comparable to the rate charged by commercial lenders in the geographical area for similar loans. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer's geographical area.

          (f) The period for repayment for any loan shall not exceed five years, except in the case of a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, in which case the repayment period shall not exceed ten years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently then quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.

          (g) To the extent that a Participant would be required under Article 10 to obtain the consent of his spouse to a distribution of an immediately distributable benefit other than a Qualified Joint and Survivor Annuity, the consent of the Participant's spouse shall be required for the use of his Account as security for a loan. The spouse's consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured, and obtained in accordance with the requirements of Section 10.4(c) for a Qualified Election. Any such consent shall thereafter be binding on the consenting spouse and any subsequent spouse of the Participant. A new consent shall be required for use of the Account as security for any extension, renewal, renegotiation or revision of the original loan.

          (h) If valid spousal consent has been obtained in accordance with Section 12.4(g), then notwithstanding any other provision of the Plan the portion of the Participant's account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

          (i) In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant's
Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan in accordance with Article 9 or
Section 5.13.

          (j) No loan shall be made to an Owner-Employee or a Shareholder-Employee unless a prohibited transaction exemption is obtained by the Employer.

          (k) No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.

          (1) Loans shall be considered investments directed by a Participant pursuant to Section 13.3. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto.

     12.5. Procedure; Amount Available. Withdrawals and loans shall be made subject to the terms and conditions applicable to distributions pursuant to Section 9.4, except that the amount of any withdrawal or loan shall be determined by reference to the vested balance of the Participant's Account as of the most recent Valuation Date preceding the withdrawal or loan, and shall not exceed the amount of the vested account balance.

     12.6. Protected Benefits. Notwithstanding any provision to the contrary, if an Employer amends an existing retirement plan ("prior plan") by adopting this Plan, to the extent any withdrawal option or form of payment available under the prior plan is an optional form of benefit within the meaning of Code
Section 411(d)(6), such option or form of payment shall continue to be available to the extent required by such Code Section.


     12.7. Restrictions Concerning Transferred Assets. Notwithstanding any provision to the contrary, if an Employer amends an existing defined benefit or money purchase pension plan ("prior pension plan") by adopting this Plan, accrued benefits attributable to the assets and liabilities transferred from the prior pension plan (which accrued benefits include the account balance of such Participant in the Plan attributable to such accrued benefits as of the date of the transfer and any earnings on such account balance subsequent to the transfer) shall be distributable only on or after the events upon which distributions are or were permissible under the prior pension plan.

ARTICLE 13.  TRUST FUND AND INVESTMENTS

     13.1. Establishment of Trust Fund. The Employer and the Trustee hereby agree to the establishment of a Trust Fund consisting of all amounts as shall be contributed or transferred from time to time to the Trustee pursuant to the Plan, and all earnings thereon. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan, and no such assets shall ever revert to the Employer, except that:

          (a) contributions made by the Employer by mistake of fact, as determined by the Employer, may be returned to the Employer within one (1) year of the date of payment,

          (b) contributions that are conditioned on their deductibility under Section 404 of the Code may be returned to the Employer, to the extent disallowed, within one (1) year of the disallowance of the deduction,

          (c) contributions that are conditioned on the initial qualification of the Plan under the Code, and all investment gains attributable to them, may be returned to the Employer within one (1) year after such qualification is denied by determination of the Internal Revenue Service, but only if an application for determination of such qualification is made within the time prescribed by law for filing the Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and

          (d) amounts held in a suspense account may be returned to the Employer on termination of the Plan, to the extent that they may not then be allocated to any Participant's
     Account in accordance with Article 6.

     All Employer contributions under the Plan other than those made pursuant to Section 4.1(f) are hereby expressly conditioned on the initial qualification of the Plan and their deductibility under the Code. Investment gains attributable to contributions returned pursuant to Subsections (a) and (b) shall not be returned to the contributing Employer, and investment losses attributable to such contributions shall reduce the amount returned.

     13.2. Management of Trust Fund. Except to the extent of any investment in Policies pursuant to Article 14, the assets of the Trust Fund shall be held in trust by the Trustee and accounted for in accordance with this Article 13, and shall be invested in accordance with Section 13.3 in the Investment Products specified by the Employer in the Plan Agreement and from time to time thereafter in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam). The Employer shall have the exclusive authority and discretion to select the Investment Products available under the Plan. In making that selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Employer shall cause the available Investment Products to be diversified sufficiently to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is especially intended that the Trustee shall have no discretionary authority to determine the investment of Trust assets. Notwithstanding the foregoing, assets of the Trust Fund shall also be invested in Employer Stock if so elected by the Employer and agreed to by Putnam under the service agreement executed by the Employer and Putnam pursuant to the establishment of the Plan.

     13.3. Investment Instructions. Except as Article 14 may apply, all amounts held in the Trust Fund under the Plan shall be invested in Investment Products. If the Employer has elected in the Plan Agreement to make investment decisions with respect to Elective Deferrals, Participant Contributions, Rollover Contributions, Profit Sharing and other Employer Contributions, Employer Matching Contributions, Deductible Employee Contributions, Qualified Matching Contributions and/or Qualified Nonelective Contributions, investment instructions as to the Accounts for such contributions shall be the fiduciary responsibility of the Employer, and each of such affected Accounts shall have a pro rata interest in all assets of the Trust (other than Policies under Article 14) to which the Employer's instructions apply. To the extent the Employer has not elected to make investment decisions for all of the Accounts of the Plan, then assets of the Trust over which the Employer has not elected to make investment decisions shall be invested solely in accordance with the instructions of the Participant to whose Accounts they are allocable, as delivered to Putnam in accordance with its service agreement with the Employer. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated by the Employer to Putnam in accordance with procedures prescribed in the service agreement between the Employer and Putnam. Instructions shall be effective prospectively, coincident with or within a reasonable time after their receipt in good order by Putnam. An instruction once received shall remain in effect until it is changed by the provision of a new instruction. New instructions shall be accepted by Putnam at the time and in the manner provided in the Plan Agreement. To the extent any assets of the Trust are to be invested solely in accordance with the instructions of the Participants, the Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations section 2550.404c-1. In such case, the Employer shall be the Plan fiduciary responsible for providing the Participants with all information required to be given pursuant to ERISA section 404(c) and Title 29 of the Code of Federal Regulations section 2550.404c-1.

     In the event that the Employer adopts a Putnam prototype plan as an amendment to or restatement of an existing plan, the Employer shall specify one or more Investment Products to serve as the sole investments for all Participants' Accounts during the period in which existing records of the Plan are transferred to the Recordkeeper. During that period, new investment instructions as to existing assets of the Plan cannot be carried out, nor can distributions be made from the Plan except to the extent permitted under the terms of the service agreement between the Employer and Putnam. The Employer and the Recordkeeper shall use their best efforts to minimize the duration of the period to which the preceding sentence applies.

     To the extent specifically authorized and provided in the service agreement between the Employer and Putnam, the Employer may direct the Trustee to establish as an Investment Product a fund all of the assets of which shall be invested in shares of stock of the Employer that constitute "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Employer Stock"). The Plan Administrator as named fiduciary shall continually monitor the suitability of acquiring and holding Employer Stock under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) and the requirements of section 404(c) of ERISA, and shall be responsible for ensuring that the procedures relating to the purchase, holding and sale of Employer Stock, and the exercise of any and all rights with respect to such Employer Stock shall be in accordance with section 404(c) of ERISA unless the Employer retains voting, tender or similar rights with respect to the Employer Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Plan Administrator with respect to the acquisition and holding of Employer Stock. The Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Plan Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting and tender or retention of Employer Stock.

     Putnam shall be under no duty to question or review the investment directions given by the Employer or to make suggestions to the Employer in connection therewith. Putnam shall not be liable for any loss, or by reason of any breach, that arises from the Employer's exercise or non-exercise of rights under this Article 13, or from any direction of the Employer unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of Section 404(a) of ERISA. All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an investment fund shall be credited to and reinvested in such investment fund, and all expenses of the Trust that are properly allocated to a particular investment fund shall be so allocated and charged. The Employer may at any time direct Putnam to eliminate any investment fund or funds, and Putnam shall thereupon dispose of the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Employer.

     Neither the Employer nor the Trustee nor Putnam shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. Neither Putnam nor the Trustee shall have any duty to question any instructions received from the Employer or a Participant or to review the investments selected thereby, nor shall Putnam or the Trustee be responsible for any loss resulting from instructions received from the Employer or a Participant or from the failure of the Employer or a Participant to provide or to change instructions. In the event that Putnam or the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to Putnam or the Trustee, such contribution shall be invested until clear instructions are received in the default investment option set forth in the service agreement between the Employer and Putnam, or if no such option is so set forth, the Employer, by execution of the Plan Agreement, shall affirmatively elect to have such contributions invested in the Putnam Money Market Fund. Neither Putnam nor the Trustee shall have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

     13.4. Valuation of the Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated among the Accounts of Participants. Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant's Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant's Account, the earnings, losses and expenses pertaining to that investment shall be allocated among all Participants' Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant's Accounts shall be adjusted pursuant to this Section
13.4 until such time as they are either fully distributed or forfeited, regardless of whether the Participant continues to be an Employee.
     13.5. Distributions on Investment Company Shares. Subject to Section 9.3, all dividends and capital gains or other distributions received on any Investment Company Shares credited to Participant's Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional shares of the same Investment Company at the price determined as provided in the then current prospectus of the Investment Company. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gain or other distributions may be received on such Investment Company Shares at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional Investment Company Shares.
     13.6. Registration and Voting of Investment Company Shares. All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law, the Trustee will transmit to the Employer copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to shareholders, with respect to Investment Company Shares held in the Trust Fund. The Trustee shall act in accordance with directions received from Participants or the Employer, as the case may be, with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The Trustee will not vote Investment Company Shares as to which it receives no written directions.




     13.7. Investment Manager. The Employer, with the consent of Putnam, may appoint an investment manager, as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, with respect to all or a portion of the assets of the Trust Fund. The Trustee shall have no liability in connection with any action or nonaction pursuant to directions of such an investment manager.

     13.8.     Employer Stock.

          (a) Voting Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(a) shall govern the voting of Employer Stock held by Putnam as Trustee under the Plan. The Trustee shall vote Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the voting of Employer Stock and shall direct the Trustee as to the voting of Employer Stock in accordance with the provisions of this Section 13.8(a). In either case, the Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting of Employer Stock. The remainder of this Section 13.8(a) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the voting of Employer Stock. For purposes of this Section 13.8(a), the term "Participant" includes any Beneficiary with an Account in the Plan which is invested in Employer Stock.

     When the issuer of Employer Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Employer shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form based upon these materials. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Employer Stock, the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Employer Stock credited to the Participant's accounts, whether or not vested. For purposes of this Section 13.8(a), the number of shares of Employer Stock deemed credited to a Participant's accounts shall be determined as of the date of record determined by the Employer for which an allocation has been completed and Employer Stock has actually been credited to Participant's accounts. Procedures for the execution of purchases and sales of Employer Stock shall be as set forth in the service agreement between the Employer and Putnam. The Employer shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.


     Each Participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Employer Stock held under the Plan (whether or not vested) equal to a fraction, of which the numerator is the number of shares of Employer Stock credited to his Account and the denominator is the number of shares of Employer Stock credited to all Participants' Accounts. Such directions shall be communicated in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) and shall be held in confidence by the Trustee and not divulged to the Employer, or any officer or employee thereof, or any other persons. Upon its receipt of directions, the Trustee shall vote the shares of Employer Stock as directed by the Participant. The Trustee shall not vote those shares of Employer Stock credited to the Accounts of Participants for which no voting directions are received. With respect to shares of Employer Stock held in the Trust which are not credited to a Participant's Account, the Plan Administrator shall retain the status of named fiduciary and shall direct the voting of such Employer Stock.

          (b) Tendering Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(b) shall govern the tendering of Employer Stock by Putnam as Trustee under the Plan. In the event of a tender offer, the Trustee shall tender Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the tendering of Employer Stock in accordance with the provisions of this Section 13.8(b). The remainder of this
Section 13.8(b) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the tendering of Employer Stock. For purposes of this Section 13.8(b), the term "Participant" includes any Beneficiary with an Account in the Plan which is invested in Employer Stock.

     Upon commencement of a tender offer for any Employer Stock, the Employer shall notify each Plan Participant, and use its best efforts to distribute timely or cause to be distributed to Participants the same information that is distributed to shareholders of the issuer of Employer Stock in connection with the tender offer, and after consulting with the Trustee shall provide at the Employer's expense a means by which Participants may direct the Trustee whether or not to tender the Employer Stock credited to their accounts (whether or not vested). The Employer shall provide to the Trustee a copy of any material provided to Participants and shall certify to the Trustees that the materials have been mailed or otherwise sent to Participants.

     Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock credited to his accounts. Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) as is agreed upon by the Trustees and the Employer. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock credited to his accounts may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee. The Trustee shall not tender shares of Employer Stock credited to a Participant's accounts for which it has received no directions from the Plan Participant. The Trustee shall tender that number of shares of Employer Stock not credited to Participants' accounts determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Employer Stock credited to Participants' accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination), and the denominator of which is the total number of shares of Employer Stock credited to Participants' accounts.

     A direction by a Participant to the Trustee to tender shares of Employer Stock credited to his accounts shall not be considered a written election under the Plan by the Participant to withdraw or to have distributed to him any or all of such shares. The Trustee shall credit to each account of the Plan Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that account. Pending receipt of directions through the Administrator from the Participant as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Administrator shall direct. To the extent that any Participant gives no direction as to the tendering of Employer stock that he has the right to direct under this Section 13.8(a), the Trustee shall not tender such Employer Stock.

          (c) Other Rights. With respect to all rights in connection with Employer Stock other than the right to vote and the right to tender, Participants are hereby appointed named fiduciaries to the same extent (if any) as provided in the foregoing paragraphs of this Section 13.8 with regard to the right to vote, and the Trustee shall follow the directions of Participants and the Plan Administrator with regard to the exercise of such rights to the same extent as with regard to the right to vote.
     13.9. Insurance Contracts. If so provided in the Plan Agreement, the Plan Administrator may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts ("policies" or "contracts") issued by any insurance company and in a form approved by the Plan Administrator (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts ("financial agreements"). If such investments are to be made, the Plan Administrator shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or financial agreements under the method of valuation selected by the Plan Administrator, and to record or report such values to the Plan Administrator or any investment manager selected by the Plan Administrator, in the form and manner agreed to by the Plan Administrator.

     The Plan Administrator may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or financial agreement, and the Trustee shall exercise such powers only upon direction of the Plan Administrator. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or financial agreement or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Plan Administrator or to review the form of any such policy, contract or financial agreement or the selection of the issuer thereof, or to make recommendations to the Plan Administrator or to any issuer with respect to the form of any such policy, contract or financial agreement.

     The Trustee shall be fully protected in acting in accordance with written directions of the Plan Administrator, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Plan Administrator, or by reason of inaction in the absence of written directions from the Plan Administrator. In the event that the Plan Administrator directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

     13.10 Registration and Voting of Non-Putnam Investment Company Shares. All shares of registered investment companies other than Investment Companies shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law and to the extent provided in an agreement between Putnam and a third party investment provider, the Trustee shall transmit to the Employer copies of any notices of shareholders' meetings, proxies or proxy-soliciting materials, prospectuses or the annual or other reports to shareholders, with respect to shares of registered investment companies other than Investment Companies held in the Trust Fund. Notwithstanding any other provision of the Plan, the Trustee shall vote shares of registered investment companies other than Investment Companies in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the voting of such shares. Directions as to voting such shares must be in writing on a form approved by the Trustee or such other manner acceptable to the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The Trustee shall vote those shares of registered investment companies other than Investment Companies for which no voting directions are received in the same proportion as it votes those shares for which it has received voting directions.
ARTICLE 14.  INSURANCE POLICIES

     14.1. Purchase of Insurance Policies. At the time of establishment of the Plan, if elected by the Employer and agreed to by Putnam under the service agreement executed by the Employer and Putnam pursuant to the establishment of the Plan, the Employer shall purchase for each Participant such Policy or Policies, if any, as a Participant shall request and annually thereafter such additional Policies as a Participant shall request, subject to the limitations of Section 14.2. All Policies shall have the same day and month of issue, insofar as reasonably possible. The premiums on all Policies shall be paid at the same intervals (for example, annually, semi-annually, quarterly or monthly), but the interval may be changed with respect to all Policies from time to time.

     14.2. Limitation on Premiums. The premiums paid for Policies in respect of any Participants shall be limited so that premiums paid on any ordinary insurance Policies (that is, Policies with both nonincreasing premiums and nondecreasing death benefits) on the life of the Participant shall be 49% or less of the Employer's total contributions for the Participant (and Forfeitures allocated and amounts reapplied to his Employer Contribution Account), and premiums paid on term insurance Policies on the life of the Participant shall be less than 25% of such amount; provided that if both ordinary life insurance Policies and term Policies are purchased for any Participant, the total premiums on term Policies plus one-half the premiums on ordinary life Policies shall be less than 25% of such amount. If at any time the total premiums to be paid by the Employer for a Participant shall equal or exceed the above limitations, then the life insurance coverage of that Participant shall be reduced so that the total premiums shall not equal or exceed the limitations. The required reduction shall be made by changing all or a portion of the life insurance on the Participant to paid-up life insurance or by cancelling all or a portion of any term life insurance.
     14.3.     Policy Options.  At the election of the
Participant covered hereunder, a Policy may contain a waiver of premium disability benefit provision or a provision for additional indemnity in the event of accidental death, or both, if available on the type of Policy selected and if permitted by the insurer.
     14.4. Insurability. If any Participant who has elected that a Policy be purchased is found by the insurer not to be insurable at standard rates, the Employer shall, if permitted by the rules of the insurer, purchase a similar Policy which provides a lesser death benefit and which can be purchased for the same premium.

     14.5. Dividends on Policies. Dividends and other credits payable on any Policy shall be applied to the purchase of additional benefits under the Policy unless the Participant requests that they be applied in reduction of premiums.


     14.6. Trustee of Policy. Upon direction by the Plan Administrator, the Insurance Trustee shall apply for and be the owner of each Policy purchased under the terms of the Plan. Each Policy must provide that proceeds will be payable to the Insurance Trustee; however, the Insurance Trustee shall be required to pay over all such proceeds to the Participant's Beneficiary in accordance with the distribution provisions of the Plan including, without limitation, Section 10.3. Under no circumstances shall the Trust retain any part of the proceeds.
In the event of any conflict between the terms of the Plan and the terms of any Policy purchased hereunder, the Plan provisions shall control. The Insurance Trustee shall be fully protected in acting in accordance with written instructions of the Plan Administrator and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Plan Administrator, or by reason of inaction in the absence of written directions from the Plan Administrator.
     14.7. Obligations with Respect to Policies. Except as may be otherwise provided in any conditional or binding receipt issued by an insurer, there shall be no coverage and no death benefit payable under any Policy to be purchased from such insurer until such Policy shall have been delivered and the premium therefor shall have been paid. The Employer and the Insurance Trustee shall not have any responsibility as to the effectiveness of any Policy purchased from an insurer, nor shall either of them have any liability or obligation to pay any amount to any Participant or his beneficiary by reason of any failure or refusal by the insurer to make such payment.

     14.8. Distribution of Proceeds on Participant's Death. In the event of the death of a Participant before the conversion provided for in Section 14.9, there shall be payable to the beneficiary named in any Policy on his life the benefits provided by the terms of such Policy.
     14.9.     Conversion of Policies.  Except as provided in
Section 19.3, if any Policies of a Participant (other than retirement income, endowment or annuity Policies) are held for his benefit at the time distribution is to commence, the Policies may be converted by the Insurance Trustee into cash, paid to the Trustee, credited to the Employer Contribution Account of the Participant, invested in accordance with the written instructions of the Employer (and if no such instructions have been given or if such instructions are not clear, invested in Investment Company Shares in the same proportion as the most recent contributions to the Participant's Accounts) and distributed pursuant to Article 9, subject to the terms and conditions of
Article 10. Retirement income, endowment or annuity Policies will be distributed directly to the Participant at the time distribution is to commence.
     14.10. Conflict with Policies. In the event of any conflict between the terms of the Plan and the terms of any Policies hereunder, the Plan provisions shall control.






     14.11. Insurance Loans to Owner-Employees. If an Owner-Employee or Shareholder-Employee receives, either directly or indirectly, any amount from an insurer as a loan under a Policy, the amount so received shall be considered a distribution under the Plan. Any assignment or pledge (or agreement to assign or pledge) by an Owner-Employee or Shareholder-Employee of any interest in the Plan shall be considered a distribution of such interest.

ARTICLE 1.  TOP-HEAVY PLANS

     15.1. Superseding Effect. For any Plan Year beginning after December 31, 1983, in which Plan is determined to be a Top-Heavy Plan under Section 15.2(b), the provisions of this Article 15 will supersede any conflicting provisions in the Plan or the Plan Agreement.
     15.2. Definitions. For purposes of this Article 15, the terms below shall be defined as follows:
          (a) Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was: (1) an officer of the Employer having annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code; (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer having annual compensation exceeding the dollar limitation under Section 415(c)(1)(A) of the Code; (3) a 5% owner of the Employer; or (4) a 1% owner of the Employer having annual compensation of more than $150,000. Annual compensation means compensation satisfying the definition elected by the Employer in item 4 of the Plan Agreement, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.
     The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.

          (b)  Top-Heavy:  The Plan is Top-Heavy for any Plan
Year beginning after     December 31, 1983, if any of the
following conditions exists:

                    (1)  If the Top-Heavy Ratio for this Plan
          exceeds 60% and this Plan is not part of any Required
          Aggregation Group or Permissive Aggregation Group of plans.

                    (2)  If this Plan is a part of a Required
          Aggregation Group of plans but not part of a Permissive
          Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

                    (3)  If this plan is part of a Required
          Aggregation Group and part of a Permissive Aggregation
          Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation group exceeds 60%.

          (c)  Top-Heavy Ratio means the following:



                    (1)  If the Employer maintains one or more
          qualified defined contribution plans (or any simplified employee pension plan) and the Employer has not maintained any qualified defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                    (2)  If the Employer maintains one or more
          qualified defined contribution plans (or any simplified employee pension plan) and the Employer maintains or has maintained one or more qualified defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated qualified defined contributions plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the qualified defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                    (3)  For purposes of (1) and (2) above, the
          value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date; except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (B) who has not been credited with at least one Hour of Service for the Employer during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                    The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
          Section 411(b)(1)(C) of the Code.

          (d) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other qualified plan or plans (or simplified employee pension plan) of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (e) Required Aggregation Group means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (f) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that Plan Year.

          (g)  Valuation Date means the last day of the Plan
Year.

          (h) Present Value means present value based only on the interest and mortality rates specified by the Employer in the Plan Agreement.
     15.3.     Minimum Allocation.

          (a)  Except as otherwise provided in paragraphs (c) and
     (d) below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Earnings, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the Key Employee's Earnings, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the Employer's contributions and Forfeitures for the Plan Year because of
     (1) the Participant's failure to be credited with at least 1,000 Hours of Service, or (2) the Participant's failure to make mandatory Employee contributions to the Plan, or (3) the Participant's receiving Earnings less than a stated amount. Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for non-Key Employees shall be taken into account for purposes of satisfying the requirement of this Section 15.3(a).

          (b)  For purposes of computing the minimum allocation,
Earnings will mean       Section 415 Compensation as defined in
Section 6.5(b) of the Plan.

          (c) The provision in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          (d) The provision in paragraph (a) above shall not apply to any Participant to the extent he is covered under any other plan or plans of the Employer, and the Employer has provided in the Plan Agreement that the minimum allocation requirement applicable to Top-Heavy Plans will be met in the other plan or plans. Notwithstanding the foregoing, if the Employer has adopted Putnam paired plans (as described in Section 4.6) and the Participant is eligible to participate in both paired plans, the minimum allocation described in paragraph (a) shall be provided by the Putnam Money Purchase Pension Plan.

          (e) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the
     Code) may not be forfeited under Sections 411(a)(3)(B) or
     (D) of the Code.

     15.4. Adjustment of Fractions. For any Plan Year in which the Plan is Top-Heavy, the Defined Benefit Fraction and the Defined Contribution Fraction in Article 6 shall each be computed using 100% of the dollar limitations specified in Sections 415(b)(1)(A) and 415(c)(1)(A) instead of 125%. The foregoing requirement shall not apply if the Top-Heavy Ratio does not exceed 90% and the Employer has elected in the Plan Agreement to provide increased minimum allocations or benefits satisfying
Section 416(h)(2) of the Code.
     15.5. Minimum Vesting Schedules. For any Plan Year in which this Plan is Top-Heavy and for any subsequent Plan Year, a minimum vesting schedule will automatically apply to the Plan, as follows:



          (a) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule 100% immediate vesting, the Three-Year Cliff, Five-Year Graded or Six-Year Graded schedule, then the schedule selected in the Plan Agreement shall continue to apply for any Plan Year to which this Section 15.5 applies.

          (b) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule the Five-Year Cliff schedule, then the Three-Year Cliff schedule shall apply in any Plan Year to which this Section 15.5 applies.

          (c) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule the Seven-Year Graded schedule, then the Six-Year Graded schedule shall apply in any Plan Year to which this Section 15.5 applies.

          (d) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule a schedule other than those described in paragraphs (a), (b) and (c), then the Top-Heavy schedule specified by the Employer in the Plan Agreement for this purpose shall apply in any Plan Year to which this Section 15.5 applies.

     The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Participant Contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, the vested portion of the Profit Sharing Contribution Account of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy will be determined without regard to this Section 15.5.

ARTICLE 16.  ADMINISTRATION OF THE PLAN

     16.1. Plan Administrator. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator's duties and responsibilities may be delegated to a person appointed by the Employer or a committee established by the Employer for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The members of such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The person or committee (if any) initially appointed by the Employer may be named in the Plan Agreement, but the Employer may remove any such person or committee member by written notice to him, and any such person or committee may resign by written notice to the Employer, without the necessity of amending the Plan Agreement. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan, and shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator, in carrying out its responsibilities under the Plan, may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.
     16.2. Claims Procedure. Claims for participation in or distribution of benefits under the Plan shall be made in writing to the Plan Administrator, or an agent designated by the Plan Administrator whose name shall have been communicated to all Participants and other persons as required by law. If any claim so made is denied in whole or in part, the claimant shall be furnished promptly by the Plan Administrator with a written notice:

          (a)  setting forth the reason for the denial,

          (b)  making reference to pertinent Plan provisions,

          (c)  describing any additional material or information
from the claimant   which     is necessary and why, and

          (d) explaining the claim review procedure set forth herein.

     Within 60 days after denial of any claim for participation or distribution under the Plan, the claimant may request in writing a review of the denial by the Plan Administrator. Any claimant seeking review hereunder shall be entitled to examine all pertinent documents and to submit issues and comments in writing. The Plan Administrator shall render a decision on review hereunder; provided, that if the Plan Administrator determines that a hearing would be appropriate, its decision on review shall be rendered within 120 days after receipt of the request for review. The decision on review shall be in writing and shall state the reason for the decision, referring to the Plan provisions upon which it is based.

     16.3. Employer's Responsibilities. The Employer shall be responsible for:

          (a) Keeping records of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Accounts, and his other rights under the Plan;

          (b)  Periodic, timely filing of all statements, reports
and returns required to be    filed by ERISA;

          (c)  Timely preparation and distribution of disclosure
materials required by    ERISA;
          (d)  Providing notice to interested parties as required
by Section 7476 of the   Code;

          (e)  Retention of records for periods required by law;
and

          (f)  Seeing that all persons required to be bonded on
account of handling      assets of the Plan are bonded.

     16.4. Recordkeeper. The Recordkeeper is hereby designated as agent of the Employer under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:


          (a) To keep and regularly furnish to the Employer a detailed statement of each Participant's Accounts, showing contributions thereto by the Employer and the Participant, Investment Products purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and

          (b) To the extent agreed between the Employer and the Recordkeeper, to prepare for the Employer or to assist the Employer to prepare such returns, reports or forms as the Employer shall be required to furnish to Participants and Beneficiaries or other interested persons and to the Internal Revenue Service or the Department of Labor; all as may be more fully set forth in a service agreement executed by the Employer and the Recordkeeper. If the Employer does not appoint another person or entity as Recordkeeper, the Employer itself shall be the Recordkeeper.
     16.5. Prototype Plan. Putnam is the sponsor of the Putnam Basic Plan Document, a prototype plan approved as to form by the Internal Revenue Service. Provided that an Employer's adoption of the Plan is made known to and accepted by Putnam in accordance with the Plan Agreement, Putnam will inform the Employer of amendments to the prototype plan and provide such other services in connection with the Plan as may be agreed between Putnam and the Employer. Putnam may impose for its services as sponsor of the prototype plan such fees as it may establish from time to time in a fee schedule addressed to the Employer. Such fees shall, unless paid by the Employer, be paid from the Trust Fund, and shall in that case be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such fees.

ARTICLE 17.  TRUSTEE AND INSURANCE TRUSTEE
     17.1. Powers and Duties of the Trustee. The Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:
          (a) To invest all or a part of the Trust Fund in Investment Products in accordance with the investment instructions delivered by the Employer pursuant to Section 13.3, without restriction to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund, acceptable to Putnam and the Trustee, that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100). Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;

          (b)  If Putnam and the Trustee have consented thereto
in writing, to invest    without limit in stock of the Employer
or any affiliated company;

          (c) To dispose of all or part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Employer for the investment of Participants' separate Accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

          (d)  To hold cash uninvested to the extent necessary to
pay benefits or expenses      of the Plan;

          (e)  To follow the directions of an investment manager
appointed pursuant to    Section 13.7;

          (f) To cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;




          (g) Upon written direction of or through the Employer, to vote in person or by proxy (in accordance with Section
     13.6 and, in the case of stock of the Employer, at the direction of the Employer or Participants in accordance with
     Section 13.8) with respect to all securities that are part of the Trust Fund;

          (h) To consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust Fund according to the terms of the Plan;

          (i) Upon the written direction of the Employer, to make loans from the Trust Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Employer shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan; and

          (j) To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax assessment, claim or demand respecting the Trust Fund or any part thereof.

     17.2. Limitation of Responsibilities. Except as may otherwise be required under applicable law, neither the Trustee nor the Insurance Trustee nor any of their respective agents shall have any responsibility for:

          (a)  Determining the correctness of the amount of any
contribution for the sole     collection or payment of
contributions, which shall be the sole responsibility of the Employer;

          (b) Loss or breach caused by any Participant's exercise of control over his Accounts, which shall be the sole responsibility of the Participant;

          (c) Loss or breach caused by the Employer's exercise of control over Accounts pursuant to Section 13.3, which shall be the sole responsibility of the Employer;

          (d) Sums paid to an insurer or the validity of any Policy or the accuracy of information provided by an insurer, which shall be the sole responsibility of the insurer;

          (e)  Performance of any other responsibilities not
specifically allocated to them     under the Plan.




     17.3. Fees and Expenses. The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be established by the Trustee from time to time in a fee schedule addressed to the Employer. Such fees, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses reasonably incurred by the Trustee shall, unless paid by the Employer, be paid from the Trust Fund and shall, unless allocable to the Accounts of specific Participants, be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such amounts. Charges and expenses incurred in connection with a specific Investment Product, unless allocable to the Accounts of specific Participants, shall be charged pro rata against the Accounts of all Participants for whose benefit amounts have been invested in the specific Investment Product.
     17.4. Reliance on Employer. The Trustee and its agents (and the Insurance Trustee, if any) shall rely upon any decision of the Employer, or of any person authorized by the Employer, purporting to be made pursuant to the terms of the Plan, and upon any information or statements submitted by the Employer or such person (including those relating to the entitlement of any Participant to benefits under the Plan), and shall not inquire as to the basis of any such decision or information or statements, and shall incur no obligation or liability for any action taken or omitted in reliance thereon. The Trustee and its agents shall be entitled to rely on the latest written instructions received from the Employer as to the person or persons authorized to act for the Employer hereunder, and to sign on behalf of the Employer any directions or instructions, until receipt from the Employer of written notice that such authority has been revoked.
     17.5. Action Without Instructions. If the Trustee receives no instructions from the Employer in response to communications sent by registered or certified mail to the Employer at its last known address as shown on the books of the Trustee, then the Trustee may make such determinations with respect to administrative matters arising under the Plan as it considers reasonable, notwithstanding any prior instructions or directions given by or on behalf of the Employer, but subject to any instruction or direction given by or on behalf of the Participants. To the extent permitted by applicable law, any determination so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken pursuant thereto. In making any such determination the Trustee may require that it be furnished with such relevant documents as it reasonable considers necessary.
     17.6. Advice of Counsel. The Trustee and the Insurance Trustee may each consult with legal counsel (who may, but need not be, counsel for the Employer) concerning any questions which may arise with respect to their respective rights and duties under the Plan, and the opinion of such counsel shall be full and complete protection to the extent permitted by applicable law in the respect of any action taken or omitted by the Trustee or the Insurance Trustee, as the case may be, hereunder in accordance with the opinion of such counsel.
     17.7. Accounts. The Trustee shall keep full accounts of all receipts and disbursements which pertain to investments in Investment Products, and the Trustee and the Insurance Trustee shall each keep accounts of such other transactions as it is required to perform hereunder. Within a reasonable time following the close of each Plan Year, or upon its removal or resignation or upon termination of the Trust and at such other times as may be appropriate, each shall render to the Employer and any other persons as may be required by law an account of its administration of the Plan and Trust during the period since the last previous such accounting, including such information as may be required by law. The written approval of any account by the Employer and all other persons to whom an account is rendered shall be final and binding as to all matters and transactions stated or shown therein, upon the Employer and Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or any other person to whom an account is rendered to notify the party rendering the account within 60 days after the receipt of any account of his or its objection to the account shall be the equivalent of written approval. If the Employer or any other person to whom an account is rendered files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account and the Employer or such other person and the party rendering the account cannot amicably settle the questions raised by such objections, the party rendering the account and the Employer or such person shall have the right to have such questions settled by judicial proceedings, although the Employer or such other person to whom an account is rendered shall have, to the extent permitted by applicable law, only 60 days from filing of written objection to the account to commence legal proceedings. Nothing herein contained shall be construed so as to deprive the Trustee or the Insurance Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlements of any account or for instructions, the only necessary parties shall be the Trustee, the Insurance Trustee, the Employer and persons to whom an account is required by law to be rendered.
     17.8. Access to Records. The Trustee and the Insurance Trustee shall give access to their respective records with respect to the Plan at reasonable times and on reasonable notice to any person required by law to have access to such records.
     17.9. Successors. Any corporation into which the Trustee may merge or with which it may consolidate or any corporation resulting from any such merger or consolidation shall be the successor of the Trustee without the execution or filing of any additional instrument or the performance of any further act.
     17.10. Persons Dealing with Trustee or Insurance Trustee. No person dealing with the Trustee or the Insurance Trustee shall be bound to see to the application of any money or property paid or delivered to such party or to inquire into the validity or propriety of any transactions.
     17.11. Resignation and Removal; Procedure. The Trustee or the Insurance Trustee may resign at any time by giving 60 days' written notice to the Employer and to Putnam. The Employer may remove the Trustee or the Insurance Trustee at any time by giving 60 days' written notice to the party removed and to Putnam. In any case of resignation or removal hereunder, the period of notice may be reduced to such shorter period as is satisfactory to the Trustee, the Insurance Trustee and the Employer. Notwithstanding anything to the contrary herein, any resignation hereunder shall take effect at the time notice thereof is given if the Employer may no longer participate in the prototype Plan and is deemed to have an individually designed plan at the time notice is given.
     17.12. Action of Trustee Following Resignation or Removal. When the resignation or removal of the Trustee becomes effective, the Trustee shall perform all acts necessary to transfer the Trust Fund to its successor. However, the Trustee may reserve such portion of the Trust Fund as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses, and any balance of such reserve remaining after payment of such
fees, taxes and expenses shall be paid over   to its successor.
The Trustee shall have no responsibility for acts or omissions occurring after its resignation becomes effective.
     17.13. Action of Insurance Trustee Following Resignation or Removal. When the Insurance Trustee's resignation or removal becomes effective, the Insurance Trustee shall perform all acts necessary to transfer ownership of the Policies to its successor. If no successor has accepted appointment, the Policies shall be held and owned by the Employer acting as Insurance Trustee until a successor is appointed.
     17.14. Effect of Resignation or Removal. Resignation or removal of the Trustee or the Insurance Trustee shall not terminate the Trust. In the event of any vacancy in the position of Trustee (or, in a Plan having amounts invested in Policies, the position of Insurance Trustee), whether the vacancy occurs because of the resignation or removal of the Trustee (or the Insurance Trustee) the Employer shall appoint a successor to fill the vacant position. If the Employer does not appoint such a successor who accepts appointment by the later of 60 days after notice of resignation or removal is given or by such later date as the Trustee or the Insurance Trustee, as the case may be, and Employer may agree in writing to postpone the effective date of the Trustee's or the Insurance Trustee's resignation or removal, the Trustee or Insurance Trustee may apply to a court of competent jurisdiction for such appointment or cause the Trust to be terminated, effective as of the date specified by the Trustee or Insurance Trustee, as the case may be, in writing delivered to the Employer. Each successor Trustee so appointed and accepting a trusteeship hereunder shall have all of the rights and powers and all of the duties and obligations of the original Trustee or Insurance Trustee, as the case may be, under the provisions hereof, but shall have no responsibility for acts or omissions before he becomes a Trustee or Insurance Trustee.
     17.15. Fiscal Year of Trust. The fiscal year of the Trust will coincide with the Plan Year.
     17.16. Limitation of Liability. Except as may otherwise be required by law and other provisions of the Plan, no fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, shall be liable for any losses incurred with respect to the management of the Plan, nor shall he or it be liable for any acts or omissions except those caused by his or its own negligence or bad faith in failing to carry out his or its duties under the terms contained in the Plan.


     17.17. Indemnification. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless (i) all fiduciaries, within the meaning of ERISA Sections 3(21) and 404, and (ii) Putnam, for all liability occasioned by any act of such party or omission to act, in good faith and without gross negligence, and for all expenses incurred by any such party in determining its duty or liability under ERISA with respect to any question under the Plan.

ARTICLE 18.  AMENDMENT
     18.1. General. The Employer reserves the power at any time or times to amend the provisions of the Plan and the Plan Agreement to any extent and in any manner that it may deem advisable. If, however, the Employer makes any amendment (including an amendment occasioned by a waiver of the minimum funding requirement under Section 412(d) of the Code) other than

          (a)  a change in an election made in the Plan
Agreement,

          (b) amendments stated in the Plan Agreement which allow the Plan to satisfy Section 415 and to avoid duplication of minimums under Section 416 of the Code because of the required aggregation of multiple plans, or

          (c)  model amendments published by the Internal Revenue
     Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed,

the Employer shall cease to participate in this prototype Plan and will be considered to have an individually designed plan. In that event, Putnam shall have no further responsibility to provide to the Employer any amendments or other material incident to the prototype plan, and Putnam may resign immediately as Trustee and as Recordkeeper. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder, provided, that the Employer shall not have the power:

                    (1)  To amend the Plan in such a manner as
          would cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

                    (2)  To amend the Plan retroactively in such
          a manner as would have the effect of decreasing a Participant's accrued benefit, except that a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant's accrued benefit if it has the effect of reducing his Account balance, or of eliminating an optional form of benefit with respect to amounts attributable to contributions made performed before the adoption of the amendment; or



                    (3)  To amend the Plan so as to decrease the
          portion of a Participant's Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.

                    (4)  To amend the Plan in such a manner as
          would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.

     18.2. Delegation of Amendment Power. The Employer and allsponsoring organizations of the Putnam Basic Plan Document delegate to Putnam Mutual Funds Corp., the power to amend the Plan (including the power to amend this Section 18.2 to name a successor to which such power of amendment shall be delegated), for the purpose of adopting amendments which are certified to Putnam Mutual Funds Corp., by counsel satisfactory to it, as necessary or appropriate under applicable law, including any regulation or ruling issued by the United States Treasury Department or any other federal or state department or agency; provided that Putnam Mutual Funds Corp., or such successor may amend the Plan only if it has mailed a copy of the proposed amendment to the Employer at its last known address as shown on its books by the date on which it delivers a written instrument providing for such amendment, and only if the same amendment is made on said date to all plans in this form as to which Putnam Mutual Funds Corp., or such successor has a similar power of amendment. If a sponsoring organization does not adopt any amendment made by Putnam Mutual Funds Corp., such sponsoring organization shall cease to participate in this prototype Plan and will be considered to have an individually designed plan.

ARTICLE 19.  TERMINATION OF THE PLAN AND TRUST

     19.1. General. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and the Insurance Trustee, without any liability whatsoever for any such discontinuance or termination.
     19.2. Events of Termination. The Plan will terminate upon the happening of any of the following events:

          (a) Death of the Employer, if a sole proprietor, or dissolution or termination of the Employer, unless within 60 days thereafter provision is made by the successor to the business with respect to which the Plan was established for the continuation of the Plan, and such continuation is approved by the Trustee;

          (b) Merger, consolidation or reorganization of the Employer into one or more corporations or organizations, unless the surviving corporations or organizations adopt the Plan by an instrument in writing delivered to the Trustee within 60 days after such a merger, consolidation and reorganization;

          (c) Sale of all or substantially all of the assets of the Employer, unless the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the sale;

          (d) The institution of bankruptcy proceedings by or against the Employer, or a general assignment by the Employer to or for the benefit of its creditors; or

          (e)  Delivery of notice as provided in Section 19.1.
     19.3. Effect of Termination. Notwithstanding any other provisions of this Plan, other than Section 19.4, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant's Accounts will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Accounts of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee and the Insurance Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the event of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust asses to the Participants or other persons entitled thereto, in such form as the Employer may direct pursuant to Article 10 or, in the absence of such direction, in a single payment in cash or in kind. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee and the Insurance Trustee will be relieved from their obligations under the Trust, and no Participant or other person will have any further claim thereunder.

     19.4. Approval of Plan. Notwithstanding any other provision of the Plan, if the Employer fails to obtain or to retain the approval by the Internal Revenue Service of the Plan as a qualified plan under Section 401(a) of the Code, then (i) the Employer shall promptly notify the Trustee, and (ii) the Employer may no longer participate in the Putnam prototype plan, but will be deemed to have an individually designed plan. If it is determined by the Internal Revenue Service that the Plan upon its initial adoption does not qualify under Section 401(a) of the Code, all assets then held under the Plan will be returned within one year of the denial of initial qualification to the Participants and the Employer to the extent attributable to their respective contributions and any income earned thereon, but only if the application for qualification is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Upon such distribution, the Plan will be considered to be rescinded and to be of no force or effect.

ARTICLE 20.  TRANSFERS TO OR FROM OTHER QUALIFIED PLANS; MERGERS
     20.1. General. Notwithstanding any other provision hereof, subject to the approval of the Trustee there may be transferred to the Trustee all or any of the assets held (whether by a trustee, custodian or otherwise) in respect of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and which is maintained for the benefit of any Employee (provided, however, that the Employee is not a member of a class of Employees excluded from eligibility to participate in the Plan) except that insurance policies held in respect of such other plan shall be transferred to the Insurance Trustee as trustee if the Employer so determines. Any such assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions made by the Employer and by the Participants and the current value of the assets attributable thereto. Notwithstanding the foregoing, if a Participant's employment classification changes under Section 3.5 such that he begins participation in another plan of the Employer, his Account, if any, shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.
     20.2. Amounts Transferred. The Employer shall credit any assets transferred pursuant to Section 20.1 or Section 3.5 to the appropriate Accounts of the persons for whose benefit such assets have been transferred. Any amounts credited as contributions previously made by an employer or by such persons under such other plan shall be treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be.
     20.3. Merger or Consolidation. The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Trust Fund be transferred to any other plan, unless each Participant would receive a benefit immediately after the transaction, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction if the Plan had then terminated.

ARTICLE 21.  MISCELLANEOUS
     21.1. Notice of Plan. The Plan shall be communicated to all Participants by the Employer on or before the last day on which such communication may be made under applicable law.
     21.2. No Employment Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the purchase of Policies, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer, the Trustee, or the Insurance Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.
     21.3. Distributions Exclusively From Plan. Participants and Beneficiaries shall look solely to the assets held in the Trust and any Policies purchased pursuant to the Plan for the payment of any benefits under the Plan.
     21.4. No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided in Section 12.4 or in accordance with a Qualified Domestic Relations Order. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator. Notwithstanding the foregoing, an order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.
     21.5. Provision of Information. The Employer, Trustee and Insurance Trustee shall furnish to each other such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted by the Treasury Department or the Labor Department or otherwise thereunder.
     21.6. No Prohibited Transactions. The Employer, Trustee, and Insurance Trustee shall, to the extent of their respective powers and authority under the Plan, prevent the Plan from engaging in any transaction known by that person to constitute a transaction prohibited by Section 4975 of the Code and any rules or regulations with respect thereto.
     21.7. Governing Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts

     21.8. Gender. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.


              PUTNAM PROFIT SHARING AND 401(K) PLAN

                       PLAN AGREEMENT #001


This is the Plan Agreement for a Putnam prototype profit sharing plan with optional Section 401(k) provisions. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

                Putnam Defined Contribution Plans
                      One Putnam Place E2B
                       859 Willard Street
                        Quincy, MA 02269
                     Phone:  1-800-752-9894

                          *  *  *  *  *

By executing this Plan Agreement, the Employer establishes a profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #05, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Profit Sharing and 401(k) Plan.

                          *  *  *  *  *

All Employers complete items 1-11 below. Employers who wish to adopt Section 401(k) provisions also complete item 12.

     Business Information.  The Employer adopting this Plan is:

                               Business                     Name:
_____________________________________________________

          Business Address:   _______________________________

                          _______________________________     SIC
Code:     _______

                         _______________________________

                Person      for      Putnam      to      Contact:
______________________________________________

          Phone:  __________________________

                Federal      Tax      Identification      Number:
__________________________

          Form of Organization (check one):

           _____      Sole proprietorship      _____  Corporation
_____ Other

                 _____       Partnership               _____    S
          Corporation

               Plan Name:  __________________________________

               Plan Number:  00__(complete)

          Taxable Year of Business:

          ______    Calendar Year

               ______         Fiscal     year      ending      on
_________________________________________

     Plan Information.

               Plan Year.  Check one:

               _____     The Plan Year will be the same
               as the Taxable Year of the Business shown in 1.F. above. If the Taxable
               Year  of the Business changes, the  Plan
               Year will change accordingly.

          _____     The Plan Year will be the period of 12 months
               beginning on the first day of __________________________ (month) and ending on
               the   last   day   of   __________________________
               (month).

          The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
          Article 6 of the Plan.

               Effective Date of Adoption of Plan.

          Are you adopting this Plan to replace an existing plan?

          _____  Yes

          _____  No

                If  you answered Yes in 2.B. above, the Effective
          Date of your adoption of this Plan will be the first day of the current Plan Year unless you elect a later date below. Please complete the following:

   ______________________________________________________________
                         Name of the plan you are replacing

   ______________________________________________________________
                          Original Effective Date of the plan you
are replacing

   ______________________________________________________________
                         Effective Date of amendment

          If you answered No in 2.B. above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began):

                          The       Effective      Date       is:
______________________________________
                                             month/day/year

          Identifying Highly Compensated Employees.  Check One:

          _____      The  Plan will use the regular method  under
               Plan   Section  2.60(a)  for  identifying   Highly
               Compensated Employees.

               If your Plan Year is the calendar year, do you wish to make the regular method's "calendar year election" for identifying your Highly Compensated
               Employees?

                    _____  Yes

               _____  No

                     _____      The  Plan will use the simplified
               method  under Plan Section 2.60(b) for identifying
               Highly Compensated Employees.

     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.

          Classes of Eligible Employees. The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.-source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.

          The following employees will be eligible to participate in the Plan:

          _____       Members   of   the   following   collective
               bargaining unit(s) (give names of unions):
_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          _____     Nonresident aliens with no U.S.-source income

          Age Requirement (check and complete one):

          _____     No minimum age required for participation

          _____      Employees must reach age __ (not over 21) to
               participate

          Service Requirements.

          A 6-month Eligibility Period is a 6-month period beginning either on an employee's first day of work with the Employer or on the date 6 months following the employee's first day of work, and anniversaries of those dates. A 12-month Eligibility Period is the 12-month period beginning on an employee's first day of work with the Employer, and anniversaries of that date. You may also select another Eligibility Period consisting of a number of months of your choice and each successive period of that number of months.

               To  become  eligible,  an employee  must  complete
               (choose one):

                    _____      a.    No minimum service required.
                         Skip to (5) below.

               _____     b.   One 6-month Eligibility Period

                                    _____      c.   One  __-month
                         Eligibility  Period (must be  less  than
                         12)

                                    _____      d.   One  12-month
                         Eligibility Period

                                    _____      e.   Two  12-month
                         Eligibility Periods (may not be chosen if you adopt either the Section 401(k) provisions under item 12 or a vesting schedule other than the first choice under item 8.A(1), which provides for 100% full and immediate vesting).

                          If  the  Employer acquires a  business,
               will the Eligibility Period for employees of the acquired business be the period selected in (1) above, beginning on the first day of work for the acquired business?

               _____  Yes

               _____  No


                               a.    To receive credit for  a  6-
                    month Eligibility Period, an employee must complete during it at least:

               _____     500 Hours of Service

               _____     _____________ Hours of Service
                    (under 500)

                               b.   Complete only if (1)(c) above
                    is selected. To receive credit for the Eligibility Period selected in (1)(c) above, an employee must complete during it at least:

               _____     _____________ Hours of Service
                    (under 1000)

               Note: If you adopt an Eligibility Period of less than 12 months, in any event, an employee will automatically receive credit for the Eligibility Period if the employee completes at least 1,000 Hours of Service during a 12 consecutive month period following the first day of work.

                                                  c.   To receive
                                        credit   for  a  12-month
                                        Eligibility  Period,   an
                                        employee   must  complete
                                        during it at least:

               _____     1,000 Hours of Service

               _____     _____________ Hours of Service
                    (under 1,000)

               Hours of Service will be credited to an employee by the following method (check one):

                    _____      a.    Actual  hours for  which  an
                         employee is paid

                              _____     b.   Any employee who has
                         one actual paid hour in the following period will be credited with the number of Hours of Service indicated (check one):

                         _____     Day (10 Hours of Service)

                         _____     Week (45 Hours of Service)

                         _____      Semi-monthly  payroll  period
                              (95 Hours of Service)

                                          _____      Month   (190
                              Hours of Service)

          Note: If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.
               Entry Dates. Each Employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               _____      The first day of the month in which  he
                    fulfills the requirements.

               _____       The   first  of  the  following  dates
                    occurring after he fulfills the requirements (or, if earlier, the first day of the first Plan Year that begins after the date he fulfills the requirements) (check one):

                                         _____     The first  day
                         of the month following the date he fulfills the requirements (monthly).

                                         _____     The first  day
                         of the first, fourth, seventh and tenth months in a Plan Year (quarterly).

                                         _____     The first  day
                         of the first month and the seventh month in a Plan Year (semiannually).

          (For New Plans Only) Will all eligible Employees be required to meet the age and service requirements specified in B and C above?

          _____     Yes

          _____      No; all Employees on the Effective Date will
               be eligible as of the Effective Date, even if they have not met the age and service requirements.

     Compensation (Plan Section 2.8).

     A.   Amount   Compensation for purposes of the Plan will  be
          the amount of the following that is actually paid by your Business to an employee during the Plan Year
          (check one):

     _____     Form W-2 earnings as defined in Section 2.8 of the
          Plan.

     _____     Form W-2 earnings as defined in Section 2.8 of the
          Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code
          Section 414(h)(2) that are picked up by a governmental employer.

     _____      All  compensation included in the  definition  of
          Code Section 415 Compensation in Section 6.5(b) of  the
          Plan.

     _____      All  compensation included in the  definition  of
          Code Section 415 Compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code
          Section 414(h)(2) that are picked up by a governmental employer.
          B. Measuring Period. Compensation will be based on the Plan Year. However, for an employee's initial year of participation in the Plan, Compensation shall be recognized as of:

                    _____     The first day of the Plan Year.

                     _____      The date the Participant  entered
               the Plan.

     Contributions (Plan Sections 4.1 and 4.2).

          Employer  Contributions  -  Profit  Limitation.    Will
          Employer contributions to the Plan be limited to the current and accumulated profits of your Business?
          Check one:

          _____     Yes

          _____     No

          If  you  will make contributions only under the Section
          401(k) provisions in item 12 of this Plan Agreement, skip the rest of this part 5.

          Employer Contributions - Amount.

          (1) The Employer will contribute to the Plan for each Plan Year (check one):

               _____      An  amount chosen by the Employer  from
                    year to year

               _____      ____%  of the Earnings of all Qualified
                    Participants for the Plan Year

               _____  $____ for each Qualified Participant per
                                                              ___
                                                              __
                                                              __
                                                              __
                                                              __
                                                              (e
                                                              nt
                                                              er
                                                              ti
                                                              me
                                                              pe
                                                              ri
                                                              od
                                                              ,
                                                              ex
                                                              .
                                                              pa
                                                              yr
                                                              ol
                                                              l
                                                              pe
                                                              ri
                                                              od
                                                              ,
                                                              pl
                                                              an
                                                              ye
                                                              ar
                                                              )

          (2) Will Forfeitures for a Plan Year be applied to reduce the amount of the contribution otherwise required?

          _____     Yes

          _____     No

          (3) Will Forfeitures that are not applied to reduce the amount of contribution otherwise required for the Plan Year be applied to reduce the required Employer Matching Contribution for the Plan Year described in 12.B.(1)?

               _____ Yes

               _____ No

          If you check No to both (2) and (3) above, Forfeitures will be allocated as though they were additional Profit
          Sharing Contributions.
          Employer Contributions - Allocations to Participants

               (1) Allocation to Qualified Participants. Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless, for reasons other than his death or Retirement, he is not an active Employee on the last day of the Plan Year, and he is not credited with more than 500 Hours of Service in the Plan Year.

               How will contributions be allocated:

                  _______   Pro   rata   (percentage   based   on
compensation)

               _______ Uniform Dollar amount

                _______ Integrated With Social Security (complete
(2) and (3) below)

                      (2)    Integration  with  Social  Security.
               (Complete only if you have elected in 5.C.1 to integrate your Plan with Social Security.) Contributions under paragraph B will be allocated to Qualified Participants as you check below:

               _____        Contributions   will   be   allocated
                    according to the Top-Heavy Integration Formula in Section 4.2(c)(1) of the Basic Plan Document in every Plan Year, whether or not the Plan is top-heavy.

               _____        Contributions   will   be   allocated
                    according to the Top-Heavy Integration Formula in Section 4.2(c)(1) of the Basic Plan Document only in Plan Years in which the Plan is top-heavy. In all other Plan Years, contributions will be allocated according to the Non-Top-Heavy Integration Formula in
                    Section 4.2(c)(2) of the Basic Plan Document.

                     (3)   Integration Level.  (Complete only  if
               you have elected in 5.C.1 to integrate your Plan with Social Security.) The Integration Level will be (check one):

               _____      The Social Security Wage Base in effect
                    at the beginning of the Plan Year.

               ____ __%  (not  more  than  100%)  of  the  Social
                    Security Wage Base in effect at the beginning of the Plan Year.

               ____ $__________   (not  more  than   the   Social
                    Security Wage Base).

          Note:    The  Social  Security  Wage  Base  is  indexed
          annually to reflect increases in the cost of living.

          D.    Participant Contributions (Plan Section  4.2(e)).
          Will your Plan allow Participants to make after-tax contributions?

                    Yes
                    No

     Investments (Plan Sections 13.2 and 13.3). The Employer selects in part A below the Investment Products that will be available under the Plan (in addition to Policies selected under Plan Article 14, if any). All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts unless the Employer elects differently in B below.

          Available Investment Products (Plan Section 13.2). The following investments will be available under the Plan
          (check one):

          Mutual Funds

          _____      The group of funds made available by Putnam,
               selected by the Employer and communicated to Participants in writing. A current list of the funds selected by the Employer from time to time shall be kept with the records of the Plan. The initial list of funds is as follows:
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _

          Other Investment Options

          ______    Putnam Stable Value Fund

          ______    Other  Investment  Products  (as  defined  in
                    Section 2.28 of the Plan)

     If there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam (or if the Employer makes no such selection, by execution of the Plan Agreement, the Employer shall affirmatively elect to have such amounts invested in the Putnam Money Market Fund) until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement with Putnam (or if none, The Putnam Money Market
     Fund) as an available Investment Product for that purpose.

          Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

                      _____       The  Employer  will  make   all
               investment decisions with respect to all employee contributions, including Elective Deferrals, Participant Contributions, Deductible Employee Contributions and Rollover Contributions.
          _____       The   Employer  will  make  all  investment
               decisions with respect to all Employer contributions, including Profit Sharing Contributions, Employer Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions.

                     _____      The Employer will make investment
               decisions with respect to Employer Matching Contributions and Qualified Matching Contributions made pursuant to Section 12.B and C of this Plan Agreement.

                     _____      The Employer will make investment
               decisions  with  respect to Qualified  Nonelective
               Contributions made pursuant to Section 12.D of this Plan Agreement.


               _____
                                                            The
                                                            Emplo
                                                            yer
                                                            will
                                                            make
                                                            inves
                                                            tment
                                                            decis
                                                            ions
                                                            with
                                                            respe
                                                            ct to
                                                            Profi
                                                            t
                                                            Shari
                                                            ng
                                                            Contr
                                                            ibuti
                                                            ons
                                                            made
                                                            pursu
                                                            ant
                                                            to
                                                            Secti
                                                            on
                                                            5.B.
                                                            of
                                                            this
                                                            Plan
                                                            Agree
                                                            ment.

          Changes. Investment instructions may be changed (check one):

                    _____     on any Valuation Date (daily)

                     _____      on  the first day  of  any  month
               (monthly)

                     _____      on  the first day of  the  first,
               fourth,  seventh and tenth months in a  Plan  Year
               (quarterly)

          Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

                           Voting.   Section  13.8  of  the  Plan
               provides that Employer Stock held as an investment under the Plan will be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of Employer Stock to the extent described in Section
               13.8. Check below only if Participants will direct the voting of Employer Stock.

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of the voting of Employer Stock in accordance with Section 13.8. (Note: To the extent a Participant fails to direct the voting of Employer Stock credited to his Account, the Trustee shall not vote such Employer Stock. Unallocated shares of Employer Stock will be voted by the Trustee as directed by the Plan Administrator.)

                          Tendering.   Section 13.8 of  the  Plan
               provides that Employer Stock held as an investment under the Plan will be tendered in accordance with the Employer's instructions unless the Employer elects that Participants will direct the tendering of Employer Stock to the extent described in
               Section 13.8. Check below only if Participants will direct the tendering of Employer Stock. (Note: Unallocated shares of Employer Stock will be tendered in proportion to the percentage of allocated shares which are tendered.)

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of the tendering of Employer Stock in accordance with Section 13.8. (Note: To the extent a Participant fails to direct the tendering of Employer Stock credited to his Account, the Trustee shall not tender such Employer Stock.)

          Voting of Non-Putnam Shares. Section 13.10 of the Plan provides that shares of registered investment companies held under the Plan other than Putnam mutual funds shall be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of such non-Putnam investment company shares to the extent described in
          Section 13.10. Check below only if Participants will direct the voting of such non-Putnam investment company shares:

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of voting shares of registered investment companies other than Putnam mutual funds in accordance with Section 13.10.

          Note:   Shares  of non-Putnam investment companies  for
          which the Trustee receives no voting instructions shall be voted in the same proportion as it votes such shares for which it has received instructions.

     Distributions and Withdrawals.

          Retirement Distributions.

               Normal Retirement Age (Plan Section 7.1). Normal retirement age will be _______ (not over age 65).

               Early Retirement (Plan Section 7.1). Check and complete the item below only if you want
               Participants to become fully vested upon fulfilling specified age and service requirements before reaching normal retirement age:

               _____      Early  retirement will be permitted  at
                    age ____ with at least ________ Years of Service.

               Annuities (Plan Section 9.3). Will your Plan permit a Participant to select a life annuity form of distribution? You must check Yes if this Plan replaces an existing Plan that permits distributions in a life annuity form.

               _____     Yes

               _____     No

          Hardship Distributions (Plan Section 12.2). Will your Plan permit hardship distributions from Employer Contribution Accounts? You must check Yes if this Plan replaces an existing Plan that permits hardship distributions of Profit Sharing Contributions.

          _____     Yes
          _____     No

          Withdrawals  after Age 59 1/2 (Plan Section  12.3).   Will
          your Plan permit employees over age 59 1/2 to withdraw amounts upon request? You must check Yes if this Plan replaces an existing Plan that permits withdrawals after age 59 1/2.

          _____     Yes

          _____     No

                Loans.   (Plan  Section 12.4).   Will  your  Plan
          permit loans to employees from their Accounts?

                    _____     Yes

               _____     No

                Automatic  Distribution of Small  Accounts  (Plan
          Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?

               _____     Yes

                    _____     No

               Note: The time for distribution cannot be left to the discretion of the Employer or the Plan Administrator. If you check No above, small accounts will be distributable at the time selected by the Participant.

     Vesting (Plan Article 8).

          Time of Vesting.

          (1)  The  provision  checked  below  will  determine  a
               Participant's  vested  percentage  in  the  Profit
               Sharing   Contribution  portion  of  his  Employer
               Contribution Account:

          _____      100%  vesting immediately upon participation
               in the Plan.

                    _____     Five-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         1    2    3    4    5

          _____     Six-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         2    3    4    5    6

          _____     Seven-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         3    4    5    6    7

          _____     Three-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-2  3

          _____     Five-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-4  5

                    _____     Other Schedule (must be at least as
               favorable as Seven-Year Graded Schedule  or  Five-
               Year Cliff Schedule):

                                                  Vested
                                                       Percentage
                                                       __%    __%
                                                       __%    __%
                                                       __%

                                                  Years        of
                                                       Service
                                                       ___    ___
                                                       ___    ___
                                                       ___

               If you selected above an "Other Schedule," specify in the space below the schedule that will apply after the Plan is top-heavy. The schedule you specify must be (i) the Six-Year Graded Schedule, or (ii) the Three-year Cliff Schedule, or (iii) any other schedule that is at least as favorable to employees, at all years of service, as either the Six-Year Schedule or the Three-Year Cliff Schedule.

                         The top-heavy vesting schedule will be:

                              _____     the same "Other Schedule"
                    selected above

                                                       _____
                                                            Veste
                                                            d
                                                            Perce
                                                            ntage
                                                            __%
                                                            __%
                                                            __%
                                                            __%
                                                            __%

                                                            Years
                                                            of
                                                            Servi
                                                            ce
                                                            ___
                                                            ___
                                                            ___
                                                            ___
                                                            ___

          (2) If you adopt the Section 401(k) provisions in item 12 and will make Employer Matching Contributions, check the provision below that will determine a Participant's vested percentage in his Employer Matching Contribution Account (check one):

          _____      100%  vesting immediately upon participation
               in the Plan.

          _____     Five-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         1    2    3    4    5

          _____     Six-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         2    3    4    5    6

          _____     Seven-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         3    4    5    6    7

          _____     Three-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-2  3

          _____     Five-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-4  5

                    _____     Other Schedule (must be at least as
               favorable as Seven-Year Graded Schedule  or  Five-
               Year Cliff Schedule):

                                                  Vested
                                                       Percentage
                                                       __%    __%
                                                       __%    __%
                                                       __%

                                                  Years        of
                                                       Service
                                                       ___    ___
                                                       ___    ___
                                                       ___

          If you selected "Other Schedule" above, the vesting schedule that will apply to the Employer Matching Contribution Account after the Plan becomes top-heavy will be the top-heavy vesting schedule applicable to the Employer Contribution Account, as specified in
          Section 8.A.(1).

          Service  for  Vesting.  Skip this part B if  your  Plan
          will   include   all  of  an  employee's   service   in
          determining his Years of Service for vesting.

          Years of Service for vesting will exclude (check one or more):

          _____      Service  before the Effective  Date  of  the
               Plan, if this is a new plan, or service before the effective date of your existing plan, if this Plan replaces an existing plan

          _____      Service  before the Plan Year  in  which  an
               employee reached age 18

          _____      Service  for  a  business  acquired  by  the
               Employer, before the date of acquisition

          Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):

          _____     1,000 Hours of Service

          _____     ___________________ Hours of Service
               (under 1,000)

          Year  of  Service  Measuring Period for  Vesting  (Plan
          Section  2.54).   The  periods of 12  months  used  for
          measuring Years of Service will be (check one):

          _____     Plan Years

          _____     12-month Eligibility Periods

     Note:   If you are adopting this Plan to replace an existing
     plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

     Top-Heavy Minimum Contributions (Plan Section 15.3). For any Plan Year in which the Plan is top-heavy, you must provide for each Participant who is a non-key employee and who is employed on the last day of the Plan Year an allocation equal to 3% of his Earnings (or if less, the highest percentage allocated to any key employee). Neither Elective Deferrals, nor Employer Matching Contributions nor Qualified Matching Contributions for a non-key employee may be taken into account for purposes of this requirement. If you have adopted Putnam paired plans, for any Plan Year in which the Plan is top-heavy, the top-heavy minimum
     contribution  will  be  provided  under  the  Putnam   Money
     Purchase Pension Plan.

     Skip paragraphs A and B below if you have Putnam paired plans or if you do not maintain any other qualified plan in addition to this Plan.

          If you maintain another qualified plan in addition to this Plan, specify below whether a non-key employee who participates in both plans will receive a top-heavy minimum contribution (or benefit) in this Plan or the other plan.

          The top-heavy minimum contribution (or benefit) for non-key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in (check one):

          _____     This Plan

          _____            The       plan       named       here:
               __________________________________

          (Skip this paragraph if you do not maintain a defined benefit plan.) If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan Section 15.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 15.4. Specify your election by completing the statement below:

          The   Employer  will  provide  an  increased   (specify
          contribution                or                 benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as permitted under Plan
          Section 15.4.

     Other Plans. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.

     The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

          If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):

          _____      The  provisions of Section 6.2 of  the  Plan
               will apply as if the other plan were a master or prototype plan.

          _____      The  plans will limit total annual additions
               to   the  maximum  permissible  amount,  and  will
               properly reduce any excess amounts, in the manner you describe below.

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______
     B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
          Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

     Note: Your description under A or B above cannot be left to discretion and changed from year to year. If you want to amend it from year to year, you must execute a new plan agreement.

          If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest rate:  %__________________________

                                          Mortality        Table:
                    __________________________

     Administration.

          Plan Administrator (Plan Section 16.1). You may appoint a person or a committee to serve as Plan Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

          The initial Plan Administrator will be (check one):

          _____     This person:  _______________________________

          _____     A committee composed of these people:

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          Recordkeeper (Plan Section 16.4). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and you.

               The initial Recordkeeper will be:

          _______________________________________________________
          ___
          Name

          _______________________________________________________
          ___
          Address

Complete item 12 below if your Plan will allow employees to elect pre-tax contributions under Section 401(k) of the Code.

     Section 401(k) Plan Provisions (Plan Article 5).

          Elective Deferrals (Plan Section 5.2).

               A Participant may make Elective Deferrals for each year in an amount not to exceed (check one):

                    _____     (a)  ___% of his Earnings

                    _____      (b)   ___% of his Earnings not  to
                         exceed   $_______  (specify   a   dollar
                         amount)

                                      _____       (c)    $_______
                         (specify a dollar amount)

          Note:   Elective  Deferrals may not exceed  the  annual
          dollar  limit  under  Section 402(g)  of  the  Internal
          Revenue Code.

               A   Participant   may  begin  to   make   Elective
               Deferrals,  or change the amount of  his  Elective
               Deferrals, as of the following dates (check one):

               _____       First  business  day  of  each   month
                    (monthly).

               _____     First business day of the first, fourth,
                    seventh  and  tenth months of the  Plan  Year
                    (quarterly).

               _____      First  business day of  the  first  and
                    seventh    months   of    the    Plan    Year
                    (semiannually).

               _____     First business day of the Plan Year only
                    (annually).

               May   Participants  make  Elective  Deferrals   of
               bonuses?

               _____     Yes

               _____     No

     Note:    You   may   choose   to  make   Employer   Matching
     Contributions   or  Qualified  Matching  Contributions,   or
     neither,  or  both.   Qualified Matching  Contributions  are
     always fully vested and cannot be distributed from the Plan before a Participant reaches age 59 1/2 or leaves employment. They will be used, to the extent needed, to help the Plan pass the ADP test explained on page __ of the Qs & As. Employer Matching Contributions are subject to the vesting schedule elected in item 8 of this Plan Agreement, and can be withdrawn during employment in the event of financial hardship (as defined in Section 12.2 of the Plan) if you so elect in part F below.

                Employer  Matching  Contributions  (Plan  Section
          5.8).   Skip this part B if you will not make  Employer
          Matching Contributions.

               The Employer will contribute and will allocate to each Participant's Employer Matching Account an amount equal to:

               (Check the provision(s) desired, and fill in the % and/or $ limitation blank(s) in each provision you check. If you wish to determine the amount of Employer Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check. Also write "V" for variable in the % blank for Earnings.)

               _____     ___% of Elective Deferrals

               _____      ___% of Elective Deferrals that do  not
                    exceed ___% of Earnings

               _____     ___% of Participant Contributions

                               _____      In  applying the  above
                    election, Elective Deferrals shall not exceed
                    $__________.

               Will forfeited Employer Matching Contributions be applied to reduce the total contribution specified in B (1) above?

               _____     Yes

               _____     No

          (3) Will forfeited Employer Matching Contributions that are not applied to reduce required Employer Matching Contributions specified in B(1) above be applied to reduce required Employer Contributions for the Plan Year described in 5.B?

               _____ Yes

               _____ No

               If you check No to both (2) and (3) above, forfeited Employer Matching Contributions will be allocated as though they were additional Employer
               Matching Contributions.

          Qualified  Matching Contributions (Plan Section  2.62).
          Skip  this  part  C  if  you will  not  make  Qualified
          Matching Contributions.

               Qualified Matching Contributions will be made with respect to (check one):

               _____     Elective Deferrals by all Participants

               _____      Elective  Deferrals only by  Non-Highly
                    Compensated Participants

               The amount of Qualified Matching Contributions made with respect to a Participant will be:

               (Check the provision desired and fill in the % and/or $ limitation blank(s) in the provision you check. If you wish to determine the amount of Qualified Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check. Also write "V" for variable in the % blank for Earnings.)

               _____     ___% of his Elective Deferrals

               _____      ___% of his Elective Deferrals that  do
                    not exceed ___% of his              Earnings

               _____     ___% of Participant Contributions

               _____     In applying the above election, Elective
                    Deferrals shall not exceed $________.

          Qualified   Nonelective  Contributions  (Plan   Section
          2.64):  Skip this part D if you will not make Qualified
          Nonelective Contributions.

               Qualified Nonelective Contributions will be made on behalf of (check one):

          _____     All Participants

          _____       Only   Participants  who  are  not   Highly
               Compensated Employees

               The amount of Qualified Nonelective Contributions for a Plan Year will be (check one):

               _____      ___% (not over 15%) of the Earnings  of
                    Participants   on   whose  behalf   Qualified
                    Nonelective Contributions are made

               _____      An  amount  determined by the  Employer
                    from year to year, to be shared in proportion to their Earnings by Participants on whose behalf Qualified Nonelective Contributions are made

               Note: Qualified Nonelective Contributions will be used, to the extent needed, to help the Plan pass the ADP test, explained on page __ of the Qs & As.

          ACP Test. Every plan that has after-tax Participant Contributions, Employer Matching Contributions or Qualified Matching Contributions must pass an annual test called the ACP test, which is explained on page __ of the Qs & As. Elective Deferrals and Qualified Nonelective Contributions will be used to help the Plan pass the ACP test, to the extent needed.

          Hardship  Distributions  from  401(k)  Accounts   (Plan
          Sections 12.2 and 5.14).

               Will your Plan permit hardship distributions from Elective Deferral Accounts?

               _____     Yes

               _____     No

               If your Plan has Employer Matching Contributions, will it permit hardship distributions from Employer Matching Accounts? You must check Yes if this Plan replaces an existing plan that permits hardship distributions of Employer Matching Contributions.

               _____     Yes

               _____     No

     Reliance on Opinion Letter. If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code; or an individual medical account, as defined in
     Section 415(l)(2) of the Code) in addition to this plan, you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.

     The  Employer may not rely on the opinion letter  issued  by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Section 401 of the Code unless the terms of the plan, as herein adopted or amended, that pertain to the requirements of Section 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s)
     of the Code, as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

     Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #001 may be used only in conjunction with Putnam's basic plan document #05.

                          *  *  *  *  *

                  EMPLOYER'S ADOPTION OF PUTNAM
                 PROFIT SHARING AND 401(k) PLAN

The Employer named below hereby adopts a PUTNAM PROFIT SHARING AND 401(k) PLAN, and appoints __________________ to serve as Trustee of the Plan. (Note: you may appoint a trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission.) The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Profit Sharing and 401(k) Plan only upon Putnam's acceptance of this Plan Agreement.

                                        Employer signature(s)  to
                                             adopt          Plan:
                                             Date of signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


             ____________________________________________________
                                    Telephone:___________________


             ____________________________________________________
                                    Telephone:___________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                  INVESTMENT DEALER INFORMATION

Firm:
_________________________________________________________________
___________


Branch:
_________________________________________________________________
___________


Address:
_________________________________________________________________
___________


Registered                                        Representative:
_________________________________________
                    Name

                    _________________________________________
                    Telephone
                          *  *  *  *  *

                      ACCEPTANCE OF TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A.   Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
______________

Complete Part B only if you have appointed a Trustee other than Putnam Fiduciary Trust Company. Note: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype Profit Sharing and 401(k) Plan.

B.   _________________________________, Trustee

By:                                ______________________________
                                   ___  Trustee's Tax I.D. Number
                                   _______________
          (Trustee)

_________________________________________________________________
                                             ____________________
Address of Trustee

Person for Putnam to Contact: ________________________________
                                             Telephone:
                                             _______________

Complete Part C only if insurance Policies will be purchased under Article 14 of the Plan (in addition to Putnam Investment
Products).

C.   Appointment and Acceptance of Insurance Trustee

1.   Appointment to:

_________________________________________________________________
                                             ____________________
Name of Insurance Trustee

You are hereby designated as Insurance Trustee for Policies to be held in accordance with the terms and conditions of this Plan and Trust.

Employer signature to appoint Insurance Trustee:

By:______________________________________________________________
                                             ____________________
     (Authorized Signature)

2. Acceptance as Insurance Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.

  By:_____________________________________     Trustee's Tax I.D.
                                        Number  _________________
_________________________________________________________________
                                             ____________________
Address of Insurance Trustee

Person for Putnam to Contact: ________________________________
                                             Telephone:
                                             _______________

                          *  *  *  *  *

                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #05.

Putnam Mutual Funds Corp.
By:  ______________________________





               PUTNAM MONEY PURCHASE PENSION PLAN

                       PLAN AGREEMENT #002


This is the Plan Agreement for a Putnam prototype money purchase plan. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

                Putnam Defined Contribution Plans
                      One Putnam Place E2B
                       859 Willard Street
                        Quincy, MA  02269
                     Phone:  1-800-752-9894

                          *  *  *  *  *

By executing this Plan Agreement, the Employer establishes a money purchase pension plan and trust upon the terms and conditions of Putnam Basic Plan Document #05, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Money Purchase Pension Plan.

                          *  *  *  *  *


     Business Information.  The Employer adopting this Plan is:

                               Business                     Name:
_____________________________________________________

          Business Address:   _______________________________

                          _______________________________     SIC
Code:     _______

                         _______________________________

                Person      for      Putnam      to      Contact:
______________________________________________

          Phone:  __________________________

                Federal      Tax      Identification      Number:
__________________________

          Form of Organization (check one):

           _____      Sole proprietorship      _____  Corporation
______ Other

                 _____       Partnership               _____    S
          Corporation

          Plan Name:  __________________________________

          Plan Number:  00__(complete)

          Taxable Year of Business:

          ______    Calendar Year

               ______         Fiscal     year      ending      on
________________________________________

     Plan Information.

               Plan Year.  Check one:

               _____     The Plan Year will be the same
               as the Taxable Year of the Business shown in 1.F. above. If the Taxable
               Year  of the  Business changes, the Plan
               Year will change accordingly.

          _____     The Plan Year will be the period of 12 months
               beginning on the first day of __________________________ (month) and ending on
               the   last   day   of   __________________________
               (month).

          The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
          Article 6  of the Plan.

               Effective Date of Adoption of Plan.

          Are you adopting this Plan to replace an existing plan?

          _____  Yes

          _____  No

                If  you answered Yes in 2.B. above, the Effective
          Date of your adoption of this Plan will be the first day of the current Plan Year unless you elect a later date below. Please complete the following:

   ______________________________________________________________
                    Name of the plan you are replacing

   ______________________________________________________________
                     Original Effective Date of the plan you are replacing

   ______________________________________________________________
                    Effective Date of amendment

          If you answered No in 2.B. above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began):

                          The       Effective      Date       is:
______________________________________
                                             month/day/year

          Identifying Highly Compensated Employees.  Check One:

          _____      The  Plan will use the regular method  under
               Plan   Section  2.60(a)  for  identifying   Highly
               Compensated Employees.

               If  your  Plan Year is the calendar year,  do  you
               wish  to   make  the "calendar year election"  for
               identifying your Highly Compensated Employees?

                    _____  Yes

               _____  No

                     _____      The  Plan will use the simplified
               method  under Plan Section 2.60(b) for identifying
               Highly Compensated Employees.

     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.

          Classes of Eligible Employees. The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.-source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.

                The following employees will be eligible to participate in the Plan:

          _____       Members   of   the   following   collective
               bargaining unit(s) (give names of unions):

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          _____     Nonresident aliens with no U.S.-source income

          Age Requirement (check and complete one):

          _____     No minimum age required for participation

          _____      Employees must reach age __ (not over 21) to
               participate

          Service Requirements.

          A 6-month Eligibility Period is a 6-month period beginning either on an employee's first day of work with the Employer or on the date 6 months following the employee's first day of work, and anniversaries of those dates. A 12-month Eligibility Period is the 12-month period beginning on an employee's first day of work with the Employer, and anniversaries of that date. You may also select another Eligibility Period consisting of a number of months of your choice and each successive period of that number of months.

               To  become  eligible,  an employee  must  complete
               (choose one):

                    _____      a.    No minimum service required.
                         Skip to (5) below.

               _____     b.   One 6-month Eligibility Period

                                    _____   c.  One  ____-  month
                         Eligibility  Period (must be  less  than
                         12)

                                    _____      d.   One  12-month
                         Eligibility Period

                                    _____      e.   Two  12-month
                         Eligibility Periods (may not  be  chosen
                         if  you  adopt a vesting schedule  other
                         than  the  first choice under item  8.A,
                         which   provides  for  100%   full   and
                         immediate vesting).

                          If  the  Employer acquires a  business,
               will the Eligibility Period for employees of the acquired business be the period selected in (1) above, beginning on the first day of work for the acquired business?

               _____  Yes

               _____  No

                    a.     To   receive  credit  for  a   6-month
                    Eligibility Period, an employee must complete during it at least:

               _____     500 Hours of Service

               _____     _____________ Hours of Service
                    (under 500)

                               b.   Complete only if (1)(c) above
                    is selected. To receive credit for the Eligibility Period selected in (1)(c) above, an employee must complete during it at least:

               _____     _____________ Hours of Service
                    (under 1000)

               Note: If you adopt an Eligibility Period of less than 12 months, in any event, an employee will automatically receive credit for the Eligibility Period if the employee completes at least 1,000 Hours of Service during a 12 consecutive month period following the first day of work.

                                                  c.   To receive
                                        credit   for  a  12-month
                                        Eligibility  Period,   an
                                        employee   must  complete
                                        during it at least:

               _____     1,000 Hours of Service

               _____     _____________ Hours of Service
                    (under 1,000)

               Hours of Service will be credited to an employee by the following method (check one):

                    _____      a.    Actual  hours for  which  an
                         employee is paid

                              _____     b.   Any employee who has
                         one actual paid hour in the following period will be credited with the number of Hours of Service indicated (check one):

                         _____     Day (10 Hours of Service)

                         _____     Week (45 Hours of Service)
                         _____      Semi-monthly  payroll  period
                              (95 Hours of Service)

                                          _____      Month   (190
                              Hours of Service)

          Note:   If  you  are adopting this Plan to  replace  an
          existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

               Entry Dates. Each Employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               _____      The first day of the month in which  he
                    fulfills the requirements.

               _____       The   first  of  the  following  dates
                    occurring after he fulfills the requirements (or, if earlier, the first day of the first Plan Year that begins after the date he fulfills the requirements) (check one):

                                   _____     The first day of the
                         month following the date he fulfills the requirements (monthly).

                                         _____     The first  day
                         of the first, fourth, seventh and tenth months in a Plan Year (quarterly).

                                   _____     The first day of the
                         first month and the seventh month in a Plan Year (semiannually).

          (For New Plans Only) Will all eligible Employees be required to meet the age and service requirements specified in B and C above?

          _____     Yes

          _____      No; all Employees on the Effective Date will
               be eligible as of the Effective Date, even if they have not met the age and service requirements.

     Compensation (Plan Section 2.8).

          Amount. Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year
          (check one):

     _____     Form W-2 earnings as defined in Section 2.8 of the
          Plan.

     _____     Form W-2 earnings as defined in Section 2.8 of the
          Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code
          Section 414(h)(2) that are picked up by a governmental employer.

     _____      All  compensation included in the  definition  of
          Code Section 415 Compensation in Section 6.5(b) of  the
          Plan.

     _____      All  compensation included in the  definition  of
          Code Section 415 Compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, and Code Section 457 deferred compensation plan, or contributions described in Code
          Section 414(h)(2) that are picked up by a governmental employer.

          Measuring  Period.  Compensation will be based  on  the
          Plan Year.  However, for an employee's initial year  of
          participation  in  the  Plan,  Compensation  shall   be
          recognized as of:

          ______ the first day of the Plan Year.

          ______ the date the employee entered the Plan.

     Contributions (Plan Section 4.3).

          Employer Contributions - Amount. The Employer will contribute to the Plan for each Plan Year this Basic Contribution Percentage ____% (not more than 25%) of the Earnings of all Qualified Participants for the Plan Year.

          Employer Contributions - Allocations to Participants

               1. Allocation to Qualified Participants. Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless, for reasons other than his death or Retirement, he is not an active Employee on the last day of the Plan Year, and he is not credited with more than 500 Hours of Service in the Plan Year.

                      2.     Integration  with  Social  Security.
               Contributions under paragraph B will be allocated to Qualified Participants in proportion to their Earnings, unless you check the following space to indicate that your Plan will be integrated with Social Security, as explained on page of the Qs & As.


                    ____ The
                                                       Plan  will
                                                       be
                                                       integrated
                                                       with
                                                       Social
                                                       Security,
                                                       and    the
                                                       Base
                                                       Contributi
                                                       on
                                                       Percentage
                                                       will    be
                                                       ___%  (not
                                                       less  than
                                                       3%  unless
                                                       you   will
                                                       perform
                                                       annual top-
                                                       heavy
                                                       testing
                                                       for   your
                                                       Plan).

                     3.    Integration Level.  (Complete only  if
               you have elected in 5.B.2. to integrate your Plan with Social Security). The Integration Level will be (check one):

               ____ The  Social Security Wage Base in  effect  at
                    the beginning of the Plan Year.

               ____ __%  (not  more  than  100%)  of  the  Social
                    Security Wage Base in effect at the beginning of the Plan Year.
                              ____ $__________ (not more than the
                    Social Security Wage Base).

                Participant Contributions (Plan Section  4.3(e)).
          Will your Plan allow Participants to make after-tax contributions?

                    Yes

                    No

     Investments (Plan Sections 13.2 and 13.3). The Employer selects in part A below the Investment Products that will be available under the Plan (in addition to Policies selected under Plan Article 14, if any). All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts unless the Employer elects differently in B below.

          Available Investment Products (Plan Section 13.2). The following investments will be available under the Plan
          (check one):

          Mutual Funds

          _____      The group of funds made available by Putnam,
               selected by the Employer and communicated to Participants in writing. A current list of the funds selected by the Employer from time to time shall be kept with the records of the Plan. The initial list of funds is as follows:
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _

          Other Investment Options

          ______    Putnam Fiduciary Trust Company GIC Fund

          ______    Other  Investment  Products  (as  defined  in
                    Section 2.28 of the Plan)

If there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam (or if the Employer makes no such selection, by execution of the Plan Agreement, the Employer shall affirmatively elect to have such amounts invested in the Putnam Money Market Fund) until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement with Putnam (or if none, the Putnam Money Market Fund) as an available Investment Product for that purpose.

          Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan.
          _____       The   Employer  will  make  all  investment
               decisions    with   respect   to   all    Employer
               contributions.

          _____       The   Employer  will  make  all  investment
               decisions    with   respect   to   all    employee
               contributions, including Participant Contributions and Rollover Contributions.

          Changes. Investment instructions may be changed (check one):

                    _____     on any Valuation Date (daily)

                     _____      on  the first day  of  any  month
               (monthly)

                     _____      on  the first day of  the  first,
               fourth,  seventh and tenth months in a  Plan  Year
               (quarterly)

          Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

                           Voting.   Section  13.8  of  the  Plan
               provides that Employer Stock held as an investment under the Plan will be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of Employer Stock to the extent described in Section
               13.8. Check below only if Participants will direct the voting of Employer Stock.

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of voting of Employer Stock in accordance with Section 13.8. (Note: To the extent a Participant fails to direct the voting of Employer Stock credited to his Account, the Trust shall not vote such Employer Stock. Unallocated shares of Employee Stock will be voted by the Trustee as directed by the Plan Administrator.)

                          Tendering.   Section 13.8 of  the  Plan
               provides that Employer Stock held as an investment under the Plan will be tendered in accordance with the Employer's instructions unless the Employer elects that Participants will direct the tendering of Employer Stock to the extent described in
               Section 13.8. Check below only if Participants will direct the tendering of Employer Stock. (Note: Unallocated shares of Employer Stock will be tendered in proportion to the percentage of allocated shares which are tendered.)

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of the tendering of Employer Stock in accordance with Section 13.8. (Note: To the extent a Participant fails to direct the tendering of Employer Stock, the Trustee shall not tender such Employer Stock.)

          Voting of Non-Putnam Shares. Section 13.10 of the Plan provides that shares of registered investment companies held under the Plan other than Putnam mutual funds shall be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of such non-Putnam investment company shares to the extent described in
          Section 13.10. Check below only if Participants will direct the voting of such non-Putnam investment company shares:

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of voting shares of registered investment companies other than Putnam mutual funds in accordance with Section 13.10.

          Note:   Shares  of non-Putnam investment companies  for
          which the Trustee receives no voting instructions shall be voted in the same proportion as it votes such shares for which it has received instructions.

     Retirement Age.

          Normal  Retirement  Age  (Plan  Section  7.1).   Normal
          retirement age will be _______ (not over age 65).

          Early Retirement (Plan Section 7.1). Check and complete the item below only if you want Participants to become fully vested upon fulfilling specified age and service requirements before reaching normal retirement age:

               _____      Early  retirement will be permitted  at
                    age ____ with at least ________ Years of Service.

     Vesting (Plan Article 8).

          Time  of  Vesting.   The provision checked  below  will
          determine a Participant's vested percentage in his Employer Contribution Account.

          _____      100%  vesting immediately upon participation
               in the Plan. If you check this option, skip the rest of this part 8.

          _____     Five-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service          1    2    3    4    5

          _____     Six- Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service          2    3    4    5    6

                    _____     Seven-Year Graded Schedule:

               Vested Percentage        20%  40%  60%  80%  100%

               Years of Service          3    4    5    6    7

                    _____     Three-Year Cliff
                Schedule:

                                            Vested     Percentage
                              0%   100%

                                           Years    of    Service
                              0-2  3

          _____     Five-Year Cliff
                 Schedule:

               Vested Percentage        0%   100%

               Years of Service         0-4   5

                    _____     Other Schedule (must be at least as
               favorable as Seven-Year Graded Schedule  or  Five-
               Year Cliff Schedule):

                                                  Vested
                                                       Percentage
                                                       __%    __%
                                                       __%    __%
                                                       __%

                                                  Years        of
                                                       Service
                                                       ___    ___
                                                       ___    ___
                                                       ___

          If you selected above "Other Schedule", specify in the space below the schedule that will apply after the Plan is top-heavy. The schedule you specify must be (i) the Six-Year Graded Schedule, or (ii) the Three-Year Cliff Schedule, or (iii) any other schedule that is at least as favorable to employees, at all years of service, as either the Six-Year Graded Schedule or the Three-Year Cliff Schedule

          The top-heavy vesting schedule will be:

               ____ the same "Other Schedule" selected above

                                        ____ Vested    Percentage
                                             %       %    %     %
                                             %

                                    Years of Service          ___
                    ___  ___  ___  ___

          Service  for  Vesting.  Skip this part B if  your  Plan
          will   include   all  of  an  employee's   service   in
          determining his Years of Service for vesting.

          Years of Service for vesting will exclude (check one or more):

          _____      Service  before the Effective  Date  of  the
               Plan, if this is a new plan, or service before the effective date of your existing plan, if this Plan replaces an existing plan
          _____      Service  before the Plan Year  in  which  an
               employee reached age 18

          _____      Service  for  a  business  acquired  by  the
               Employer, before the date of acquisition

          Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):

          _____     1,000 Hours of Service

          _____     ___________________ Hours of Service
               (under 1,000)

          Year  of  Service  Measuring Period for  Vesting  (Plan
          Section  2.54).   The  periods of 12  months  used  for
          measuring Years of Service will be (check one):

          _____     Plan Years

          _____     12-month Eligibility Periods

     Note:   If you are adopting this Plan to replace an existing
     plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

     Loans (Plan Section 12.4). Will your Plan permit loans to employees from their Accounts?

     _____     Yes

     _____     No

     Automatic Distribution of Small Accounts (Plan Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?

     _____  Yes

     _____     No

     Note:   The  time  for distribution cannot be  left  to  the
     discretion  of  the Employer or the Plan Administrator.   If
     you check No above, small accounts will be distributable at the time selected by the Participant.

     Top-Heavy Minimum Contributions (Plan Section 15.3). For any Plan Year in which the Plan is top-heavy, you must provide for each Participant who is a non-key employee and who is employed on the last day of the Plan Year an allocation equal to 3% of his Earnings (or if less, the highest percentage allocated to any key employee). If you have adopted Putnam paired plans, for any Plan Year in which the Plan is top-heavy, the top-heavy minimum contribution will be provided under this Plan.

     Skip paragraphs A and B below if you have Putnam paired plans or if you do not maintain any other qualified plan in addition to this Plan.

          If you maintain another qualified plan in addition to this Plan, specify below whether a non-key employee who participates in both plans will receive a top-heavy minimum contribution (or benefit) in this Plan or the other plan (check one):

          The top-heavy minimum contribution (or benefit) for non-key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in:

          _____      This Plan  (Check this if the other plan  is
               another Putnam prototype plan.)

          _____            The       plan       named       here:
               _________________________________

          (Skip this paragraph if you do not maintain a defined benefit plan.) If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan Section 15.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 15.4. Specify your election by completing the statement below:

          The   Employer  will  provide  an  increased   (specify
          contribution                or                 benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as permitted under Plan
          Section 15.4.

     Other Plans. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.

     The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

          If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):

          _____      The  provisions of Section 6.2 of  the  Plan
               will apply as if the other plan were a master or prototype plan.

          _____      The  plans will limit total annual additions
               to   the  maximum  permissible  amount,  and  will
               properly reduce any excess amounts, in the manner you describe below.

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

          B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
          Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

     Note: Your description under A or B above cannot be left to discretion and changed from year to year. If you want to amend it from year to year, you must execute a new plan agreement.

          If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest                                rate:
                    %______________________________________

                    Mortality                              table:
                    ________________________________________

     Administration.

          Plan Administrator (Plan Section 16.1). You may appoint a person or a committee to serve as Plan Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

          The initial Plan Administrator will be (check one):

          _____     This person:  _______________________________

          _____     A committee composed of these people:

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          Recordkeeper (Plan Section 16.4). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and you.

               The initial Recordkeeper will be:

          _______________________________________________________
          ___
          Name

          _______________________________________________________
          ___
          Address

     Reliance on Opinion Letter. If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code; or an individual medical account, as defined in
     Section 415(l)(2) of the Code) in addition to this plan, you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District
     Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.

     The  Employer may not rely on the opinion letter  issued  by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Section 401 of the Code unless the terms of the plan, as herein adopted or amended, that pertain to the requirements of Section 401(a)(4), 401(a)(5), 401(a)(17), 401(1), 410(b) and 414(s)
     of the Code, as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

     Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #002 may be used only in conjunction with Putnam's basic plan document #05.

                          *  *  *  *  *

                  EMPLOYER'S ADOPTION OF PUTNAM
                   MONEY PURCHASE PENSION PLAN

The Employer named below hereby adopts a PUTNAM MONEY PURCHASE PENSION PLAN, and appoints __________________ to serve as Trustee of the Plan. (Note: you may appoint a trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission.) The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Money Purchase Pension Plan only upon Putnam's acceptance of this Plan Agreement.

                                        Employer signature(s)  to
                                             adopt          Plan:
                                             Date of signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


             ____________________________________________________
                                       Telephone:________________


             ____________________________________________________
                                       Telephone:________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                  INVESTMENT DEALER INFORMATION

Firm:
_________________________________________________________________
___________


Branch:
_________________________________________________________________
___________


Address:
_________________________________________________________________
___________


Registered                                        Representative:
_________________________________________
                    Name

                    _________________________________________
                                                        Telephone
                          *  *  *  *  *

                      ACCEPTANCE OF TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A.   Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
______________

Complete Part B only if you have appointed a Trustee other than Putnam Fiduciary Trust Company. Note: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype Money Purchase Pension Plan.

B.   _________________________________, Trustee

By:                                ______________________________
                                   ___  Trustee's Tax I.D. Number
                                   _______________
          (Trustee)

_________________________________________________________________
                                             ____________________
Address of Trustee

Person for Putnam to Contact: ________________________________
                                             Telephone:
                                             _______________

Complete Part C only if insurance Policies will be purchased under Article 14 of the Plan (in addition to Putnam Investment
Products).

C.   Appointment and Acceptance of Insurance Trustee

1.   Appointment to:

_________________________________________________________________
                                             ____________________
Name of Insurance Trustee

You are hereby designated as Insurance Trustee for Policies to be held in accordance with the terms and conditions of this Plan and Trust.

Employer signature to appoint Insurance Trustee:

By:______________________________________________________________
                                             ____________________
     (Authorized Signature)

2. Acceptance as Insurance Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.

  By:_____________________________________     Trustee's Tax I.D.
                                        Number  _________________

_________________________________________________________________
                                             ____________________
Address of Insurance Trustee

Person for Putnam to Contact: ________________________________
                                             Telephone:
                                             _______________

                          *  *  *  *  *

                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #05.

Putnam Mutual Funds Corp.


By:  ______________________________



           PUTNAM BASIC PROFIT SHARING AND 401(K) PLAN

                       PLAN AGREEMENT #003


This is the Plan Agreement for a Putnam prototype profit sharing plan with optional Section 401(k) provisions. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

                Putnam Defined Contribution Plans
                  Attn: L-3 Plan Administration
                    Putnam DCPA, Location 34
                          P.O. Box 9740
                   Providence, RI  02940-9740
                      Phone: 1-800-752-5766

                          *  *  *  *  *

By executing this Plan Agreement, the Employer establishes a profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #05, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Basic Profit Sharing and 401(k) Plan.

                          *  *  *  *  *

All Employers complete items 1-11 below. Employers who wish to adopt Section 401(k) provisions also complete item 12.

     Business Information.  The Employer adopting this Plan is:

                               Business                     Name:
_____________________________________________________

          Business Address:   _______________________________

                         _______________________________

                         _______________________________

                Person      for      Putnam      to      Contact:
______________________________________________

          Phone:  __________________________

                Federal      Tax      Identification      Number:
__________________________

          Form of Organization (check one):
                  _____       Sole   proprietorship         _____
          Corporation         _____  Other

                 _____       Partnership               _____    S
          Corporation

          Plan Name:_______________________________

          Plan Number:  00   (complete)


               Taxable Year of Business:

          _____     Calendar Year

               _____          Fiscal     year      ending      on
_______________________________________________

     Plan Information.

               Plan Year.  Check one:

               _____     The Plan Year will be the same
               as the Taxable Year of the Business shown in 1.F. above. If the Taxable
               Year  of the  Business changes, the Plan
               Year will change accordingly.

          _____     The Plan Year will be the period of 12 months
               beginning on the first day of __________________________ (month) and ending on
               the   last   day   of   __________________________
               (month).

          The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
          Article 6  of the Plan.

               Effective Date of Adoption of Plan.

          Are you adopting this Plan to replace an existing plan?

          _____  Yes

          _____  No

          If you answered Yes in 2.B. above, please complete the following:

   ______________________________________________________________
                    Name of the plan you are replacing

   ______________________________________________________________
                     Original Effective Date of the plan you are replacing

   ______________________________________________________________
                    Effective Date of amendment
          If you answered No in 2.B. above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began).

                          The       Effective      Date       is:
______________________________________
                                             month/day/year

          Identifying Highly Compensated Employees.  Check One:

          _____      The  Plan will use the regular method  under
               Plan   Section  2.60(a)  for  identifying   Highly
               Compensated Employees.

               If your Plan Year is the calendar year, do you wish to make the regular method's "calendar year election" for identifying your Highly Compensated
               Employees?

                    _____  Yes

               _____  No

                     _____      The  Plan will use the simplified
               method  under Plan Section 2.60(b) for identifying
               Highly Compensated Employees.

     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.

          Classes of Eligible Employees. The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.-source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.

          The following employees will be eligible to participate in the Plan:

          _____       Members   of   the   following   collective
               bargaining unit(s) (give names of unions):

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          _____     Nonresident aliens with no U.S.-source income

          Age Requirement (check and complete one):

          _____     No minimum age required for participation

          _____     Employees must reach age ___ (not over 21) to
               participate

          Service Requirements.

          A 6-month Eligibility Period is a 6-month period beginning either on an employee's first day of work with the Employer or on the date 6 months following the employee's first day of work, and anniversaries of those dates. A 12-month Eligibility Period is the 12-month period beginning on an employee's first day of work with the Employer, and anniversaries of that date. You may also select another Eligibility Period consisting of a number of months of your choice and each successive period of that number of months.

               To  become  eligible,  an employee  must  complete
               (choose one):

                    _____      a.    No minimum service required.
                         Skip to (5) below.

               _____     b.   One 6-month Eligibility Period

                                    _____      c.   One  __-month
                         Eligibility  Period (must be  less  than
                         12)

                                    _____      d.   One  12-month
                         Eligibility Period

                                    _____      e.   Two  12-month
                         Eligibility Periods (may not be chosen if you adopt either the Section 401(k) provisions under item 12 or a vesting schedule other than the first choice under item 8.A(1), which provides for 100% full and immediate vesting).

                          If  the  Employer acquires a  business,
               will the Eligibility Period for employees of the acquired business be the period selected in (1) above, beginning on the first day of work for the acquired business?

               _____  Yes

               _____  No

                    a.     To   receive  credit  for  a   6-month
                    Eligibility Period, an employee must complete during it at least:

               _____     500 Hours of Service

               _____      _____________ Hours of Service (must be
                    1 hour or more)
                    (under 500)

                               b.   Complete only if (1)(c) above
                    is selected. To receive credit for the Eligibility Period selected in (1)(c), an employee must complete during it at least:

               _____     _____________ Hours of Service
                    (under 1000)

               Note: If you adopt an Eligibility Period of less than 12 months, in any event, an employee will automatically receive credit for the Eligibility Period if the employee completes at least 1,000 Hours of Service during a 12 consecutive month period following the first day of work.

                                                  c.   To receive
                                        credit   for  a  12-month
                                        Eligibility  Period,   an
                                        employee must complete it
                                        during at least:

               _____     1,000 Hours of Service

               _____      _____________ Hours of Service (must be
                    1 hour or more)
                    (under 1,000)

               Hours of Service will be credited to an employee by the following method (check one):

                    _____      a.    Actual  hours for  which  an
                         employee is paid

                              _____     b.   Any employee who has
                         one actual paid hour in the following period will be credited with the number of Hours of Service indicated (check one):

                         _____     Day (10 Hours of Service)

                         _____     Week (45 Hours of Service)

                         _____      Semi-monthly  payroll  period
                              (95 Hours of Service)

                                          _____      Month   (190
                              Hours of Service)

          Note:   If  you  are adopting this Plan to  replace  an
          existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

               Entry Dates. Each Employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               _____      The first day of the month in which  he
                    fulfills the requirements.

               _____       The   first  of  the  following  dates
                    occurring  after he fulfills the requirements
                    (check one):

                                         _____     The first  day
                         of the month following the date he fulfills the requirements (monthly).

                                         _____     The first  day
                         of the first, fourth, seventh and tenth months in a Plan Year (quarterly).

                                         _____     The first  day
                         of the first month and the seventh month in a Plan Year (semiannually).

          (For New Plans Only) Will all eligible Employees be required to meet the age and service requirements specified in B and C above?

          _____     Yes

          _____      No; all Employees on the Effective Date will
               be eligible as of the Effective Date, even if they have not met the age and service requirements.

     Compensation (Plan Section 2.8).

                Amount.   Compensation for purposes of  the  Plan
          will be the amount of the following that is actually paid by your Business to an employee during the Plan
          Year (check one):

     _____     Form W-2 earnings as defined in Section 2.8 of the
          Plan.

     _____     Form W-2 earnings as defined in Section 2.8 of the
          Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, or contributions described in Code
          Section 414(h)(2) that are picked up by a governmental employer.

     _____      All  compensation included in the  definition  of
          Code Section 415 Compensation in Section 6.5(b) of  the
          Plan.

     _____      All  compensation included in the  definition  of
          Code Section 415 Compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, or contributions described in Code
          Section 414(h)(2) that are picked up by a governmental employer.

                Measuring Period. Compensation will be based on the Plan Year. However, for an employee's initial year of Participation in the Plan, Compensation shall be recognized as of:

          _____     The first day of the Plan Year.

          _____     The date the Participant entered the Plan.

     Contributions (Plan Sections 4.1 and 4.2).

          Employer  Contributions  -  Profit  Limitation.    Will
          Employer  contributions to the Plan be limited  to  the
          current  and  accumulated  profits  of  your  business?
          (check one):
          _____     Yes

          _____     No

          If  you  will make contributions only under the Section
          401(k) provisions in item 12 of this Plan Agreement, skip the rest of this part 5.

          Employer Contributions - Amount.

          (1) The Employer will contribute to the Plan for each Plan Year (check one):

               _____      An  amount chosen by the Employer  from
                    year to year

               ______    ____%  of  the Earnings of all Qualified
                         Participants for the Plan Year

                           ______   $____   for  each   Qualified
               Participant

               (2) Will Forfeitures for a Plan Year be applied to reduce the amount of the contribution otherwise required?

               _____ Yes

               _____ No

          (3) Will Forfeitures that are not applied to reduce the amount of contribution otherwise required for the Plan Year be applied to reduce the required Employer Matching Contribution for the Plan Year described in 12.B.(1)?

               _____ Yes

               _____ No

          If you check No to both (2) and (3) above, Forfeitures will be allocated as though they were additional Profit
          Sharing Contributions.

          Employer Contributions - Allocations to Participants

               1. Allocation to Qualified Participants. Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless, for reasons other than his death or retirement, he is not an active Employee on the last day of the Plan Year, and he is not credited with more than 500 Hours of Service in the Plan Year.

               How will contributions be allocated?

                  _______   Pro   rata   (percentage   based   on
compensation)

               _______ Uniform Dollar amount

                _______ Integrated With Social Security (complete
(2) and (3) below)

                      2.     Integration  with  Social  Security.
               (Complete only if you have elected in 5.C.1. to integrate your Plan with Social Security.) Contributions under paragraph B will be allocated to Qualified Participants as you check below:

                               _____      Contributions  will  be
                    allocated according to the Top-Heavy Integration Formula in Section 4.2(c)(1) of the Basic Plan Document in every Plan Year, whether or not the Plan is top-heavy.

                               _____      Contributions  will  be
                    allocated according to the Top-Heavy Integration Formula in Section 4.2(c)(1) of the Basic Plan Document only in Plan Years in which the Plan is top-heavy. In all other Plan Years, contributions will be allocated according to the Non-Top-Heavy Integration Formula in Section 4.2(c)(2) of the Basic Plan Document.

                     3.    Integration Level.  (Complete only  if
               you have elected in 5.C.1 to integrate your Plan with Social Security.) The Integration Level will be (check one):

                               ____ The Social Security Wage Base
                    in effect at the beginning of the Plan Year.

                               ____  __% (not more than 100%)  of
                    the Social Security Wage Base in effect at the beginning of the Plan Year.

                              ____ $__________ (not more than the
                    Social Security Wage Base).

          Note:    The  Social  Security  Wage  Base  is  indexed
          annually to reflect increases in the cost of living.

          D.    Participant Contributions (Plan Section  4.2(e)).
          Will your Plan allow Participants to make after-tax contributions?

          _____     Yes

          _____     No

     Investments (Plan Sections 13.2 and 13.3). The Employer selects in part A below the Investment Products that will be available under the Plan. All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts unless the Employer elects differently in B below.

          Available Investment Products (Plan Section 13.2). The following investments will be available under the Plan
          (check one):

          Mutual Funds
          _____      The group of funds made available by Putnam,
               selected by the Employer and communicated to Participants in writing. A current list of the funds selected by the Employer from time to time shall be kept with the records of the Plan. The initial list of funds is as follows (up to six (6) funds may be selected):
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _
_________________________________________________________________
                                                                _

                    Other Investment Options

          ______    Putnam Stable Value Fund

          ______    Existing   Guaranteed   Investment   Contract
                    ("GIC")
                         ______________________________

               Note: You may include an existing GIC option above, provided that the entire balance of the contract(s) mature within three years of the date your assets are transferred to Putnam.

          In the event that there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam (or if the Employer makes no such selection, by execution of the Plan Agreement, the Employer shall affirmatively elect to have such amounts invested in the Putnam Money Market Fund) until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement with Putnam (or if none, the Putnam Money Market Fund) as an available Investment Product for that purpose.

          Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

          _____       The   Employer  will  make  all  investment
               decisions with respect to all employee contributions including Elective Deferrals, Participant Contributions, Deductible Employee Contributions and Rollover Contributions.

                     _____      The Employer will make investment
               decisions with respect to all Employer Contributions, including Profit Sharing Contributions, Employer Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions.

                     _____      The Employer will make investment
               decisions with respect to Employer Matching Contributions and Qualified Matching Contributions made pursuant to Sections 12.B and 13.A of this Plan Agreement.

                     _____      The Employer will make investment
               decisions  with  respect to Qualified  Nonelective
               Contributions made pursuant to Section 13.B of this Plan Agreement.


               _____
                                                            The
                                                            Emplo
                                                            yer
                                                            will
                                                            make
                                                            inves
                                                            tment
                                                            decis
                                                            ions
                                                            with
                                                            respe
                                                            ct to
                                                            Profi
                                                            t
                                                            Shari
                                                            ng
                                                            Contr
                                                            ibuti
                                                            ons
                                                            made
                                                            pursu
                                                            ant
                                                            to
                                                            Secti
                                                            on
                                                            5.B.
                                                            of
                                                            this
                                                            Plan
                                                            Agree
                                                            ment.

          Changes. Investment instructions may be changed (check one):

                    _____     on any Valuation Date (daily)

                    _____     on the first day of any month.

                     _____      on  the first day of  the  first,
               fourth,  seventh and tenth months in a  Plan  Year
               (quarterly)

          Voting of Non-Putnam Shares. Section 13.10 of the Plan provides that shares of registered investment companies held under the Plan other than Putnam mutual funds shall be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of such non-Putnam investment company shares to the extent described in
          Section 13.10. Check below only if Participants will direct the voting of such non-Putnam investment company shares:

                               _____      Participants are hereby
                    appointed named fiduciaries for the purpose of voting shares of registered investment companies other than Putnam mutual funds in accordance with Section 13.10.

          Note:   Shares  of non-Putnam investment companies  for
          which the Trustee receives no voting instructions shall be voted in the same proportion as it votes such shares for which it has received instructions.

     Distributions and Withdrawals.

          Retirement Distributions.

               Normal Retirement Age (Plan Section 7.1). Normal retirement age will be _______ (not over age 65).

               Early Retirement (Plan Section 7.1). Check and complete the item below only if you want
               Participants to become fully vested upon fulfilling specified age and service requirements before reaching normal retirement age:

               _____      Early  retirement will be permitted  at
                    age ____ with at least ________ Years of Service.

               Annuities (Plan Section 9.3). Will your Plan permit a Participant to select a life annuity form of distribution? You must check Yes if this Plan replaces an existing plan that permits distributions in a life annuity form:

               _____     Yes

               _____     No

          Hardship Distributions (Plan Section 12.2). Will your Plan permit hardship distributions from Employer Contribution Accounts? You must check Yes if this Plan replaces an existing plan that permits hardship distributions of Profit Sharing Contributions:

          _____     Yes

          _____     No

          Withdrawals  after Age 59 1/2 (Plan Section  12.3).   Will
          your Plan permit employees over age 59 1/2 to withdraw amounts upon request? You must check Yes if this Plan replaces an existing plan that permits withdrawals after age 59 1/2:

          _____     Yes

          _____     No

                         Loans (Plan Section 12.4). Will your Plan permit loans under the Putnam Loan Program to employees from their Accounts? (Note: no other loan program may be used.)

          _____     Yes

          _____     No

                Automatic  Distribution of Small  Accounts  (Plan
          Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?

               _____     Yes

               _____     No

                Note:   If  you check  No above,   the  time  for
          distribution cannot be left to the discretion of the Employer or the Plan Administrator. Small accounts will be distributable at the time selected by the Participant.

     Vesting (Plan Article 8).

          Time of Vesting.

          (1)  The  provision  checked  below  will  determine  a
               Participant's  vested  percentage  in  the  Profit
               Sharing   Contribution  portion  of  his  Employer
               Contribution Account:

          _____      100%  vesting immediately upon participation
               in the Plan.

          _____     Five-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         1    2    3    4    5

          _____     Six-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         2    3    4    5    6

          _____     Seven-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         3    4    5    6    7

          _____     Three-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-2  3

          _____     Five-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-4  5

                    _____     Other Schedule (must be at least as
               favorable as Seven-Year Graded Schedule  or  Five-
               Year Cliff Schedule):

                                                  Vested
                                                       Percentage
                                                       __%    __%
                                                       __%    __%
                                                       __%

                                                  Years        of
                                                       Service
                                                       ___    ___
                                                       ___    ___
                                                       ___

               If you selected above an "Other Schedule", specify in the space below the schedule that will apply after the Plan is top-heavy. The schedule you specify must be (i) the Six-Year Graded Schedule, or (ii) the Three-year Cliff Schedule, or (iii) any other schedule that is at least as favorable to employees, at all years of service, as either the Six-Year Schedule or the Three-Year Cliff Schedule.
               The top-heavy vesting schedule will be:

                              _____     the same "Other Schedule"
                    selected above

                                                       _____
                                                            Veste
                                                            d
                                                            Perce
                                                            ntage
                                                            __%
                                                            __%
                                                            __%
                                                            __%
                                                            __%

                                                            Years
                                                            of
                                                            Servi
                                                            ce
                                                            ___
                                                            ___
                                                            ___
                                                            ___
                                                            ___

          (2) If you adopt the Section 401(k) provisions in item 12 and will make Employer Matching Contributions, check the provision below that will determine a Participant's vested percentage in his Employer Matching Contribution Account (check one):

          _____      100%  vesting immediately upon participation
               in the Plan.

          _____     Five-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         1    2    3    4    5

          _____     Six-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         2    3    4    5    6

          _____     Seven-Year Graded Schedule:

                                   Vested  Percentage         20%
                                        40%  60%  80%  100%

               Years of Service         3    4    5    6    7

          _____     Three-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-2  3

          _____     Five-Year Cliff Schedule:

                                   Vested   Percentage         0%
                                        100%

               Years of Service         0-4  5

                    _____     Other Schedule (must be at least as
               favorable as Seven-Year Graded Schedule  or  Five-
               Year Cliff Schedule):

                                                  Vested
                                                       Percentage
                                                       __%    __%
                                                       __%    __%
                                                       __%

                                                  Years        of
                                                       Service
                                                       ___    ___
                                                       ___    ___
                                                       ___

          If you selected "Other Schedule" above, the vesting schedule that will apply to the Employer Matching Contribution Account after the Plan becomes top-heavy will be the top-heavy vesting schedule applicable to the Employer Contribution Account, as specified in
          Section 8.A.(1).

          Service  for  Vesting.  Skip this part B if  your  Plan
          will   include   all  of  an  employee's   service   in
          determining his Years of Service for vesting.

          Years of Service for vesting will exclude (check one or more):

          _____      Service  before the Effective  Date  of  the
               Plan, if this is a new plan, or service before the effective date of your existing plan, if this Plan replaces an existing plan

          _____      Service  before the Plan Year  in  which  an
               employee reached age 18

          _____      Service  for  a  business  acquired  by  the
               Employer, before the date of acquisition

          Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):

          _____     1,000 Hours of Service

          _____     ___________________ Hours of Service
               (under 1,000)

          Year  of  Service  Measuring Period for  Vesting  (Plan
          Section  2.54).   The  periods of 12  months  used  for
          measuring Years of Service will be (check one):

          _____     Plan Years

          _____     12-month Eligibility Periods

     Note:   If you are adopting this Plan to replace an existing
     plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

     Top-Heavy Minimum Contributions (Plan Section 15.3). For any Plan Year in which the Plan is top-heavy, you must provide for each Participant who is a non-key employee and who is employed on the last day of the Plan Year an allocation equal to 3% of his Earnings (or if less, the highest percentage allocated to any key employee). Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for a non-key employee may be taken into account for purposes of this requirement. If you have adopted Putnam paired plans, for any Plan Year in which the Plan is top-heavy, the top-heavy minimum
     contribution  will  be  provided  under  the  Putnam   Money
     Purchase Pension Plan.

     Skip paragraphs A and B below if you have Putnam paired plans or if you do not maintain any other qualified plan in addition to this Plan.

          If you maintain another qualified plan in addition to this Plan, specify below whether a non-key employee who participates in both plans will receive a top-heavy minimum contribution (or benefit) in this Plan or the other plan (check one):

          The top-heavy minimum contribution (or benefit) for non-key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in:

          _____     This Plan

          _____            The       plan       named       here:
               __________________________________

          (Skip this paragraph if you do not maintain a defined benefit plan.) If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan Section 15.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 15.4. Specify your election by completing the statement below:

          The   Employer  will  provide  an  increased   (specify
          contribution                or                 benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as required under Plan
          Section 15.4.

     Other Plans. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.

     The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

          If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):

          _____      The  provisions of Section 6.2 of  the  Plan
               will apply as if the other plan were a master or prototype plan.

          _____      The  plans will limit total annual additions
               to   the  maximum  permissible  amount,  and  will
               properly reduce any excess amounts, in the manner you describe below.

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

     B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
          Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

     Note:   Your  description under A or B  cannot  be  left  to
     discretion and changed from year to year. If you want to amend it from year to year, you must execute a new plan agreement.

          If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest rate:  %__________________________

                    Mortality Table: __________________________

     Administration.

          Plan Administrator (Plan Section 16.1). You may appoint a person or a committee to serve as Plan Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

          The initial Plan Administrator will be (check one):

          _____     This person:  _______________________________

          _____     A committee composed of these people:

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          Recordkeeper  (Plan Section 16.4).   You  must  appoint
          Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service
          Agreement between Putnam and you.


          _______________________________________________________
          ___
          Name

          _______________________________________________________
          ___
          Address

Complete item 12 below if your Plan will allow employees to elect pre-tax contributions under Section 401(k) of the Code.

     Section 401(k) Plan Provisions (Plan Article 5).

          Elective Deferrals (Plan Section 5.2).

               A Participant may make Elective Deferrals for each year in an amount not to exceed (check one):

                    _____     (a)  _______% of his Earnings

                    _____       (b)    $______  (specify   dollar
                         amount)

               _____      (c)   _______% of his Earnings  not  to
               exceed $_______
                               (specify dollar amount)

          Note:   Elective  Deferrals may not exceed  the  annual
          dollar  limit  under  Section 402(g)  of  the  Internal
          Revenue Code.

               A   Participant   may  begin  to   make   Elective
               Deferrals,  or change the amount of  his  Elective
               Deferrals, as of the following dates (check one):

               _____       First  business  day  of  each   month
                    (monthly).

               _____     First business day of the first, fourth,
                    seventh  and  tenth months of the  Plan  Year
                    (quarterly).

               _____      First  business day of  the  first  and
                    seventh    months   of    the    Plan    Year
                    (semiannually).

               _____     First business day of the Plan Year only
                    (annually).

               May   Participants  make  Elective  Deferrals   of
               bonuses?

               _____     Yes

               _____     No
          Employer Matching Contributions of Employee Elective Deferrals (Plan Section 5.8). Skip this part B if you will not make Employer Matching Contributions. Employer Matching Contributions are subject to the vesting schedule elected in item 8 of this Plan Agreement, and can be withdrawn during employment in the event of financial hardship (as defined in Section
          12.2 of the Plan) if you so elect in part F below.

                          The  Employer will contribute and  will
               allocate  to each Participant's Employer  Matching
               Account an amount equal to:

               (Check the provision(s) desired, and fill in the % blank(s) in each provision you check. If you wish to determine the amount of Employer Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check. Also write "V" for variable in the % blank for Earnings.)

               _____     ___% of Elective Deferrals

               _____      ___% of Elective Deferrals that do  not
                    exceed ___% of Earnings

                                _____       ___%  of  Participant
                    Contributions

               _____     In applying the above election, Elective
                    Deferrals shall not exceed $______.

          (2) Will forfeited Employer Matching Contributions be applied to reduce the total contribution specified in B(1) above?

               _____ Yes

               _____ No

          (3) Will forfeited Employer Matching Contributions that are not applied to reduce required Employer Matching Contributions specified in B(1) above be applied to reduce required Employer Contributions for the Plan Year described in 5.B?

               _____ Yes

               _____ No

               If you check No to both (2) and (3) above, forfeited Employer Matching Contributions will be allocated as though they were additional Employer
               Matching Contributions.

           Hardship  Distributions  from  401(k)  Accounts  (Plan
     Sections 12.2 and 5.14).

          (1) Will your Plan permit hardship distributions from Elective Deferral Accounts?

               _____     Yes

               _____     No


          (2) If your Plan has Employer Matching Contributions, will it permit hardship distributions from Employer Matching Accounts? You must check Yes if this Plan replaces an existing plan that permits hardship distributions of Employer Matching Contributions.

               _____     Yes

               _____     No

     QNEC and QMACs.

     Note:   Qualified  Matching Contributions are  always  fully
     vested and cannot be distributed from the Plan before a Participant reaches age 59 1/2 or leaves employment. They will be used to the extent needed, to help the Plan pass the ADP test explained on page __ of the Qs & As.

          Qualified  Matching Contributions (Plan Section  2.62).
          Skip  this  part  A  if  you will  not  make  Qualified
          Matching Contributions.

               Qualified Matching Contributions will be made with respect to (check one):

               _____     Elective Deferrals by all Participants

               _____      Elective  Deferrals only by  Non-Highly
                    Compensated Participants

               The amount of Qualified Matching Contributions made with respect to a Participant will be:

               (Check the provision desired and fill in the % blank(s) in the provision you check. If you wish to determine the amount of Qualified Matching
               Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check. Also write "V" for variable in the % blank for Earnings.)

               _____     ___% of his Elective Deferrals

               _____      ___% of his Elective Deferrals that  do
                    not       exceed      ___%       of       his
                    Earnings

               _____     ___% of Participant Contributions
                               _____      In  applying the  above
                    election, Elective Deferrals shall not exceed
                    $________.

          Qualified   Nonelective  Contributions  (Plan   Section
          2.64).

               Qualified Nonelective Contributions will be made on behalf of (check one):

          _____     All Participants

          _____       Only   Participants  who  are  not   Highly
               Compensated Employees

               The amount of Qualified Nonelective Contributions for a Plan Year will be (check one):

               (If you wish to determine the amount of Qualified Nonelective Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check.)

               _____      ___% (not over 15%) of the Earnings  of
                    Participants   on   whose  behalf   Qualified
                    Nonelective Contributions are made

               _____      An  amount  determined by the  Employer
                    from year to year, to be shared in proportion to their Earnings by Participants on whose behalf Qualified Nonelective Contributions are made

          Note:   Qualified  Nonelective  Contributions  will  be
          used, to the extent needed, to help the Plan pass the ADP test, explained on page __ of the Qs & As.

          ACP Test. Every plan that has after-tax Participant Contributions, Employer Matching Contributions or Qualified Matching Contributions must pass an annual test called the ACP test, which is explained on page __ of the Qs & As. Elective Deferrals and Qualified Nonelective Contributions will be used to help the Plan pass the ACP test, to the extent needed.

     Reliance on Opinion Letter. If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code; or an individual medical account, as defined in
     Section 415(l)(2) of the Code) in addition to this plan, you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District
     Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.

     The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Section 401 of the Code unless the terms of the plan, as herein adopted or amended, that pertain to the requirements of Sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s)
     of the Code, as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

     Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #003 may be used only in conjunction with Putnam's basic plan document #05.

                          *  *  *  *  *

                  EMPLOYER'S ADOPTION OF PUTNAM
              BASIC PROFIT SHARING AND 401(k) PLAN

The Employer named below hereby adopts a PUTNAM BASIC PROFIT SHARING AND 401(k) PLAN, and appoints Putnam Fiduciary Trust Company to serve as Trustee of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Basic Profit Sharing and 401(k) Plan only upon Putnam's acceptance of this Plan Agreement.

                                        Employer signature(s)  to
                                             adopt          Plan:
                                             Date of signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


             ____________________________________________________
                                       Telephone:________________


             ____________________________________________________
                                       Telephone:________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                  INVESTMENT DEALER INFORMATION

Firm:
_________________________________________________________________
___________


Branch:
_________________________________________________________________
___________


Address:
_________________________________________________________________
___________


Registered                                        Representative:
_________________________________________
                    Name

                    _________________________________________
                    Telephone
                          *  *  *  *  *

                      ACCEPTANCE OF TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A.   Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
______________



                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #05.

Putnam Mutual Funds Corp.


By:  ______________________________






















                 PUTNAM BASIC PLAN DOCUMENT #06
                 PUTNAM BASIC PLAN DOCUMENT #06

                        TABLE OF CONTENTS


                                                             PAGE


ARTICLE 1.  INTRODUCTION
     1

ARTICLE 2.  DEFINITIONS                                     2
          2.1.  Account
          2
          2.2.  Affiliated Employer
          2
          2.3.  Authorized Leave of Absence
          2
          2.4.  Beneficiary
          3
          2.5.  CODA
          3
          2.6.  Code
          3
          2.7.  Compensation
          3
          2.8.  Date of Employment
          3
          2.9.  Deductible Employee Contribution Account
          3
          2.10.  Deferral Agreement
          3
          2.11.  Disabled
          3
          2.12.  Earned Income
          4
          2.13.  Earnings
          4
          2.14.  Effective Date
          4
          2.15.  Elective Deferral
          4
          2.16.  Elective Deferral Account
          4
          2.17.  Eligibility Period
          5
          2.18.  Employee
          5
          2.19.  Employer
          5
          2.20.  Employer Matching Account
          5
          2.21.  Employer Matching Contribution
          5
          2.22.  Employer Profit Sharing Account
          5
          2.23.  Employer Profit Sharing Contribution
          6
          2.24.  Employer Stock
          6
          2.25.  ERISA
          6
          2.26.  Forfeiture
          6
          2.27.  Highly Compensated Employee
          6
          2.28.  Hour of Service
          7
          2.29.  Investment Company
          9
          2.30.  Investment Company Shares
          9
          2.31.  Investment Products
          9
          2.32.  Leased Employee
          9
          2.33.  Non-Highly Compensated Employee
          9
          2.34.  One-Year Eligibility Break
          10
          2.35.  One-Year Vesting Break
          10
          2.36.  Owner-Employee
          10
          2.37.  Participant
          10
          2.38.  Participant Contribution Account
          10
          2.39.  Plan
          10
          2.40.  Plan Administrator
          10
          2.41.  Plan Agreement
          10
          2.42.  Plan Year
          10
          2.43.  Putnam
          11
          2.44.  Qualified Domestic Relations Order
          11
          2.45.  Qualified Matching Account
          11
          2.46.  Qualified Matching Contribution
          11
          2.47.  Qualified Nonelective Contribution
          11
          2.48.  Qualified Nonelective Contribution Account
          11
          2.49.  Qualified Participant
          11
          2.50.  Recordkeeper
          11
          2.51.  Retirement
          11
          2.52.  Rollover Account
          12
          2.53.  Self-Employed Individual
          12
          2.54.  Service Agreement
          12
          2.55.  Shareholder-Employee
          12
          2.56.  Trust and Trust Fund
          12
          2.57.  Trustee
          12
          2.58.  Valuation Date
          12
          2.59.  Year of Service
          12

ARTICLE 3.  PARTICIPATION
     14
          3.1.  Initial Participation
          14
          3.2.  Resumed Participation
          14
          3.3.  Benefits for Owner-Employees
          15
          3.4.  Changes in Classification
          15

ARTICLE 4.  CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
     (CODA)                                            17
          4.1.  General Provisions Applicable to Contributions
          Under Both Articles
                  4 and 5
17
          4.2.  CODA Participation
          18
          4.3.  Annual Limit on Elective Deferrals
          18
          4.4.  Distribution of Certain Elective Deferrals
          19
          4.5.  Satisfaction of ADP and ACP Tests
          19
          4.6.  Actual Deferral Percentage Test Limit
          20
          4.7.  Distribution of Excess Contributions
          21
          4.8.  Employer Matching Contributions
          22
          4.9.  Average Contribution Percentage Test Limit and
          Aggregate Limit     23
          4.10.  Distribution of Excess Aggregate Contributions
          25
          4.11.  Qualified Nonelective Contributions; Qualified
          Matching
                                 Contributions
26
          4.12.  Restriction on Distributions
          26
          4.13.  Forfeitures of Employer Matching Contributions
          27
          4.14.  Special Effective Dates
          27

ARTICLE 5.  OTHER CONTRIBUTIONS
     28
          5.1.  Employer Profit Sharing Contributions
          28
          5.2.  Forfeitures of Employer Profit Sharing
          Contributions            28
          5.3.  Rollover Contributions
          28
          5.4.  No After-Tax Participant Contributions or
          Deductible Employee
                               Contributions
28


ARTICLE 6.  LIMITATIONS ON ALLOCATIONS                      29
          6.1.  No Additional Plan
          29
          6.2.  Additional Master or Prototype Plan
          30
          6.3.  Additional Non-Master or Non-Prototype Plan
          31
          6.4.  Additional Defined Benefit Plan
          31
          6.5.  Definitions
          31


ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS
     35
          7.1.  Retirement
          35
          7.2.  Death
          35
          7.3.  Other Termination of Employment
          35


ARTICLE 8.  VESTING                                         37
          8.1.  Vested Balance
          37
          8.2.  Vesting of Accounts of Returned Former Employees
          37
          8.3.  Forfeiture of Non-Vested Amounts
          38
          8.4.  Special Rule in the Event of a Withdrawal
          39
          8.5.  Vesting Election
          39


ARTICLE 9.  PAYMENT OF BENEFITS
     40
          9.1.  Distribution of Accounts
          40
          9.2.  Restriction on Immediate Distributions
          40
          9.3.  Optional Forms of Distribution
          41
          9.4.  Distribution Procedure
          42
          9.5.  Lost Distributee
          42
          9.6.  Direct Rollovers
          43
          9.7.  Distributions Required by a Qualified Domestic
          Relations Order     43

ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS
     45
          10.1.  Applicability
          45
          10.2.  Qualified Joint and Survivor Annuity
          46
          10.3.  Qualified Preretirement Survivor Annuity
          46
          10.4.  Definitions
          46
          10.5.  Notice Requirements
          48
          10.6.  Transitional Rules
          48

ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS
     51
          11.1.  General Rules
          51
          11.2.  Required Beginning Date
          51
          11.3.  Limits on Distribution Periods
          52
          11.4.  Determination of Amount to Be Distributed Each
          Year      53
          11.5.  Death Distribution Provisions
          54
          11.6.  Transitional Rule
          55

ARTICLE 12.  WITHDRAWALS AND LOANS                          57
          12.1.  Withdrawals from Participant Contribution
          Accounts            57
          12.2.  Withdrawals on Account of Hardship
          57
          12.3.  Withdrawals After Reaching Age 59 1/2          58
          12.4.  Loans
          59
          12.5.  Procedure; Amount Available
          61
          12.6.  Protected Benefits
          61
          12.7.  Restrictions Concerning Transferred Assets
          61

ARTICLE 13.  TRUST FUND AND INVESTMENTS                     62
          13.1.  Establishment of Trust Fund
          62
          13.2.  Management of Trust Fund
          62
          13.3.  Investment Instructions
          63
          13.4.  Valuation of the Trust Fund
          64
          13.5.  Distributions on Investment Company Shares
          65
          13.6.  Registration and Voting of Investment Company
          Shares         65
          13.7.  Investment Manager
          65
          13.8.  Employer Stock
          65
          13.9.  Insurance Contracts
          68
          13.10.  Registration and Voting of Non-Putnam
          Investment Company
                                   Shares
69

ARTICLE 14.  TOP-HEAVY PLANS                                70
          14.1.  Superseding Effect
          70
          14.2.  Definitions
          70
          14.3.  Minimum Allocation
          72
          14.4.  Adjustment of Fractions
          73
          14.5.  Minimum Vesting Schedules
          73

ARTICLE 15.  ADMINISTRATION OF THE PLAN                     75
          15.1.  Plan Administrator
          75
          15.2.  Claims Procedure
          75
          15.3.  Employer's Responsibilities
          76
          15.4.  Recordkeeper
          76
          15.5.  Prototype Plan
          77

ARTICLE 16.  TRUSTEE
     78
          16.1.  Powers and Duties of the Trustee
          78
          16.2.  Limitation of Responsibilities
          79
          16.3.  Fees and Expenses
          79
          16.4.  Reliance on Employer
          80
          16.5.  Action Without Instructions
          80
          16.6.  Advice of Counsel
          80
          16.7.  Accounts
          80
          16.8.  Access to Records
          81
          16.9.  Successors
          81
          16.10.  Persons Dealing with Trustee
          81
          16.11.  Resignation and Removal; Procedure
          81
          16.12.  Action of Trustee Following Resignation or
          Removal        82
          16.13.  Effect of Resignation or Removal
          82
          16.14.  Fiscal Year of Trust
          82
          16.15.  Limitation of Liability
          82
          16.16.  Indemnification
          82

ARTICLE 17.  AMENDMENT                                      83
          17.1.  General
          83
          17.2.  Delegation of Amendment Power
          84

ARTICLE 18.  TERMINATION OF THE PLAN AND TRUST
     85
          18.1.  General
          85
          18.2.  Events of Termination
          85
          18.3.  Effect of Termination
          85
          18.4.  Approval of Plan
          86

ARTICLE 19.  TRANSFERS TO OR FROM OTHER QUALIFIED PLANS;
                        MERGERS
87
          19.1.  General
          87
          19.2.  Amounts Transferred
          87
          19.3.  Merger or Consolidation
          87

ARTICLE 20.  MISCELLANEOUS
     88
          20.1.  Notice of Plan
          88
          20.2.  No Employment Rights
          88
          20.3.  Distributions Exclusively From Plan
          88
          20.4.  No Alienation
          88
          20.5.  Provision of Information
          88
          20.6.  No Prohibited Transactions
          88
          20.7.  Governing Law
          88
          20.8.  Gender
          88
                 PUTNAM BASIC PLAN DOCUMENT #06


ARTICLE   INTRODUCTION

     By executing the Plan Agreement, the Employer has established a retirement plan (the "Plan") according to the terms and conditions of the Plan Agreement and this Putnam Basic Plan Document #06, for the purpose of providing a retirement fund for the benefit of Participants and Beneficiaries. A Plan established hereunder pursuant to a Plan Agreement is intended to qualify under section 401(a) and section 401(k) of the Code.
ARTICLE   DEFINITIONS

     The terms defined in Sections 2.1 through 2.59 appear generally throughout the document. Article 4 contain additional definitions of terms related to the cash or deferred arrangement
(CODA) contained in this Plan and Section 10.4 contains additional definitions related to distributions from the Plan. Articles 6 and 11 contain additional definitions of terms used only in those Articles.

     2.1. Account means any of, and Accounts means all of, a Participant's Elective Deferral Account, Employer Matching Account, Qualified Nonelective Contribution Account, Qualified Matching Account, Employer Profit Sharing Account, Participant Contribution Account, Rollover Account, and Deductible Employee Contribution Account.

     2.2. Affiliated Employer, for purposes of the Plan other than Article 6, means the Employer and a trade or business, whether or not incorporated, which is any of the following:

          (a)  A member of a group of controlled corporations
     (within the meaning of Section 414(b) of the Code) which includes the Employer; or

          (b) A trade or business under common control (within the meaning of Section 414(c) of the Code) with the Employer; or

          (c) A member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Employer; or

          (d) An entity otherwise required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

     In determining an Employee's service for vesting and for eligibility to participate in the Plan, all employment with Affiliated Employers will be treated as employment by the Employer.

     For purposes of Article 6 only, the definitions in paragraphs (a) and (b) of this Section 2.2 shall be modified by adding at the conclusion of the parenthetical phrase in each such paragraph the words "as modified by Section 415(h) of the Code."

     2. Authorized Leave of Absence means a leave of absence from employment granted in writing by an Affiliated Employer. Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to re-employment is guaranteed by law, and for such other reasons and periods as an Affiliated Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.


     2. Beneficiary means a person entitled to receive benefits under the Plan upon the death of a Participant, in accordance with Section 7.2 and Articles 10 and 11.

     2. CODA means the cash or deferred arrangement that meets the requirements of Section 401(k) of the Code, as described in
Article 4.

     2. Code means the Internal Revenue Code of 1986, as amended.

     2. Compensation means all of an Employee's compensation determined in accordance with the definition elected by the Employer in the Plan Agreement. For purposes of that election, "Form W-2 earnings" means "wages" as defined in Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Employer in the course of its trade or business, for which the Employer is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the
Code). Compensation shall include only amounts actually paid to the Employee during the Plan Year. In addition, if the Employer so elects in the Plan Agreement, Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Employer pursuant to a salary reduction agreement, and which is not includible in the gross income of the Employee under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. (For a self-employed person, the relevant term is Earned Income, as defined in Section 2.12.)

     2. Date of Employment means the first date on which an Employee performs an Hour of Service; or, in the case of an Employee who has incurred one or more One-Year Eligibility Breaks and who is treated as a new Employee under the rules of Section 3.2, the first date on which he performs an Hour of Service after his return to employment.

     2. Deductible Employee Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded amounts contributed by him to the Plan on a tax-deductible basis under prior law, and the income, expenses, gains and losses thereon.

     2. Deferral Agreement means an Employee's agreement to make one or more Elective Deferrals in accordance with Section 4.2.

     2. Disabled means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

     2. Earned Income means a Self-Employed Individual's net earnings from self-employment in the trade or business with respect to which the Plan is established, excluding items not included in gross income and the deductions allocable to such items, and reduced by (i) contributions by the Employer to qualified plans, to the extent deductible under Section 404 of the Code, and (ii) the deduction allowed to the taxpayer under
Section 164(f) of the Code for taxable years beginning after December 31, 1989.

     2. Earnings, for determining all benefits provided under the Plan for all Plan Years beginning after December 31, 1988, means the first $200,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase effective on any January 1 is effective for all Plan Years beginning in the calendar year in which that January 1 occurs, and the first such dollar increase is effective on January 1, 1990) of the sum of the Compensation and the Earned Income received by an Employee during a Plan Year. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1993, Earnings means the first $150,000 (as adjusted periodically by the Secretary of the Treasury for inflation) of the sum of the Compensation and Earned Income received by an Employee during a Plan Year. To calculate an allocation to a Participant's Account for any Plan Year shorter than 12 months, the dollar limit on Earnings must be multiplied by a fraction of which the denominator is 12 and the numerator is the number of months in the Plan Year. In determining the Earnings of a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules the term "family" shall include only the Participant's spouse and the Participant's lineal descendants who have not reached age 19 by the last day of the Plan Year. If, as a result of the application of such rules, the applicable Earnings limitation described above is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this Section prior to the application of this limitation.

     2. Effective Date means the first day of the Plan Year in which the Plan is adopted, provided that, if the Employer is adopting the Plan as an amendment to an existing plan, the Effective Date will be the date elected by the Employer in the Plan Agreement, which date shall be no earlier than the first day of the Plan Year in which the Plan is adopted. If the Plan Agreement indicates that the Employer is adopting the Plan as an amendment of an existing plan, the provisions of the existing plan apply to all events preceding the Effective Date, except as to specific provisions of the Plan which set forth a retroactive effective date in accordance with Section 1140 of the Tax Reform Act of 1986.

     2. Elective Deferral means any contribution made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral Agreement or other deferral mechanism.

     2. Elective Deferral Account means an account maintained on the books of the Plan, in which are recorded a Participant's
Elective Deferrals and the income, expenses, gains and losses incurred thereon.

     2. Eligibility Period means a period of service with the Employer which an Employee is required to complete in order to commence participation in the Plan. A 12-month Eligibility Period is a period of 12 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, in which he is credited with at least 1,000 Hours of Service. A 6-month Eligibility Period is a period of 6 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, or on the 6-month anniversary of such Date of Employment or any anniversary thereof, in which he is credited with at least 500 Hours of Service. If the Employer has selected another period of service as the Eligibility Period under the Plan, Eligibility Period means the period so designated in the Plan Agreement in which the Employee is credited with a number of Hours of Service equal to the product of 1,000 multiplied by a fraction having a numerator equal to the number of months in the Eligibility Period designated in the Plan Agreement and a denominator of 12. Notwithstanding the foregoing, if an Employee is credited with 1,000 Hours of Service during a 12-consecutive-month period following his Date of Employment or any anniversary thereof, he shall be credited with an Eligibility Period. In the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service in the case of a 12-month Eligibility Period, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000.

     2. Employee means a common law Employee of an Affiliated Employer; in the case of an Affiliated Employer which is a sole proprietorship, the sole proprietor thereof; in the case of an Affiliated Employer which is a partnership, a partner thereof; and a Leased Employee of an Affiliated Employer. The term "Employee" includes an individual on Authorized Leave of Absence, a Self-Employed Individual and an Owner-Employee.

     2. Employer means the Employer named in the Plan Agreement and any successor to all or the major portion of its assets or business which assumes the obligations of the Employer under the Plan Agreement.

     2. Employer Matching Account means an account maintained on the books of the Plan, in which are recorded the Employer
Matching Contributions made on behalf of a Participant and the income, expenses, gains and losses incurred thereon.

     2. Employer Matching Contribution means a contribution made by the Employer (i) to the Plan pursuant to Section 4.8, or (ii) to another defined contribution plan on account of a Participant's "elective deferrals" or "employee contributions," as those terms are used in Section 401(m)(4) of the Code.

     2. Employer Profit Sharing Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded the amounts allocated for his benefit from contributions by the Employer under Section 5.1 and the income, expenses, gains and losses incurred thereon.

     2. Employer Profit Sharing Contribution means a contribution made for the benefit of a Participant by the Employer pursuant to Section 5.1.

     2. Employer Stock means securities constituting "qualifying employer securities" of an Employer within the meaning of Section
407(d)(5) of ERISA.

     2. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     2. Forfeiture means a nonvested amount forfeited by a former Participant, pursuant to Section 8.3, or an amount forfeited by a former Participant or Beneficiary who cannot be located, pursuant to Section 9.5.

     2. Highly Compensated Employee means an Employee if: (i) the Employee is a 5% owner during the Plan Year; (ii) the Employee's compensation for the Plan Year exceeds $75,000 (as adjusted pursuant to Section 415(d) of the Code); (iii) the Employee's compensation for the Plan Year exceeds $50,000 (as adjusted pursuant to Section 415(d) of the Code) and the Employee is in the top-paid group of Employees; or (iv) the Employee is an officer of the Employer and received compensation during the Plan Year that is greater than 50% of the dollar limitation under Code
Section 415(b)(1)(A).

     The lookback provisions of Code Section 414(q) do not apply to determining Highly Compensated Employees. An Employer may choose to apply this test on the basis of the Employer's workforce as of a single day during the Plan Year ("snapshot day"). In applying this test on a snapshot basis, the Employer shall determine who is a Highly Compensated Employee on the basis of the data as of the snapshot day. If the determination of who is a Highly Compensated Employee is made earlier than the last day of the Plan Year, the Employee's compensation that is used to determine an Employee's status must be projected for the Plan Year under a reasonable method established by the Employer.

     Notwithstanding the foregoing, in addition to those Employees who are determined to be highly compensated on the Plan's snapshot day, as described above, where there are Employees who are not employed on the snapshot day but who are taken into account for purposes of testing under Section 4.6 or 4.9, the Employer must treat as a Highly Compensated Employee any Eligible Employee for the Plan Year who:

          (a) terminated prior to the snapshot day and was a Highly Compensated Employee in the prior year;

          (b) terminated prior to the snapshot day and (i) was a 5% owner, (ii) had compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5% owners or officers), or (iii) was an officer and had compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer; or


          (c) becomes employed subsequent to the snapshot day and (i) is a 5% owner, (ii) has compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5% owners or officers), or (iii) is an officer and has compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.

     If during a Plan Year an Employee is a family member of either a 5% owner who is an Employee, or a Highly Compensated Employee who is one of the ten most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employees during the year, then the family member and the 5% owner or top-ten-Highly-Compensated-Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten-Highly-Compensated-Employee. For purposes of this
Section 2.27, family members include the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. The Plan Administrator is responsible for identifying the Highly Compensated Employees and reporting such data to the Recordkeeper.

     2.  Hour of Service means each hour described in paragraphs
(a), (b), (c), (d) or (e) below, subject to paragraphs (f) and
(g) below.

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

          (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period) unless the Employee's absence is not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to
     Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph
     (c) with respect to payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (d)  Each hour during an Authorized Leave of Absence.
     Such hours shall be credited at the rate of a customary full work week for an Employee.

          (e) Solely for purposes of determining whether a One-Year Vesting Break or a One-Year Eligibility Break has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of: the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the hours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the Plan Year or Eligibility Period or both, as the case may be, in which the absence from work begins, if necessary to prevent the Participant's incurring a One-Year Vesting Break or One-Year Eligibility Break in that period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.

          (f) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

          (g)  If the Employer maintains the plan of a
     predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor
     Employer, service for the predecessor Employer shall not be treated as service for the Employer.

          (h)  Hours of Service shall be credited to a Leased
     Employee as though he were an Employee.

     2. Investment Company means an open-end registered investment company for which Putnam Mutual Funds Corp., or its affiliate acts as principal underwriter, or for which Putnam Investment Management, Inc. or its affiliate serves as an investment adviser; provided that its prospectus offers its shares under the Plan.

     2. Investment Company Shares means shares issued by an Investment Company.

     2. Investment Products means any of the investment products specified by the Employer in accordance with Section 13.2, from the group of those products sponsored, underwritten or managed by Putnam as shall be made available by Putnam under the Plan, and such other products as shall be expressly agreed to in writing by Putnam for availability under the Plan.

     2. Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. The compensation of a Leased Employee for purposes of the Plan means the Compensation (as defined in Section 2.7) of the Leased Employee attributable to services performed for the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that leased Employees do not constitute more than 20% of the recipient's nonhighly compensated workforce, a leased Employee shall not be considered an Employee of the recipient if he is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least 10% of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or
Section 403(b) of the Code), (2) immediate participation, and (3) full and immediate vesting.

     2. Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

     2. One-Year Eligibility Break means a 12-month Eligibility Period during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service.

     2. One-Year Vesting Break means a Plan Year during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service.

     2. Owner-Employee means the sole proprietor of an Affiliated Employer that is a sole proprietorship, or a partner owning more than 10% of either the capital or profits interest of an Affiliated Employer that is a partnership. The Plan
Administrator shall be responsible for identifying
Owner-Employees to the Recordkeeper.

     2. Participant means each Employee who has met the requirement for participation in Article 3. An Employee is not a Participant for any period before the entry date applicable to him.

     2. Participant Contribution Account means an account maintained on the books of the Plan, in which are recorded after-tax contributions made by a Participant under a predecessor plan to which this Plan serves as an amendment or successor and any income, expenses, gains or losses incurred on such Contributions. No additional after-tax contributions may be made under the Plan or credited to this Account. All Participant Contribution Accounts will be fully vested at all times.

     2. Plan means the form of defined contribution retirement plan and trust agreement adopted by the Employer, consisting of the Plan Agreement and the Putnam Basic Plan Document #06 as set forth herein, together with any and all amendments and supplements thereto.

     2. Plan Administrator means the Employer or its appointee pursuant to Section 15.1.

     2. Plan Agreement means the separate agreement entered into between the Employer and the Trustee and accepted by Putnam, under which the Employer adopts the Plan and selects among its optional provisions.

     2. Plan Year means the period of 12 consecutive months specified by the Employer in the Plan Agreement, as well as any initial short plan year period specified by the Employer in the Plan Agreement.

     2. Putnam means (i) Putnam Mutual Funds Corp., or a company affiliated with it which Putnam Mutual Funds Corp. has designated as its agent, performing specified actions or procedures in its capacity as sponsor of this prototype Plan, and (ii) Putnam Fiduciary Trust Company when performing in the capacity as Recordkeeper or Trustee.

     2. Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p). A judgment, decree or order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     2. Qualified Matching Account means an account maintained on the books of the Plan, in which are recorded the Qualified
Matching Contributions made on behalf of a Participant and the income, expense, gain and loss attributable thereto.

     2. Qualified Matching Contribution means a contribution made by the Employer that: (i) is allocated with respect to Elective Deferrals of a Participant who is a Non-Highly
Compensated Employee, (ii) is fully vested at all times and (iii) is distributable only in accordance with Section 4.12.

     2. Qualified Nonelective Contribution means a contribution (other than an Employer Matching Contribution or Qualified Matching Contribution) made by the Employer on behalf of a Participant who is a Non-Highly Compensated Employee, that: (i) a Participant may not elect to receive in cash until it is distributed from the Plan; (ii) is fully vested at all times; and
(iii) is distributable only in accordance with Section 4.12.

     2. Qualified Nonelective Contribution Account means an account maintained on the books of the Plan, in which are recorded the Qualified Nonelective Contributions made on behalf of a Participant and the income, expense, gain and loss attributable thereto.

     2. Qualified Participant means any Participant who is an active Employee on the last day of the Plan Year in question or who is credited with more than 500 Hours of Service during the Plan Year in question or whose Retirement, death or disability occurred during the Plan Year in question.

     2. Recordkeeper means Putnam and any successor thereto designated by the Employer to perform the duties described in
Section 15.4. The terms and conditions of Putnam's service in the capacity as Recordkeeper will be as specified in the Service Agreement.

     2. Retirement means ceasing to be an Employee in accordance with Section 7.1.

     2. Rollover Account means an account established for an Employee who makes a rollover contribution to the Plan pursuant to Section 5.3.

     2. Self-Employed Individual means an individual whose personal services are a material income-producing factor in the trade or business for which the Plan is established, and who has Earned Income for the taxable year from that trade or business, or would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

     2. Service Agreement means the service agreement entered into between the Employer and Putnam or its successor as Recordkeeper.

     2. Shareholder-Employee means any officer or Employee of an electing small business corporation, within the meaning of
Section 1362 of the Code, who on any day during a taxable year of the Employer owns (or is considered as owning under Section 318(a)(1) of the Code) more than 5% of the outstanding stock of the Employer. The Plan Administrator shall be responsible for identifying Shareholder-Employees to the Recordkeeper.

     2. Trust and Trust Fund mean the trust fund established under Section 13.1.

     2. Trustee means the person, or the entity with trustee powers, named in the Plan Agreement as trustee, and any successor thereto.

     2.  Valuation Date means each day when the New York Stock
Exchange is open, or such other date or dates as the Employer may designate by written agreement with the Recordkeeper.

     2. Year of Service means a Plan Year in which an Employee is credited with at least 1,000 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. An Employee's Years of Service shall include service credited prior to the Effective Date under any predecessor plan. If the initial Plan Year is shorter than 12 months, each Employee who is credited with at least 1,000 Hours of Service in the 12-month period ending on the last day of the initial Plan Year shall be credited with a Year of Service with respect to the initial Plan Year.

     If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall not include service completed during a period in which the Employer did not maintain the Plan or any predecessor plan (as defined under regulations prescribed by the Secretary of the Treasury).

     Years of Service for vesting shall include service in any Plan Year (or comparable period prior to the Effective Date) completed before the Employee reached age 18.

     Years of Service for eligibility and vesting shall not include service for an employer that is not an Affiliated Employer, provided, however, Years of Service for eligibility and vesting shall include employment by a business acquired by the Employer, before the date of the acquisition, if the Plan is the amendment of a predecessor plan maintained by such acquired business.
ARTICLE 3.  PARTICIPATION

     3.1. Initial Participation. Upon completion of the eligibility for Plan participation requirements specified in the Plan Agreement, an Employee shall begin participation in the Plan as of the later of (i) the first day of the first, fourth, seventh or tenth month of the Plan Year, whichever next follows or coincides with the date of completion of such eligibility requirements, or (ii) the Effective Date; provided, however, that:

          (a) if the Plan is adopted as an amendment of a predecessor plan of the Employer, every Employee who was participating under the predecessor plan when it was so amended shall become a Participant in the Plan as of the Effective Date, whether or not he has satisfied the age and service requirements specified in the Plan Agreement; and

          (b) if the Employer so specifies in the Plan Agreement, any individual who is (i) a nonresident alien receiving no earned income from an Affiliated Employer which constitutes income from sources within the United States, or
     (ii) included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (excluding from the term "Employee representatives" any organization of which more than half of the members are Employees who are owners, officers, or executives of an Affiliated Employer), if retirement benefits were the subject of good faith bargaining and no more than 2% of the Employees covered by the collective bargaining agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations, shall not participate in the Plan until the later of the date on which he ceases to be described in clause (i) or (ii), whichever is applicable, or the entry date specified by the Employer in the Plan Agreement; and

          (c) if the Plan is not adopted as an amendment of a predecessor plan of the Employer, all Employees on the Effective Date who have satisfied the age requirement (versus the service requirement) designated in the Plan Agreement shall begin participation on the Effective Date, if the Employer so elects in the Plan Agreement; and

          (d) a Participant shall cease to participate in the Plan when he becomes a member of a class of Employees ineligible to participate in the Plan, and shall resume participation immediately upon his return to a class of Employees eligible to participate in the Plan.

     3.2. Resumed Participation. A former Employee who incurs a One-Year Eligibility Break after having become a Participant shall participate in the Plan as of the date on which he again becomes an Employee, if (i) his Accounts had become partially or fully vested before he incurred a One-Year Vesting Break, or (ii) he incurred fewer than five consecutive One-Year Eligibility Breaks. In any other case, when he again becomes an Employee he shall be treated as a new Employee under Section 3.1.

     3.3. Benefits for Owner-Employees. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. For purposes of this Section 3.3, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

          (a) own the entire interest in an unincorporated trade or business, or

          (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership.

     For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner-Employees are considered to control within the meaning of the preceding sentence.

     3.4. Changes in Classification. If a Participant ceases to be a member of a classification of Employees eligible to participate in the Plan, but does not incur a One-Year Eligibility Break, he will continue to be credited with Years of Service for vesting while he remains an Employee, and he will resume participation as of the date on which he again becomes a member of a classification of Employees eligible to participate in the Plan. If such a Participant incurs a One-Year Eligibility Break, Section 3.2 will apply. If a Participant who ceases to be a member of a classification of Employees eligible to participate in the Plan becomes a member of a classification of Employees eligible to participate in another plan of the Employer, his Account, if any, under the Plan shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.

     If an Employee who is not a member of a classification of Employees eligible to participate in the Plan satisfies the age and service requirements specified in the Plan Agreement, he will begin to participate immediately upon becoming a member of an eligible classification. If such an Employee has account balances under another plan of the Employer, such account balances shall be transferred to the Plan upon the Employee's commencement of participation in the Plan, if such other plan permits such transfer.
ARTICLE 4.  CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
            (CODA)

     4.1  General Provisions Applicable to Contributions Under
Both Articles 4 and 5.

          (a) Payment and Crediting of Contributions. The Employer may specify that contributions will be made to the Plan only under the CODA, or that Employer Profit Sharing Contributions described in Section 5.1 may also be made. The Employer shall pay to the order of the Trustee the aggregate contributions to the Trust Fund for each Plan Year. Each contribution shall be accompanied by instructions from the Employer, in the manner prescribed by Putnam. Neither the Trustee nor Putnam shall be under any duty to inquire into the correctness of the amount or the timing of any contribution, or to collect any amount if the Employer fails to make a contribution as provided in the Plan.

          (b) Time for Payment. Elective Deferrals will be transferred to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. The aggregate of all other contributions with respect to a Plan Year shall be transferred to the Trustee no later than the due date (including extensions) for filing the Employer's federal income tax return for that Plan Year.

          (c)  Allocations under CODA.  Allocations to
     Participants' Accounts of contributions made pursuant to this Article 4 shall be made as soon as administratively feasible after their receipt by the Trustee, but in any case shall not be allocated as of a day later than the last day of the Plan Year for which the contributions were made.

          (d) Limitations on Allocations. All allocations shall be subject to the limitations in Article 6.

          (e) Establishment of Accounts. The Employer will establish and maintain (or cause to be established and maintained) for each Participant individual accounts adequate to disclose his interest in the Trust Fund, including such of the following separate accounts as shall apply to the Participant: Elective Deferral Account, Employer Matching Account, Qualified Nonelective Account, Qualified Matching Account, Employer Profit Sharing Account, Participant Contribution Account, Deductible Employee Contribution Account, and Rollover Account. The maintenance of such accounts shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment. For purposes of the Plan, a Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation to an Account in accordance with Treasury Regulation 1.410(b)-3(a).

          (f) Restoration of Accounts. Notwithstanding any other provision of the Plan, for any Plan Year in which it is necessary to restore any portion of a Participant's Account pursuant to Section 8.3(b) or 9.5, to the extent that the amount of Forfeitures available is insufficient to accomplish such restoration, the Employer shall contribute the amount necessary to eliminate the insufficiency, regardless of whether the contribution is currently deductible by the Employer under Section 404 of the Code.

     4.2. CODA Participation. Each Employee who has met the eligibility requirements of Article 3 may make Elective Deferrals to the Plan by completing and returning to the Plan Administrator a Deferral Agreement which provides that the Participant's cash compensation from the Employer will be reduced by the amount indicated in the Deferral Agreement, and that the Employer will contribute an equivalent amount to the Trust on behalf of the Participant. The following rules will govern Elective Deferrals:

          (a)  Subject to the limits specified in the Plan
     Agreement and set forth in Section 4.3, a Deferral Agreement may apply to any amount or percentage of the Earnings payable to a Participant in each year, including any bonuses payable to a Participant from time to time.

          (b) In accordance with such reasonable rules as the Plan Administrator shall specify, a Deferral Agreement will become effective as soon as is administratively feasible after the Deferral Agreement is returned to the Plan Administrator, and will remain effective until it is modified or terminated. No Deferral Agreement may become effective retroactively.

          (c) A Participant may modify his Deferral Agreement by completing and returning to the Plan Administrator a new Deferral Agreement as of the first business day of any of the first, fourth, seventh and tenth months of the Plan Year, and any such modification will become effective as described in paragraph (b).

          (d) A Participant may terminate his Deferral Agreement at any time upon advance written notice to the Plan
     Administrator, and any such termination will become effective as described in paragraph (b).

     4.3. Annual Limit on Elective Deferrals. During any taxable year of a Participant, his Elective Deferrals under the Plan and any other qualified plan of an Affiliated Employer shall not exceed the dollar limit contained in Section 402(g) of the Code in effect at the beginning of the taxable year. With respect to any taxable year, a Participant's Elective Deferrals for purposes of this Section 4.3 include all Employer contributions made on his behalf pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement (SARSEP) as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of the Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. The limit under
Section 402(g) of the Code on the amount of Elective Deferrals of a Participant who receives a hardship withdrawal pursuant to
Section 12.2 shall be reduced, for the taxable year next following the withdrawal, by the amount of Elective Deferrals made in the taxable year of the hardship withdrawal.

     4.4 Distribution of Certain Elective Deferrals. "Excess Elective Deferrals" means those Elective Deferrals described in
Section 4.3 that are includible in a Participant's gross income under Section 402(g) of the Code, to the extent that the Participant's aggregate elective deferrals for a taxable year exceed the dollar limitation under that Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, whether or not they are distributed under this Section 4.4. A Participant may designate to the Plan any Excess Elective Deferrals made during his taxable year by notifying the Employer on or before the following March 15 of the amount of the Excess Elective Deferrals to be so designated. A Participant who has Excess Elective Deferrals for a taxable year, taking into account only his Elective Deferrals under the Plan and any other plans of the Affiliated Employers, shall be deemed to have designated the entire amount of such Excess Elective Deferrals.

     Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were so designated or deemed designated for the preceding year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during the year.

     To the extent that the return to a Participant of his Elective Deferrals would reduce an Excess Amount (as defined in Section 6.5(f)), such Excess Deferrals shall be distributed to the Participant in accordance with Article 6.

     4.5. Satisfaction of ADP and ACP Tests. In each Plan Year, the Plan must satisfy the ADP test described in Section 4.6 and the ACP test described in Section 4.9. The Employer may cause the Plan to satisfy the ADP or ACP test or both tests for a Plan Year by any of the following methods or by any combination of them:

          (a) By the distribution of Excess Contributions in accordance with Section 4.7, or the distribution of Excess
     Aggregate Contributions in accordance with Section 4.10, or both; or

          (b)  By making Qualified Nonelective Contributions or
     Qualified Matching Contributions or both, in accordance with
     Section 4.11.

     4.6. Actual Deferral Percentage Test Limit. The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a)  The ADP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by 1.25; or

          (b)  The ADP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

     The following special rules shall apply to the computation of the ADP:

          (c) "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of the Participant for the Plan Year to (2) the Participant's Earnings for the Plan Year. Employer contributions on behalf of any Participant shall include: (i) his Elective Deferrals, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or another plan maintained by an Affiliated Employer, and (B) Elective Deferrals that are taken into account in the Average Contribution Percentage test described in Section 4.9 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and excluding Elective Deferrals returned to a Participant to reduce an Excess Amount as defined in Section 6.5(f); (ii) such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test and not used to satisfy the ACP test; and (iii) such amount of Qualified Matching Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test and not used to satisfy the ACP test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

          (d) In the event that the Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 4.6 shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

          (e) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his Accounts under two or more CODAs described in Section 401(k) of the Code that are maintained by the Affiliated Employers shall be determined as if such Elective Deferrals were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.

          (f) For purposes of determining the ADP of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals and the Earnings of such a Participant shall include the Elective Deferrals and Earnings for the Plan Year of his Family Members (as defined in Section 414(q)(6) of the
     Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (g)  For purposes of the ADP test, Elective Deferrals,
     Qualified Nonelective Contributions and Qualified Matching
     Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which those contributions relate.

          (h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching
     Contributions, or both, used in satisfying the test.

          (i) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     4.7. Distribution of Excess Contributions.  "Excess
Contributions" means, with respect to any Plan Year, the excess of:

          (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
     Compensated Employees for the Plan Year, over

          (b) The maximum amount of Employer contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.

     Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during the Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. Excess Contributions shall be allocated to a Participant who is a family member subject to the family member aggregation rules of Section
414(q)(6) of the Code in the proportion that the Participant's Elective Deferrals bear to the combined Elective Deferrals (and other amounts treated as Elective Deferrals) of all of the Participants aggregated to determine his family members' combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan.

     4.8. Employer Matching Contributions. If so specified in the Plan Agreement, the Employer will make Employer Matching Contributions to the Plan in accordance with the Plan Agreement, but no Employer Matching Contribution shall be made with respect to an Elective Deferral that is returned to a Participant because it represents an Excess Elective Deferral, an Excess Contribution, an Excess Aggregate Contribution or an Excess Amount (as defined in Section 6.5(f)); and if an Employer Matching Contribution has nevertheless been made with respect to such an Elective Deferral, the Employer Matching Contribution shall be forfeited, notwithstanding any other provision of the Plan. Employer Matching Contributions will be allocated among the Employer Matching Accounts of Participants in proportion to their Elective Deferrals as specified by the Employer in the Plan Agreement. Employer Matching Accounts shall become vested according to the vesting schedule specified in the Plan Agreement, but regardless of that schedule shall be fully vested upon the Participant's Retirement, or, if earlier, attainment of the normal retirement age specified in the Plan Agreement, his death during employment with an Affiliated Employer, and in accordance with Section 18.3.

     4.9. Average Contribution Percentage Test Limit and
Aggregate Limit.  The Average Contribution Percentage
(hereinafter "ACP") for Participants who are Highly Compensated
Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a)  The ACP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by 1.25; or

          (b)  The ACP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly
     Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

     The following rules shall apply to the computation of the
ACP:

          (c) "Average Contribution Percentage" means the average of the Contribution Percentages of the Eligible
     Participants in a group.

          (d)  "Contribution Percentage" means the ratio
     (expressed as a percentage) of a Participant's Contribution
     Percentage Amounts to the Participant's Earnings for the Plan Year.

          (e) "Contribution Percentage Amounts" means the sum of the Participant Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's Account, taken into account in the year in which the allocation is made. Qualified Nonelective Contributions, if any, necessary to enable the Plan to satisfy the ACP test and not used to satisfy the ADP test shall be included in the Contribution Percentage Amounts. Elective Deferrals shall also be included in the Contribution Percentage Amounts to the extent, if any, needed to enable the Plan to satisfy the ACP test, so long as the ADP test is met before the Elective Deferrals are used in the ACP test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

          (f) "Eligible Participant" means any Employee who is eligible to make an Elective Deferral, if Elective Deferrals are taken into account in the calculation of the Contribution Percentage, or to receive an Employer Matching
     Contribution (or a Forfeiture thereof) or a Qualified
     Matching Contribution.

          (g) "Aggregate Limit" means the sum of (i) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year, or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) the lesser of 200% of, or two plus, the lesser of the ADP or ACP. "Lesser" is substituted for "greater" in clause (i) of the preceding sentence, and "greater" is substituted for "lesser" after the phrase "two plus the" in clause (ii) of the preceding sentence, if that formulation will result in a larger Aggregate Limit.

          (h) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by an Affiliated Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. In determining the Aggregate Limit, the ADP and ACP of Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. The Aggregate Limit will be considered satisfied if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

          (i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or CODAs described in Section 401(k) of the Code, that are maintained by an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.

          (j) In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 4.9 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
     Section 401(m) of the Code only if they have the same Plan
     Year.

          (k) For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employers, the Contribution Percentage Amounts and Earnings of the Participant shall include the Contribution Percentage Amounts and Earnings for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

          (l)  For purposes of the ACP test, Matching
     Contributions, Qualified Matching Contributions and
     Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

          (m) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching
     Contributions, or both, used in the ACP test.

          (n)  The determination and treatment of the
     Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.



4.10. Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employer Matching Account, Qualified Matching Account (if any, and if all amounts therein are not used in the ADP test), and, if applicable, Qualified Nonelective Contribution Account, Participant Contribution Account and Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year. Excess Aggregate Contributions shall be allocated to a Participant who is subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Employer Matching Contributions (and other amounts treated as his Employer Matching Contributions) bear to the combined Employer Matching Contributions (and other amounts treated as Employer Matching Contributions) of all of the Participants aggregated to determine its family members' combined ACP. If excess amounts attributable to Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

     Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a pro-rata basis from the Participant's Participant Contribution Account, Employer Matching
Account, and Qualified Matching Account (and, if applicable, the
Participant's Qualified Nonelective Account or Elective Deferral
Account, or both).

     Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

          (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage and actually made on behalf of Highly Compensated Employees for the Plan Year, over

          (b) The maximum Contribution Percentage Amounts permitted by the ACP test and the Aggregate Limit
     (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution
     Percentages, beginning with the highest of such percentages).

     Such determination shall be made after first determining
Excess Elective Deferrals pursuant to Section 4.4, and then determining Excess Contributions pursuant to Section 4.7.

     4.11. Qualified Nonelective Contributions; Qualified Matching Contributions. The Employer may make Qualified Nonelective Contributions for a Plan Year which, if made, shall be allocated to the Qualified Nonelective Contribution Accounts of Qualified Participants who are Non-Highly Compensated Employees, in proportion to the Earnings of such Qualified Participants for the Plan Year. The Employer may make Qualified Matching Contributions for a Plan Year which, if made shall be allocated to the Qualified Matching Accounts of Participants who are Non-Highly Compensated Employees, in proportion to the Elective Deferrals of such Participants for the Plan Year.

     4.12. Restriction on Distributions. Except as provided in Sections 4.4, 4.7 and 4.10, no distribution may be made from a Participant's Elective Deferral Account, Qualified Nonelective Account or Qualified Matching Account until the occurrence of one of the following events:

          (a) The Participant's Disability, death or termination of employment with the Affiliated Employers;

          (b) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) or
     Section 409 of the Code, or a simplified employee pension plan as defined in Section 408(k) of the Code;

          (c)  The Participant's attainment of age 59 1/2; or

          (d) In the case of an Employer that is a corporation, the disposition by the Employer to an unrelated entity of
     (i) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the entity acquiring such assets; or (ii) the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.

     In addition, if the Employer has elected in the Plan Agreement to permit such distributions, a distribution may be made from a Participant's Elective Deferral Account in the event of his financial hardship as described in Section 12.2. All distributions upon any of the events listed above are subject to the conditions of Article 10, Joint and Survivor Annuity Requirements. In addition, distributions made after March 31, 1988, on account of an event described in subsection (b) or (d) above must be made in a lump sum.

     4.13. Forfeitures of Employer Matching Contributions. Forfeitures of Employer Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section
8.3. Forfeitures of Employer Matching Contributions in a Plan Year shall be applied to reduce other contributions required of the Employer.

     4.14. Special Effective Dates. If the Plan is adopted as an amendment of an existing plan, the provisions of Sections
4.3 and Section 4.7 through 4.11 are effective as of the first day of the first Plan Year beginning after December 31, 1986.
ARTICLE 5.  OTHER CONTRIBUTIONS

     5.1. Employer Profit Sharing Contributions.

          (a) Amount of Annual Contribution. If the Employer so elects in the Plan Agreement, the Employer may in each Plan Year contribute an amount to the Trust Fund determined in the Employer's own discretion, which contribution plus any amount reapplied for the Plan Year under Section 6.1(d) shall not exceed the amount deductible under Section 404 of the Code. Employer Profit Sharing Contributions may be made in any Plan Year whether or not the Employer has current or accumulated profits for that Plan Year.

          (b)  Allocation of Employer Profit Sharing
     Contributions. The Employer Profit Sharing Contribution (and any amounts reapplied under Section 6.1(d)) for the Plan Year shall be allocated as of the last day of each Plan Year to the Employer Profit Sharing Accounts of each Qualified Participant in proportion to the Earnings of each such Qualified Participant for the Plan Year.

     5.2. Forfeitures of Employer Profit Sharing Contributions. Forfeitures of Employer Profit Sharing Contributions shall be made in accordance with Section 8.3. Forfeitures of Employer Profit Sharing Contributions shall be applied to reduce other contributions required of the Employer.

     5.3. Rollover Contributions. An Employee in an eligible class may contribute at any time cash or other property (which is not a collectible within the meaning of Section 408(m) of the
Code) acceptable to the Trustee representing qualified rollover amounts under Sections 402, 403, or 408 of the Code. Amounts so contributed shall be credited to a Rollover Account for the Participant.

     5.4. No After-Tax Participant Contributions or Deductible Employee Contributions. The Plan Administrator shall not accept either after-tax Participant Contributions or deductible employee contributions, other than those held in a Participant Contribution Account or a Deductible Employee Contribution Account transferred from a predecessor plan of the Employer.
ARTICLE 6.  LIMITATIONS ON ALLOCATIONS

     6.1. No Additional Plan. If the Participant does not participate in and has never participated in another qualified plan, or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in
Section 415(l)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated
Employer:

          (a)  The amount of Annual Additions (as defined in
     Section 6.5(a)) which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Annual Additions or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Additions.

          (b) Before determining a Participant's actual Section 415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant on the basis of a reasonable estimation of the Participant's
     Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

          (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Additions for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the
     Limitation Year.

          (d) If pursuant to paragraph (c), or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, the Annual Additions exceed the Maximum Annual Additions, the Excess Amount will be disposed of as follows:

               (1) Elective Deferrals, to the extent they would reduce the Excess Amount, will be returned to the Participant.

               (2) If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (3) If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.1(d), it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     6.2. Additional Master or Prototype Plan. If in addition to this Plan a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer during any Limitation Year:

          (a) The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Annual Additions reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by an Affiliated Employer are less than the Maximum Annual Additions, and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such plans and funds for the Plan Year will equal the Maximum Annual Additions. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Annual Additions, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

          (b)  Before determining a Participant's actual Section
     415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant in the manner described in Section 6.1(b).

          (c) As soon as is administratively feasible after the end of the Plan Year, the Maximum Annual Additions for the Plan Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Plan
     Year.

          (d) If, pursuant to Section 6.2(c) or as a result of the allocation of Forfeitures, or of a reasonable error in determining the amount of Elective Deferrals that may be made by him, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated under any qualified Master or Prototype defined contribution plan, except that Annual Additions to any welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of X and Y, where (X) is the total Excess Amount allocated as of such date, and (Y) is the ratio of: (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

          (f) Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 6.1(d).

     6.3. Additional Non-Master or Non-Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliated Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Section 6.2 as though the other plan were a Master or Prototype plan.

     6.4. Additional Defined Benefit Plan. If an Affiliated Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the Plan Agreement.

     6.5. Definitions.

          (a) Annual Additions means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

               (1)  Employer contributions;

               (2)  For any Limitation Year beginning after
          December 31, 1986, Participant Contributions;

               (3)  Forfeitures;

               (4) Amounts allocated after March 31, 1984, to any individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Affiliated Employer;

               (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code, maintained by an Affiliated Employer; and

               (6)  Excess Elective Deferrals, Excess
          Contributions (including recharacterized Elective
          Deferrals) and Excess Aggregate Contributions.

          For this purpose, any Excess Amount applied under Sections 6.1(d) or 6.2(e) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year. Any rollover contribution will not be considered an Annual Addition.

          (b)  Section 415 Compensation means, for a
     Self-Employed Individual, his Earned Income; and for any other Participant, his "Form W-2 earnings" as defined in
     Section 2.7.

     For purposes of applying the limitations of this Article 6,
     Section 415 Compensation for a Limitation Year is the
     Section 415 Compensation actually paid or made available during such Limitation Year.

          (c) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Affiliated Employers, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Sections 415(b) and (d) of the Code, or 140% of the Participant's Highest Average Compensation including any adjustments under Section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

          (d)  Defined Contribution Dollar Limitation means
     $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

          (e) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by Affiliated Employers for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Affiliated Employers, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the
     Code), and the denominator of which is the sum of the Maximum Annual Additions for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by any Affiliated Employer). The Maximum Annual Additions in any Plan Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to product of the excess of the sum of the fractions over 1.0, multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat 100% of nondeductible Employee contributions as Annual Additions.

          (f) Excess Amount means, with respect to any Participant, the amount by which Annual Additions exceed the Maximum Annual Additions.

          (g) Highest Average Compensation means the average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is determined based on the Plan Year.

          (h) Limitation Year means the Plan Year. All qualified plans maintained by the Employer must use the same
     Limitation Year. If the Limitation Year is amended to a different period of 12 consecutive months, the new
     Limitation Year must begin on a date within the Limitation
     Year in which the amendment is made.

          (i) Master or Prototype plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (j) Maximum Annual Additions, which is the maximum annual addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, means an amount not exceeding the lesser of (a) the Defined Contribution Dollar Limitation or (b) 25% of the Participant's Section 415 Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the
     Code) which is otherwise treated as an Annual Addition under
     Section 415(l)(1) or Section 419A(d)(2) of the Code.

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Annual Additions will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                     number of months in the
                       short Limitation Year
                               12

          (k) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

               (1) The Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

               (2) The Participant's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.
ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS

     7.1. Retirement. After his Retirement, the amount credited to a Participant's Accounts will be distributed to him in accordance with Article 9. The termination of a Participant's employment with the Affiliated Employers after he has (i) attained the normal retirement age specified in the Plan Agreement, (ii) fulfilled the requirements for early retirement (if any) specified in the Plan Agreement, or (iii) become Disabled will constitute his Retirement. Upon a Participant's Retirement (or, if earlier, his attainment of the normal retirement age specified in the Plan Agreement or fulfillment of the requirements for early retirement, if any, specified in the Plan Agreement), the Participant's Accounts shall become fully vested, regardless of the vesting schedule specified by the Employer in the Plan Agreement. A Participant who separates from service with any vested balance in his Accounts, after satisfying the service requirements for early retirement (if any is specified in the Plan Agreement) but before satisfying the age requirement for early retirement (if any is specified in the Plan Agreement), shall be entitled to a fully vested early retirement benefit upon his satisfaction of such age requirement.

     7.2. Death. If a Participant dies before the distribution of his Accounts has been completed, his Beneficiary will be entitled to distribution of benefits in accordance with Article
9. A Participant's Accounts will become fully vested upon his death before termination of his employment with the Affiliated Employers, regardless of the vesting schedule specified by the Employer in the Plan Agreement.

     A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this purpose. The form most recently completed and returned to the Plan Administrator before the Participant's death shall supersede any earlier form. If a Participant has not designated any Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving spouse, or if there is no surviving spouse, his estate. A married Participant may designate a Beneficiary other than his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be changed without further written spousal consent unless the terms of the spouse's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquishes the right to limit the consent to a specific beneficiary. The marriage of a Participant shall nullify any designation of a beneficiary previously executed by the Participant. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

     7.3. Other Termination of Employment. A Participant whose employment terminates for any reason other than his Retirement or death will be entitled to distribution, in accordance with
Article 9, or benefits equal to the amount of the vested balance of his Accounts as determined under Article 8.
ARTICLE 8.  VESTING

     8.1. Vested Balance.  The vested balance of a Participant's
Accounts will be determined as follows:

          (a) General Rule. A Participant's Elective Deferral Account, Qualified Nonelective Contribution Account, Qualified Matching Account, Participant Contribution Account and Rollover Account shall be fully vested at all times.
     The vested portion of his Employer Matching Account and Employer Profit Sharing Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates.

          (b) Retirement. All of a Participant's Accounts shall become fully vested upon his Retirement or his earlier attainment of the normal retirement age elected by the Employer in the Plan Agreement.

     For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his Accounts, the undistributed portion shall be held in a separate account which shall be invested pursuant to Section 13.3 and shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

     8.2. Vesting of Accounts of Returned Former Employees. The following rules apply in determining the vested portion of the Accounts of a Participant who incurs one or more consecutive One-
Year Vesting Breaks and then returns to employment with an Affiliated Employer:

          (a) If the Participant incurred fewer than five consecutive One-Year Vesting Breaks, then all of his Years of Service will be taken into account in determining the vested portion of his Accounts, as soon as he has completed one Year of Service following his return to employment.

          (b) If the Participant incurred five or more consecutive One-Year Vesting Breaks, then:

               (1) no Year of Service completed after his return to employment will be taken into account in determining the vested portion of his Accounts as of any time before he incurred the first One-Year Vesting Break;

               (2) years of Service completed before he incurred the first One-Year Vesting Break will not be taken into account in determining the vested portion of his Accounts as of any time after his return to employment
          (i) unless some portion of his Employer Contribution Account or Employer Matching Account had become vested before he incurred the first One-Year Vesting Break, and (ii) until he has completed one Year of Service following his return to employment; and

               (3) separate sub-accounts will be maintained for the Participant's pre-break and post-break Employer Contribution Account and Employer Matching Account, until both sub-accounts become fully vested. Both sub-accounts will share in the earnings and losses of the Trust Fund.

     8.3. Forfeiture of Non-Vested Amounts. The portion of a former Employee's Accounts that has not become vested under
Section 8.1 shall become a Forfeiture in accordance with the following rules, and shall be applied in accordance with Section
4.13 or Section 5.2.

          (a) If Distribution Is Made. If any or all of the vested portion of a Participant's Accounts is distributed in accordance with Section 9.1 or 9.2 before the Participant incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year in which the distribution occurs. For purposes of this Section 8.3, if the value of the vested portion of a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of the entire vested balance of his Accounts on the day his employment terminates. If the Participant elects to have distributed less than the entire vested portion of his Employer Contribution Account or Employer Matching Accounts, the part of the nonvested portion that will become a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the entire vested portion of such Accounts.

          (b) Right of Repayment. If a Participant who receives a distribution pursuant to paragraph (a) returns to employment with an Affiliated Employer, the balance of his Employer Contribution Account and Employer Matching Account will be restored to the amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (i) the fifth anniversary of his return to employment or (ii) the date he incurs five consecutive One-Year Vesting Breaks following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this Section 8.3, and he resumes employment covered under this Plan before the date he incurs five consecutive One-Year Vesting Breaks, upon his reemployment the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution. Such restoration will be made, first, from the amount of any Forfeitures available for reallocation as of the last day of the Plan Year in which repayment is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(f).

          (c) If No Distribution Is Made. If no distribution (nor deemed distribution) is made to a Participant before he incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture at the end of the Plan Year that constitutes his fifth consecutive One-Year Vesting Break.

          (d) Adjustment of Accounts. Before a Forfeiture is incurred, a Participant's Accounts shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

          (e) Accumulated Deductible Contributions. For Plan Years beginning before January 1, 1989, a Participant's vested Account balance shall not include accumulated deductible contributions within the meaning of Section 72(o)(5)(B) of the Code.

     8.4. Special Rule in the Event of a Withdrawal. If a withdrawal pursuant to Section 12.2 or 12.3 is made from a Participant's Employer Profit Sharing Account or Employer Matching Account before the Account is fully vested, and the Participant may subsequently increase the vested percentage in the Account, then a separate account will be established at the time of the withdrawal, and at any relevant time after the withdrawal the vested portion of the separate account will be equal to the amount "X" determined by the following formula:

                        X = P(AB + D) - D

For purposes of the formula, P is the Participant's vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

     8.5. Vesting Election. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant who has completed not less than three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing filed with the Employer to have his vested percentage computed under the Plan without regard to such amendment. For a Participant who is not credited with at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service." The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.
ARTICLE 9.  PAYMENT OF BENEFITS

     9.1. Distribution of Accounts. A Participant or Beneficiary who has become eligible for a distribution of benefits pursuant to Article 7 may elect to receive such benefits at any time, subject to the terms and conditions of this Article 9, Article 10 and Article 11. Unless a Participant or Beneficiary elects otherwise, distribution of benefits will begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

          (a) The Participant attains age 65 (or if earlier, the normal retirement age specified by the Employer in the Plan
     Agreement); or

          (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

          (c)  The Participant's employment with the Affiliated
     Employers terminates.

A Beneficiary who is the surviving spouse of a Participant may elect to have distribution of benefits begin within the 90-day period following the Participant's death.

     For purposes of this Section 9.1, the failure of a Participant (and his spouse, if spousal consent is required pursuant to Article 10) to consent to a distribution while a benefit is "immediately distributable" within the meaning of
Section 9.2 shall be considered an election to defer commencement of payment. The vested portion of a Participant's Accounts will be distributed in a lump sum in cash no later than 60 days after the end of the Plan Year in which his employment terminates, if at the time the Participant first became entitled to a distribution the value of such vested portion derived from Employer and Employee contributions does not exceed $3,500. Commencement of distributions in any case shall be subject to
Section 9.4.

     9.2. Restriction on Immediate Distributions. A Participant's account balance is considered "immediately distributable" if any part of the account balance could be distributed to the Participant (or his surviving spouse) before the Participant attains, or would have attained if not deceased, the later of the normal retirement age specified in the Plan Agreement or age 62.

          (a) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his spouse (or where either the Participant or the spouse has died, the survivor) must consent to any such distribution, unless an exception described in paragraph (b) applies. The consent of the Participant and his spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity (or any other form). The Plan Administrator shall notify the Participant and the spouse, no less than 30 days and no more than 90 days before the annuity starting date, of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and an explanation of their relative values, in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the required notification is given, provided that:

               (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

               (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          (b)  Notwithstanding paragraph (a), only the
     Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1(b) of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
     Section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option purchased from a commercial provider, and no Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be distributed to the Participant without his consent. If any Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be transferred to that defined contribution plan without his consent, unless he consents to an immediate distribution. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

     9.3. Optional Forms of Distribution. If at the time a Participant first becomes entitled to a distribution the value of his vested Account balance derived from Employer and Employee contributions does not exceed $3,500, distribution shall be made in a lump sum in cash. Subject to the preceding sentence and to the rules of Article 10 concerning joint and survivor annuities, a Participant or Beneficiary may elect to receive benefits in any of the following optional forms:

          (a) A lump sum payment in cash or in kind or in a combination of both;

          (b) A series of installments over a period certain that meets the requirements of Article 11; or

          (c) In the event that the Plan is adopted as an amendment to an existing plan, any optional form of distribution available under the existing plan. Such optional forms of distribution may be made available where necessary through the purchase by the Plan Administrator of an appropriate annuity contract from a commercial provider, with terms complying with the requirements of Article 11.
     If the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the provisions of Article 10 shall apply.

     9.4. Distribution Procedure. The Trustee shall make or commence distributions to or for the benefit of Participants only on receipt of an instruction from the Employer in writing or by such other means as shall be acceptable to the Trustee, certifying that a distribution of a Participant's benefits is payable pursuant to the Plan, and specifying the time and manner of payment. The amount to be distributed shall be determined as of the Valuation Date coincident with or next following the Employer's order. The Trustee shall be fully protected in acting upon the directions of the Employer in making benefit distributions, and shall have no duty to determine the rights or benefits of any person under the Plan or to inquire into the right or power of the Employer to direct any such distribution. The Trustee shall be entitled to assume conclusively that any determination by the Employer with respect to a distribution meets the requirements of the Plan. The Trustee shall not be required to make any payment hereunder in excess of the net realizable value of the assets of the Account in question at the time of such payment, nor to make any payment in cash unless the Employer has furnished instructions as to the assets to be converted to cash for the purposes of making payment.

     9.5. Lost Distributee. In the event that the Plan Administrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Accounts distributable to such a person shall become a Forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the Forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. Such restoration will be made, first, from the amount of Forfeitures available for reallocation as of the last day of the Plan Year in which the claim is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to
Section 4.1(f). A Forfeiture occurring under this Section 9.5 shall be used to reduce the amount of contributions required of the Employer as described in Section 4.13 and Section 5.2.

     9.6. Direct Rollovers. This Section 9.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 9.6, the following definitions shall apply:

          (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributees and the distributee's Designated Beneficiary (as defined in Section 11.3), or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     9.7. Distributions Required by a Qualified Domestic Relations Order. To the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make distributions from a Participant's Accounts to any alternate payee named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.
ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

     10.1.     Applicability.

          (a) Generally. The provisions of Sections 10.2 through 10.5 shall generally apply to a Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in
     Section 10.6.

          (b) Exception for Certain Plans. The provisions of Sections 10.2 through 10.5 shall not apply to a Participant if: (i) the Participant does not or cannot elect payment of benefits in the form of a life annuity, and (ii) on the death of the Participant, his Vested Account Balance will be paid to his surviving spouse (unless there is no surviving spouse, or the surviving spouse has consented to the designation of another Beneficiary in a manner conforming to a Qualified Election) and the surviving spouse may elect to have distribution of the Vested Account Balance (adjusted in accordance with Section 13.4 for gains or losses occurring after the Participant's death) commence within the 90-day period following the date of the Participant's death. The Participant may waive the spousal death benefit described in this paragraph (b) at any time, provided that no such waiver shall be effective unless it satisfies the conditions applicable under Section 10.4(c) to a Participant's waiver of a Qualified Preretirement Survivor Annuity. The exception in this paragraph (b) shall not be operative with respect to a Participant if the Plan:

               (1)  is a direct or indirect transferee of a
          defined benefit plan, money purchase pension plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code; or

               (2) is adopted as an amendment of a plan that did not qualify for the exception in this paragraph (b) before the amendment was adopted.

          For purposes of this paragraph (b), Vested Account Balance shall have the meaning provided in Section 10.4(f). The provisions of Sections 10.2 through 10.6 set forth the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

          (c) Exception for Certain Amounts. The provisions of Sections 10.2 through 10.5 shall not apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan or a target benefit plan, provided that the exceptions applicable to certain profit sharing plans under paragraph (b) are applicable with respect to the separate account (for this purpose, Vested Account Balance means the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of
     Section 72(o)(5)(B) of the Code).

     10.2. Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. In either case, the Participant may elect to have such an annuity distributed upon his attainment of the Earliest Retirement Age under the Plan.

     10.3. Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, the Vested Account Balance of a Participant who dies before the Annuity Starting Date shall be applied toward the purchase of an annuity for the life of his surviving spouse (a "Qualified Preretirement Survivor Annuity"). The surviving spouse may elect to have such an annuity distributed within a reasonable period after the Participant's death. For purposes of this Article 10, the term "spouse" means the current spouse or surviving spouse of a Participant, except that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as the spouse or surviving spouse) to the extent provided under a qualified domestic relations order as described in
Section 414(p) of the Code.

     10.4.     Definitions.  The following definitions apply:

          (a) "Election Period" means the period beginning on the first day of the Plan Year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he reaches age 35, the Election Period with respect to his account balance as of the date of separation shall begin on the date of separation. A Participant who will not attain age 35 as of the end of a Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such an election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section
     10.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date shall be subject to the full requirements of this article.

          (b) "Earliest Retirement Age" means the earliest date on which the Participant could elect to receive Retirement benefits under the Plan.

          (c) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any such waiver shall not be effective unless: (1) the Participant's spouse consents in writing to the waiver; (2) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the waiver; and (4) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5.

          (d) "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50%.

          (e) "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity (or any other form).

          (f) "Vested Account Balance" means the aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article 10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions or both at the time of death or distribution.

          (g) "Straight life annuity" means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

     10.5. Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date the Plan Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

     In the case of a Qualified Preretirement Survivor Annuity, within the applicable period for a Participant the Plan Administrator shall provide to him a written explanation of the Qualified Preretirement Survivor Annuity, in terms and manner comparable to the requirements applicable to the explanation of a Qualified Joint and Survivor Annuity as described in the preceding paragraph. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; (iii) a reasonable period ending after this Article 10 first applies to the Participant. Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, notice must be provided within a reasonable period ending after his separation from service.

     For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in
(ii) and (iii) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he reaches age 35, notice shall be provided within the two-year period beginning one year before the separation and ending one year after the separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

     10.6.     Transitional Rules.

          (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the preceding Sections of this
     Article 10, must be given the opportunity to elect to have those Sections apply if the Participant is credited with at least one Hour of Service under the Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and the Participant had at least ten years of vesting service when he or she separated from service.

          (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with paragraph (d) of this Section 10.6.

          (c) The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to be paid to those Participants.

          (d) Any Participant who has so elected pursuant to paragraph (b) of this Section 10.6, and any Participant who does not elect under paragraph (a), or who meets the requirements of paragraph (a) except that he does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would otherwise have been payable in the form of a life annuity:

               (1) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                    (A)  begins to receive payments under the
               Plan on or after normal retirement age; or

                    (B)  dies on or after normal retirement age
               while still working for the Employer; or

                    (C)  begins to receive payments on or after
               the qualified early retirement age; or

                    (D)  separates from service on or after
               attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

          then such benefits will be received under the Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period, which must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

               (2)  Election of early survivor annuity.  A
          Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect during the election period to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.

               (3) For purposes of this Section 10.6, qualified early retirement age is the latest of the earliest date under the Plan on which the Participant may elect to receive Retirement benefits, the first day of the 120th month beginning before the Participant reaches normal retirement age, or the date the Participant begins participation.
ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS

     11.1. General Rules. Subject to Article 10, Joint and Survivor Annuity Requirements, the requirements of this Article 11 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. All distributions required under this Article 11 shall be determined and made in accordance with the Income Tax Regulations issued under Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the proposed regulations.

     11.2.     Required Beginning Date.  The entire interest of a
Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.

          (a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          (b) Transitional Rules. The required beginning date of a Participant who attains age 70 1/2 before January 1,
1988,
     shall be determined in accordance with (1) or (2) below:

               (1) Non-5% owners. The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of his Retirement or his attainment of age 70 1/2 occurs.

               (2) 5% owners. The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (A)  the calendar year in which the
               Participant attains age 70 1/2, or

                    (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

          The required beginning date of a Participant who is not a 5% owner, who attains age 70 1/2 during 1988 and who has not
     retired as of January 1, 1989, is April 1, 1990.

          (c) Rules for 5% Owners. A Participant is treated as a 5% owner for purposes of this Section 11.2 if he is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which he attains age 66 1/2, or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 11.2, they must continue, even if the Participant ceases to be a 5% owner in a subsequent year.

     11.3.     Limits on Distribution Periods.  As of the first
Distribution Calendar Year, distributions not made in a single sum may be made only over one or a combination of the following periods:

          (a)  the life of the Participant,

          (b)  the life of the Participant and his Designated
     Beneficiary,

          (c)  a period certain not extending beyond the Life
     Expectancy of the Participant, or

          (d) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and his Designated Beneficiary.

     "Designated Beneficiary" means the individual who is designated as the Beneficiary under the Plan in accordance with
Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations) and Section 7.2.

     "Distribution Calendar Year" means a calendar year for which a minimum distribution is required under Section 401(a)(9) of the Code and this Section 11.3. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 11.5.

     "Life Expectancy" and "Joint and Last Survivor Expectancy" are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or his spouse, in the case of distributions described in Section 11.5(b)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Any such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse beneficiary may not be recalculated.

     11.4. Determination of Amount to Be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date. Paragraphs
(a) through (d) apply to distributions in forms other than the purchase of an annuity contract.

          (a) If a Participant's Benefit (as defined below) is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and his Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy (as defined below).

          (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated
     Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life
     Expectancy of the Participant.

          (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor, without regard to Proposed Regulations Section 1.401(a)(9)-2.

          (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's required beginning date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (e) If the Participant's Benefit is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations).

     "Applicable Life Expectancy" means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 11.4(e) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest in the Plan, the applicable calendar year is the year of purchase.

     "Participant's Benefit" means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the required beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     11.5.     Death Distribution Provisions.

          (a) Distribution Beginning before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

          (b)  Distribution Beginning after Death.  If the
     Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

               (1) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

               (2)  If the Designated Beneficiary is the
          Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          If the Participant has not made an election pursuant to this Section 11.5 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 11.5, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) For purposes of paragraph (b), if the surviving spouse dies after the Participant, but before payments to the spouse begin, the provisions of paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.

          (d) For purposes of this Section 11.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (e)  For the purposes of this Section 11.5,
     distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (b) above). If distribution in the form of an annuity contract described in Section 11.4(e) irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

     11.6. Transitional Rule. Notwithstanding the other requirements of this Article 11, and subject to the requirements of Article 10, Joint and Survivor Annuity Requirements, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Internal Revenue Code of 1954 as in effect before its amendment by the Deficit Reduction Act of 1984.

          (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of the Employee.

          (c) The designation specified in paragraph (b) was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

          (d) The Employee had accrued a benefit under the Plan as of December 31, 1983.

          (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

     A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e).

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked after the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the designation described in paragraphs (b) through (e). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation generally will be considered to be a revocation of the designation, but the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case of an amount transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-l of the Proposed Income Tax Regulations shall apply.
ARTICLE 12.  WITHDRAWALS AND LOANS

     12.1. Withdrawals from Participant Contribution Accounts. Subject to the requirements of Article 10, a Participant may upon written notice (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) to the Employer withdraw any amount from his Participant Contribution Account (if any). A withdrawn amount may not be repaid to the Plan. No Forfeiture will occur solely as a result of an Employee's withdrawal from a Participant Contribution Account.

     12.2.     Withdrawals on Account of Hardship.

          (a) If the Employer has so elected in the Plan Agreement, upon a Participant's written request (or in such other manner as shall be made available and agreed upon by the Employer and Putnam), the Plan Administrator may permit a withdrawal of funds from the vested portion of the Participant's Accounts on account of the Participant's financial hardship, which must be demonstrated to the satisfaction of the Plan Administrator, provided, that no hardship withdrawal shall be made from a Qualified Nonelective Contribution Account or Qualified Matching Account. In considering such requests, the Plan Administrator shall apply uniform standards that do not discriminate in favor of Highly Compensated Employees. If hardship withdrawals are permitted from more than one of the Elective Deferral Account, Rollover Account, Employer Matching Account, and Employer Profit Sharing Account, they shall be made first from a Participant's Elective Deferral Account, then from his Rollover Account, then from his Employer Matching Account, and finally from his Employer Profit Sharing Account. A withdrawn amount may not be repaid to the Plan.

          (b) The maximum amount that may be withdrawn on account of hardship from an Elective Deferral Account after December 31, 1988, shall not exceed the sum of (1) the amount credited to the Account as of December 31, 1988, and
     (2) the aggregate amount of the Elective Deferrals made by the Participant after December 31, 1988, and before the hardship withdrawal.

          (c) Hardship withdrawals shall be permitted only on account of the following financial needs:

               (1)  Expenses for medical care described in
          Section 213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care;

               (2) Purchase of the principal residence of the Participant (excluding regular mortgage payments);

               (3) Payment of tuition and related educational fees and room and board expenses for the upcoming 12 months of post-secondary education for the Participant, his spouse, children or dependents; or

               (4)  Payments necessary to prevent the
          Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.

          (d) Hardship withdrawals shall be subject to the spousal consent requirements contained in Sections 411(a)(11) and 417 of the Code, to the same extent that those requirements apply to a Participant pursuant to
     Section 10.1.

          (e) A hardship distribution will be permitted to a Participant only upon satisfaction of the following conditions:

               (1) The Participant has obtained all nontaxable loans and all distributions other than hardship withdrawals available to him from all plans maintained by the Affiliated Employers;

               (2) The hardship withdrawal does not exceed the amount of the Participant's financial need as described in paragraph (b) plus any amounts necessary to pay federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawal;

               (3) With respect to withdrawals from an Elective Deferral Account, all plans maintained by the Affiliated Employers provide that the Participant's Elective Deferrals and voluntary after-tax contributions will be suspended for a period of 12 months following his receipt of a hardship withdrawal; and

               (4) With respect to withdrawals from an Elective Deferral Account, all plans maintained by the Affiliated Employers provide that the amount of Elective Deferrals that the Participant may make in his taxable year immediately following the year of a hardship withdrawal will not exceed the applicable limit under Section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferrals made by the Participant in the taxable year of the hardship withdrawal.

     12.3. Withdrawals After Reaching Age 59 1/2. A Participant who has reached age 59 1/2 may upon written request to the Employer
(or in such other manner as shall be made available and agreed upon by the Employer and Putnam) withdraw during his employment any amount not exceeding the vested balance of his Accounts. A withdrawn amount may not be repaid to the Plan.

     12.4. Loans. If the Employer has so elected in the Plan Agreement, the Employer may direct the Trustee to make a loan to a Participant or Beneficiary from the vested portion of his Accounts, subject to the following terms and conditions and to such reasonable additional rules and regulations as the Plan Administrator may establish for the orderly operation of the program:

          (a) The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section
     12.4.

          (b) A Participant's or Beneficiary's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form supplied by the Plan Administrator (or in such other manner as shall be made available and agreed upon by the Employer and Putnam). Applications shall be approved or denied by the Plan Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.

          (c) Loans shall be made to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in amounts greater than the amounts made available to other Employees (relative to the borrower's Account balance).

          (d) Loans must be evidenced by the Participant's promissory note for the amount of the loan payable to the order of the Trustee, and adequately secured by assignment of not more than fifty percent (50%) of the Participant's entire right, title and interest in and to the Trust Fund, exclusive of any asset as to which Putnam is not the Trustee.

          (e) Loans must bear a reasonable interest rate comparable to the rate charged by commercial lenders in the geographical area for similar loans. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer's geographical area.

          (f) The period for repayment for any loan shall not exceed five years, except in the case of a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, in which case the repayment period may exceed five years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently then quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.

          (g) To the extent that a Participant would be required under Article 10 to obtain the consent of his spouse to a distribution of an immediately distributable benefit other than a Qualified Joint and Survivor Annuity, the consent of the Participant's spouse shall be required for the use of his Account as security for a loan. The spouse's consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured, and obtained in accordance with the requirements of
     Section 10.4(c) for a Qualified Election. Any such consent shall thereafter be binding on the consenting spouse and any subsequent spouse of the Participant. A new consent shall be required for use of the Account as security for any extension, renewal, renegotiation or revision of the original loan.

          (h) If valid spousal consent has been obtained in accordance with Section 12.4(g), then notwithstanding any other provision of the Plan the portion of the Participant's account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

          (i) In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant's Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan in accordance with
     Article 9 or Section 4.12.

          (j) No loan shall be made to an Owner-Employee or a Shareholder-Employee unless a prohibited transaction exemption is obtained by the Employer.

          (k) No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.

               (1)  Loans shall be considered investments
          directed by a Participant pursuant to Section 13.3. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto.

     12.5. Procedure; Amount Available. Withdrawals and loans shall be made subject to the terms and conditions applicable to distributions pursuant to Section 9.4, except that the amount of any withdrawal or loan shall be determined by reference to the vested balance of the Participant's Account as of the most recent Valuation Date preceding the withdrawal or loan, and shall not exceed the amount of the vested account balance.

     12.6. Protected Benefits. Notwithstanding any provision to the contrary, if an Employer amends an existing retirement plan ("prior plan") by adopting this Plan, to the extent any withdrawal option or form of payment available under the prior plan is an optional form of benefit within the meaning of Code
Section 411(d)(6), such option or form of payment shall continue to be available to the extent required by such Code Section.

     12.7. Restrictions Concerning Transferred Assets. Notwithstanding any provision to the contrary, if an Employer amends an existing defined benefit or money purchase pension plan ("prior pension plan") by adopting this Plan, accrued benefits attributable to the assets and liabilities transferred from the prior pension plan (which accrued benefits include the account balance of such Participant in the Plan attributable to such accrued benefits as of the date of the transfer and any earnings on such account balance subsequent to the transfer) shall be distributable only on or after the events upon which distributions are or were permissible under the prior pension plan.
ARTICLE 13.  TRUST FUND AND INVESTMENTS

     13.1. Establishment of Trust Fund. The Employer and the Trustee hereby agree to the establishment of a Trust Fund consisting of all amounts as shall be contributed or transferred from time to time to the Trustee pursuant to the Plan, and all earnings thereon. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan, and no such assets shall ever revert to the Employer, except that:

          (a) contributions made by the Employer by mistake of fact, as determined by the Employer, may be returned to the Employer within one (1) year of the date of payment,

          (b) contributions that are conditioned on their deductibility under Section 404 of the Code may be returned to the Employer, to the extent disallowed, within one (1) year of the disallowance of the deduction,

          (c) contributions that are conditioned on the initial qualification of the Plan under the Code, and all investment gains attributable to them, may be returned to the Employer within one (1) year after such qualification is denied by determination of the Internal Revenue Service, but only if an application for determination of such qualification is made within the time prescribed by law for filing the Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and

          (d) amounts held in a suspense account may be returned to the Employer on termination of the Plan, to the extent that they may not then be allocated to any Participant's
     Account in accordance with Article 6.

     All Employer contributions under the Plan other than those made pursuant to Section 4.1(f) are hereby expressly conditioned on the initial qualification of the Plan and their deductibility under the Code. Investment gains attributable to contributions returned pursuant to Subsections (a) and (b) shall not be returned to the contributing Employer, and investment losses attributable to such contributions shall reduce the amount returned.

     13.2. Management of Trust Fund. The assets of the Trust Fund shall be held in trust by the Trustee and accounted for in accordance with this Article 13, and shall be invested in accordance with Section 13.3 in the Investment Products specified by the Employer in the Plan Agreement and from time to time thereafter in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam). The Employer shall have the exclusive authority and discretion to select the Investment Products available under the Plan. In making that selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Employer shall cause the available Investment Products to be diversified sufficiently to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is especially intended that the Trustee shall have no discretionary authority to determine the investment of Trust assets. Notwithstanding the foregoing, assets of the Trust Fund shall also be invested in Employer Stock if so elected by the Employer and agreed to by Putnam under the Service Agreement.

     13.3. Investment Instructions. All amounts held in the Trust Fund under the Plan shall be invested in Investment Products solely in accordance with the instructions of the Participant to whose Accounts they are allocable, as delivered to Putnam in accordance with the Service Agreement. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated by the Employer to Putnam in accordance with procedures prescribed in the Service Agreement. Instructions shall be effective prospectively, coincident with or within a reasonable time after their receipt in good order by Putnam. An instruction once received shall remain in effect until it is changed by the provision of a new instruction. New instructions shall be accepted by Putnam on any valuation date.

     In the event that the Employer adopts this Putnam prototype Plan as an amendment to or restatement of an existing plan, the Employer shall specify one or more Investment Products to serve as the sole investments for all Participants' Accounts during the period in which existing records of the Plan are transferred to the Recordkeeper. During that period, new investment instructions as to existing assets of the Plan cannot be carried out, nor can distributions be made from the Plan except to the extent permitted under the terms of the Service Agreement. The Employer and the Recordkeeper shall use their best efforts to minimize the duration of the period to which the preceding sentence applies.

     To the extent specifically authorized and provided in the Service Agreement, the Employer may direct the Trustee to establish as an Investment Product a fund all of the assets of which shall be invested in shares of stock of the Employer that constitute "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Employer Stock"). The Plan Administrator as named fiduciary shall continually monitor the suitability of acquiring and holding Employer Stock under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) and the requirements of section 404(c) of ERISA, and shall be responsible for ensuring that the procedures relating to the purchase, holding and sale of Employer Stock, and the exercise of any and all rights with respect to such Employer Stock shall be in accordance with section 404(c) of ERISA unless the Employer retains voting, tender or similar rights with respect to the Employer Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Plan Administrator with respect to the acquisition and holding of Employer Stock. The Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Plan Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting and tender or retention of Employer Stock.

     Putnam shall be under no duty to question or review the directions given by the Employer or to make suggestions to the Employer in connection therewith. Putnam shall not be liable for any loss, or by reason of any breach, that arises from the Employer's exercise or non-exercise of rights under this Article 13, or from any direction of the Employer unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of Section 404(a) of ERISA. All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an investment fund shall be credited to and reinvested in such investment fund, and all expenses of the Trust that are properly allocated to a particular investment fund shall be so allocated and charged. The Employer may at any time direct Putnam to eliminate any investment fund or funds, and Putnam shall thereupon dispose of the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Employer.

     Neither the Employer nor the Trustee nor Putnam shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. Neither Putnam nor the Trustee shall have any duty to question any instructions received from the Employer or a Participant or to review the investments selected thereby, nor shall Putnam or the Trustee be responsible for any loss resulting from instructions received from the Employer or a Participant or from the failure of the Employer or a Participant to provide or to change instructions. In the event that Putnam or the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to Putnam or the Trustee, such contribution shall be invested until clear instructions are received in the default investment option set forth in the Service Agreement or other written agreement between the Employer and Putnam, or if no such option is so set forth, the Employer, by execution of the Plan Agreement, shall affirmatively elect to have such contributions invested in the Putnam Money Market Fund. Neither Putnam nor the Trustee shall have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

     13.4. Valuation of the Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated among the Accounts of Participants. Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant's Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant's Account, the earnings, losses and expenses pertaining to that investment shall be allocated among all Participants' Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant's Accounts shall be adjusted pursuant to this Section
13.4 until such time as they are either fully distributed or forfeited, regardless of whether the Participant continues to be an Employee.

     13.5. Distributions on Investment Company Shares. Subject to Section 9.3, all dividends and capital gains or other distributions received on any Investment Company Shares credited to Participant's Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional shares of the same Investment Company at the price determined as provided in the then current prospectus of the Investment Company. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gain or other distributions may be received on such Investment Company Shares at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional Investment Company Shares.

     13.6. Registration and Voting of Investment Company Shares. All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law, the Trustee will transmit to the Employer copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to shareholders, with respect to Investment Company Shares held in the Trust Fund. The Trustee shall act in accordance with directions received from the Employer with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the Employer and delivered to the Trustee within the time prescribed by it. The Trustee will not vote Investment Company Shares as to which it receives no written directions.

     13.7. Investment Manager. The Employer, with the consent of Putnam, may appoint an investment manager, as defined in Section 3(38) of the ERISA, with respect to all or a portion of the assets of the Trust Fund. The Trustee shall have no liability in connection with any action or nonaction pursuant to directions of such an investment manager.

     13.8.     Employer Stock.

          (a) Voting Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(a) shall govern the voting of Employer Stock held by Putnam as Trustee under the Plan. The Trustee shall vote Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the voting of Employer Stock and shall direct the Trustee as to the voting of Employer Stock in accordance with the provisions of this Section 13.8(a). In either case, the Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting of Employer Stock. The remainder of this Section 13.8(a) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the voting of Employer Stock. For purposes of this Section 13.8(a), the term "Participant" includes any Beneficiary with an Account in the Plan which is invested in Employer Stock.

          When the issuer of Employer Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Employer shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form based upon these materials. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Employer Stock, the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Employer Stock credited to the Participant's accounts, whether or not vested. For purposes of this Section 13.8(a), the number of shares of Employer Stock deemed credited to a Participant's Accounts shall be determined as of the date of record determined by the Employer for which an allocation has been completed and Employer Stock has actually been credited to Participant's Accounts. Procedures for the execution of purchases and sales of Employer Stock shall be as set forth in the Service Agreement. The Employer shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

          Each Participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Employer Stock held under the Plan (whether or not vested) equal to a fraction, of which the numerator is the number of shares of Employer Stock credited to his Account and the denominator is the number of shares of Employer Stock credited to all Participants' Accounts. Such directions shall be communicated in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) and shall be held in confidence by the Trustee and not divulged to the Employer, or any officer or employee thereof, or any other persons. Upon its receipt of directions, the Trustee shall vote the shares of Employer Stock as directed by the Participant. The Trustee shall not vote those shares of Employer Stock credited to the Accounts of Participants for which no voting directions are received. With respect to shares of Employer Stock held in the Trust which are not credited to a Participant's Account, the Plan Administrator shall retain the status of named fiduciary and shall direct the voting of such Employer Stock.

          (b) Tendering Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(b) shall govern the tendering of Employer Stock by Putnam as Trustee under the Plan. In the event of a tender offer, the Trustee shall tender Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the tendering of Employer Stock in accordance with the provisions of this Section 13.8(b). The remainder of this Section 13.8(b) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the tendering of Employer Stock. For purposes of this Section 13.8(b), the term "Participant" includes any Beneficiary with an Account in the Plan which is invested in Employer Stock.

          Upon commencement of a tender offer for any Employer Stock, the Employer shall notify each Plan Participant, and use its best efforts to distribute timely or cause to be distributed to Participants the same information that is distributed to shareholders of the issuer of Employer Stock in connection with the tender offer, and after consulting with the Trustee shall provide at the Employer's expense a means by which Participants may direct the Trustee whether or not to tender the Employer Stock credited to their Accounts (whether or not vested). The Employer shall provide to the Trustee a copy of any material provided to Participants and shall certify to the Trustees that the materials have been mailed or otherwise sent to Participants.

          Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock credited to his Accounts. Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) as is agreed upon by the Trustees and the Employer. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock credited to his Accounts may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee. The Trustee shall not tender shares of Employer Stock credited to a Participant's Accounts for which it has received no directions from the Plan Participant. The Trustee shall tender that number of shares of Employer Stock not credited to Participants' Accounts determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Employer Stock credited to Participants' Accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination), and the denominator of which is the total number of shares of Employer Stock credited to Participants' Accounts.

          A direction by a Participant to the Trustee to tender shares of Employer Stock credited to his Accounts shall not be considered a written election under the Plan by the Participant to withdraw or to have distributed to him any or all of such shares. The Trustee shall credit to each account of the Plan Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that account. Pending receipt of directions through the Administrator from the Participant as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Administrator shall direct. To the extent that any Participant gives no direction as to the tendering of Employer stock that he has the right to direct under this Section 13.8(a), the Trustee shall not tender such Employer Stock.

          (c) Other Rights. With respect to all rights in connection with Employer Stock other than the right to vote and the right to tender, Participants are hereby appointed named fiduciaries to the same extent (if any) as provided in the foregoing paragraphs of this Section 13.8 with regard to the right to vote, and the Trustee shall follow the directions of Participants and the Plan Administrator with regard to the exercise of such rights to the same extent as with regard to the right to vote.

     13.9. Insurance Contracts. If so provided in the Plan Agreement or other agreement between the Employer and the Trustee, the Plan Administrator may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts ("policies" or "contracts") issued by any insurance company and in a form approved by the Plan Administrator (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts ("financial agreements"). If such investments are to be made, the Plan Administrator shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or financial agreements under the method of valuation selected by the Plan Administrator, and to record or report such values to the Plan Administrator or any investment manager selected by the Plan Administrator, in the form and manner agreed to by the Plan Administrator.

     The Plan Administrator may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or financial agreement, and the Trustee shall exercise such powers only upon direction of the Plan Administrator. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or financial agreement or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Plan Administrator or to review the form of any such policy, contract or financial agreement or the selection of the issuer thereof, or to make recommendations to the Plan Administrator or to any issuer with respect to the form of any such policy, contract or financial agreement.

     The Trustee shall be fully protected in acting in accordance with written directions of the Plan Administrator, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Plan Administrator, or by reason of inaction in the absence of written directions from the Plan Administrator. In the event that the Plan Administrator directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

     13.10. Registration and Voting of Non-Putnam Investment Company Shares. All shares of registered investment companies other than Investment Companies shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law and to the extent provided in an agreement between Putnam and a third party investment provider, the Trustee shall transmit to the Employer copies of any notices of shareholders' meetings, proxies or proxy-soliciting materials, prospectuses or the annual or other reports to shareholders, with respect to shares of registered investment companies other than Investment Companies held in the Trust Fund. The Trustee shall vote shares of registered investment companies other than Investment Companies in accordance with the directions of the Employer. Directions as to voting such shares must be in writing on a form approved by the Trustee or such other manner acceptable to the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The Trustee shall vote those shares of registered investment companies other than Investment Companies for which no voting directions are received in the same proportion as it votes those shares for which it has received voting directions.
ARTICLE 14.  TOP-HEAVY PLANS

     14.1. Superseding Effect. For any Plan Year beginning after December 31, 1983, in which Plan is determined to be a Top-Heavy Plan under Section 14.2(b), the provisions of this Article 15 will supersede any conflicting provisions in the Plan or the Plan Agreement.

     14.2. Definitions. For purposes of this Article 14, the terms below shall be defined as follows:

          (a) Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was: (i) an officer of the Employer having annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code;
     (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer having annual compensation exceeding the dollar limitation under Section 415(c)(1)(A) of the Code; (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer having annual compensation of more than $150,000. Annual compensation means compensation satisfying the definition elected by the Employer in the Plan Agreement, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.

          (b)  Top-Heavy:  The Plan is Top-Heavy for any Plan
     Year beginning after December 31, 1983, if any of the following conditions exists:

               (1)  If the Top-Heavy Ratio for this Plan exceeds
          60% and this Plan is not part of any Required
          Aggregation Group or Permissive Aggregation Group of plans.

               (2)  If this Plan is a part of a Required
          Aggregation Group of plans but not part of a Permissive
          Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

               (3)  If this plan is part of a Required
          Aggregation Group and part of a Permissive Aggregation
          Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation group exceeds 60%.

          (c)  Top-Heavy Ratio means the following:

               (1)  If the Employer maintains one or more
          qualified defined contribution plans (or any simplified employee pension plan) and the Employer has not maintained any qualified defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

               (2)  If the Employer maintains one or more
          qualified defined contribution plans (or any simplified employee pension plan) and the Employer maintains or has maintained one or more qualified defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated qualified defined contributions plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the qualified defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

               (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date; except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (B) who has not been credited with at least one Hour of Service for the Employer during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
          Section 411(b)(1)(C) of the Code.

          (d) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other qualified plan or plans (or simplified employee pension plan) of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (e) Required Aggregation Group means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (f) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that Plan Year.

          (g)  Valuation Date means the last day of the Plan
     Year.

          (h) Present Value means present value based only on the interest and mortality rates specified by the Employer in the Plan Agreement.

     14.3.     Minimum Allocation.

          (a)  Except as otherwise provided in paragraphs (c) and
     (d) below, the Employer contributions and Forfeitures (if any) allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Earnings, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the Key Employee's Earnings, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the Employer's contributions and Forfeitures for the Plan Year because of
     (1) the Participant's failure to be credited with at least 1,000 Hours of Service, or (2) the Participant's failure to make mandatory Employee contributions to the Plan, or (3) the Participant's receiving Earnings less than a stated amount. Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for non-Key Employees shall be taken into account for purposes of satisfying the requirement of this Section 14.3(a).

          (b) For purposes of computing the minimum allocation, Earnings will mean Section 415 Compensation as defined in
     Section 6.5(b) of the Plan.

          (c) The provision in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          (d) The provision in paragraph (a) above shall not apply to any Participant to the extent he is covered under any other plan or plans of the Employer, and the Employer has provided in the Plan Agreement that the minimum allocation requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

          (e) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the
     Code) may not be forfeited under Sections 411(a)(3)(B) or
     (D) of the Code.

     14.4. Adjustment of Fractions. For any Plan Year in which the Plan is Top-Heavy, the Defined Benefit Fraction and the Defined Contribution Fraction described in Article 6 shall each be computed using 100% of the dollar limitations specified in Sections 415(b)(1)(A) and 415(c)(1)(A) instead of 125%. The foregoing requirement shall not apply if the Top-Heavy Ratio does not exceed 90% and the Employer has elected in the Plan Agreement to provide increased minimum allocations or benefits satisfying
Section 416(h)(2) of the Code.

     14.5. Minimum Vesting Schedules. For any Plan Year in which this Plan is Top-Heavy and for any subsequent Plan Year, a minimum vesting schedule will automatically apply to the Plan, as follows:

          (a) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule 100% immediate vesting, the Three-Year Cliff, Five-Year Graded or Six-Year Graded schedule, then the schedule selected in the Plan Agreement shall continue to apply for any Plan Year to which this Section 14.5 applies.

          (b) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule the Five-Year Cliff schedule, then the Three-Year Cliff schedule shall apply in any Plan Year to which this Section 14.5 applies.

          (c) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule the Seven-Year Graded schedule, then the Six-Year Graded schedule shall apply in any Plan Year to which this Section 14.5 applies.

          (d) If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule a schedule other than those described in paragraphs (a), (b) and (c), then the
Top-
     Heavy schedule specified by the Employer in the Plan Agreement for this purpose shall apply in any Plan Year to which this Section 14.5 applies.

     The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Elective Deferrals, rollover contributions described in Section 5.3, Qualified Matching Contributions, Qualified Nonelective Contributions, or Participant Contributions, but including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, the vested portion of the Employer Profit Sharing Account or Employer Matching Account of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy will be determined without regard to this Section 14.5.
ARTICLE 15.      ADMINISTRATION OF THE PLAN

     15.1. Plan Administrator. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator's duties and responsibilities may be delegated to a person appointed by the Employer or a committee established by the Employer for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The members of such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The person or committee (if any) initially appointed by the Employer may be named in the Plan Agreement, but the Employer may remove any such person or committee member by written notice to him, and any such person or committee may resign by written notice to the Employer, without the necessity of amending the Plan Agreement. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan, and shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator, in carrying out its responsibilities under the Plan, may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.

     15.2. Claims Procedure. Claims for participation in or distribution of benefits under the Plan shall be made in writing to the Plan Administrator, or an agent designated by the Plan Administrator whose name shall have been communicated to all Participants and other persons as required by law. If any claim so made is denied in whole or in part, the claimant shall be furnished promptly by the Plan Administrator with a written notice:

          (a)  setting forth the reason for the denial,

          (b)  making reference to pertinent Plan provisions,

          (c) describing any additional material or information from the claimant which is necessary and why, and

          (d) explaining the claim review procedure set forth herein.

     Within 60 days after denial of any claim for participation or distribution under the Plan, the claimant may request in writing a review of the denial by the Plan Administrator. Any claimant seeking review hereunder shall be entitled to examine all pertinent documents and to submit issues and comments in writing. The Plan Administrator shall render a decision on review hereunder; provided, that if the Plan Administrator determines that a hearing would be appropriate, its decision on review shall be rendered within 120 days after receipt of the request for review. The decision on review shall be in writing and shall state the reason for the decision, referring to the Plan provisions upon which it is based.

     15.3. Employer's Responsibilities. The Employer shall be responsible for:

          (a) Keeping records of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Accounts, and his other rights under the Plan;

          (b) Periodic, timely filing of all statements, reports and returns required to be filed by ERISA;

          (c) Timely preparation and distribution of disclosure materials required by ERISA;

          (d) Providing notice to interested parties as required by Section 7476 of the Code;

          (e)  Retention of records for periods required by law;
     and

          (f) Seeing that all persons required to be bonded on account of handling assets of the Plan are bonded.

     15.4. Recordkeeper. The Recordkeeper is hereby designated as agent of the Employer under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:

          (a) To keep and regularly furnish to the Employer a detailed statement of each Participant's Accounts, showing contributions thereto by the Employer and the Participant, Investment Products purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and

          (b) To the extent agreed between the Employer and the Recordkeeper, to prepare for the Employer or to assist the Employer to prepare such returns, reports or forms as the Employer shall be required to furnish to Participants and Beneficiaries or other interested persons and to the Internal Revenue Service or the Department of Labor; all as may be more fully set forth in the Service Agreement. If the Employer does not appoint another person or entity as Recordkeeper, the Employer itself shall be the Recordkeeper.

     15.5. Prototype Plan. Putnam is the sponsor of the Putnam Basic Plan Document, a prototype plan approved as to form by the Internal Revenue Service. Provided that an Employer's adoption of the Plan is made known to and accepted by Putnam in accordance with the Plan Agreement, Putnam will inform the Employer of amendments to the prototype plan and provide such other services in connection with the Plan as may be agreed between Putnam and the Employer. Putnam may impose for its services as sponsor of the prototype plan such fees as it may establish from time to time in a fee schedule addressed to the Employer. Such fees shall, unless paid by the Employer, be paid from the Trust Fund, and shall in that case be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such fees.
ARTICLE 16.    TRUSTEE

     16.1. Powers and Duties of the Trustee. The Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

          (a) To invest all or a part of the Trust Fund in Investment Products in accordance with the investment instructions delivered by the Employer pursuant to Section 13.3, without restriction to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund, acceptable to Putnam and the Trustee, that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100). Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;

          (b) If Putnam and the Trustee have consented thereto in writing, to invest without limit in stock of the Employer or any affiliated company;

          (c) To dispose of all or part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Employer for the investment of Participants' separate Accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

          (d) To hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

          (e) To follow the directions of an investment manager appointed pursuant to Section 13.7;

          (f) To cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (g) Upon written direction of or through the Employer, to vote in person or by proxy (in accordance with Sections
     13.6 and 13.10 and, in the case of stock of the Employer, at the direction of the Employer or Participants in accordance with Section 13.8) with respect to all securities that are part of the Trust Fund;

          (h) To consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust Fund according to the terms of the Plan;

          (i) Upon the written direction of the Employer, to make loans from the Trust Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Employer shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan; and

          (j) To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax assessment, claim or demand respecting the Trust Fund or any part thereof.

     16.2. Limitation of Responsibilities. Except as may otherwise be required under applicable law, neither the Trustee nor any of its agents shall have any responsibility for:

          (a) Determining the correctness of the amount of any contribution for the sole collection or payment of contributions, which shall be the sole responsibility of the Employer;

          (b) Loss or breach caused by any Participant's exercise of control over his Accounts, which shall be the sole responsibility of the Participant;

          (c) Loss or breach caused by the Employer's exercise of control over Accounts pursuant to Section 13.3, which shall be the sole responsibility of the Employer;

          (d) Performance of any other responsibilities not specifically allocated to them under the Plan.

     16.3. Fees and Expenses. The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be established by the Trustee from time to time in a fee schedule addressed to the Employer. Such fees, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses reasonably incurred by the Trustee shall, unless paid by the Employer, be paid from the Trust Fund and shall, unless allocable to the Accounts of specific Participants, be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such amounts. Charges and expenses incurred in connection with a specific Investment Product, unless allocable to the Accounts of specific Participants, shall be charged pro rata against the Accounts of all Participants for whose benefit amounts have been invested in the specific Investment Product.

     16.4. Reliance on Employer. The Trustee and its agents shall rely upon any decision of the Employer, or of any person authorized by the Employer, purporting to be made pursuant to the terms of the Plan, and upon any information or statements submitted by the Employer or such person (including those relating to the entitlement of any Participant to benefits under the Plan), and shall not inquire as to the basis of any such decision or information or statements, and shall incur no obligation or liability for any action taken or omitted in reliance thereon. The Trustee and its agents shall be entitled to rely on the latest written instructions received from the Employer as to the person or persons authorized to act for the Employer hereunder, and to sign on behalf of the Employer any directions or instructions, until receipt from the Employer of written notice that such authority has been revoked.

     16.5. Action Without Instructions. If the Trustee receives no instructions from the Employer in response to communications sent by registered or certified mail to the Employer at its last known address as shown on the books of the Trustee, then the Trustee may make such determinations with respect to administrative matters arising under the Plan as it considers reasonable, notwithstanding any prior instructions or directions given by or on behalf of the Employer, but subject to any instruction or direction given by or on behalf of the Participants. To the extent permitted by applicable law, any determination so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken pursuant thereto. In making any such determination the Trustee may require that it be furnished with such relevant documents as it reasonable considers necessary.

     16.6. Advice of Counsel. The Trustee may consult with legal counsel (who may, but need not be, counsel for the Employer) concerning any questions which may arise with respect to its rights and duties under the Plan, and the opinion of such counsel shall be full and complete protection to the extent permitted by applicable law in the respect of any action taken or omitted by the Trustee hereunder in accordance with the opinion of such counsel.

     16.7. Accounts. The Trustee shall keep full accounts of all receipts and disbursements which pertain to investments in Investment Products, and of such other transactions as it is required to perform hereunder. Within a reasonable time following the close of each Plan Year, or upon its removal or resignation or upon termination of the Trust and at such other times as may be appropriate, the Trustee shall render to the Employer and any other persons as may be required by law an account of its administration of the Plan and Trust during the period since the last previous such accounting, including such information as may be required by law. The written approval of any account by the Employer and all other persons to whom an account is rendered shall be final and binding as to all matters and transactions stated or shown therein, upon the Employer and Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or any other person to whom an account is rendered to notify the party rendering the account within 60 days after the receipt of any account of his or its objection to the account shall be the equivalent of written approval. If the Employer or any other person to whom an account is rendered files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account and the Employer or such other person and the party rendering the account cannot amicably settle the questions raised by such objections, the party rendering the account and the Employer or such person shall have the right to have such questions settled by judicial proceedings, although the Employer or such other person to whom an account is rendered shall have, to the extent permitted by applicable law, only 60 days from filing of written objection to the account to commence legal proceedings. Nothing herein contained shall be construed so as to deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlements of any account or for instructions, the only necessary parties shall be the Trustee, the Employer and persons to whom an account is required by law to be rendered.

     16.8. Access to Records. The Trustee shall give access to its records with respect to the Plan at reasonable times and on reasonable notice to any person required by law to have access to such records.

     16.9. Successors. Any corporation into which the Trustee may merge or with which it may consolidate or any corporation resulting from any such merger or consolidation shall be the successor of the Trustee without the execution or filing of any additional instrument or the performance of any further act.

     16.10. Persons Dealing with Trustee. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions.

     16.11. Resignation and Removal; Procedure. The Trustee may resign at any time by giving 60 days' written notice to the Employer and to Putnam. The Employer may remove the Trustee at any time by giving 60 days' written notice to the party removed and to Putnam. In any case of resignation or removal hereunder, the period of notice may be reduced to such shorter period as is satisfactory to the Trustee and the Employer. Notwithstanding anything to the contrary herein, any resignation hereunder shall take effect at the time notice thereof is given if the Employer may no longer participate in the prototype Plan and is deemed to have an individually designed plan at the time notice is given.

     16.12. Action of Trustee Following Resignation or Removal. When the resignation or removal of the Trustee becomes effective, the Trustee shall perform all acts necessary to transfer the Trust Fund to its successor. However, the Trustee may reserve such portion of the Trust Fund as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses, and any balance of such reserve remaining after payment of such fees, taxes and expenses shall be paid over to its successor. The Trustee shall have no responsibility for acts or omissions occurring after its resignation becomes effective.

     16.13. Effect of Resignation or Removal. Resignation or removal of the Trustee shall not terminate the Trust. In the event of any vacancy in the position of Trustee, whether the vacancy occurs because of the resignation or removal of the Trustee, the Employer shall appoint a successor to fill the vacant position. If the Employer does not appoint such a successor who accepts appointment by the later of 60 days after notice of resignation or removal is given or by such later date as the Trustee and Employer may agree in writing to postpone the effective date of the Trustee's resignation or removal, the Trustee may apply to a court of competent jurisdiction for such appointment or cause the Trust to be terminated, effective as of the date specified by the Trustee in writing delivered to the Employer. Each successor Trustee so appointed and accepting a trusteeship hereunder shall have all of the rights and powers and all of the duties and obligations of the original Trustee, under the provisions hereof, but shall have no responsibility for acts or omissions before he becomes a Trustee.

     16.14. Fiscal Year of Trust. The fiscal year of the Trust will coincide with the Plan Year.

     16.15. Limitation of Liability. Except as may otherwise be required by law and other provisions of the Plan, no fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, shall be liable for any losses incurred with respect to the management of the Plan, nor shall he or it be liable for any acts or omissions except those caused by his or its own negligence or bad faith in failing to carry out his or its duties under the terms contained in the Plan.

     16.16. Indemnification. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless (i) all fiduciaries, within the meaning of ERISA Sections 3(21) and 404, and (ii) Putnam, for all liability occasioned by any act of such party or omission to act, in good faith and without gross negligence, and for all expenses incurred by any such party in determining its duty or liability under ERISA with respect to any question under the Plan.
ARTICLE 17.  AMENDMENT

     17.1. General. The Employer reserves the power at any time or times to amend the provisions of the Plan and the Plan Agreement to any extent and in any manner that it may deem advisable. If, however, the Employer makes any amendment (including an amendment occasioned by a waiver of the minimum funding requirement under Section 412(d) of the Code) other than

          (a)  a change in an election made in the Plan
     Agreement,

          (b) amendments stated in the Plan Agreement which allow the Plan to satisfy Section 415 and to avoid duplication of minimums under Section 416 of the Code because of the required aggregation of multiple plans, or

          (c)  model amendments published by the Internal Revenue
     Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed,

the Employer shall cease to participate in this prototype Plan and will be considered to have an individually designed plan. In that event, Putnam shall have no further responsibility to provide to the Employer any amendments or other material incident to the prototype plan, and Putnam may resign immediately as Trustee and as Recordkeeper. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder, provided, that the Employer shall not have the power:

               (1) to amend the Plan in such a manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

               (2) to amend the Plan retroactively in such a manner as would have the effect of decreasing a Participant's accrued benefit, except that a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant's accrued benefit if it has the effect of reducing his Account balance, or of eliminating an optional form of benefit with respect to amounts attributable to contributions made performed before the adoption of the amendment; or

               (3)  to amend the Plan so as to decrease the
          portion of a Participant's Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.

               (4) to amend the Plan in such a manner as would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.

     17.2. Delegation of Amendment Power. The Employer and all sponsoring organizations of the Putnam Basic Plan Document delegate to Putnam Mutual Funds Corp., the power to amend the Plan (including the power to amend this Section 17.2 to name a successor to which such power of amendment shall be delegated), for the purpose of adopting amendments which are certified to Putnam Mutual Funds Corp., by counsel satisfactory to it, as necessary or appropriate under applicable law, including any regulation or ruling issued by the United States Treasury Department or any other federal or state department or agency; provided that Putnam Mutual Funds Corp., or such successor may amend the Plan only if it has mailed a copy of the proposed amendment to the Employer at its last known address as shown on its books by the date on which it delivers a written instrument providing for such amendment, and only if the same amendment is made on said date to all plans in this form as to which Putnam Mutual Funds Corp., or such successor has a similar power of amendment. If a sponsoring organization does not adopt any amendment made by Putnam Mutual Funds Corp., such sponsoring organization shall cease to participate in this prototype Plan and will be considered to have an individually designed plan.
If, upon the submission of this Putnam Basic Plan Document #07 to the Internal Revenue Service for a determination letter, the Internal Revenue Service determines that changes are required to the Basic Plan Document but not to the form of Plan Agreement, Putnam shall furnish a copy of the revised Basic Plan Document to the Employer and the Employer will not be required to execute a revised Plan Agreement.
ARTICLE 18.  TERMINATION OF THE PLAN AND TRUST

     18.1. General. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee, without any liability whatsoever for any such discontinuance or termination.

     18.2. Events of Termination. The Plan will terminate upon the happening of any of the following events:

          (a) Death of the Employer, if a sole proprietor, or dissolution or termination of the Employer, unless within 60 days thereafter provision is made by the successor to the business with respect to which the Plan was established for the continuation of the Plan, and such continuation is approved by the Trustee;

          (b) Merger, consolidation or reorganization of the Employer into one or more corporations or organizations, unless the surviving corporations or organizations adopt the Plan by an instrument in writing delivered to the Trustee within 60 days after such a merger, consolidation and reorganization;

          (c) Sale of all or substantially all of the assets of the Employer, unless the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the sale;

          (d) The institution of bankruptcy proceedings by or against the Employer, or a general assignment by the Employer to or for the benefit of its creditors; or

          (e)  Delivery of notice of termination as provided in
     Section 18.1.

     18.3. Effect of Termination. Notwithstanding any other provisions of this Plan, other than Section 18.4, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant's Accounts will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Accounts of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the event of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust assets to the Participants or other persons entitled thereto, in such form as the Employer may direct pursuant to
Article 10 or, in the absence of such direction, in a single payment in cash or in kind. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee will be relieved from its obligations under the Trust, and no Participant or other person will have any further claim thereunder.

     18.4. Approval of Plan. Notwithstanding any other provision of the Plan, if the Employer fails to obtain or to retain the approval by the Internal Revenue Service of the Plan as a qualified plan under Section 401(a) of the Code, then (i) the Employer shall promptly notify the Trustee, and (ii) the Employer may no longer participate in the Putnam prototype plan, but will be deemed to have an individually designed plan. If it is determined by the Internal Revenue Service that the Plan upon its initial adoption does not qualify under Section 401(a) of the Code, all assets then held under the Plan will be returned within one year of the denial of initial qualification to the Participants and the Employer to the extent attributable to their respective contributions and any income earned thereon, but only if the application for qualification is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Upon such distribution, the Plan will be considered to be rescinded and to be of no force or effect.
ARTICLE 19.    TRANSFERS TO OR FROM OTHER QUALIFIED PLANS;
MERGERS

     19.1. General. Notwithstanding any other provision hereof, subject to the approval of the Trustee there may be transferred to the Trustee all or any of the assets held (whether by a trustee, custodian or otherwise) in respect of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and which is maintained for the benefit of any Employee (provided, however, that the Employee is not a member of a class of Employees excluded from eligibility to participate in the Plan). Any such assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions made by the Employer and by the Participants and the current value of the assets attributable thereto. Notwithstanding the foregoing, if a Participant's employment classification changes under Section 3.4 such that he begins participation in another plan of the Employer, his Account, if any, shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.

     19.2. Amounts Transferred. The Employer shall credit any assets transferred pursuant to Section 19.1 or Section 3.4 to the appropriate Accounts of the persons for whose benefit such assets have been transferred. Any amounts credited as contributions previously made by an employer or by such persons under such other plan shall be treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be.

     19.3. Merger or Consolidation. The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Trust Fund be transferred to any other plan, unless each Participant would receive a benefit immediately after the transaction, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction if the Plan had then terminated.
ARTICLE 20.      MISCELLANEOUS

     20.1. Notice of Plan. The Plan shall be communicated to all Participants by the Employer on or before the last day on which such communication may be made under applicable law.

     20.2. No Employment Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer, or the Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.

     20.3. Distributions Exclusively From Plan. Participants and Beneficiaries shall look solely to the assets held in the Trust purchased pursuant to the Plan for the payment of any benefits under the Plan.

     20.4. No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided in Section 12.4 or in accordance with a Qualified Domestic Relations Order. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator. Notwithstanding the foregoing, an order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     20.5. Provision of Information. The Employer and the Trustee shall furnish to each other such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted by the Treasury Department or the Labor Department or otherwise thereunder.

     20.6. No Prohibited Transactions. The Employer and the Trustee shall, to the extent of their respective powers and authority under the Plan, prevent the Plan from engaging in any transaction known by that person to constitute a transaction prohibited by Section 4975 of the Code and any rules or regulations with respect thereto.

     20.7. Governing Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts

     20.8. Gender. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.


   PUTNAM STREAMLINED STANDARD 401(k) AND PROFIT SHARING PLAN

                       PLAN AGREEMENT #001




By executing this Plan Agreement, the Employer establishes a 401(k) and profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #06, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. Please consult a tax or legal advisor and review this entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Streamlined Standard 401(k) and Profit Sharing Plan.

                          *  *  *  *  *

     Employer Information.  The Employer adopting this Plan is:

     A.   Employer Name: _____________________________________

     B.   Employer             Identification             Number:
          __________________________

     C.   Employer Address:   _______________________________

                         _______________________________

                         _______________________________

     D.   SIC Code:      _______

     E.   Employer                Contact:                  Name:
          ___________________________________________

                          Title:  __________________    Phone  #:
_______________

     F.   Fiscal Year:  __________ through __________
                       (month/day)     (month/day)

     G.   Type of Entity (check one):

           _____      Corporation     _____   Partnership   _____
Subchapter S Corporation

                _____        Sole proprietorship    _____   Other
          _______________________

     H.   Plan Name:  __________________________________

     I.   Plan Number:  00__(complete)
     Plan Information.

     A.   Plan Year.  Check one:

          _____(1)  The Calendar Year

          _____(2) The Plan Year will be the same as the Fiscal Year of the Employer shown in 1.F. above. If the Fiscal Year of the Employer changes, the Plan Year will change accordingly.
          _____(3) The Plan Year will be the period of 12 months beginning on the first day of __________ (month) and ending on the last day of __________ (month).

     B.   Effective Date of Adoption of Plan.

          (1) Are you adopting this Plan to replace an existing plan?

               _____  a.  Yes            _____  b.  No

          (2) If you answered Yes in 2.B.(1) above, please complete the following:

               a.   Effective    Date    of    Existing     Plan:
                    ____________________.

               b.   Effective Date of Replacement Plan:

               _____     (i)            The first day of the Plan
                         Year in which this Replacement Plan is adopted.

               _____               (ii)  The day as of which this
                                   Replacement Plan is adopted.

          If you answered No in 2.B.(1) above, the Effective Date of your adoption of this Plan will be the first day of the current Plan Year.

     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B, C and D below.

     A.   Classes  of  Eligible Employees.  The Plan shall  cover
          all   employees  who  have  met  the  age  and  service
          requirements with the following exclusions:

          _____      (1)  No exclusions.  All job classifications
               will be eligible.

                    _____          (2)    The Plan shall  exclude
                    employees in a unit of Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, with the exception of the following collective bargaining units, which shall be included:
                    ____________________.

          _____     (3)                                       The
                    Plan shall exclude employees who are non-resident aliens without U.S. source income.

     B.   Age Requirement (check and complete (1) or (2) below):

          _____     (1)                                        No
                    minimum age required for participation

          _____     (2)
                    Employees must reach age __ (not over 21) to participate

     C.   Service Requirements.

          To become eligible, an employee must complete (choose one):

          _____     (1)                                        No
                    minimum service required.  Skip to 4.A below.

          _____     (2)                                     One
6-
                    month Eligibility Period

          ____      (3)                                       One
                    12-month Eligibility Period

          _____     (4)                                       One
                    __-month Eligibility Period (must be less than 12)

     D. (For New Plans Only) Will all eligible Employees be required to meet the age and service requirements specified in B and C above?

          _____     (1)                                     Yes

          _____     (2)                                       No;
                    all Employees who meet the age requirement on the Effective Date will be eligible as of the Effective Date, even if they have not met the service requirements.

     Contributions

     A.   Elective Deferrals (Plan Section 4.2).
          Your Plan will allow employees to elect pre-tax contributions under Section 401(k) of the Code. Indicate below the maximum percentage of Earnings that a Participant may elect as Elective Deferrals for each year:

          ___% of Earnings

     B.   Employer Matching Contributions (Plan Section 4.8).

          Will you make matching contributions to the Plan?

          _____  (1)                                       No

          _____  (2)                                          Yes
                 (if Yes, check a or b)

               _____     a.              discretionary   matching
                    contributions

               _____   b.            fixed matching contributions
                    (check and complete i, ii or iii)

                    _____          (i)     ___%    of    Elective
                                   Deferrals

                    _____    (ii)          ___%    of    Elective
                             Deferrals  that do not  exceed  ___%
                             of Earnings

                    _____          (iii)       ___%  of  Elective
                                   Deferrals  that do not  exceed
                                   $________

     C.   Employer  Profit  Sharing Contributions  (Plan  Section
          5.1).    Will   you   make  Employer   Profit   Sharing
          Contributions to the Plan?

          _____     (1) Yes         _____ (2)  No

     Top-Heavy Minimum Contributions (Plan Section 14.3). Skip paragraphs A and B below if you do not maintain any other qualified plan that is not being replaced by this Plan.

     A. For any Plan Year in which the Plan is Top-Heavy, the Top-Heavy minimum contribution (or benefit) for Non-Key Employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in (check (1) or (2)):

               _____               (1) This Plan        _____
(2) The other
                                   qualified plan

     B. If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan
          Section 14.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 14.4. Specify your election by completing the statement below:

          The employer will provide and increased (specify contribution or benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as permitted under Plan
          Section 14.4.

     Other Plans. You must complete this section if you maintain or ever maintained a defined benefit plan in which any Participant in this Plan is (or was) a participant or could become a participant. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by you, the plans will meet the limits of Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

          If you have ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest rate:  %__________________________

                    Mortality Table: __________________________

     Compensation (Plan Section 2.7).

     Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year (check (1) or (2)):

     _____     (1) Form W-2 earnings as defined in Section 2.7 of
          the Plan.

     _____     (2) Form W-2 earnings as defined in Section 2.7 of
          the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

     Distributions and Withdrawals.

     A.   Retirement Distributions.

          1. Normal Retirement Age (Plan Section 7.1). Normal retirement age will be _______ (not over age 65).

          2.   Early Retirement (Plan Section 7.1).  Select one:

               _____        a.                         No   Early
                    Retirement will be permitted.

               _____       b.         Early  Retirement  will  be
                    permitted at age ____.

               _____     c.          Early  Retirement  will   be
                         permitted  at  age ____  with  at  least
                         ________ Years of Service.

          3. Annuities (Plan Section 9.3). This Plan will permit distributions in the form of a life annuity only if this Plan replaces or serves as a transferee plan for an existing Plan that permits distributions in a life annuity form.

               Did your prior plan offer a life annuity form of distribution?

                    _____          a.   Yes         _____      b.
                                   No

     B.   Hardship Distributions (Plan Section 12.2).  Will  your
          Plan permit hardship distributions?

          _____     (1)                                     No

          _____      (2)                                     Yes.
               Indicate   below  from  which  Accounts   hardship
               withdrawals                will                 be
               permitted:

               _____     a.        Elective Deferral Account

               _____     b.        Rollover Account

               _____     c.        Employer Matching Account

               _____       d.          Employer  Profit   Sharing
                    Account

     C.   Loans.   (Plan  Section 12.4).  Will your  Plan  permit
          loans to employees from the vested portion of all their Accounts?

               _____               (1)   Yes        _____     (2)
                                   No

     Vesting (Plan Article 8).

     A. Time of Vesting (select (1) or (2) below and complete vesting schedule).

          _____     (1)
                    Single Vesting Schedule:

                    The vesting schedule selected below will apply to both Employer Matching Contributions and Employer Profit Sharing Contributions.

          _____     (2)                                      Dual
                    Vesting Schedules:

                    The vesting schedule marked with an "MC" below will apply to Employer Matching Contributions and the vesting schedule marked with a "PS" below will apply to Employer Profit Sharing Contributions.


          (3)       Vesting Schedules:

               _____      a.        100% vesting immediately upon
                    participation in the Plan.

               _____     b.        Five-Year Graded Schedule:

                         Vested Percentage   20%  40%  60%  80%
100%

                         Years of Service    1    2    3    4
5

               _____     c.        Seven-Year Graded Schedule:

                         Vested Percentage   20%  40%  60%  80%
100%

                         Years of Service    3    4    5    6
7

               _____     d.        Six-Year Graded Schedule:

                         Vested Percentage   20%  40%  60%  80%
100%

                         Years of Service    2    3    4    5
6


               _____     e.        Three-Year Cliff Schedule:

                         Vested Percentage   0%   100%

                         Years of Service    0-2  3

               _____     f.        Five-Year Cliff Schedule:

                         Vested Percentage   0%   100%

                         Years of Service    0-4  5

               _____     g.         Other  Schedule (must  be  at
                         least  as favorable as Seven-Year Graded
                         Schedule or Five-Year Cliff Schedule):

                      (i)  Vested Percentage__%  __%  __%  __%
__%

                      (ii) Years of Service ___  ___  ___  ___
___
          (4)       Top Heavy Schedule:

                    If you selected above an "Other Schedule," specify in the space below the schedule that will apply after the Plan is top-heavy. The schedule you specify must be at least as favorable  to  employees,  at  all  years  of
                    service, as either the Six-Year Graded Schedule or the Three-Year Cliff Schedule. The top-heavy vesting schedule will be:

          _____     (i)                                       the
                    same "Other Schedule" selected above

          _____     (ii)                                      the
                    following schedule.

                    (i)  Vested Percentage   __%  __%  __%  __%
__%

                    (ii) Years of Service    ___  ___  ___  ___
___


          _____     (iii)                                    Six-
          Year Graded Schedule

          ______    (iv)
Three-
          Year Cliff Schedule

     B.   Service for Vesting (select (1) or (2)).

          _____     (1)                                       All
                    of an employee's service will be used to determine his Years of Service for purposes of vesting

          _____     (2)                                        An
                    employee's Years of Service for vesting will include all years except:

               ___  a.    (New plan) service before the effective
                    date of the plan

               ___  b.     (Existing  plan)  service  before  the
                    effective date of the existing plan

     Investments (Plan Sections 13.2 and 13.3).

     A. Available Investment Products (Plan Section 13.2). The investment options available under the Plan are identified in the Service Agreement or such other written instructions between the Employer and Putnam, as the case may be. All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. If there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement, or such other written instruction as the case may be, as an available Investment Product for that purpose.

     B. Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

          1.   Voting. Employer Stock will be voted as follows:

               _____       a.          In  accordance  with   the
                    Employer's instructions.

               _____     b.          In   accordance   with   the
                         Participant's              instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         voting of Employer Stock in accordance with Section 13.8.

          2.   Tendering.   Employer stock will  be  tendered  as
               follows:

               _____       a.          In  accordance  with   the
                    Employer's instructions.

               _____     b.          In   accordance   with   the
                         Participant's              instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         tendering   of   Employer    Stock    in
                         accordance with Section 13.8.

     Administration.

     Plan Administrator (Plan Section 15.1). You may appoint a person or a committee to serve as Plan Administrator. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator. The initial Plan Administrator will be (check one):

     _____              (1)                  This         person:
          _______________________________

     _____     (2)         A committee composed of these people:

               __________________________________________________
               _________

               __________________________________________________
               _________

               __________________________________________________
               _________

     Reliance on Opinion Letter. If you ever maintained or you later adopt any plan in addition to this Plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code; or an individual medical account, as defined in Section 415(l)(2) of the Code), you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties. It is the responsibility of the Employer to ascertain whether a determination letter is required with respect to qualification of the Plan and to request Putnam to prepare the application for such determination letter if such service is desired.

     Putnam will inform you of all amendments it makes to the prototype plan. Putnam will also inform you if it discontinues or abandons the prototype plan. This Plan
     Agreement #001 may be used only in conjunction with Putnam's Basic Plan Document #07.

                            * * * * *

     If you have any questions regarding this Plan Agreement, contact Putnam at:

                Putnam Defined Contribution Plans
                      One Putnam Place B2B
                       859 Willard Street
                        Quincy, MA 02269
                     Phone:  1-800-752-5766

                          *  *  *  *  *

                     EMPLOYER'S ADOPTION OF
             PUTNAM STREAMLINED STANDARD 401(k) AND
                       PROFIT SHARING PLAN

The Employer named below hereby adopts a PUTNAM STREAMLINED STANDARD 401(k) AND PROFIT SHARING PLAN, and appoints ______________________________ to serve as Trustee of the Plan.
The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be recognized by Putnam as a Putnam Streamlined Standard 401(k) and Profit Sharing Plan only upon Putnam's acceptance of this Plan Agreement.

Investment Options

The Employer hereby elects the following as the investment options available under the Plan:

_______________________  _______________________
_______________________

_______________________  _______________________
_______________________

_______________________  _______________________
________________________

The following investment option shall be the default option:
_________________________________ (select the default option from among the investment options listed above).

Employer Signature

Employer signature(s) to adopt Plan:
Date of signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


____________________________________________________


____________________________________________________

A new Plan Agreement must be signed by the last day of the Plan
Year in which the Plan is to be effective.

                          *  *  *  *  *



          ACCEPTANCE OF PUTNAM FIDUCIARY TRUST COMPANY
                           AS TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
_____________

                          *  *  *  *  *

                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #06.

Putnam Mutual Funds Corp.

By:  ______________________________


                          *  *  *  *  *

                   ACCEPTANCE OF OTHER TRUSTEE



Complete this part only if you have appointed a Trustee other
than Putnam Fiduciary Trust Company.    (Note:  You may appoint a
trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission.) Note: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Streamlined Standard 401(k) and Profit Sharing Plan.

_________________________________, Trustee

By:  _________________________________  Trustee's Tax I.D.
Number_______________
          (Trustee)

_________________________________________________________________
___________________
Address of Trustee

Person for Putnam to Contact: ________________________________

Telephone:______________




















                 PUTNAM BASIC PLAN DOCUMENT #07
                 PUTNAM BASIC PLAN DOCUMENT #07

                        TABLE OF CONTENTS
                                                             PAGE


ARTICLE 1.  INTRODUCTION 1

ARTICLE 2.  DEFINITIONS  2
          2.1.  Account  2
          2.2.  Affiliated Employer     2
          2.3.  Authorized Leave of Absence  2
          2.4.  Base Contribution Percentage 2
          2.5.  Beneficiary   3
          2.6.  CODA     3
          2.7.  Code     3
          2.8.  Compensation  3
          2.9.  Date of Employment 3
          2.10.  Deductible Employee Contribution Account   3
          2.11.  Disabled     4
          2.12.  Earned Income     4
          2.13.  Earnings     4
          2.14.  Effective Date    4
          2.15.  Eligibility Period     4
          2.16.  Employee     5
          2.17.  Employer     5
          2.18.  Employer Contribution Account    5
          2.19.  Employer Stock    5
          2.20.  ERISA   5
          2.21.  Excess Earnings   5
          2.22.  Forfeiture   5
          2.23.  Hour of Service   5
          2.24.  Integration Level 7
          2.25.  Investment Company     7
          2.26.  Investment Company Shares   7
          2.27.  Investment Products    7
          2.28.  Leased Employee   7
          2.29.  One-Year Eligibility Break  8
          2.30.  One-Year Vesting Break 8
          2.31.  Owner-Employee    8
          2.32.  Participant  8
          2.33.  Participant Contribution    8
          2.34.  Participant Contribution Account 8
          2.35.  Plan    8
          2.36.  Plan Administrator     9
          2.37.  Plan Agreement    9
          2.38.  Plan Year    9
          2.39.  Profit Sharing Contribution 9
          2.40.  Putnam  9
          2.41.  Qualified Domestic Relations Order    9
          2.42.  Qualified Participant  9
          2.43.  Recordkeeper 9
          2.44.  Retirement   9
          2.45.  Rollover Account  10
          2.46.  Self-Employed Individual    10
          2.47.  Shareholder-Employee   10
          2.48.  Social Security Wage Base   10
          2.49.  Trust and Trust Fund   10
          2.50.  Trustee 10
          2.51.  Valuation Date    10
          2.52.  Year of Service   10
          2.53.  Deferral Agreement     11
          2.54.  Elective Deferral 11
          2.55.  Elective Deferral Account   11
          2.56.  Employer Matching Account   11
          2.57.  Employer Matching Contribution   11
          2.58.  Highly Compensated Employee 11
          2.59.  Non-Highly Compensated Employee  14
          2.60.  Qualified Matching Account  14
          2.61.  Qualified Matching Contribution  14
          2.62.  Qualified Nonelective Contribution    14
          2.63.  Qualified Nonelective Contribution Account 14

ARTICLE 3.  PARTICIPATION     15
          3.1.  Initial Participation   15
          3.2.  Special Participation Rule   16
          3.3.  Resumed Participation   16
          3.4.  Benefits for Owner-Employees 16
          3.5.  Changes in Classification    17

ARTICLE 4.  CONTRIBUTIONS     18
          4.1.  Provisions Applicable to All Plans     18
          4.2.  Provisions Applicable Only to Profit Sharing
          Plans     19
          4.3.  Provisions Applicable Only to Money Purchase
          Pension Plans  22
          4.4.  Forfeitures.  24
          4.5.  Rollover Contributions  24
          4.6.  Participant Contributions    24
          4.7.  No Deductible Employee Contributions   24
ARTICLE 5.  CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
     (CODA)    25
          5.1.  Applicability; Allocations   25
          5.2.  CODA Participation 25
          5.3.  Annual Limit on Elective Deferrals     25
          5.4.  Distribution of Certain Elective Deferrals  26
          5.5.  Satisfaction of ADP and ACP Tests 26
          5.6.  Actual Deferral Percentage Test Limit  27
          5.7.  Distribution of Excess Contributions   29
          5.8.  Matching Contributions  30
          5.9.  Recharacterization of Excess Contributions  30
          5.10.  Average Contribution Percentage Test Limit and
          Aggregate Limit     31
          5.11.  Distribution of Excess Aggregate Contributions
          33
          5.12.  Qualified Nonelective Contributions; Qualified
          Matching
                           Contributions     34
          5.13.  Restriction on Distributions     34
          5.14.  Forfeitures of Employer Matching Contributions
          35
          5.15.  Special Effective Dates     35

ARTICLE 6.  LIMITATIONS ON ALLOCATIONS  36
          6.1.  No Additional Plan 36
          6.2.  Additional Master or Prototype Plan    37
          6.3.  Additional Non-Master or Non-Prototype Plan 38
          6.4.  Additional Defined Benefit Plan   38
          6.5.  Definitions   38

ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS   43
          7.1.  Retirement    43
          7.2.  Death    43
          7.3.  Other Termination of Employment   43

ARTICLE 8.  VESTING 45
          8.1.  Vested Balance     45
          8.2.  Vesting of Accounts of Returned Former Employees
          45
          8.3.  Forfeiture of Non-Vested Amounts  46
          8.4.  Special Rule in the Event of a Withdrawal   47
          8.5.  Vesting Election   47

ARTICLE 9.  PAYMENT OF BENEFITS    49
          9.1.  Distribution of Accounts     49
          9.2.  Restriction on Immediate Distributions 49
          9.3.  Optional Forms of Distribution    50
          9.4.  Distribution Procedure  51
          9.5.  Lost Distributee   51
          9.6.  Direct Rollovers   52
          9.7.  Distributions Required by a Qualified Domestic
          Relations Order     53

ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS   54
          10.1.  Applicability     54
          10.2.  Qualified Joint and Survivor Annuity  55
          10.3.  Qualified Preretirement Survivor Annuity   55
          10.4.  Definitions  55
          10.5.  Notice Requirements    57
          10.6.  Transitional Rules     57

ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS    60
          11.1.  General Rules     60
          11.2.  Required Beginning Date     60
          11.3.  Limits on Distribution Periods   61
          11.4.  Determination of Amount to Be Distributed Each
          Year 61
          11.5.  Death Distribution Provisions    63
          11.6.  Transitional Rule 64

ARTICLE 12.  WITHDRAWALS AND LOANS 66
          12.1.  Withdrawals from Participant Contribution
          Accounts  66
          12.2.  Withdrawals on Account of Hardship    66
          12.3.  Withdrawals After Reaching Age 59 1/2    67
          12.4.  Other Withdrawals 67
          12.5.  Loans   68
          12.6.  Procedure; Amount Available 70
          12.7.  Protected Benefits     70
          12.8.  Restrictions Concerning Transferred Assets 70

ARTICLE 13.  TRUST FUND AND INVESTMENTS 71
          13.1.  Establishment of Trust Fund 71
          13.2.  Management of Trust Fund    71
          13.3.  Investment Instructions     72
          13.4.  Valuation of the Trust Fund 74
          13.5.  Distributions on Investment Company Shares 74
          13.6.  Registration and Voting of Investment Company
          Shares    74
          13.7.  Investment Manager     74
          13.8.  Employer Stock    75
          13.9.  Insurance Contracts    77
          13.10.  Registration and Voting of Non-Putnam
          Investment Company
                            Shares 78

ARTICLE 14.  TOP-HEAVY PLANS  79
          14.1.  Superseding Effect     79
          14.2.  Definitions  79
          14.3.  Minimum Allocation     81
          14.4.  Adjustment of Fractions     82
          14.5.  Minimum Vesting Schedules   82

ARTICLE 15.  ADMINISTRATION OF THE PLAN 84
          15.1.  Plan Administrator     84
          15.2.  Claims Procedure  84
          15.3.  Employer's Responsibilities 85
          15.4.  Recordkeeper 85
          15.5.  Prototype Plan    85

ARTICLE 16.  TRUSTEE     87
          16.1.  Powers and Duties of the Trustee 87
          16.2.  Limitation of Responsibilities   88
          16.3.  Fees and Expenses 88
          16.4.  Reliance on Employer   89
          16.5.  Action Without Instructions 89
          16.6.  Advice of Counsel 89
          16.7.  Accounts     89
          16.8.  Access to Records 90
          16.9.  Successors   90
          16.10.  Persons Dealing with Trustee    90
          16.11.  Resignation and Removal; Procedure   90
          16.12.  Action of Trustee Following Resignation or
          Removal   90
          16.13.  Effect of Resignation or Removal     91
          16.14.  Fiscal Year of Trust  91
          16.15.  Limitation of Liability    91
          16.16.  Indemnification  91

ARTICLE 17.  AMENDMENT   92
          17.1.  General 92
          17.2.  Delegation of Amendment Power    93

ARTICLE 18.  TERMINATION OF THE PLAN AND TRUST    94
          18.1.  General 94
          18.2.  Events of Termination  94
          18.3.  Effect of Termination  94
          18.4.  Approval of Plan  95

ARTICLE 19.  TRANSFERS TO OR FROM OTHER QUALIFIED PLANS;
                    MERGERS   96
          19.1.  General 96
          19.2.  Amounts Transferred    96
          19.3.  Merger or Consolidation     96

ARTICLE 20.  MISCELLANEOUS    97
          20.1.  Notice of Plan    97
          20.2.  No Employment Rights   97
          20.3.  Distributions Exclusively From Plan   97
          20.4.  No Alienation     97
          20.5.  Provision of Information    97
          20.6.  No Prohibited Transactions  97
          20.7.  Governing Law     97
          20.8.  Gender  97
                 PUTNAM BASIC PLAN DOCUMENT #07


ARTICLE   INTRODUCTION


     By executing the Plan Agreement, the Employer has established a retirement plan (the "Plan") according to the terms and conditions of the Plan Agreement and this Putnam Basic Plan Document #07, for the purpose of providing a retirement fund for the benefit of Participants and Beneficiaries. A Plan established hereunder pursuant to a Plan Agreement is intended to qualify under Section 401(a) of the Code.
ARTICLE   DEFINITIONS


     The terms defined in Sections 2.1 through 2.52 appear generally throughout the document. Sections 2.53 through 2.63 and Article 5 contain definitions of terms used only in a CODA and Section 10.4 contains additional definitions related to distributions from the Plan. Articles 6 and 11 contain additional definitions of terms used only in those Articles.

       Account means any of, and Accounts means all of, a Participant's Employer Contribution Account, Participant Contribution Account, Rollover Account, Deductible Employee Contribution Account and if the Plan contains a CODA, the accounts maintained for the Participant pursuant to Article 5.


       Affiliated Employer, for purposes of the Plan other than
Article 6, means the Employer and a trade or business, whether or not incorporated, which is any of the following:


               A member of a group of controlled corporations
     (within the meaning of Section 414(b) of the Code) which includes the Employer; or


               A trade or business under common control (within the meaning of Section 414(c) of the Code) with the Employer; or


               A member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Employer; or


               An entity otherwise required to be aggregated with the Employer pursuant to Section 414(o) of the Code.


     In determining an Employee's service for vesting and for eligibility to participate in the Plan, all employment with Affiliated Employers will be treated as employment by the Employer.

     For purposes of Article 6 only, the definitions in paragraphs (a) and (b) of this Section 2.2 shall be modified by adding at the conclusion of the parenthetical phrase in each such paragraph the words "as modified by Section 415(h) of the Code."

       Authorized Leave of Absence means a leave of absence from employment granted in writing by an Affiliated Employer. Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to re-employment is guaranteed by law, and for such other reasons and periods as an Affiliated Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.


       Base Contribution Percentage means the percentage so specified in the Plan Agreement.


       Beneficiary means a person entitled to receive benefits under the Plan upon the death of a Participant, in accordance with Section 7.2 and Articles 10 and 11.


       CODA means a cash or deferred arrangement that meets the requirements of Section 401(k) of the Code, adopted as part of a profit sharing plan.


       Code means the Internal Revenue Code of 1986, as amended.


       Compensation means all of an Employee's compensation determined in accordance with the definition and for the purpose elected by the Employer in the Plan Agreement. For purposes of that election, "Form W-2 earnings" means "wages" as defined in
Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Employer in the course of its trade or business, for which the Employer is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include only amounts actually paid to the Employee during the Plan Year, except that if the Employer so elects in the Plan Agreement, in an Employee's initial year of participation in the Plan, Compensation shall include only amounts actually paid to the Employee from the Employee's effective date of participation pursuant to Section
3.1 to the end of the Plan Year. In addition, if the Employer so elects in the Plan Agreement, Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Employer pursuant to a salary reduction agreement, and which is not includible in the gross income of the Employee under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. If the Employer so elects in the Plan Agreement, Compensation shall not include overtime pay, bonuses, commissions or other similar types of pay, or Compensation above a specified amount, all as designated in the Plan Agreement, provided, that such election may not be made if the Employer elects in the Plan Agreement to integrate the Plan with Social Security. (For a self-employed person, the relevant term is Earned Income, as defined in Section 2.12.)


       Date of Employment means the first date on which an Employee performs an Hour of Service; or, in the case of an Employee who has incurred one or more One-Year Eligibility Breaks and who is treated as a new Employee under the rules of Section 3.3, the first date on which he performs an Hour of Service after his return to employment.


       Deductible Employee Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded amounts contributed by him to the Plan on a tax-deductible basis under prior law, and the income, expenses, gains and losses thereon.


       Disabled means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.


       Earned Income means a Self-Employed Individual's net earnings from self-employment in the trade or business with respect to which the Plan is established, excluding items not included in gross income and the deductions allocable to such items, and reduced by (i) contributions by the Employer to qualified plans, to the extent deductible under Section 404 of the Code, and (ii) the deduction allowed to the taxpayer under
Section 164(f) of the Code for taxable years beginning after December 31, 1989.


       Earnings, for determining all benefits provided under the Plan, means the first $150,000 (as adjusted periodically by the Secretary of the Treasury for inflation) of the sum of the Compensation and Earned Income received by an Employee during a Plan Year. To calculate an allocation to a Participant's Account for any Plan Year shorter than 12 months, the dollar limit on Earnings must be multiplied by a fraction of which the denominator is 12 and the numerator is the number of months in the Plan Year. In determining the Earnings of a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules the term "family" shall include only the Participant's spouse and the Participant's lineal descendants who have not reached age 19 by the last day of the Plan Year. If, as a result of the application of such rules, the applicable Earnings limitation described above is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this Section prior to the application of this limitation.


       Effective Date means the date so designated in the Plan Agreement. If the Plan Agreement indicates that the Employer is adopting the Plan as an amendment of an existing plan, the provisions of the existing plan apply to all events preceding the Effective Date, except as to specific provisions of the Plan which set forth a retroactive effective date in accordance with
Section 1140 of the Tax Reform Act of 1986.


       Eligibility Period means a period of service with the Employer which an Employee is required to complete in order to commence participation in the Plan. A 12-month Eligibility Period is a period of 12 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, in which he is credited with at least 1,000 Hours of Service or the number of Hours of Services set forth in the Plan Agreement. A 6-month Eligibility Period is a period of 6 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, or on the 6-month anniversary of such Date of Employment or any anniversary thereof, in which he is credited with at least 500 Hours of Service or the number of Hours of Service set forth in the Plan Agreement. If the Employer has selected another period of service as the Eligibility Period under the Plan, Eligibility Period means the period so designated in which the Employee is credited with the number of hours designated in the Plan Agreement. Notwithstanding the foregoing, if an Employee is credited with 1,000 Hours of Service during a 12-consecutive-month period following his Date of Employment or any anniversary thereof, he shall be credited with an Eligibility Period. In the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service in the case of a 12-month Eligibility Period, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. If the Employer so elects in the Plan Agreement, an Employee's most recent Date of Employment for purposes of this Section 2.15 shall be the first date on which he performed services for a business acquired by the Employer.


       Employee means a common law Employee of an Affiliated Employer; in the case of an Affiliated Employer which is a sole proprietorship, the sole proprietor thereof; in the case of an Affiliated Employer which is a partnership, a partner thereof; and a Leased Employee of an Affiliated Employer. The term "Employee" includes an individual on Authorized Leave of Absence, a Self-Employed Individual and an Owner-Employee.


       Employer means the Employer named in the Plan Agreement and any successor to all or the major portion of its assets or business which assumes the obligations of the Employer under the Plan Agreement.


       Employer Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded the amounts allocated for his benefit from contributions by the Employer (other than contributions pursuant to Article 5 (i.e. the CODA provisions)), Forfeitures by former Participants (if the Plan provides for reallocation of Forfeitures), amounts reapplied under Section 6.1(d), and the income, expenses, gains and losses incurred thereon.


       Employer Stock means securities constituting "qualifying employer securities" of an Employer within the meaning of Section
407(d)(5) of ERISA.


       ERISA means the Employee Retirement Income Security Act of
1974, as amended.


       Excess Earnings means a Participant's Earnings in excess of the Integration Level of the Plan.


       Forfeiture means a nonvested amount forfeited by a former
Participant, pursuant to Section 8.3, or an amount forfeited by a former Participant or Beneficiary who cannot be located, pursuant to Section 9.5.


       Hour of Service means each hour described in paragraphs
(a), (b), (c), (d) or (e) below, subject to paragraphs (f) and
(g) below.

               Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.


               Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period) unless the Employee's absence is not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to
     Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.


               Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph
     (c) with respect to payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.


               Each hour during an Authorized Leave of Absence.
     Such hours shall be credited at the rate of a customary full work week for an Employee.


               Solely for purposes of determining whether a One Year Vesting Break or a One-Year Eligibility Break has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of: the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the hours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the Plan Year or Eligibility Period or both, as the case may be, in which the absence from work begins, if necessary to prevent the Participant's incurring a One-Year Vesting Break or One-Year Eligibility Break in that period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.


               Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment, or as otherwise specified in the Plan Agreement.


               If the Employer maintains the plan of a
     predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer only to the extent that the Employer so elects in the Plan Agreement.


               Hours of Service shall be credited to a Leased
     Employee as though he were an Employee.


       Integration Level means the Earnings amount selected by the Employer in the Plan Agreement.


       Investment Company means an open-end registered investment company for which Putnam Mutual Funds Corp., or its affiliate acts as principal underwriter, or for which Putnam Investment Management, Inc., or its affiliate serves as an investment adviser; provided that its prospectus offers its shares under the Plan.


       Investment Company Shares means shares issued by an Investment Company.


       Investment Products means any of the investment products specified by the Employer in accordance with Section 13.2, from the group of those products sponsored, underwritten or managed by Putnam as shall be made available by Putnam under the Plan, and such other products as shall be expressly agreed to in writing by Putnam for availability under the Plan.


       Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. The compensation of a Leased Employee for purposes of the Plan means the Compensation (as defined in Section 2.8) of the Leased Employee attributable to services performed for the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that leased Employees do not constitute more than 20% of the recipient's nonhighly compensated workforce, a leased Employee shall not be considered an Employee of the recipient if he is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least 10% of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or
Section 403(b) of the Code), (2) immediate participation, and (3) full and immediate vesting.


       One-Year Eligibility Break means a 12-month Eligibility Period during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a 12-month Eligibility Period, that number shall be substituted for 500.


       One-Year Vesting Break means a Year of Service measuring period, as elected by the Employer in the Plan Agreement, during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations for the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a Year of Service, that number shall be substituted for 500.


       Owner-Employee means the sole proprietor of an Affiliated
Employer that is a sole proprietorship, or a partner owning more than 10% of either the capital or profits interest of an Affiliated Employer that is a partnership. The Plan
Administrator shall be responsible for identifying
Owner-Employees to the Recordkeeper.


       Participant means each Employee who has met the requirement for participation in Article 3. An Employee is not a Participant for any period before the entry date applicable to him.


       Participant Contribution means an after-tax contribution made by a Participant in accordance with Section 4.6.


       Participant Contribution Account means an account maintained on the books of the Plan, in which are recorded
Participant Contributions by a Participant and any income, expenses, gains or losses incurred thereon.


       Plan means the form of defined contribution retirement plan and trust agreement adopted by the Employer, consisting of the Plan Agreement and the Putnam Basic Plan Document #07 as set forth herein, together with any and all amendments and supplements thereto.


       Plan Administrator means the Employer or its appointee pursuant to Section 15.1.


       Plan Agreement means the separate agreement entered into between the Employer and the Trustee and accepted by Putnam, under which the Employer adopts the Plan and selects among its optional provisions.


       Plan Year means the period of 12 consecutive months specified by the Employer in the Plan Agreement, as well as any initial short plan year period specified by the Employer in the Plan Agreement.


       Profit Sharing Contribution means a contribution made for the benefit of a Participant by the Employer pursuant to Section
4.2(a).


       Putnam means (i) Putnam Mutual Funds Corp., or a company affiliated with it which Putnam Mutual Funds Corp. has designated as its agent performing specified actions or procedures in its capacity as sponsor of this prototype Plan, and (ii) Putnam Fiduciary Trust Company when performing in its capacity as Recordkeeper or Trustee.


       Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p). A judgment, decree or order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.


       Qualified Participant means any Participant who satisfies the requirements for being a Qualified Participant as elected by the Employer in the Plan Agreement, for the purposes set forth in the Plan Agreement. If the Plan is not adopted to replace an existing plan, this Section 2.42 is effective on the Effective Date. If the Plan replaces an existing plan, this Section 2.42 is effective on the Effective Date, and the provision of the existing plan that this Section 2.42 replaces shall continue to apply until that time.


       Recordkeeper means the person or entity designated by the Employer in the Plan Agreement to perform the duties described in
Section 15.4, and any successor thereto. If Putnam is the Recordkeeper, the terms and conditions of its service will be as specified in a service agreement between the Employer and Putnam.


       Retirement means ceasing to be an Employee in accordance with Section 7.1.


       Rollover Account means an account established for an Employee who makes a rollover contribution to the Plan pursuant to Section 4.5.


       Self-Employed Individual means an individual whose personal services are a material income-producing factor in the trade or business for which the Plan is established, and who has Earned Income for the taxable year from that trade or business, or would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.


       Shareholder-Employee means any officer or Employee of an electing small business corporation, within the meaning of
Section 1362 of the Code, who on any day during a taxable year of the Employer owns (or is considered as owning under Section 318(a)(1) of the Code) more than 5% of the outstanding stock of the Employer. The Plan administrator shall be responsible for identifying Shareholder-Employees to the Recordkeeper.


       Social Security Wage Base means the maximum amount considered as wages under Section 3121(a)(1) of the Code as in effect on the first day of the Plan Year.


       Trust and Trust Fund mean the trust fund established under
Section 13.1.


       Trustee means the person, or the entity with trustee powers, named in the Plan Agreement as trustee, and any successor thereto.


       Valuation Date means each day when the New York Stock
Exchange is open, or such other date or dates as the Employer may designate by written agreement with the Recordkeeper.


       Year of Service means a Plan Year or a 12-month Eligibility Period, as elected by the Employer in the Plan Agreement, in which an Employee is credited with at least 1,000 Hours of Service; provided, however, that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting a Year of Service, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. An Employee's Years of Service shall include service credited prior to the Effective Date under any predecessor plan. If the initial Plan Year is shorter than 12 months, each Employee who is credited with at least 1,000 Hours of Service in the 12-month period ending on the last day of the initial Plan Year shall be credited with a Year of Service with respect to the initial Plan Year.


     If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall not include:

               Service in any Plan Year (or comparable period prior to the Effective Date) completed before the Employee reached age 18;


               Service completed during a period in which the Employer did not maintain the Plan or any predecessor plan
     (as defined under regulations prescribed by the Secretary of the Treasury).


     If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall include employment by a business acquired by the Employer, before the date of the acquisition.

     The following definitions apply only to cash or deferred arrangements under Section 401(k) (CODA):

       Deferral Agreement means an Employee's agreement to make one or more Elective Deferrals in accordance with Section 5.2.


       Elective Deferral means any contribution made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral
Agreement or other deferral mechanism.


       Elective Deferral Account means an account maintained on the books of the Plan, in which are recorded a Participant's
Elective Deferrals and the income, expenses, gains and losses incurred thereon.


       Employer Matching Account means an account maintained on the books of the Plan, in which are recorded the Employer
Matching Contributions made on behalf of a Participant and the income, expenses, gains and losses incurred thereon.


       Employer Matching Contribution means a contribution made by the Employer (i) to the Plan pursuant to Section 5.8, or (ii) to another defined contribution plan on account of a Participant's "elective deferrals" or "employee contributions," as those terms are used in Section 401(m)(4) of the Code.


       Highly Compensated Employee means any highly compensated active Employee or highly compensated former Employee as defined in subsection (a) below; provided, however, that if the Employer so elects in the Plan Agreement, Highly Compensated Employee means any highly compensated Employee under the simplified method described in subsection (b) below.


               Regular Method.  A highly compensated active
     Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term also includes (A) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year," and among the 100 Employees who received the most compensation from the Employer during the determination year; and (B) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.


          A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the determination year, performed no service for the Employer during the determination year, and was a highly compensated active Employee for either the year of separation from service or any determination year ending on or after the Employee's 55th birthday.

          If during a determination year or look-back year an Employee is a family member of either a 5% owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten Highly Compensated Employee. For purposes of this Section 2.58(a), family members include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          For purposes of this subsection (a), the "determination year" shall be the Plan Year, and the "look-back year" shall be the 12-month period immediately preceding the determination year; provided, however, that in a Plan for which the Plan Year is the calendar year, the current Plan Year shall be both the "determination year" and the "look-back year" if the Employer so elects in the Plan Agreement.

               Simplified Method.  An Employee is a Highly
     Compensated Employee under this simplified method if (i) the Employee is a 5% owner during the Plan Year; (ii) the Employee's compensation for the Plan Year exceeds $75,000 (as adjusted pursuant to Section 415(d) of the Code);
     (iii) the Employee's compensation for the Plan Year exceeds $50,000 (as adjusted pursuant to Section 415(d) of the Code) and the Employee is in the top-paid group of Employees; or
     (iv) the Employee is an officer of the Employer and received compensation during the Plan Year that is greater than 50% of the dollar limitation under Code Section 415(b)(1)(A).


          The lookback provisions of Code Section 414(q) do not apply to determining Highly Compensated Employees under this simplified method. An Employer that applies this simplified method for determining Highly Compensated Employees may choose to apply this method on the basis of the Employer's workforce as of a single day during the Plan Year ("snapshot day"). In applying this simplified method on a snapshot basis, the Employer shall determine who is a Highly Compensated Employee on the basis of the data as of the snapshot day. If the determination of who is a Highly Compensated Employee is made earlier than the last day of the Plan Year, the Employee's compensation that is used to determine an Employee's status must be projected for the Plan Year under a reasonable method established by the Employer.

          Notwithstanding the foregoing, in addition to those Employees who are determined to be highly compensated on the Plan's snapshot day, as described above, where there are Employees who are not employed on the snapshot day but who are taken into account for purposes of testing under Section
     5.6 or 5.10, the Employer must treat as a Highly Compensated Employee any Eligible Employee for the Plan Year who:

                    terminated prior to the snapshot day and was a Highly Compensated Employee in the prior year;


                    terminated prior to the snapshot day and (i) was a 5% owner, (ii) had compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5% owners or officers), or (iii) was an officer and had compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer; or


                    becomes employed subsequent to the snapshot day and (i) is a 5% owner, (ii) has compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5% owners or officers), or (iii) is an officer and has compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.


          If during a Plan Year an Employee is a family member of either a 5% owner who is an Employee, or a Highly Compensated Employee who is one of the ten most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employees during the year, then the family member and the 5% owner or top-ten-Highly-Compensated-
     Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten-Highly-Compensated-
     Employee. For purposes of this Section 2.58(b), family members include the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. The Plan Administrator is responsible for identifying the Highly Compensated Employees and reporting such data to the Recordkeeper.

       Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.


       Qualified Matching Account means an account maintained on the books of the Plan, in which are recorded the Qualified
Matching Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.


       Qualified Matching Contribution means a contribution made by the Employer that: (i) is allocated with respect to a Participant's Elective Deferrals or Participant Contributions or both (as elected by the Employer in the Plan Agreement), (ii) is fully vested at all times and (iii) is distributable only in accordance with Section 5.13.


       Qualified Nonelective Contribution means a contribution
(other than an Employer Matching Contribution or Qualified
Matching Contribution) made by the Employer, that: (i) a Participant may not elect to receive in cash until it is distributed from the Plan; (ii) is fully vested at all times; and
(iii) is distributable only in accordance with Section 5.13.


       Qualified Nonelective Contribution Account means an account maintained on the books of the Plan, in which are recorded the Qualified Nonelective Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.
ARTICLE   PARTICIPATION


       Initial Participation. Upon completion of the eligibility for Plan participation requirements specified in the Plan Agreement, an Employee shall begin participation in the Plan as of the entry date specified in the Plan Agreement, or as of the Effective Date, whichever is later; provided, however, that:


               if the Plan is adopted as an amendment of a predecessor plan of the Employer, every Employee who was participating under the predecessor plan when it was so amended shall become a Participant in the Plan as of the Effective Date, whether or not he has satisfied the age and service requirements specified in the Plan Agreement; and

               if the Employer so specifies in the Plan
     Agreement, any individual who is (i) a nonresident alien receiving no earned income from an Affiliated Employer which constitutes income from sources within the United States,
     (ii) included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (excluding from the term "Employee representatives" any organization of which more than half of the members are Employees who are owners, officers, or executives of an Affiliated Employer), if retirement benefits were the subject of good faith bargaining and no more than 2% of the Employees covered by the collective bargaining agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations, (iii) is an Employee of an Affiliated Employer specified by the Employer in the Plan Agreement, (iv) is a Leased Employee, or (v) is a member of such other class of Employees specified by the Employer in the Plan Agreement, shall not participate in the Plan until the later of the date on which he ceases to be described in clause (i), (ii), (iii), (iv) or (v), whichever are applicable, or the entry date specified by the Employer in the Plan Agreement; and


               if the Plan is not adopted as an amendment of a predecessor plan of the Employer, Employees on the Effective Date shall begin participation on the Effective Date, to the extent so elected by the Employer in the Plan Agreement; and


               a Participant shall cease to participate in the Plan when he becomes a member of a class of Employees ineligible to participate in the Plan, and shall resume participation immediately upon his return to a class of Employees eligible to participate in the Plan.


     In the case of a Plan to which the CODA provisions of
     Article 5 apply and for which the Employer has elected in the Plan Agreement to apply different minimum service requirements for purposes of participation in Profit Sharing Contributions, for purposes of participation in the CODA provisions and/or for purposes of participation in Employer Matching Contributions, this Article 3 shall be applied separately with regard to participation under Article 4, with regard to participation under the CODA provisions of
     Article 5 and/or with regard to participation in Employer Matching Contributions under Article 5.

       Special Participation Rule. With respect to a Plan in which the Employer has specified full and immediate vesting in the Plan Agreement, an Employee who incurs a One-Year Eligibility Break before completing the number of Eligibility Periods required under Section 3.1 shall not thereafter be credited with any Eligibility Period completed before the One-Year Eligibility Break.


       Resumed Participation. A former Employee who incurs a One-Year Eligibility Break after having become a Participant shall participate in the Plan as of the date on which he again becomes an Employee, if (i) his Accounts had become partially or fully vested before he incurred a One-Year Vesting Break, or (ii) he incurred fewer than five consecutive One-Year Eligibility Breaks. In any other case, when he again becomes an Employee he shall be treated as a new Employee under Section 3.1.


       Benefits for Owner-Employees. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. For purposes of this Section 3.4, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:


               own the entire interest in an unincorporated trade or business, or in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership.


     For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner-Employees are considered to control within the meaning of the preceding sentence.
       Changes in Classification. If a Participant ceases to be a member of a classification of Employees eligible to participate in the Plan, but does not incur a One-Year Eligibility Break, he will continue to be credited with Years of Service for vesting while he remains an Employee, and he will resume participation as of the date on which he again becomes a member of a classification of Employees eligible to participate in the Plan. If such a Participant incurs a One-Year Eligibility Break,
Section 3.3 will apply. If a Participant who ceases to be a member of a classification of Employees eligible to participate in the Plan becomes a member of a classification of Employees eligible to participate in another plan of the Employer, his Account, if any, under the Plan shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.


     If an Employee who is not a member of a classification of Employees eligible to participate in the Plan satisfies the age and service requirements specified in the Plan Agreement, he will begin to participate immediately upon becoming a member of an eligible classification. If such an Employee has account balances under another plan of the Employer, such account balances shall be transferred to the Plan upon the Employee's commencement of participation in the Plan, if such other plan permits such transfer.
ARTICLE   CONTRIBUTIONS


       Provisions Applicable to All Plans.


               Payment and Crediting of Contributions.  The
     Employer shall pay to the order of the Trustee the aggregate contributions to the Trust Fund for each Plan Year. Each contribution shall be accompanied by instructions from the Employer, in the manner prescribed by Putnam. Neither the Trustee nor Putnam shall be under any duty to inquire into the correctness of the amount or the timing of any contribution, or to collect any amount if the Employer fails to make a contribution as provided in the Plan.


               Time for Payment. Elective Deferrals will be transferred to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. The aggregate of all other contributions with respect to a Plan Year shall be transferred to the Trustee no later than the due date (including extensions) for filing the Employer's federal income tax return for that Plan Year.


               Limitations on Allocations. All allocations shall be subject to the limitations in Article 6.


               Establishment of Accounts. The Employer will establish and maintain (or cause to be established and maintained) for each Participant individual accounts adequate to disclose his interest in the Trust Fund, including such of the following separate accounts as shall apply to the Participant: Employer Contribution Account, Participant Contribution Account, Deductible Employee Contribution Account, and Rollover Account; and in a Plan with a CODA, Elective Deferral Account, Qualified Nonelective Account, Qualified Matching Account and Employer Matching Account. The maintenance of such accounts shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment.


               Restoration of Accounts. Notwithstanding any other provision of the Plan, for any Plan Year in which it is necessary to restore any portion of a Participant's Account pursuant to Section 8.3(b) or 9.5, to the extent that the amount of Forfeitures available is insufficient to accomplish such restoration, the Employer shall contribute the amount necessary to eliminate the insufficiency, regardless of whether the contribution is currently deductible by the Employer under Section 404 of the Code. Forfeitures shall be considered available for allocation pursuant to Sections 4.4 and 5.14 in a Plan Year only after all necessary restoration of Accounts has been accomplished.


       Provisions Applicable Only to Profit Sharing Plans.


               Amount of Annual Contribution. The Employer will contribute for each Plan Year as a Profit Sharing Contribution an amount determined in accordance with the formula specified by the Employer in the Plan Agreement, less any amounts reapplied for the Plan Year under Section 6.1(d), not to exceed the amount deductible under Section 404 of the Code.


               Allocation of Profit Sharing Contributions;
     General Rule. As of the last day of each Plan Year, the Profit Sharing Contribution (and any amounts reapplied under Section 6.1(d)) for the Plan Year shall be allocated as indicated by the Employer in the Plan Agreement.


               Plans Integrated with Social Security. If the Employer elects in the Plan Agreement an allocation formula integrated with Social Security, Profit Sharing Contributions (and any amounts reapplied under Section 6.1(d)) shall be allocated as of the last day of the Plan Year, as follows:


                    Top-Heavy Integration Formula. If the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of
          Article 14, or if the Employer has specified in the Plan Agreement that this paragraph (1) will apply whether or not the Plan is Top-Heavy, then:


                         First, among the Employer Contribution
               Accounts of all Qualified Participants, in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.
               The total amount allocated in this manner shall be equal to three percent (3%) of all Qualified Participants' Earnings (or, if less, the entire amount to be allocated).


                         Next, among the Employer Contribution
               Accounts of all Qualified Participants who have Excess Earnings, in the ratio that each Qualified Participant's Excess Earnings bears to all Qualified Participants' Excess Earnings. The total amount allocated in this manner shall be equal to three percent (3%) of all Qualified Participants' Excess Earnings (or, if less, the entire amount remaining to be allocated). In the case of any Qualified Participant who has exceeded the cumulative permitted disparity limit described in subparagraph (5) below, all of such Qualified Participant's Earnings shall be taken into account.


                         Next, among the Employer Contribution
               Accounts of all Qualified Participants, in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings. The total amount allocated in this manner shall not exceed the lesser of (i) the sum of all Participants' Earnings and Excess Earnings multiplied by the Top-Heavy Maximum Disparity Percentage determined under subparagraph (1)(E), or (ii) the entire amount remaining to be allocated. In the case of any Qualified Participant who has exceeded the cumulative permitted disparity limit described in subparagraph (5) below, two times such Qualifying Participant's Earnings shall be taken into account.


                         Finally, any amount remaining shall be
               allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.


                         The Top-Heavy Maximum Disparity
               Percentage shall be the lesser of (i) 2.7% or (ii) the applicable percentage from the following table:


  If the Plan's
  Integration                          The
  Level is More     But not more       applicable
  than:             than:              percentage
                                       is:

  $0                The greater             2.7%
                    of $10,000 or
                    20% of the
                    Social
                    Security Wage
                    Base

  The greater       80% of the              1.3%
  of $10,000 or     Social
  20% of the        Security Wage
  Social            Base
  Security Wage
  Base

  80% of the        Less than the           2.4%
  Social            Social
  Security Wage     Security Wage
  Base              Base


     If the Plan's Integration Level is equal to the Social
Security Wage Base, the Top-Heavy Maximum Disparity Percentage is
2.7%.

                    Non-Top-Heavy Integration Formula.  If the
          Plan is not required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 14, and the Employer has not specified in the Plan Agreement that paragraph (1) will apply whether or not the Plan is Top-Heavy, then:


                         An amount equal to (i) the Maximum
               Disparity Percentage determined under subparagraph
               (2)(C) multiplied by the sum of all Qualified Participants' Earnings and Excess Earnings, or
               (ii) if less, the entire amount to be allocated, shall be allocated among the Employer Contribution Account of all Participants in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings. In the case of any Qualified Participant who has exceeded the cumulative permitted disparity limit described in subparagraph (5) below, two times such Qualified Participant's Earnings shall be taken into account.


                         Any amount remaining after the
               allocation in paragraph (2)(A) shall be allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.


                         The Maximum Disparity Percentage shall
               be the lesser of (i) 5.7% or (ii) the applicable percentage from the following table:


  If the Plan's
  Integration                          The
  Level is more     But not more       applicable
  than:             than:              percentage
                                       is:

  $0                The greater             5.7%
                    of $10,000 or
                    20% of the
                    Social
                    Security Wage
                    Base

  The greater       80% of the              4.3%
  of $10,000 or     Social
  20% of the        Security Wage
  Social            Base
  Security Wage
  Base

  80% of the        Less than the           5.4%
  Social            Social
  Security Wage     Security Wage
  Base              Base


     If the Plan's Integration Level is equal to the Social
Security Wage Base, the Maximum Disparity Percentage is 5.7%.

                      In this Section 4.2, "Earnings" means
          Earnings as defined in Section 2.13.


                    Annual overall permitted disparity limit.
          Notwithstanding subparagraphs (1) through (3) above, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides for permitted disparity (or imputes disparity), Profit Sharing Contributions and Forfeitures will be allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that such Qualified Participant's Earnings bears to the Earnings of all Participants. For all purposes under the Plan, a Participant is treated as benefiting under a plan (including this Plan) for any plan year during which the Participant receives or is deemed to receive an allocation under a plan in accordance with
          Section 1.410(b)-3(a) of the Treasury Regulations.


                    Cumulative Permitted Disparity Limit.
          Effective for Plan years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefitted under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.


       Provisions Applicable Only to Money Purchase Pension
Plans.


               Amount of Annual Contributions. The Employer will contribute for each Plan Year an amount described in paragraph (b) or (c) below, whichever is applicable, less any amounts reapplied for the Plan Year under Section
     6.1(d), not to exceed the amount deductible under Section
     404(c) of the Code.


               Allocation of Contributions; General Rule. The Employer shall contribute an amount equal to the product of the Earnings of all Qualified Participants and the Base Contribution Percentage, and the contribution shall be allocated as of the last day of the Plan Year among the Employer Contribution Accounts of all Qualified Participants in the ratio that the Earnings of each Qualified Participant bears to the Earnings of all Qualified Participants. This general rule does not apply to a Plan that is integrated with Social Security.


               Plans Integrated with Social Security. If the Employer has elected in the Plan Agreement to integrate the Plan with Social Security, the Employer shall contribute an amount equal to the sum of the following amounts, and the contribution shall be allocated as of the last day of the Plan Year as follows:


                    To the Employer Contribution Account of each
          Qualified Participant, an amount equal to the product of the Base Contribution Percentage and his Earnings, and


                    To the Employer Contribution Account of each
          Qualified Participant who has Excess Earnings, the product of his Excess Earnings and the lesser of (i) the Base Contribution Percentage or (ii) the Money Purchase Maximum Disparity Percentage determined under paragraph (d).


                    The Base Contribution Percentage shall be no less than three percent (3%) in either of the following circumstances: (i) any Plan Year of a Plan for which the Plan Agreement does not specify that the Employer will perform annual Top-Heavy testing, or (ii) any Plan Year in which the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 14.


                    Notwithstanding subparagraphs (1) through (3) above, in the case of any Participant who has exceeded the cumulative permitted disparity limit described in paragraph (f) below, the amount shall be each Qualified Participant's Earnings multiplied by the percentage determined in subparagraph (2) above.


               The Money Purchase Maximum Disparity Percentage is equal to the lesser of (i) 5.7% or (ii) the applicable percentage from the following table:


  If the Plan's
  Integration                          The
  Level is more     But not more       applicable
  than:             than:              percentage
                                       is:

  $0                The greater             5.7%
                    of $10,000 or
                    20% of the
                    Social
                    Security Wage
                    Base

  The greater       80% of the              4.3%
  of $10,000 or     Social
  20% of the        Security Wage
  Social            Base
  Security Wage
  Base


  80% of the        Less than the           5.4%
  Social            Social
  Security Wage     Security Wage
  Base              Base


     If the Plan's Integration Level is equal to the Social
Security Wage Base, the Money Purchase Maximum Disparity
Percentage is 5.7%.

               Annual overall permitted disparity limit.
     Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Employer shall contribute for each Qualified Participant an amount equal to the Qualified Participant's Earnings multiplied by the lesser of (i) the Base Contribution Percentage or (ii) the Money Purchase Maximum Disparity Percentage determined under paragraph (d). For all purposes under the Plan, a Participant is treated as benefiting under a plan (including this Plan) for any plan year during which the Participant receives or is deemed to receive an allocation under a plan in accordance with
     Section 1.410(b)-3(a) of the Treasury Regulations.


               Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit plan or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.


       Forfeitures. Forfeitures from Employer Contribution Accounts shall be used, as elected by the Employer in the Plan Agreement, either to reduce other contributions required of the Employer, as specified in the Plan Agreement, or shall be reallocated as additional contributions by the Employer. If the Employer elects to use Forfeitures from Employer Conribution Accounts to reduce other contributions required of the Employer, the amount of such Forfeitures in a Plan Year shall be treated as a portion of such required contribution. If the Employer elects to reallocate Forfeitures from Employer Contribution Accounts as additional contributions, such forfeitures shall be allocated (i) in the case of a profit sharing plan, in accordance with Section 4.2(b) (provided that such Forfeitures may be allocated under paragraphs (c)(1)(B), (c)(1)(C) and (c)(2)(C) of Section 4.2 only to the extent that the limitation described therein has not been fully utilized), and (ii) in the case of a money purchase plan, among the Employer Contribution Accounts of all Qualified Participants in proportion to their Earnings for the Plan Year.


       Rollover Contributions. An Employee in an eligible class may contribute at any time cash or other property (which is not a collectible within the meaning of Section 408(m) of the Code) acceptable to the Trustee representing qualified rollover amounts under Sections 402, 403, or 408 of the Code. Amounts so contributed shall be credited to a Rollover Account for the Participant.


       Participant Contributions. If so specified in the Plan Agreement, a Participant may make Participant Contributions to the Plan in accordance with the Plan Agreement. Such contributions, together with any matching contributions (as defined in section 401(m)(4) of the Code) if applicable, shall be limited so as to meet the nondiscrimination test of section 401(m) of the Code, as set forth in Section 5.10 of the Plan. Participant Contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contribution Accounts will be fully vested at all times.


       No Deductible Employee Contributions.  The Plan
Administrator shall not accept deductible employee contributions, other than those held in a Deductible Employee Contribution
Account transferred from a predecessor plan of the Employer.



ARTICLE   CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)

            (CODA)

       Applicability; Allocations. This Article 5 applies to any plan adopted pursuant to Plan Agreement #001, which Plan Agreement by its terms includes a CODA permitting Elective Deferrals to be made under the Plan. The Employer may specify in the Plan Agreement that contributions will be made to the Plan only under the CODA, or that contributions may be made under
Section 4.2 as well as under the CODA. Allocations to Participants' Accounts of contributions made pursuant to this
Article 5 shall be made as soon as administratively feasible after their receipt by the Trustee, but in any case no later than as of the last day of the Plan Year for which the contributions were made.


       CODA Participation. Each Employee who has met the eligibility requirements of Article 3 may make Elective Deferrals to the Plan by completing and returning to the Plan Administrator a Deferral Agreement form which provides that the Participant's cash compensation from the Employer will be reduced by the amount indicated in the Deferral Agreement, and that the Employer will contribute an equivalent amount to the Trust on behalf of the Participant. The following rules will govern Elective Deferrals:


               Subject to the limits specified in the Plan
     Agreement and set forth in Section 5.3, a Deferral Agreement may apply to any amount or percentage of the Earnings payable to a Participant in each year, and, if so specified by the Employer in the Plan Agreement, separately to bonuses payable to a Participant from time to time, even if such bonuses have otherwise been excluded from Compensation under the Plan Agreement.


               In accordance with such reasonable rules as the Plan Administrator shall specify, a Deferral Agreement will become effective as soon as is administratively feasible after the Deferral Agreement is returned to the Plan Administrator, and will remain effective until it is modified or terminated. No Deferral Agreement may become effective retroactively.


               A Participant may modify his Deferral Agreement by completing and returning to the Plan Administrator a new Deferral Agreement form as of any of the dates specified in the Plan Agreement, and any such modification will become effective as described in paragraph (b).


               A Participant may terminate his Deferral Agreement at any time upon advance written notice to the Plan
     Administrator, and any such termination will become effective as described in paragraph (b).


       Annual Limit on Elective Deferrals. During any taxable year of a Participant, his Elective Deferrals under the Plan and any other qualified plan of an Affiliated Employer shall not exceed the dollar limit contained in Section 402(g) of the Code in effect at the beginning of the taxable year. With respect to any taxable year, a Participant's Elective Deferrals for purposes of this Section 5.3 include all Employer contributions made on his behalf pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement (SARSEP) as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of the Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. The limit under
Section 402(g) of the Code on the amount of Elective Deferrals of a Participant who receives a hardship withdrawal pursuant to
Section 12.2 shall be reduced, for the taxable year next following the withdrawal, by the amount of Elective Deferrals made in the taxable year of the hardship withdrawal.


       Distribution of Certain Elective Deferrals. "Excess Elective Deferrals" means those Elective Deferrals described in
Section 5.3 that are includible in a Participant's gross income under Section 402(g) of the Code, to the extent that the Participant's aggregate elective deferrals for a taxable year exceed the dollar limitation under that Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, whether or not they are distributed under this Section 5.4. A Participant may designate to the Plan any Excess Elective Deferrals made during his taxable year by notifying the Employer on or before the following March 15 of the amount of the Excess Elective Deferrals to be so designated. A Participant who has Excess Elective Deferrals for a taxable year, taking into account only his Elective Deferrals under the Plan and any other plans of the Affiliated Employers, shall be deemed to have designated the entire amount of such Excess Elective Deferrals.


     Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were so designated or deemed designated for the preceding year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during the year.

     To the extent that the return to a Participant of his Elective Deferrals would reduce an Excess Amount (as defined in Section 6.5(f)), such Excess Deferrals shall be distributed to the Participant in accordance with Article 6.

       Satisfaction of ADP and ACP Tests. In each Plan Year, the Plan must satisfy the ADP test described in Section 5.6 and the ACP test described in Section 5.10. The Employer may cause the Plan to satisfy the ADP or ACP test or both tests for a Plan Year by any of the following methods or by any combination of them:


               By the distribution of Excess Contributions in accordance with Section 5.7, or the distribution of Excess
     Aggregate Contributions in accordance with Section 5.11, or both; or


               By recharacterization of Excess Contributions in accordance with Section 5.9; or


               If the Employer has so elected in the Plan
     Agreement, by making Qualified Nonelective Contributions or
     Qualified Matching Contributions or both, in accordance with the Plan Agreement and Section 5.12.


       Actual Deferral Percentage Test Limit.  The Actual
Deferral Percentage (hereinafter "ADP") for Participants who are
Highly Compensated Employees for each Plan Year and the ADP for
Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:


               The ADP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by 1.25; or


               The ADP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.


     The following special rules shall apply to the computation of the ADP:

               "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of the Participant for the Plan Year to (2) the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan). Employer contributions on behalf of any Participant shall include:
     (i) his Elective Deferrals, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or another plan maintained by an Affiliated Employer, and (B) Elective Deferrals that are taken into account in the Average Contribution Percentage test described in Section 5.10 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and excluding Elective Deferrals returned to a Participant to reduce an Excess Amount as defined in Section 6.5(f); and (ii) if the Employer has elected to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test and not used to satisfy the ACP test; and (iii) if the Employer has elected to make Qualified Matching Contributions, such amount of Qualified Matching Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test and not used to satisfy the ACP test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.


               In the event that the Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 5.6 shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.


               The ADP for any Participant who is a Highly
     Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) allocated to his Accounts under two or more CODAs described in Section 401(k) of the Code that are maintained by the Affiliated Employers shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.


               For purposes of determining the ADP of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) and the Earnings of such a Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Earnings for the Plan Year of his Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.


               For purposes of the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching
     Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which those contributions relate.


               The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching
     Contributions, or both, used in satisfying the test.


               The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


       Distribution of Excess Contributions.  "Excess
Contributions" means, with respect to any Plan Year, the excess of:


               The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
     Compensated Employees for the Plan Year, over


               The maximum amount of Employer contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.


     Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, his Qualified Nonelective Account or Qualified Matching Account or both) for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of these are included in the ADP test) without regard to any income or loss occurring during the Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. Excess Contributions shall be allocated to a Participant who is a family member subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Elective Deferrals (and other amounts treated as his Elective Deferrals) bear to the combined Elective Deferrals (and other amounts treated as Elective Deferrals) of all of the Participants aggregated to determine his family members' combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan.

     Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Account.

       Matching Contributions. If so specified in the Plan Agreement, the Employer will make Matching Contributions to the Plan in accordance with the Plan Agreement, but no Matching Contribution shall be made with respect to an Elective Deferral or a Participant Contribution that is returned to a Participant because it represents an Excess Elective Deferral, an Excess Contribution, and Excess Aggregate Contribution or an Excess Amount (as defined in Section 6.5(f)); and if a Matching Contribution has nevertheless been made with respect to such an Elective Deferral or Participant Contribution, the Matching Contribution shall be forfeited, notwithstanding any other provision of the Plan. Employer Matching Contributions will be allocated among the Employer Matching Accounts of Qualified Participants in proportion to their Elective Deferrals or Participant Contributions, if applicable, as specified in the Plan Agreement. Employer Matching Accounts shall become vested according to the vesting schedule specified in the Plan Agreement, but regardless of that schedule shall be fully vested upon the Participant's Retirement (or, if earlier, his fulfillment of the requirements for early retirement, if any, or attainment of the normal retirement age specified in the Plan Agreement), his death during employment with an Affiliated Employer, and in accordance with Section 18.3. Forfeitures of Employer Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 8.3.


       Recharacterization of Excess Contributions. Provided that the Plan Agreement permits all Participants to make Participant Contributions, the Employer may treat a Participant's Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Participant Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that a recharacterized amount in combination with other Participant Contributions made by that Employee would exceed any stated limit under the Plan on Participant Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing by the Employer of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for his tax year in which the Participant would have received them in cash.

       Average Contribution Percentage Test Limit and Aggregate Limit. The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:


               The ACP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by 1.25; or


               The ACP for Participants who are Highly
     Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated
     Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly
     Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.


     The following rules shall apply to the computation of the
ACP:

               "Average Contribution Percentage" means the average of the Contribution Percentages of the Eligible
     Participants in a group.


               "Contribution Percentage" means the ratio
     (expressed as a percentage) of a Participant's Contribution Percentage Amounts to the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan).


               "Contribution Percentage Amounts" means the sum of the Participant Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's Account, taken into account in the year in which the allocation is made. If the Employer has elected in the Plan Agreement to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ACP test and not used to satisfy the ADP test shall be included in the Contribution Percentage Amounts. Elective Deferrals shall also be included in the Contribution Percentage Amounts to the extent, if any, needed to enable the Plan to satisfy the ACP test, so long as the ADP test is met before the Elective Deferrals are used in the ACP test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.


               "Eligible Participant" means any Employee who is eligible to make a Participant Contribution, or an Elective Deferral, if Elective Deferrals are taken into account in the calculation of the Contribution Percentage, or to receive an Employer Matching Contribution (or a Forfeiture thereof) or a Qualified Matching Contribution.


               "Aggregate Limit" means the sum of (i) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year, or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) the lesser of 200% of, or two plus, the lesser of the ADP or ACP. "Lesser" is substituted for "greater" in clause (i) of the preceding sentence, and "greater" is substituted for "lesser" after the phrase "two plus the" in clause (ii) of the preceding sentence, if that formulation will result in a larger Aggregate Limit.


               If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by an Affiliated Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. In determining the Aggregate Limit, the ADP and ACP of Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. The Aggregate Limit will be considered satisfied if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.


               For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or CODAs described in Section 401(k) of the Code, that are maintained by an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.


               In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 5.10 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
     Section 401(m) of the Code only if they have the same Plan
     Year.


               For purposes of determining the Contribution
     Percentage of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employers, the Contribution Percentage Amounts and Earnings of the Participant shall include the Contribution Percentage Amounts and Earnings for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.


               For purposes of the ACP test, Employer Matching
     Contributions, Qualified Matching Contributions and
     Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.


               The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching
     Contributions, or both, used in the ACP test.


               The determination and treatment of the
     Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


       Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employer Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test), and, if applicable, Qualified Nonelective Account, Participant Contribution Account and Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year. Excess Aggregate Contributions shall be allocated to a Participant who is subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Employer Matching Contributions (and other amounts treated as his Employer Matching Contributions) bear to the combined Employer Matching Contributions (and other amounts treated as Employer Matching Contributions) of all of the Participants aggregated to determine its family members' combined ACP. If excess amounts attributable to Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.


     Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a pro-rata basis from the Participant's Participant Contribution Account, Employer Matching
Account, and Qualified Matching Account (and, if applicable, the
Participant's Qualified Nonelective Account or Elective Deferral
Account, or both).

     Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

               The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage and actually made on behalf of Highly Compensated Employees for the Plan Year, over


               The maximum Contribution Percentage Amounts permitted by the ACP test and the Aggregate Limit
     (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution
     Percentages, beginning with the highest of such percentages).


     Such determination shall be made after first determining
Excess Elective Deferrals pursuant to Section 5.4, and then determining Excess Contributions pursuant to Section 5.7.

       Qualified Nonelective Contributions; Qualified Matching Contributions. An Employer shall make Qualified Nonelective Contributions and/or Qualified Matching Contributions as provided by the Employer in the Plan Agreement. Qualified Nonelective Contributions and Qualified Matching Contributions shall be allocated to the Qualified Nonelective Contribution Accounts and Qualified Matching Accounts, respectively, of Participants as provided by the Employer in the Plan Agreement.


       Restriction on Distributions. Except as provided in Sections 5.4, 5.7 and 5.11, no distribution may be made from a Participant's Elective Deferral Account, Qualified Nonelective Contribution Account or Qualified Matching Account until the occurrence of one of the following events:


               The Participant's Disability, death or termination of employment with the Affiliated Employers;


               Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) or
     Section 409 of the Code, or a simplified employee pension plan as defined in Section 408(k) of the Code;

               The Participant's attainment of age 59 1/2 (if the
     Employer has elected in the Plan Agreement to permit such distributions); or


               In the case of an Employer that is a corporation, the disposition by the Employer to an unrelated entity of
     (i) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the entity acquiring such assets; or (ii) the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.


     In addition, if the Employer has elected in the Plan Agreement to permit such distributions, a distribution may be made from a Participant's Elective Deferral Account in the event of his financial hardship as described in Section 12.2. All distributions upon any of the events listed above are subject to the conditions of Article 10, Joint and Survivor Annuity Requirements. In addition, distributions made after March 31, 1988, on account of an event described in subsection (b) or (d) above must be made in a lump sum.

       Forfeitures of Employer Matching Contributions. Forfeitures from Employer Matching Accounts shall be used, as elected by the Employer in the Plan Agreement, either to reduce other contributions required of the Employer, as specified in the Plan Agreement, or shall be reallocated as additional Employer Matching Contributions or Profit Sharing Contributions as specified in the Plan Agreement. If the Employer elects to use Forfeitures from Employer Matching Accounts to reduce other contributions required of the Employer, the amount of such Forfeitures in a Plan Year shall be treated as a portion of such contribution. If the Employer elects to reallocate Forfeitures from Employer Matching Contributions as additional Employer Matching Contributions, such Forfeitures shall be allocated in accordance with Section 5.8. If the Employer elects to reallocate Forfeitures from Employer Matching Accounts as additional Profit Sharing Contributions, such Forfeitures shall be allocated in accordance with Section 4.2(b) (provided that such Forfeitures may be allocated under paragraphs (c)(1)(B),
(c)(1)(C) and (c)(2)(C) of Section 4.2 only to the extent that the limitation described therein has not been fully utilized). Forfeitures of Excess Aggregate Contributions determined under
Section 5.10 that are Employer Matching Contributions shall be used as provided above in this Section 5.14.


       Special Effective Dates.  If the Plan is adopted as an
amendment of an existing plan, the provisions of Sections 5.3 and
Section 5.7 through 5.10 are effective as of the first day of the first Plan Year beginning after December 31, 1986.
ARTICLE   LIMITATIONS ON ALLOCATIONS


       No Additional Plan. If the Participant does not participate in and has never participated in another qualified plan, or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in
Section 415(l)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated
Employer:


               The amount of Annual Additions (as defined in Section 6.5(a)) which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Annual Additions or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Additions.


               Before determining a Participant's actual Section 415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant on the basis of a reasonable estimation of the Participant's
     Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.


               As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Additions for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the
     Limitation Year.


               If pursuant to paragraph (c), or as a result of the reallocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, the Annual Additions exceed the Maximum Annual Additions, the Excess Amount will be disposed of as follows:


                    Any Participant Contributions and Elective
          Deferrals, to the extent they would reduce the Excess
          Amount, will be returned to the Participant.


                    If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.


                    If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.


                    If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.1(d), it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.


       Additional Master or Prototype Plan. If in addition to this Plan a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer during any Limitation Year:


               The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Annual Additions reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by an Affiliated Employer are less than the Maximum Annual Additions, and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such plans and funds for the Plan Year will equal the Maximum Annual Additions. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Annual Additions, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.


               Before determining a Participant's actual Section
     415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant in the manner described in Section 6.1(b).


               As soon as is administratively feasible after the end of the Plan Year, the Maximum Annual Additions for the Plan Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Plan
     Year.


               If, pursuant to Section 6.2(c) or as a result of the allocation of Forfeitures, or of a reasonable error in determining the amount of Elective Deferrals that may be made by him, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated under any qualified Master or Prototype defined contribution plan, except that Annual Additions to any welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.


               If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of X and Y, where (X) is the total Excess Amount allocated as of such date, and (Y) is the ratio of: (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.


               Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 6.1(d).


       Additional Non-Master or Non-Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliated Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Section 6.2 as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in the Plan Agreement.


       Additional Defined Benefit Plan. If an Affiliated Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the Plan Agreement.


       Definitions.


               Annual Additions means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:


                    Employer contributions;


                    For any Limitation Year beginning after
          December 31, 1986, Participant Contributions;


                    Forfeitures;


                    Amounts allocated after March 31, 1984, to any individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Affiliated Employer;


                    Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code, maintained by an Affiliated Employer; and


                    In a Plan that includes a CODA, Excess
          Elective Deferrals, Excess Contributions (including recharacterized Elective Deferrals) and Excess
          Aggregate Contributions.


          For this purpose, any Excess Amount applied under Sections 6.1(d) or 6.2(e) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year. Any rollover contribution will not be considered an Annual Addition.

               Section 415 Compensation means, for a
     Self-Employed Individual, his Earned Income; and for any other Participant, his "Form W-2 earnings" as defined in
     Section 2.8, if the Employer has elected in item 4 of the Plan Agreement a definition of Compensation based on "Form W-2 earnings"; or if the Employer has not so elected, his wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Income Tax Regulations Section 1.62-2(c)), and excluding the following:


                    Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensations;


                    Amounts realized from the exercise of a non qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;


                    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and


                    Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Participant).


     For purposes of applying the limitations of this Article 6,
     Section 415 Compensation for a Limitation Year is the
     Section 415 Compensation actually paid or made available during such Limitation Year.

               Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Affiliated Employers, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Sections 415(b) and (d) of the Code, or 140% of the Participant's Highest Average Compensation including any adjustments under Section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.


               Defined Contribution Dollar Limitation means
     $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.


               Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by Affiliated Employers for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Affiliated Employers, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the
     Code), and the denominator of which is the sum of the Maximum Annual Additions for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by any Affiliated Employer). The Maximum Annual Additions in any Plan Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to product of the excess of the sum of the fractions over 1.0, multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat 100% of nondeductible Employee contributions as Annual Additions.


               Excess Amount means, with respect to any Participant, the amount by which Annual Additions exceed the Maximum Annual Additions.


               Highest Average Compensation means the average compensation for the three consecutive Years of Service with the Employer that produces the highest average. For this purpose, a Year of Service with the Employer is determined based on the Plan Year.


               Limitation Year means the Plan Year. All qualified plans maintained by the Employer must use the same
     Limitation Year. If the Limitation Year is amended to a different period of 12 consecutive months, the new
     Limitation Year must begin on a date within the Limitation
     Year in which the amendment is made.


               Master or Prototype plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.


               Maximum Annual Additions, which is the maximum annual addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, means an amount not exceeding the lesser of (a) the Defined Contribution Dollar Limitation or (b) 25% of the Participant's Section 415 Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the
     Code) which is otherwise treated as an Annual Addition under
     Section 415(l)(1) or Section 419A(d)(2) of the Code.


          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Annual Additions will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                     number of months in the
                      short Limitation Year
                               12

               Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:


                    The Participant will continue employment until normal retirement age under the Plan (or current age, if later), and


                    The Participant's Section 415 Compensation
          for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.
ARTICLE   ELIGIBILITY FOR DISTRIBUTION OF BENEFITS


       Retirement. After his Retirement, the amount credited to a Participant's Accounts will be distributed to him in accordance with Article 9. The termination of a Participant's employment with the Affiliated Employers after he has (i) attained the normal retirement age specified in the Plan Agreement, (ii) fulfilled the requirements for early retirement (if any) specified in the Plan Agreement, or (iii) become Disabled will constitute his Retirement. Upon a Participant's Retirement (or, if earlier, his attainment of the normal retirement age specified in the Plan Agreement or fulfillment of the requirements for early retirement, if any, specified in the Plan Agreement) the Participant's Accounts shall become fully vested, regardless of the vesting schedule specified by the Employer in the Plan Agreement. A Participant who separates from service with any vested balance in his Accounts, after satisfying the service requirements for early retirement (if any is specified in the Plan Agreement) but before satisfying the age requirement for early retirement (if any is specified in the Plan Agreement), shall be entitled to a fully vested early retirement benefit upon his satisfaction of such age requirement.


       Death. If a Participant dies before the distribution of his Accounts has been completed, his Beneficiary will be entitled to distribution of benefits in accordance with Article 9. A Participant's Accounts will become fully vested upon his death before termination of his employment with the Affiliated Employers, regardless of the vesting schedule specified by the Employer in the Plan Agreement.


     A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this purpose. The form most recently completed and returned to the Plan Administrator before the Participant's death shall supersede any earlier form. If a Participant has not designated any Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving spouse, or if there is no surviving spouse, his estate. A married Participant may designate a Beneficiary other than his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be changed without further written spousal consent unless the terms of the spouse's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquishes the right to limit the consent to a specific beneficiary. The marriage of a Participant shall nullify any designation of a beneficiary previously executed by the Participant. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

       Other Termination of Employment.  A Participant whose
employment terminates for any reason other than his Retirement or death will be entitled to distribution, in accordance with
Article 9, of benefits equal to the amount of the vested balance of his Accounts as determined under Article 8.
ARTICLE   VESTING


       Vested Balance.  The vested balance of a Participant's
Accounts will be determined as follows:


               General Rule.  A Participant's Participant
     Contribution Account and Rollover Account shall be fully vested at all times. The vested portion of his Employer Contribution Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates.


               Special Rules for CODA. In a Plan that includes a CODA, a Participant's Elective Deferral Account, Qualified Nonelective Account, and Qualified Matching Account shall be fully vested at all times. The vested portion of his Employer Matching Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates.


               Retirement. All of a Participant's Accounts shall become fully vested upon his Retirement or his earlier attainment of early retirement age (if any) or the normal retirement age elected by the Employer in the Plan
     Agreement.


     For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his Accounts, the undistributed portion shall be held in a separate account which shall be invested pursuant to Section 13.3 and shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

       Vesting of Accounts of Returned Former Employees. The following rules apply in determining the vested portion of the Accounts of a Participant who incurs one or more consecutive One-
Year Vesting Breaks and then returns to employment with an Affiliated Employer:


               If the Participant incurred fewer than five consecutive One-Year Vesting Breaks, then all of his Years of Service will be taken into account in determining the vested portion of his Accounts, as soon as he has completed one Year of Service following his return to employment.


               If the Participant incurred five or more consecutive One-Year Vesting Breaks, then:


                    no Year of Service completed after his return to employment will be taken into account in determining the vested portion of his Accounts as of any time before he incurred the first One-Year Vesting Break;


                    years of Service completed before he incurred the first One-Year Vesting Break will not be taken into account in determining the vested portion of his Accounts as of any time after his return to employment
          (i) unless some portion of his Employer Contribution Account or Employer Matching Account had become vested before he incurred the first One-Year Vesting Break, and (ii) until he has completed one Year of Service following his return to employment; and


                    separate sub-accounts will be maintained for the Participant's pre-break and post-break Employer Contribution Account and Employer Matching Account, until both sub-accounts become fully vested. Both sub-accounts will share in the earnings and losses of the Trust Fund.


       Forfeiture of Non-Vested Amounts. The portion of a former Employee's Accounts that has not become vested under Section 8.1 shall become a Forfeiture in accordance with the following rules, and shall be reallocated in accordance with Section 4.4 or
Section 5.14 (whichever applies) no later than the end of the Plan Year in which it becomes a Forfeiture.


               If Distribution Is Made. If any or all of the vested portion of a Participant's Accounts is distributed in accordance with Section 9.1 or 9.2 before the Participant incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year in which the distribution occurs. For purposes of this Section 8.3, if the value of the vested portion of a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of the entire vested balance of his Accounts on the day his employment terminates. If the Participant elects to have distributed less than the entire vested portion of his Employer Contribution Account or Employer Matching Accounts, the part of the nonvested portion that will become a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the entire vested portion of such Accounts.


               Right of Repayment. If a Participant who receives a distribution pursuant to paragraph (a) returns to employment with an Affiliated Employer, the balance of his Employer Contribution Account and Employer Matching Account will be restored to the amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (i) the fifth anniversary of his return to employment or (ii) the date he incurs five consecutive One-Year Vesting Breaks following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this Section 8.3, and he resumes employment covered under this Plan before the date he incurs five consecutive One-Year Vesting Breaks, upon his reemployment the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution. Such restoration will be made, first, from the amount of any Forfeitures available for reallocation as of the last day of the Plan Year in which repayment is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(e).


               If No Distribution Is Made. If no distribution (nor deemed distribution) is made to a Participant before he incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture at the end of the Plan Year that constitutes his fifth consecutive One-Year Vesting Break.


               Adjustment of Accounts. Before a Forfeiture is incurred, a Participant's Accounts shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.


               Accumulated Deductible Contributions. For Plan Years beginning before January 1, 1989, a Participant's vested Account balance shall not include accumulated deductible contributions within the meaning of Section 72(o)(5)(B) of the Code.


       Special Rule in the Event of a Withdrawal. If a withdrawal pursuant to Section 12.2, 12.3 or 12.4 is made from a Participant's Employer Contribution Account or Employer Matching Account before the Account is fully vested, and the Participant may increase the vested percentage in the Account, then a separate account will be established at the time of the withdrawal, and at any relevant time after the withdrawal the vested portion of the separate account will be equal to the amount "X" determined by the following formula:


                        X = P(AB + D) - D

For purposes of the formula, P is the Participant's vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

       Vesting Election. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant who has completed not less than three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing filed with the Employer to have his vested percentage computed under the Plan without regard to such amendment. For a Participant who is not credited with at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service." The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.
ARTICLE   PAYMENT OF BENEFITS


       Distribution of Accounts. A Participant or Beneficiary who has become eligible for a distribution of benefits pursuant to Article 7 may elect to receive such benefits at any time, subject to the terms and conditions of this Article 9, Article 10 and Article 11. Unless a Participant or Beneficiary elects otherwise, distribution of benefits will begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:


               The Participant attains age 65 (or if earlier, the normal retirement age specified by the Employer in the Plan
     Agreement); or


               The tenth anniversary of the year in which the Participant commenced participation in the Plan; or


               The Participant's employment with the Affiliated
     Employers terminates.


A Beneficiary who is the surviving spouse of a Participant may elect to have distribution of benefits begin within the 90-day period following the Participant's death.

     For purposes of this Section 9.1, the failure of a Participant (and his spouse, if spousal consent is required pursuant to Article 10) to consent to a distribution while a benefit is "immediately distributable" within the meaning of
Section 9.2 shall be considered an election to defer commencement of payment. If the Employer has so specified in the Plan Agreement, the vested portion of a Participant's Accounts will be distributed in a lump sum in cash no later than 60 days after the end of the Plan Year in which his employment terminates, if at the time the Participant first became entitled to a distribution the value of such vested portion derived from Employer and Employee contributions does not exceed $3,500. Commencement of distributions in any case shall be subject to Section 9.4.

       Restriction on Immediate Distributions. A Participant's account balance is considered "immediately distributable" if any part of the account balance could be distributed to the Participant (or his surviving spouse) before the Participant attains, or would have attained if not deceased, the later of the normal retirement age specified in the Plan Agreement or age 62.


               If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his spouse (or where either the Participant or the spouse has died), the survivor must consent to any such distribution, unless an exception described in paragraph (b) applies. The consent of the Participant and his spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity (or any other form). The Plan Administrator shall notify the Participant and the spouse, no less than 30 days and no more than 90 days before the annuity starting date, of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and an explanation of their relative values, in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the required notification is given, provided that:


                    the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and


                    the Participant, after receiving the notice, affirmatively elects a distribution.


               Notwithstanding paragraph (a), only the
     Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1(b) of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
     Section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option purchased from a commercial provider), and no Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be distributed to the Participant without his consent. If any Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be transferred to that defined contribution plan without his consent, unless he consents to an immediate distribution. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.


       Optional Forms of Distribution. Provided that the Employer has so elected in the Plan Agreement, if at the time a Participant first becomes entitled to a distribution the value of his vested Account balance derived from Employer and Employee contributions does not exceed $3,500, distribution shall be made in a lump sum in cash. Subject to the preceding sentence and to the rules of Article 10 concerning joint and survivor annuities, a Participant or Beneficiary may elect to receive benefits in any of the following optional forms:


               A lump sum payment. If a Participant's Accounts are invested in Employer Stock, a lump sum payment may be made in cash or in Employer Stock or in a combination of both;


               A series of installments over a period certain that meets the requirements of Article 11;


               A nontransferable annuity contract, purchased by the Plan Administrator from a commercial provider, with terms complying with the requirements of Article 11; provided, however, that an annuity for the life of any person shall be available as an optional form of distribution only if the Employer has so elected in the Plan Agreement; or


               In the event that the Plan is adopted as an amendment to an existing plan, any optional form of distribution available under the existing plan. Such optional forms of distribution may be made available where necessary through the purchase by the Plan Administrator of an appropriate annuity contract in accordance with paragraph
     (c). If the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the provisions of
     Article 10 shall apply.


       Distribution Procedure. The Trustee shall make or commence distributions to or for the benefit of Participants only on receipt of an instruction from the Employer in writing or by such other means as shall be acceptable to the Trustee, certifying that a distribution of a Participant's benefits is payable pursuant to the Plan, and specifying the time and manner of payment. The amount to be distributed shall be determined as of the Valuation Date coincident with or next following the Employer's order. The Trustee shall be fully protected in acting upon the directions of the Employer in making benefit distributions, and shall have no duty to determine the rights or benefits of any person under the Plan or to inquire into the right or power of the Employer to direct any such distribution. The Trustee shall be entitled to assume conclusively that any determination by the Employer with respect to a distribution meets the requirements of the Plan. The Trustee shall not be required to make any payment hereunder in excess of the net realizable value of the assets of the Account in question at the time of such payment, nor to make any payment in cash unless the Employer has furnished instructions as to the assets to be converted to cash for the purposes of making payment.


       Lost Distributee. In the event that the Plan Administrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Accounts distributable to such a person shall become a Forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the Forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. Such restoration will be made, first, from the amount of Forfeitures available for reallocation as of the last day of the Plan Year in which the claim is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to
Section 4.1(e). A Forfeiture occurring under this Section 9.5 shall be reallocated as though it were an Employer contribution.


       Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 9.6, the following definitions shall apply:


               Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributees and the distributee's Designated Beneficiary (as defined in Section 11.3), or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


               Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


               Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.


               Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

       Distributions Required by a Qualified Domestic Relations Order. To the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make distributions from a Participant's Accounts to any alternate payee named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.
ARTICLE   JOINT AND SURVIVOR ANNUITY REQUIREMENTS


       Applicability.


               Generally. The provisions of Sections 10.2 through 10.5 shall generally apply to a Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in
     Section 10.6.


               Exception for Certain Plans. The provisions of Sections 10.2 through 10.5 shall not apply to a Participant if: (i) the Participant does not or cannot elect payment of benefits in the form of a life annuity, and (ii) on the death of the Participant, his Vested Account Balance will be paid to his surviving spouse (unless there is no surviving spouse, or the surviving spouse has consented to the designation of another Beneficiary in a manner conforming to a Qualified Election) and the surviving spouse may elect to have distribution of the Vested Account Balance (adjusted in accordance with Section 13.4 for gains or losses occurring after the Participant's death) commence within the 90-day period following the date of the Participant's death. The Participant may waive the spousal death benefit described in this paragraph (b) at any time, provided that no such waiver shall be effective unless it satisfies the conditions applicable under Section 10.4(c) to a Participant's waiver of a Qualified Preretirement Survivor Annuity. The exception in this paragraph (b) shall not be operative with respect to a Participant in a profit sharing plan if the
     Plan:


                    is a direct or indirect transferee of a
          defined benefit plan, money purchase pension plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code; or


                    is adopted as an amendment of a plan that did not qualify for the exception in this paragraph (b) before the amendment was adopted.


          For purposes of this paragraph (b), Vested Account Balance shall have the meaning provided in Section 10.4(f). The provisions of Sections 10.2 through 10.6 set forth the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

               Exception for Certain Amounts. The provisions of Sections 10.2 through 10.5 shall not apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan or a target benefit plan, provided that the exceptions applicable to certain profit sharing plans under paragraph (b) are applicable with respect to the separate account (for this purpose, Vested Account Balance means the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of
     Section 72(o)(5)(B) of the Code).


       Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. In either case, the Participant may elect to have such an annuity distributed upon his attainment of the Earliest Retirement Age under the Plan.


       Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, the Vested Account Balance of a Participant who dies before the Annuity Starting Date shall be applied toward the purchase of an annuity for the life of his surviving spouse (a "Qualified Preretirement Survivor Annuity"). The surviving spouse may elect to have such an annuity distributed within a reasonable period after the Participant's death. For purposes of this Article 10, the term "spouse" means the current spouse or surviving spouse of a Participant, except that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as the spouse or surviving spouse) to the extent provided under a qualified domestic relations order as described in
Section 414(p) of the Code.


       Definitions.  The following definitions apply:


               "Election Period" means the period beginning on the first day of the Plan Year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he reaches age 35, the Election Period with respect to his account balance as of the date of separation shall begin on the date of separation. A Participant who will not attain age 35 as of the end of a Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such an election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section
     10.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date shall be subject to the full requirements of this article.


               "Earliest Retirement Age" means the earliest date on which the Participant could elect to receive Retirement benefits under the Plan.


               "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any such waiver shall not be effective unless: (1) the Participant's spouse consents in writing to the waiver; (2) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the waiver; and (4) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5.


               "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50%.


               "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity (or any other form).


               "Vested Account Balance" means the aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article 10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions or both at the time of death or distribution.


               "Straight life annuity" means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.


       Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than 30 days (or such other period permitted by law) and no more than 90 days before a Participant's Annuity Starting Date the Plan Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.


     In the case of a Qualified Preretirement Survivor Annuity, within the applicable period for a Participant the Plan Administrator shall provide to him a written explanation of the Qualified Preretirement Survivor Annuity, in terms and manner comparable to the requirements applicable to the explanation of a Qualified Joint and Survivor Annuity as described in the preceding paragraph. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; (iii) a reasonable period ending after this Article 10 first applies to the Participant. Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, notice must be provided within a reasonable period ending after his separation from service.

     For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in
(ii) and (iii) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he reaches age 35, notice shall be provided within the two-year period beginning one year before the separation and ending one year after the separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

       Transitional Rules.


               Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the preceding Sections of this
     Article 10, must be given the opportunity to elect to have those Sections apply if the Participant is credited with at least one Hour of Service under the Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and the Participant had at least ten years of vesting service when he or she separated from service.


               Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with paragraph (d) of this Section 10.6.


               The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to be paid to those Participants.


               Any Participant who has so elected pursuant to paragraph (b) of this Section 10.6, and any Participant who does not elect under paragraph (a), or who meets the requirements of paragraph (a) except that he does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would otherwise have been payable in the form of a life annuity:


                    Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:


                         begins to receive payments under the
               Plan on or after normal retirement age; or


                         dies on or after normal retirement age
               while still working for the Employer; or


                         begins to receive payments on or after
               the qualified early retirement age; or


                         separates from service on or after
               attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;


          then such benefits will be received under the Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period, which must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                    Election of early survivor annuity.  A
          Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect during the election period to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.


                    For purposes of this Section 10.6, qualified
          early retirement age is the latest of the earliest date under the Plan on which the Participant may elect to receive Retirement benefits, the first day of the 120th month beginning before the Participant reaches normal retirement age, or the date the Participant begins participation.
ARTICLE   MINIMUM DISTRIBUTION REQUIREMENTS


       General Rules. Subject to Article 10, Joint and Survivor Annuity Requirements, the requirements of this Article 11 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan.
All distributions required under this Article 11 shall be determined and made in accordance with the Income Tax Regulations issued under Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the proposed regulations.


       Required Beginning Date. The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.


               General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.


               Transitional Rules. The required beginning date of a Participant who attains age 70 1/2 before January 1,
1988,
     shall be determined in accordance with (1) or (2) below:


                    Non-5% owners. The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of his Retirement or his attainment of age 70 1/2 occurs.


                    5% owners. The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:


                         the calendar year in which the
               Participant attains age 70 1/2, or


                         the earlier of the calendar year with or
               within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.


          The required beginning date of a Participant who is not a 5% owner, who attains age 70 1/2 during 1988 and who has not
     retired as of January 1, 1989, is April 1, 1990.

               Rules for 5% Owners. A Participant is treated as a 5% owner for purposes of this Section 11.2 if he is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which he attains age 66 1/2, or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 11.2, they must continue, even if the Participant ceases to be a 5% owner in a subsequent year.


       Limits on Distribution Periods.  As of the first
Distribution Calendar Year, distributions not made in a single sum may be made only over one or a combination of the following periods:


               the life of the Participant,


               the life of the Participant and his Designated
     Beneficiary,


               a period certain not extending beyond the Life
     Expectancy of the Participant, or


               a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and his Designated Beneficiary.


     "Designated Beneficiary" means the individual who is designated as the Beneficiary under the Plan in accordance with
Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations) and Section 7.2.

     "Distribution Calendar Year" means a calendar year for which a minimum distribution is required under Section 401(a)(9) of the Code and this Section 11.3. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 11.5.

     "Life Expectancy" and "Joint and Last Survivor Expectancy" are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or his spouse, in the case of distributions described in Section 11.5(b)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Any such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse beneficiary may not be recalculated.

       Determination of Amount to Be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date. Paragraphs (a) through
(d) apply to distributions in forms other than the purchase of an annuity contract.


               If a Participant's Benefit (as defined below) is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and his Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy (as defined below).


               For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated
     Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life
     Expectancy of the Participant.


               For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor, without regard to Proposed Regulations Section 1.401(a)(9)-2.


               The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's required beginning date occurs, must be made on or before December 31 of that Distribution Calendar Year.


               If the Participant's Benefit is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations).


     "Applicable Life Expectancy" means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 11.4(e) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest in the Plan, the applicable calendar year is the year of purchase.

     "Participant's Benefit" means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the required beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

       Death Distribution Provisions.


               Distribution Beginning before Death.  If the
     Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.


               Distribution Beginning after Death.  If the
     Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:


                    If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or


                    If the Designated Beneficiary is the
          Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.


          If the Participant has not made an election pursuant to this Section 11.5 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 11.5, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               For purposes of paragraph (b), if the surviving spouse dies after the Participant, but before payments to the spouse begin, the provisions of paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.


               For purposes of this Section 11.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.


               For the purposes of this Section 11.5,
     distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (b) above). If distribution in the form of an annuity contract described in Section 11.4(e) irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.


       Transitional Rule. Notwithstanding the other requirements of this Article 11, and subject to the requirements of Article 10, Joint and Survivor Annuity Requirements, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):


               The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Internal Revenue Code of 1954 as in effect before its amendment by the Deficit Reduction Act of 1984.


               The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of the Employee.


               The designation specified in paragraph (b) was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.


               The Employee had accrued a benefit under the Plan as of December 31, 1983.


               The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.


     A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e).

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked after the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the designation described in paragraphs (b) through (e). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation generally will be considered to be a revocation of the designation, but the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case of an amount transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-l of the Proposed Income Tax Regulations shall apply.
ARTICLE   WITHDRAWALS AND LOANS


       Withdrawals from Participant Contribution Accounts. Subject to the requirements of Article 10, a Participant may upon written notice (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) to the Employer withdraw any amount from his Participant Contribution Account. A withdrawn amount may not be repaid to the Plan. No Forfeiture will occur solely as a result of an Employee's withdrawal from a Participant Contribution Account.


       Withdrawals on Account of Hardship.


               If the Employer has so elected in the Plan
     Agreement, upon a Participant's written request (or in such other manner as shall be made available and agreed upon by the Employer and Putnam), the Plan Administrator may permit a withdrawal of funds from the vested portion of the Participant's Accounts on account of the Participant's financial hardship, which must be demonstrated to the satisfaction of the Plan Administrator, provided, that no hardship withdrawal shall be made from a Qualified Nonelective Contribution Account or Qualified Matching Account. In considering such requests, the Plan Administrator shall apply uniform standards that do not discriminate in favor of Highly Compensated Employees. If hardship withdrawals are permitted from more than one of the Elective Deferral Account, Rollover Account, Employer Matching Account, and Employer Contribution Account, they shall be made first from a Participant's Elective Deferral Account, then from his Rollover Account, then from his Employer Matching Account, and finally from his Employer Contribution Account, as applicable. A withdrawn amount may not be repaid to the Plan.


               The maximum amount that may be withdrawn on account of hardship from an Elective Deferral Account after December 31, 1988, shall not exceed the sum of (1) the amount credited to the Account as of December 31, 1988, and
     (2) the aggregate amount of the Elective Deferrals made by the Participant after December 31, 1988, and before the hardship withdrawal.


               Hardship withdrawals shall be permitted only on account of the following financial needs:


                    Expenses for medical care described in
          Section 213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care;


                    Purchase of the principal residence of the Participant (excluding regular mortgage payments);


                    Payment of tuition and related educational fees and room and board expenses for the upcoming 12 months of post-secondary education for the Participant, his spouse, children or dependents; or


                    Payments necessary to prevent the
          Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.


               Hardship withdrawals shall be subject to the spousal consent requirements contained in Sections 411(a)(11) and 417 of the Code, to the same extent that those requirements apply to a Participant pursuant to
     Section 10.1.


               A hardship withdrawal will be made to a
     Participant only upon satisfaction of the following conditions:


                    The Participant has obtained all nontaxable loans and all distributions other than hardship withdrawals available to him from all plans maintained by the Affiliated Employers;


                    The hardship withdrawals does not exceed the amount of the Participant's financial need as described in paragraph (c) plus any amounts necessary to pay federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawals;


                    With respect to withdrawals from an Elective
          Deferral Account, all plans maintained by the Affiliated Employers provide that the Participant's Elective Deferrals and voluntary after-tax contributions will be suspended for a period of 12 months following his receipt of a hardship withdrawal; and


                    With respect to withdrawals from an Elective
          Deferral Account, all plans maintained by the Affiliated Employers provide that the amount of Elective Deferrals that the Participant may make in his taxable year immediately following the year of a hardship withdrawal will not exceed the applicable limit under Section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferrals made by the Participant in the taxable year of the hardship withdrawal.


       Withdrawals After Reaching Age 59 1/2. If so specified by the Employer in the Plan Agreement, a Participant who has reached age 59 1/2 may upon written request to the Employer (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) withdraw during his employment any amount not exceeding the vested balance of his Accounts. A withdrawn amount may not be repaid to the Plan.


       Other Withdrawals. If so elected by the Employer in the Plan Agreement, a Participant may make a withdrawal from his Employer Contribution Account or Employer Matching Account for any reason upon written request to the Employer (or in such other manner as shall be made available and agreed upon by the Employer and Putnam), provided that (a) the Participant has been a Participant for at least five years, or (b) the withdrawal from such Account is limited to the excess of the balance of such Account on the date of the withdrawal over the aggregate of the amounts credited to such Account during the two year period immediately preceding the date of such withdrawal. No such withdrawal shall exceed the vested portion of the Participant's Account from which the withdrawal is made. A withdrawn amount may not be repaid to the Plan.


       Loans. If the Employer has so elected in the Plan Agreement, the Employer may direct the Trustee to make a loan to a Participant or Beneficiary from the vested portion of his Accounts, subject to the following terms and conditions and to such reasonable additional rules and regulations as the Plan Administrator may establish for the orderly operation of the program:


               The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section
     12.5.


               A Participant's or Beneficiary's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form supplied by the Plan Administrator (or in such other manner as shall be made available and agreed upon by the Employer and Putnam). Applications shall be approved or denied by the Plan Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.


               Loans shall be made to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in amounts greater than the amounts made available to other Employees (relative to the borrower's Account balance).


               Loans must be evidenced by the Participant's promissory note for the amount of the loan payable to the order of the Trustee, and adequately secured by assignment of not more than fifty percent (50%) of the Participant's entire right, title and interest in and to the Trust Fund, exclusive of any asset as to which Putnam is not the Trustee.


               Loans must bear a reasonable interest rate comparable to the rate charged by commercial lenders in the geographical area for similar loans. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer's geographical area.


               The period for repayment for any loan shall not exceed five years, except in the case of a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, in which case the repayment period may exceed five years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently then quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.


               To the extent that a Participant would be required under Article 10 to obtain the consent of his spouse to a distribution of an immediately distributable benefit other than a Qualified Joint and Survivor Annuity, the consent of the Participant's spouse shall be required for the use of his Account as security for a loan. The spouse's consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured, and obtained in accordance with the requirements of
     Section 10.4(c) for a Qualified Election. Any such consent shall thereafter be binding on the consenting spouse and any subsequent spouse of the Participant. A new consent shall be required for use of the Account as security for any extension, renewal, renegotiation or revision of the original loan.


               If valid spousal consent has been obtained in accordance with Section 12.5(g), then notwithstanding any other provision of the Plan the portion of the Participant's account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.


               In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant's Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan in accordance with
     Article 9 or Section 5.13.


               No loan shall be made to an Owner-Employee or a Shareholder-Employee unless a prohibited transaction exemption is obtained by the Employer.


               No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.


                    Loans shall be considered investments
          directed by a Participant pursuant to Section 13.3. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto.


       Procedure; Amount Available. Withdrawals and loans shall be made subject to the terms and conditions applicable to distributions pursuant to Section 9.4, except that the amount of any withdrawal or loan shall be determined by reference to the vested balance of the Participant's Account as of the most recent Valuation Date preceding the withdrawal or loan, and shall not exceed the amount of the vested account balance.


       Protected Benefits. Notwithstanding any provision to the contrary, if an Employer amends an existing retirement plan ("prior plan") by adopting this Plan, to the extent any withdrawal option or form of payment available under the prior plan is an optional form of benefit within the meaning of Code
Section 411(d)(6), such option or form of payment shall continue to be available to the extent required by such Code Section.


       Restrictions Concerning Transferred Assets.
Notwithstanding any provision to the contrary, if an Employer amends an existing defined benefit or money purchase pension plan ("prior pension plan") by adopting this Plan, accrued benefits attributable to the assets and liabilities transferred from the prior pension plan (which accrued benefits include the account balance of such Participant in the Plan attributable to such accrued benefits as of the date of the transfer and any earnings on such account balance subsequent to the transfer) shall be distributable only on or after the events upon which distributions are or were permissible under the prior pension plan.
ARTICLE   TRUST FUND AND INVESTMENTS


       Establishment of Trust Fund. The Employer and the Trustee hereby agree to the establishment of a Trust Fund consisting of all amounts as shall be contributed or transferred from time to time to the Trustee pursuant to the Plan, and all earnings thereon. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan, and no such assets shall ever revert to the Employer, except that:


               contributions made by the Employer by mistake of fact, as determined by the Employer, may be returned to the Employer within one (1) year of the date of payment,


               contributions that are conditioned on their deductibility under Section 404 of the Code may be returned to the Employer, to the extent disallowed, within one (1) year of the disallowance of the deduction, contributions that are conditioned on the initial qualification of the Plan under the Code, and all investment gains attributable to them, may be returned to the Employer within one (1) year after such qualification is denied by determination of the Internal Revenue Service, but only if an application for determination of such qualification is made within the time prescribed by law for filing the Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and amounts held in a suspense account may be returned to the Employer on termination of the Plan, to the extent that they may not then be allocated to any Participant's
     Account in accordance with Article 6.


     All Employer contributions under the Plan other than those made pursuant to Section 4.1(e) are hereby expressly conditioned on the initial qualification of the Plan and their deductibility under the Code. Investment gains attributable to contributions returned pursuant to Subsections (a) and (b) shall not be returned to the contributing Employer, and investment losses attributable to such contributions shall reduce the amount returned.

       Management of Trust Fund. The assets of the Trust Fund shall be held in trust by the Trustee and accounted for in accordance with this Article 13, and shall be invested in accordance with Section 13.3 in the Investment Products specified by the Employer in the Plan Agreement and from time to time thereafter in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam). The Employer shall have the exclusive authority and discretion to select the Investment Products available under the Plan. In making that selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Employer shall cause the available Investment Products to be diversified sufficiently to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is especially intended that the Trustee shall have no discretionary authority to determine the investment of Trust assets. Notwithstanding the foregoing, assets of the Trust Fund shall also be invested in Employer Stock if so elected by the Employer and agreed to by Putnam under the service agreement executed by the Employer and Putnam pursuant to the establishment of the Plan.


       Investment Instructions. All amounts held in the Trust Fund under the Plan shall be invested in Investment Products. If the Employer has elected in the Plan Agreement to make investment decisions with respect to Elective Deferrals, Participant Contributions, Rollover Contributions, Profit Sharing and other Employer Contributions, Employer Matching Contributions, Deductible Employee Contributions, Qualified Matching Contributions and/or Qualified Nonelective Contributions, investment instructions as to the Accounts for such contributions shall be the fiduciary responsibility of the Employer, and each of such affected Accounts shall have a pro rata interest in all assets of the Trust to which the Employer's instructions apply. To the extent the Employer has not elected to make investment decisions for all of the Accounts of the Plan, then assets of the Trust over which the Employer has not elected to make investment decisions shall be invested solely in accordance with the instructions of the Participant to whose Accounts they are allocable, as delivered to Putnam in accordance with its service agreement with the Employer. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated by the Employer to Putnam in accordance with procedures prescribed in the service agreement between the Employer and Putnam. Instructions shall be effective prospectively, coincident with or within a reasonable time after their receipt in good order by Putnam. An instruction once received shall remain in effect until it is changed by the provision of a new instruction. New instructions shall be accepted by Putnam at the time and in the manner provided in the Plan Agreement. To the extent any assets of the Trust are to be invested solely in accordance with the instructions of the Participants, the Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations section 2550.404c-1. In such case, the Employer shall be the Plan fiduciary responsible for providing the Participants with all information required to be given pursuant to ERISA section 404(c) and Title 29 of the Code of Federal Regulations section 2550.404c-1.


     In the event that the Employer adopts a Putnam prototype plan as an amendment to or restatement of an existing plan, the Employer shall specify one or more Investment Products to serve as the sole investments for all Participants' Accounts during the period in which existing records of the Plan are transferred to the Recordkeeper. During that period, new investment instructions as to existing assets of the Plan cannot be carried out, nor can distributions be made from the Plan except to the extent permitted under the terms of the service agreement between the Employer and Putnam. The Employer and the Recordkeeper shall use their best efforts to minimize the duration of the period to which the preceding sentence applies.
     To the extent specifically authorized and provided in the service agreement between the Employer and Putnam, the Employer may direct the Trustee to establish as an Investment Product a fund all of the assets of which shall be invested in shares of stock of the Employer that constitute "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Employer Stock"). The Plan Administrator as named fiduciary shall continually monitor the suitability of acquiring and holding Employer Stock under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) and the requirements of section 404(c) of ERISA, and shall be responsible for ensuring that the procedures relating to the purchase, holding and sale of Employer Stock, and the exercise of any and all rights with respect to such Employer Stock shall be in accordance with section 404(c) of ERISA unless the Employer retains voting, tender or similar rights with respect to the Employer Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Plan Administrator with respect to the acquisition and holding of Employer Stock. The Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Plan Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting and tender or retention of Employer Stock.

     Putnam shall be under no duty to question or review the directions given by the Employer or to make suggestions to the Employer in connection therewith. Putnam shall not be liable for any loss, or by reason of any breach, that arises from the Employer's exercise or non-exercise of rights under this Article 13, or from any direction of the Employer unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of Section 404(a) of ERISA. All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an investment fund shall be credited to and reinvested in such investment fund, and all expenses of the Trust that are properly allocated to a particular investment fund shall be so allocated and charged. The Employer may at any time direct Putnam to eliminate any investment fund or funds, and Putnam shall thereupon dispose of the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Employer.

     Neither the Employer nor the Trustee nor Putnam shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. Neither Putnam nor the Trustee shall have any duty to question any instructions received from the Employer or a Participant or to review the investments selected thereby, nor shall Putnam or the Trustee be responsible for any loss resulting from instructions received from the Employer or a Participant or from the failure of the Employer or a Participant to provide or to change instructions. In the event that Putnam or the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to Putnam or the Trustee, such contribution shall be invested until clear instructions are received in the default investment option set forth in the service agreement between the Employer and Putnam, or if no such option is so set forth, the Employer, by execution of the Plan Agreement, shall affirmatively elect to have such contributions invested in the Putnam Money Market Fund. Neither Putnam nor the Trustee shall have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

       Valuation of the Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated among the Accounts of Participants. Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant's Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant's Account, the earnings, losses and expenses pertaining to that investment shall be allocated among all Participants' Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant's Accounts shall be adjusted pursuant to this Section
13.4 until such time as they are either fully distributed or forfeited, regardless of whether the Participant continues to be an Employee.


       Distributions on Investment Company Shares.  Subject to
Section 9.3, all dividends and capital gains or other distributions received on any Investment Company Shares credited to Participant's Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional shares of the same Investment Company at the price determined as provided in the then current prospectus of the Investment Company. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gain or other distributions may be received on such Investment Company Shares at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional Investment Company Shares.


       Registration and Voting of Investment Company Shares. All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law, the Trustee will transmit to the Employer copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to shareholders, with respect to Investment Company Shares held in the Trust Fund. The Trustee shall act in accordance with directions received from the Employer with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the Employer and delivered to the Trustee within the time prescribed by it. The Trustee will not vote Investment Company Shares as to which it receives no written directions.


       Investment Manager. The Employer, with the consent of Putnam, may appoint an investment manager, as defined in Section 3(38) of ERISA with respect to all or a portion of the assets of the Trust Fund. The Trustee shall have no liability in connection with any action or nonaction pursuant to directions of such an investment manager.

       Employer Stock.


               Voting Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(a) shall govern the voting of Employer Stock held by Putnam as Trustee under the Plan. The Trustee shall vote Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the voting of Employer Stock and shall direct the Trustee as to the voting of Employer Stock in accordance with the provisions of this Section 13.8(a). In either case, the Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting of Employer Stock. The remainder of this Section 13.8(a) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the voting of Employer Stock. For purposes of this Section 13.8(a), the term "Participant" includes any Beneficiary with an Account in the Plan which is invested in Employer Stock.


          When the issuer of Employer Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Employer shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form based upon these materials. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Employer Stock, the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Employer Stock credited to the Participant's Accounts, whether or not vested. For purposes of this Section 13.8(a), the number of shares of Employer Stock deemed credited to a Participant's Accounts shall be determined as of the date of record determined by the Employer for which an allocation has been completed and Employer Stock has actually been credited to Participant's Accounts. Procedures for the execution of purchases and sales of Employer Stock shall be as set forth in the service agreement between the Employer and Putnam. The Employer shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

          Each Participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Employer Stock held under the Plan (whether or not vested) equal to a fraction, of which the numerator is the number of shares of Employer Stock credited to his Account and the denominator is the number of shares of Employer Stock credited to all Participants' Accounts. Such directions shall be communicated in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) and shall be held in confidence by the Trustee and not divulged to the Employer, or any officer or employee thereof, or any other persons. Upon its receipt of directions, the Trustee shall vote the shares of Employer Stock as directed by the Participant. The Trustee shall not vote those shares of Employer Stock credited to the Accounts of Participants for which no voting directions are received. With respect to shares of Employer Stock held in the Trust which are not credited to a Participant's Account, the Plan Administrator shall retain the status of named fiduciary and shall direct the voting of such Employer Stock.

               Tendering Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(b) shall govern the tendering of Employer Stock by Putnam as Trustee under the Plan. In the event of a tender offer, the Trustee shall tender Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the tendering of Employer Stock in accordance with the provisions of this Section 13.8(b). The remainder of this Section 13.8(b) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the tendering of Employer Stock. For purposes of this Section 13.8(b), the term "Participant" includes any Beneficiary with an Account in the Plan which is invested in Employer Stock.


          Upon commencement of a tender offer for any Employer Stock, the Employer shall notify each Plan Participant, and use its best efforts to distribute timely or cause to be distributed to Participants the same information that is distributed to shareholders of the issuer of Employer Stock in connection with the tender offer, and after consulting with the Trustee shall provide at the Employer's expense a means by which Participants may direct the Trustee whether or not to tender the Employer Stock credited to their Accounts (whether or not vested). The Employer shall provide to the Trustee a copy of any material provided to Participants and shall certify to the Trustees that the materials have been mailed or otherwise sent to Participants.

          Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock credited to his Accounts. Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing (or in such other manner as shall be made available and agreed upon by the Employer and Putnam) as is agreed upon by the Trustees and the Employer. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock credited to his Accounts may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee. The Trustee shall not tender shares of Employer Stock credited to a Participant's Accounts for which it has received no directions from the Plan Participant. The Trustee shall tender that number of shares of Employer Stock not credited to Participants' Accounts determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Employer Stock credited to Participants' Accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination), and the denominator of which is the total number of shares of Employer Stock credited to Participants' Accounts.

          A direction by a Participant to the Trustee to tender shares of Employer Stock credited to his Accounts shall not be considered a written election under the Plan by the Participant to withdraw or to have distributed to him any or all of such shares. The Trustee shall credit to each Account of the Plan Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that Account. Pending receipt of directions through the Administrator from the Participant as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Administrator shall direct. To the extent that any Participant gives no direction as to the tendering of Employer stock that he has the right to direct under this Section 13.8(a), the Trustee shall not tender such Employer Stock.

               Other Rights. With respect to all rights in connection with Employer Stock other than the right to vote and the right to tender, Participants are hereby appointed named fiduciaries to the same extent (if any) as provided in the foregoing paragraphs of this Section 13.8 with regard to the right to vote, and the Trustee shall follow the directions of Participants and the Plan Administrator with regard to the exercise of such rights to the same extent as with regard to the right to vote.


       Insurance Contracts. If so provided in the Plan Agreement or other agreement between the Employer and the Trustee, the Plan Administrator may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts ("policies" or "contracts") issued by any insurance company and in a form approved by the Plan Administrator (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts ("financial agreements"). If such investments are to be made, the Plan Administrator shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or financial agreements under the method of valuation selected by the Plan Administrator, and to record or report such values to the Plan Administrator or any investment manager selected by the Plan Administrator, in the form and manner agreed to by the Plan Administrator.


     The Plan Administrator may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or financial agreement, and the Trustee shall exercise such powers only upon direction of the Plan Administrator. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or financial agreement or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Plan Administrator or to review the form of any such policy, contract or financial agreement or the selection of the issuer thereof, or to make recommendations to the Plan Administrator or to any issuer with respect to the form of any such policy, contract or financial agreement.

     The Trustee shall be fully protected in acting in accordance with written directions of the Plan Administrator, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Plan Administrator, or by reason of inaction in the absence of written directions from the Plan Administrator. In the event that the Plan Administrator directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

       Registration and Voting of Non-Putnam Investment Company Shares. All shares of registered investment companies other than Investment Companies shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law and to the extent provided in an agreement between Putnam and a third party investment provider, the Trustee shall transmit to the Employer copies of any notices of shareholders' meetings, proxies or proxy-soliciting materials, prospectuses or the annual or other reports to shareholders, with respect to shares of registered investment companies other than Investment Companies held in the Trust Fund. Notwithstanding any other provision of the Plan, the Trustee shall vote shares of registered investment companies other than Investment Companies in accordance with the directions of the Employer. Directions as to voting such shares must be in writing on a form approved by the Trustee or such other manner acceptable to the Trustee, signed by the Employer and delivered to the Trustee within the time prescribed by it. The Trustee shall vote those shares of registered investment companies other than Investment Companies for which no voting directions are received in the same proportion as it votes those shares for which it has received voting directions.
ARTICLE   TOP-HEAVY PLANS


       Superseding Effect. For any Plan Year in which Plan is determined to be a Top-Heavy Plan under Section 14.2(b), the provisions of this Article 14 will supersede any conflicting provisions in the Plan or the Plan Agreement.


       Definitions. For purposes of this Article 14, the terms below shall be defined as follows:


               Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was: (i) an officer of the Employer having annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code;
     (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer having annual compensation exceeding the dollar limitation under Section 415(c)(1)(A) of the Code; (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer having annual compensation of more than $150,000. Annual compensation means compensation satisfying the definition elected by the Employer in the Plan Agreement, but including
     (i) amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, and (ii) amounts of special pay such as overtime, bonuses and commissions which are excluded from the definition of Compensation in the Plan Agreement. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.


               Top-Heavy:  The Plan is Top-Heavy for any Plan
     Year if any of the following conditions exists:


                    If the Top-Heavy Ratio for this Plan exceeds
          60% and this Plan is not part of any Required
          Aggregation Group or Permissive Aggregation Group of plans.


                    If this Plan is a part of a Required
          Aggregation Group of plans but not part of a Permissive
          Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.


                    If this plan is part of a Required
          Aggregation Group and part of a Permissive Aggregation
          Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation group exceeds 60%.


               Top-Heavy Ratio means the following:


                    If the Employer maintains one or more
          qualified defined contribution plans (or any simplified employee pension plan) and the Employer has not maintained any qualified defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.


                    If the Employer maintains one or more
          qualified defined contribution plans (or any simplified employee pension plan) and the Employer maintains or has maintained one or more qualified defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated qualified defined contributions plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the qualified defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.


                    For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date; except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (B) who has not been credited with at least one Hour of Service for the Employer during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.


               The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
          Section 411(b)(1)(C) of the Code.

               Permissive Aggregation Group means the Required Aggregation Group of plans plus any other qualified plan or plans (or simplified employee pension plan) of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.


               Required Aggregation Group means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.


               Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that Plan Year.


               Valuation Date means the last day of the Plan
     Year.


               Present Value means present value based only on the interest and mortality rates specified by the Employer in the Plan Agreement.


       Minimum Allocation.


               Except as otherwise provided in paragraphs (c) and
     (d) below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Earnings, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the Key Employee's Earnings, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the Employer's contributions and Forfeitures for the Plan Year because of
     (1) the Participant's failure to be credited with at least 1,000 Hours of Service, or (2) the Participant's failure to make mandatory Employee contributions to the Plan, or (3) the Participant's receiving Earnings less than a stated amount. Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for non-Key Employees shall be taken into account for purposes of satisfying the requirement of this Section 14.3(a).


               For purposes of computing the minimum allocation, Earnings will mean Section 415 Compensation as defined in
     Section 6.5(b) of the Plan.


               The provision in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.


               The provision in paragraph (a) above shall not apply to any Participant to the extent he is covered under any other plan or plans of the Employer, and the Employer has provided in the Plan Agreement that the minimum allocation requirement applicable to Top-Heavy Plans will be met in the other plan or plans. Notwithstanding the foregoing, if the Employer has adopted Putnam paired plans (as described in Section 4.6) and the Participant is eligible to participate in both paired plans, the minimum allocation described in paragraph (a) shall be provided by the Putnam Money Purchase Pension Plan.


               The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the
     Code) may not be forfeited under Sections 411(a)(3)(B) or
     (D) of the Code.


       Adjustment of Fractions. For any Plan Year in which the Plan is Top-Heavy, the Defined Benefit Fraction and the Defined Contribution Fraction described in Article 6 shall each be computed using 100% of the dollar limitations specified in Sections 415(b)(1)(A) and 415(c)(1)(A) instead of 125%. The foregoing requirement shall not apply if the Top-Heavy Ratio does not exceed 90% and the Employer has elected in the Plan Agreement to provide increased minimum allocations or benefits satisfying
Section 416(h)(2) of the Code.


       Minimum Vesting Schedules. For any Plan Year in which this Plan is Top-Heavy (and, if the Employer so elects in the Plan Agreement, for any subsequent Plan Year), a minimum vesting schedule will automatically apply to the Plan, as follows:

               If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule 100% immediate vesting, the Three-Year Cliff, Five-Year Graded or Six-Year Graded schedule, then the schedule selected in the Plan Agreement shall continue to apply for any Plan Year to which this Section 14.5 applies.


               If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule the Five-Year Cliff schedule, then the Three-Year Cliff schedule shall apply in any Plan Year to which this Section 14.5 applies.


               If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule the Seven-Year Graded schedule, then the Six-Year Graded schedule shall apply in any Plan Year to which this Section 14.5 applies.


               If the Employer has selected in the Plan Agreement as the Plan's regular vesting schedule a schedule other than those described in paragraphs (a), (b) and (c), then the
Top-
     Heavy schedule specified by the Employer in the Plan Agreement for this purpose shall apply in any Plan Year to which this Section 14.5 applies.


     The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Elective Deferrals, rollover contributions described in Section 4.5, Qualified Matching Contributions, Qualified Nonelective Contributions, or Participant Contributions, but including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, the vested portion of the Employer Contribution Account or Employer Matching Account of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy will be determined without regard to this Section 14.5.
ARTICLE   ADMINISTRATION OF THE PLAN


       Plan Administrator. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator's duties and responsibilities may be delegated to a person appointed by the Employer or a committee established by the Employer for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The members of such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The person or committee (if any) initially appointed by the Employer may be named in the Plan Agreement, but the Employer may remove any such person or committee member by written notice to him, and any such person or committee may resign by written notice to the Employer, without the necessity of amending the Plan Agreement. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan, and shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator, in carrying out its responsibilities under the Plan, may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.


       Claims Procedure. Claims for participation in or distribution of benefits under the Plan shall be made in writing to the Plan Administrator, or an agent designated by the Plan Administrator whose name shall have been communicated to all Participants and other persons as required by law. If any claim so made is denied in whole or in part, the claimant shall be furnished promptly by the Plan Administrator with a written notice:


               setting forth the reason for the denial,


               making reference to pertinent Plan provisions,


               describing any additional material or information from the claimant which is necessary and why, and explaining the claim review procedure set forth herein.


     Within 60 days after denial of any claim for participation or distribution under the Plan, the claimant may request in writing a review of the denial by the Plan Administrator. Any claimant seeking review hereunder shall be entitled to examine all pertinent documents and to submit issues and comments in writing. The Plan Administrator shall render a decision on review hereunder; provided, that if the Plan Administrator determines that a hearing would be appropriate, its decision on review shall be rendered within 120 days after receipt of the request for review. The decision on review shall be in writing and shall state the reason for the decision, referring to the Plan provisions upon which it is based.

       Employer's Responsibilities. The Employer shall be responsible for:


               Keeping records of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Accounts, and his other rights under the Plan;


               Periodic, timely filing of all statements, reports and returns required to be filed by ERISA;


               Timely preparation and distribution of disclosure materials required by ERISA;


               Providing notice to interested parties as required by Section 7476 of the Code;


               Retention of records for periods required by law;
     and


               Seeing that all persons required to be bonded on account of handling assets of the Plan are bonded.


       Recordkeeper. The Recordkeeper is hereby designated as agent of the Employer under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:


               To keep and regularly furnish to the Employer a detailed statement of each Participant's Accounts, showing contributions thereto by the Employer and the Participant, Investment Products purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and


               To the extent agreed between the Employer and the Recordkeeper, to prepare for the Employer or to assist the Employer to prepare such returns, reports or forms as the Employer shall be required to furnish to Participants and Beneficiaries or other interested persons and to the Internal Revenue Service or the Department of Labor; all as may be more fully set forth in a service agreement executed by the Employer and the Recordkeeper. If the Employer does not appoint another person or entity as Recordkeeper, the Employer itself shall be the Recordkeeper.


       Prototype Plan. Putnam is the sponsor of the Putnam Basic Plan Document, a prototype plan approved as to form by the Internal Revenue Service. Provided that an Employer's adoption of the Plan is made known to and accepted by Putnam in accordance with the Plan Agreement, Putnam will inform the Employer of amendments to the prototype plan and provide such other services in connection with the Plan as may be agreed between Putnam and the Employer. Putnam may impose for its services as sponsor of the prototype plan such fees as it may establish from time to time in a fee schedule addressed to the Employer. Such fees shall, unless paid by the Employer, be paid from the Trust Fund, and shall in that case be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such fees.
ARTICLE   TRUSTEE


       Powers and Duties of the Trustee. The Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:


               To invest all or a part of the Trust Fund in Investment Products in accordance with the investment instructions delivered by the Employer pursuant to Section 13.3, without restriction to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund, acceptable to Putnam and the Trustee, that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100). Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;


               If Putnam and the Trustee have consented thereto in writing, to invest without limit in stock of the Employer or any affiliated company;


               To dispose of all or part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Employer for the investment of Participants' separate Accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;


               To hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;


               To follow the directions of an investment manager appointed pursuant to Section 13.7;


               To cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;


               Upon written direction of or through the Employer, to vote in person or by proxy (in accordance with Sections
     13.6 and 13.10 and, in the case of stock of the Employer, at the direction of the Employer or Participants in accordance with Section 13.8) with respect to all securities that are part of the Trust Fund;


               To consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust Fund according to the terms of the Plan;


               Upon the written direction of the Employer, to make loans from the Trust Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Employer shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan; and


               To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax assessment, claim or demand respecting the Trust Fund or any part thereof.


       Limitation of Responsibilities. Except as may otherwise be required under applicable law, neither the Trustee nor any of its agents shall have any responsibility for:


               Determining the correctness of the amount of any contribution for the sole collection or payment of contributions, which shall be the sole responsibility of the Employer;


               Loss or breach caused by any Participant's exercise of control over his Accounts, which shall be the sole responsibility of the Participant;


               Loss or breach caused by the Employer's exercise of control over Accounts pursuant to Section 13.3, which shall be the sole responsibility of the Employer;


               Performance of any other responsibilities not specifically allocated to them under the Plan.


       Fees and Expenses. The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be established by the Trustee from time to time in a fee schedule addressed to the Employer. Such fees, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses reasonably incurred by the Trustee shall, unless paid by the Employer, be paid from the Trust Fund and shall, unless allocable to the Accounts of specific Participants, be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such amounts. Charges and expenses incurred in connection with a specific Investment Product, unless allocable to the Accounts of specific Participants, shall be charged pro rata against the Accounts of all Participants for whose benefit amounts have been invested in the specific Investment Product.


       Reliance on Employer. The Trustee and its agents shall rely upon any decision of the Employer, or of any person authorized by the Employer, purporting to be made pursuant to the terms of the Plan, and upon any information or statements submitted by the Employer or such person (including those relating to the entitlement of any Participant to benefits under the Plan), and shall not inquire as to the basis of any such decision or information or statements, and shall incur no obligation or liability for any action taken or omitted in reliance thereon. The Trustee and its agents shall be entitled to rely on the latest written instructions received from the Employer as to the person or persons authorized to act for the Employer hereunder, and to sign on behalf of the Employer any directions or instructions, until receipt from the Employer of written notice that such authority has been revoked.


       Action Without Instructions. If the Trustee receives no instructions from the Employer in response to communications sent by registered or certified mail to the Employer at its last known address as shown on the books of the Trustee, then the Trustee may make such determinations with respect to administrative matters arising under the Plan as it considers reasonable, notwithstanding any prior instructions or directions given by or on behalf of the Employer, but subject to any instruction or direction given by or on behalf of the Participants. To the extent permitted by applicable law, any determination so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken pursuant thereto. In making any such determination the Trustee may require that it be furnished with such relevant documents as it reasonable considers necessary.


       Advice of Counsel. The Trustee may consult with legal counsel (who may, but need not be, counsel for the Employer) concerning any questions which may arise with respect to its rights and duties under the Plan, and the opinion of such counsel shall be full and complete protection to the extent permitted by applicable law in the respect of any action taken or omitted by the Trustee hereunder in accordance with the opinion of such counsel.


       Accounts. The Trustee shall keep full accounts of all receipts and disbursements which pertain to investments in Investment Products, and of such other transactions as it is required to perform hereunder. Within a reasonable time following the close of each Plan Year, or upon its removal or resignation or upon termination of the Trust and at such other times as may be appropriate, the Trustee shall render to the Employer and any other persons as may be required by law an account of its administration of the Plan and Trust during the period since the last previous such accounting, including such information as may be required by law. The written approval of any account by the Employer and all other persons to whom an account is rendered shall be final and binding as to all matters and transactions stated or shown therein, upon the Employer and Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or any other person to whom an account is rendered to notify the party rendering the account within 60 days after the receipt of any account of his or its objection to the account shall be the equivalent of written approval. If the Employer or any other person to whom an account is rendered files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account and the Employer or such other person and the party rendering the account cannot amicably settle the questions raised by such objections, the party rendering the account and the Employer or such person shall have the right to have such questions settled by judicial proceedings, although the Employer or such other person to whom an account is rendered shall have, to the extent permitted by applicable law, only 60 days from filing of written objection to the account to commence legal proceedings. Nothing herein contained shall be construed so as to deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlements of any account or for instructions, the only necessary parties shall be the Trustee, the Employer and persons to whom an account is required by law to be rendered.


       Access to Records. The Trustee shall give access to its records with respect to the Plan at reasonable times and on reasonable notice to any person required by law to have access to such records.


       Successors. Any corporation into which the Trustee may merge or with which it may consolidate or any corporation resulting from any such merger or consolidation shall be the successor of the Trustee without the execution or filing of any additional instrument or the performance of any further act.


       Persons Dealing with Trustee. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions.


       Resignation and Removal; Procedure. The Trustee may resign at any time by giving 60 days' written notice to the Employer and to Putnam. The Employer may remove the Trustee at any time by giving 60 days' written notice to the party removed and to Putnam. In any case of resignation or removal hereunder, the period of notice may be reduced to such shorter period as is satisfactory to the Trustee and the Employer. Notwithstanding anything to the contrary herein, any resignation hereunder shall take effect at the time notice thereof is given if the Employer may no longer participate in the prototype Plan and is deemed to have an individually designed plan at the time notice is given.


       Action of Trustee Following Resignation or Removal. When the resignation or removal of the Trustee becomes effective, the Trustee shall perform all acts necessary to transfer the Trust Fund to its successor. However, the Trustee may reserve such portion of the Trust Fund as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses, and any balance of such reserve remaining after payment of such fees,
taxes and expenses shall be paid over   to its successor.  The
Trustee shall have no responsibility for acts or omissions occurring after its resignation becomes effective.


       Effect of Resignation or Removal. Resignation or removal of the Trustee shall not terminate the Trust. In the event of any vacancy in the position of Trustee, whether the vacancy occurs because of the resignation or removal of the Trustee, the Employer shall appoint a successor to fill the vacant position. If the Employer does not appoint such a successor who accepts appointment by the later of 60 days after notice of resignation or removal is given or by such later date as the Trustee and Employer may agree in writing to postpone the effective date of the Trustee's resignation or removal, the Trustee may apply to a court of competent jurisdiction for such appointment or cause the Trust to be terminated, effective as of the date specified by the Trustee, in writing delivered to the Employer. Each successor Trustee so appointed and accepting a trusteeship hereunder shall have all of the rights and powers and all of the duties and obligations of the original Trustee, under the provisions hereof, but shall have no responsibility for acts or omissions before he becomes a Trustee.


       Fiscal Year of Trust. The fiscal year of the Trust will coincide with the Plan Year.


       Limitation of Liability. Except as may otherwise be required by law and other provisions of the Plan, no fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, shall be liable for any losses incurred with respect to the management of the Plan, nor shall he or it be liable for any acts or omissions except those caused by his or its own negligence or bad faith in failing to carry out his or its duties under the terms contained in the Plan.


       Indemnification. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless (i) all fiduciaries, within the meaning of ERISA Sections 3(21) and 404, and (ii) Putnam, for all liability occasioned by any act of such party or omission to act, in good faith and without negligence, and for all expenses incurred by any such party in determining its duty or liability under ERISA with respect to any question under the Plan.
ARTICLE   AMENDMENT


       General. The Employer reserves the power at any time or times to amend the provisions of the Plan and the Plan Agreement to any extent and in any manner that it may deem advisable. If, however, the Employer makes any amendment (including an amendment occasioned by a waiver of the minimum funding requirement under
Section 412(d) of the Code) other than


               a change in an election made in the Plan
     Agreement,


               amendments stated in the Plan Agreement which allow the Plan to satisfy Section 415 and to avoid duplication of minimums under Section 416 of the Code because of the required aggregation of multiple plans, or model amendments published by the Internal Revenue
     Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed,


the Employer shall cease to participate in this prototype Plan and will be considered to have an individually designed plan. In that event, Putnam shall have no further responsibility to provide to the Employer any amendments or other material incident to the prototype plan, and Putnam may resign immediately as Trustee and as Recordkeeper. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder, provided, that the Employer shall not have the power:

                    to amend the Plan in such a manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.


                    to amend the Plan retroactively in such a manner as would have the effect of decreasing a Participant's accrued benefit, except that a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant's accrued benefit if it has the effect of reducing his Account balance, or of eliminating an optional form of benefit with respect to amounts attributable to contributions made performed before the adoption of the amendment; or


                    to amend the Plan so as to decrease the
          portion of a Participant's Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.


                    to amend the Plan in such a manner as would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.


       Delegation of Amendment Power.  The Employer and all

sponsoring organizations of the Putnam Basic Plan Document delegate to Putnam Mutual Funds Corp., the power to amend the Plan (including the power to amend this Section 18.2 to name a successor to which such power of amendment shall be delegated), for the purpose of adopting amendments which are certified to Putnam Mutual Funds Corp., by counsel satisfactory to it, as necessary or appropriate under applicable law, including any regulation or ruling issued by the United States Treasury Department or any other federal or state department or agency; provided that Putnam Mutual Funds Corp., or such successor may amend the Plan only if it has mailed a copy of the proposed amendment to the Employer at its last known address as shown on its books by the date on which it delivers a written instrument providing for such amendment, and only if the same amendment is made on said date to all plans in this form as to which Putnam Mutual Funds Corp., or such successor has a similar power of amendment. If a sponsoring organization does not adopt any amendment made by Putnam Mutual Funds Corp., such sponsoring organization shall cease to participate in this prototype Plan and will be considered to have an individually designed plan.
If, upon the submission of this Putnam Basic Plan Document #07 to the Internal Revenue Service for a determination letter, the Internal Revenue Service determines that changes are required to the Basic Plan Document but not to the form of Plan Agreement, Putnam shall furnish a copy of the revised Basic Plan Document to the Employer and the Employer will not be required to execute a revised Plan Agreement.
ARTICLE   TERMINATION OF THE PLAN AND TRUST


       General. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee, without any liability whatsoever for any such discontinuance or termination.


       Events of Termination. The Plan will terminate upon the happening of any of the following events:


               Death of the Employer, if a sole proprietor, or dissolution or termination of the Employer, unless within 60 days thereafter provision is made by the successor to the business with respect to which the Plan was established for the continuation of the Plan, and such continuation is approved by the Trustee;


               Merger, consolidation or reorganization of the Employer into one or more corporations or organizations, unless the surviving corporations or organizations adopt the Plan by an instrument in writing delivered to the Trustee within 60 days after such a merger, consolidation and reorganization;


               Sale of all or substantially all of the assets of the Employer, unless the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the sale;


               The institution of bankruptcy proceedings by or against the Employer, or a general assignment by the Employer to or for the benefit of its creditors; or


               Delivery of notice of termination as provided in
     Section 18.1.


       Effect of Termination. Notwithstanding any other provisions of this Plan, other than Section 18.4, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant's Accounts will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Accounts of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the event of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust asses to the Participants or other persons entitled thereto, in such form as the Employer may direct pursuant to
Article 10 or, in the absence of such direction, in a single payment in cash or in kind. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee will be relieved from their obligations under the Trust, and no Participant or other person will have any further claim thereunder.


       Approval of Plan. Notwithstanding any other provision of the Plan, if the Employer fails to obtain or to retain the approval by the Internal Revenue Service of the Plan as a qualified plan under Section 401(a) of the Code, then (i) the Employer shall promptly notify the Trustee, and (ii) the Employer may no longer participate in the Putnam prototype plan, but will be deemed to have an individually designed plan. If it is determined by the Internal Revenue Service that the Plan upon its initial adoption does not qualify under Section 401(a) of the Code, all assets then held under the Plan will be returned within one year of the denial of initial qualification to the Participants and the Employer to the extent attributable to their respective contributions and any income earned thereon, but only if the application for qualification is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Upon such distribution, the Plan will be considered to be rescinded and to be of no force or effect.
ARTICLE   TRANSFERS TO OR FROM OTHER QUALIFIED PLANS; MERGERS


       General. Notwithstanding any other provision hereof, subject to the approval of the Trustee there may be transferred to the Trustee all or any of the assets held (whether by a trustee, custodian or otherwise) in respect of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and which is maintained for the benefit of any Employee (provided, however, that the Employee is not a member of a class of Employees excluded from eligibility to participate in the
Plan). Any such assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions made by the Employer and by the Participants and the current value of the assets attributable thereto. Notwithstanding the foregoing, if a Participant's employment classification changes under Section 3.5 such that he begins participation in another plan of the Employer, his Account, if any, shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.


       Amounts Transferred. The Employer shall credit any assets transferred pursuant to Section 19.1 or Section 3.5 to the appropriate Accounts of the persons for whose benefit such assets have been transferred. Any amounts credited as contributions previously made by an employer or by such persons under such other plan shall be treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be.


       Merger or Consolidation. The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Trust Fund be transferred to any other plan, unless each Participant would receive a benefit immediately after the transaction, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction if the Plan had then terminated.
ARTICLE   MISCELLANEOUS


       Notice of Plan. The Plan shall be communicated to all Participants by the Employer on or before the last day on which such communication may be made under applicable law.


       No Employment Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer or the Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.


       Distributions Exclusively From Plan.  Participants and
Beneficiaries shall look solely to the assets held in the Trust for the payment of any benefits under the Plan.


       No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided in Section 12.4 or in accordance with a Qualified Domestic Relations Order. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator. Notwithstanding the foregoing, an order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.


       Provision of Information. The Employer and the Trustee shall furnish to each other such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted by the Treasury Department or the Labor Department or otherwise thereunder.


       No Prohibited Transactions. The Employer and the Trustee shall, to the extent of their respective powers and authority under the Plan, prevent the Plan from engaging in any transaction known by that person to constitute a transaction prohibited by
Section 4975 of the Code and any rules or regulations with respect thereto.


       Governing Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts


       Gender. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.







         PUTNAM FLEXIBLE 401(K) AND PROFIT SHARING PLAN

                       PLAN AGREEMENT #001


This is the Plan Agreement for a Putnam nonstandardized prototype 401(k) plan with optional profit sharing plan provisions. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. By executing this Plan Agreement, the Employer establishes a 401(k) and profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #07, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Flexible 401(k) and Profit Sharing Plan.

                          *  *  *  *  *

     Employer Information.  The Employer adopting this Plan is:

                                 Employer                   Name:
          _____________________________________________________

                      Employer       Identification       Number:
          __________________________

                                Employer                 Address:
          _______________________________

                         _______________________________

                         _______________________________

               SIC Code:      _______

                        Employer         Contact:           Name:
          ___________________________________________

                          Title:  __________________    Phone  #:
_______________

               Fiscal Year:  __________ through __________
                       (month/day)     (month/day)

               Type of Entity (check one):

           _____      Corporation     _____   Partnership   _____
Subchapter S Corporation

                _____        Sole proprietorship    _____   Other
          _______________________

               Plan Name:  __________________________________

               Plan Number:  00__(complete)
     Plan Information.

               Plan Year.  Check one:

          _____ (1) The Calendar Year

                    _____  (2)      The Plan  Year
                    will be the same as the Fiscal
                    Year of the Employer shown  in
                    1.F.  above.   If  the  Fiscal
                    Year  of the Employer changes,
                    the   Plan  Year  will  change
                    accordingly.

          _____ (3) The Plan Year will be the period of 12 months
                    beginning on the first day of __________________________ (month) and ending on the last day of __________________________
                    (month).

          The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
          Article 6 of the Plan.

               Effective Date of Adoption of Plan.

          (1) Are you adopting this Plan to replace an existing plan?

                           _____ (a)  Yes          _____ (b)  No

          (2) If you answered Yes in 2.B(1) above, the Effective Date of your adoption of this Replacement Plan will be the first day of the current Plan Year unless you elect a later date in (2)(b) below. Please complete the following:

                                                              (a)
   ______________________________________________________________
                            Original Effective Date of  the  Plan
you are Replacing

                                                              (b)
______________________________________________________________
                            Effective  Date  of this  Replacement
Plan

          (3) If you answered No in 2B(1) above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began):

                          (a)        The      Effective      Date
is:_____________________________________
                                                  month/day/year

          Identifying Highly Compensated Employees.  Check either
          (1) or (2).

          _____  (1)        The  Plan will use the regular method
                    under  Plan  Section 2.58(a) for  identifying
                    Highly Compensated Employees.

                    If you selected this option and your Plan Year is the calendar year, do you wish to make the regular method's "calendar year election" for identifying your Highly Compensated Employees?

                    _____ (a) Yes         _____ (b) No

                  _____  (2)     The Plan will use
                                 the simplified method under Plan
Section
                                 2.58(b) for identifying Highly
Compensated
                                 Employees.

     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B, C and D below.

          Classes of Eligible Employees. The Plan will cover all employees who have met the age and service requirements with the following exclusions:

          _____        (1)       No    exclusions.     All    job
               classifications will be eligible.

               _____         (2)       The   Plan  will   exclude
                    employees in a unit of Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, with the exception of the following collective bargaining units, which will be included: ____________________.

               _____         (3)       The   Plan  will   exclude
                    employees who are non-resident aliens without U.S. source income.

               _____        (4)      Employees of  the  following
                    Affiliated Employers (specify):

                    _______________________________


                    _______________________________

               _____       (5)     Leased Employees

               _____        (6)      Employees in  the  following
                    other classes (specify):

                    _______________________________

                    _______________________________

          Age Requirement (check and complete (1) or (2)):

          _____  (1)          No   minimum   age   required   for
                    participation

               _____        (2)      Employees must reach age  __
                    (not over 21) to participate

          Service Requirements.

                             Elective   Deferrals.    To   become
               eligible, an employee must complete (choose one):

                                         _____    (a)  No minimum
                           service required.

               _____       (b)     One 6-month Eligibility Period

                                         _____     (c)   One  __-
                           month  Eligibility  Period  (must   be
                           less than 12)

                                         _____     (d)   One  12-
                           month Eligibility Period


               Employer   Matching  Contributions.    To   become
               eligible, an employee must complete (choose one):

               _____       (a)     No minimum service required.

               _____       (b)     One 6-month Eligibility Period

                 _____        (c)      One  __-month  Eligibility
Period (must be less than 12)

                 _____        (d)      One  12-month  Eligibility
Period

                                         _____     (e)   Two  12-
                           month  Eligibility Periods  (may  only
                           be  chosen  if you adopt  the  vesting
                           schedule   under  item  9.A(3)(a)   to
                           provide   100%   full  and   immediate
                           vesting     of    Employer    Matching
                           Contributions).

                                           _____      (f)     Not
                           applicable.   The  Employer  will  not
                           make Employer Matching Contributions.

               Profit Sharing Contributions. To become eligible, an employee must complete (choose one):

                    _____  (a)    No minimum service required.

               _____       (b)     One 6-month Eligibility Period

                                         _____     (c)   One  __-
                           month  Eligibility  Period  (must   be
                           less than 12)

                                         _____     (d)   One  12-
                           month Eligibility Period

                                         _____     (e)   Two  12-
                           month  Eligibility Periods  (may  only
                           be  chosen  if you adopt  the  vesting
                           schedule   under  item  9.A(3)(a)   to
                           provide  for  100% full and  immediate
                           vesting      of     Profit     Sharing
                           Contributions)

                    _____  (f)     Not  applicable.  The Employer
                           will    not   make   Profit    Sharing
                           Contributions.


               If   the   Employer  acquires  a   business,   the
               Eligibility Periods for an employee of the acquired business will be the periods selected in
               (1),  (2) and (3) beginning on (check (a) or (b)):

               _____  (a)  the  date the employee began work with
                           the acquired business.

               _____ (b)   the  date  of  the acquisition  (i.e.,
                           the  date the employee begins work for
                           the Employer).

                             Hours  of  Service  for  Eligibility
               Periods.

                                     (a)     6-Month  Eligibility
                    Period. To receive credit for a 6-month Eligibility Period, an employee must complete 6 months of service, during which he completes at least:

                    _____  (i) 500 Hours of Service

                    _____  (ii) ____________ Hours of Service
                                 (under 500)

                                                        (b)   12-
                                             Month    Eligibility
                                             Period.   To receive
                                             credit  for  a   12-
                                             month    Eligibility
                                             Period,  an employee
                                             must   complete   12
                                             months  of  service,
                                             during   which    he
                                             completes at least:

                    _____  (i) 1,000 Hours of Service

                    _____  (ii) _____________ Hours of Service
                                 (under 1,000)

                                      (c)     Other   Eligibility
                    Period. To receive credit for the Eligibility Period selected in 3.C(1)(c), 3.C(2)(c) and/or 3.C(3)(c) above, an employee must complete during it at least:

                    _____  (i) _____________ Hours of Service
                                (under 1000)


               Method   of   Crediting  Hours  of   Service   For
               Eligibility and Vesting. Hours of Service will be credited to an employee by the following method
               (check one):

                    _____  (a)     Actual  hours  for  which   an
                           employee is paid

                                   _____ (b) Any employee who has
                           one  actual paid hour in the following
                           period  will  be  credited  with   the
                           number  of  Hours of Service indicated
                           (check one):

                           _____ (i)       Day   (10   Hours   of
                                   Service)

                           _____ (ii)     Week   (45   Hours   of
                                   Service)

                           _____ (iii)     Semi-monthly   payroll
                                   period (95 Hours of Service)

                                             _____ (iv)     Month
                                   (190 Hours of Service)


               Entry Dates. Each employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               _____ (a)   The  first day of the month  in  which
                           he fulfills the requirements.

               _____ (b)   The   first  of  the  following  dates
                           occurring   after  he   fulfills   the
                           requirements  (or,  if  earlier,   the
                           first day of the first Plan Year  that
                           begins after the date he fulfills  the
                           requirements) (check one):

                                   _____ (i) The first day of the
                                   month following the date he
fulfills the
                                   requirements (monthly).

               _____ (ii)     The first day of the
               first, fourth, seventh and tenth months in a Plan
Year
               (quarterly).

                                                            _____
                                   (iii)  The  first day  of  the
                                   first  month  and the  seventh
                                   month    in   a   Plan    Year
                                   (semiannually).

               _____ (c)   Other:
                           _____________________________________
                           ___  (May  be  no later than  (i)  the
                           first  day  of  the  Plan  Year  after
                           which  he  fulfills the  requirements,
                           and  (ii)  the  date six months  after
                           the  date  on  which he  fulfills  the
                           requirements,   which   ever    occurs
                           first.)

          (For New Plans Only) Will all eligible Employees as of the Effective Date be required to meet the age and service requirements for participation specified in B and C above?

          _____ (a)        Yes

          _____ (b) No. Eligible Employees will be eligible to become Participants as of the Effective Date even if they have not satisfied (check one or both):


                    _____ (i)      the age requirement.

                    _____ (ii)     the service requirement.

     Contributions.

          Elective Deferrals (Plan Section 5.2). Your Plan will allow employees to elect pre-tax contributions under
          Section  401(k)  of the Code.  You must  complete  this
          part A.

               A Participant may make Elective Deferrals for each year in an amount not to exceed (check one):

                    _____  (a)     ___% of his Earnings

                    _____   (b)      ___% of his Earnings not  to
                         exceed   $_______  (specify   a   dollar
                         amount)

                                    _____ (c) $_______ (specify a
                         dollar amount)

                         Will a Participant be required to make a
               minimum   Elective  Deferral  in  order  to   make
               Elective Deferrals under the Plan? (check one and complete as applicable)

               _____     (a)       No.

                                    _____  (b) Yes.  The  minimum
                         Elective Deferral will be ____% of the Participant's Earnings.

               A   Participant   may  begin  to   make   Elective
               Deferrals,  or change the amount of  his  Elective
               Deferrals, as of the following dates (check one):

                    _____   (a)      First business day  of  each
                         month (monthly).

                    _____   (b)      First  business day  of  the
                         first, fourth, seventh and tenth months of the Plan Year (quarterly).

                    _____   (c)      First  business day  of  the
                         first  and  seventh months of  the  Plan
                         Year (semiannually).

                    _____  (d)     First business day of the Plan
                         Year only (annually).

                    _____              (e)                 Other:
                         __________________________

               Will Participants be permitted to make separate Elective Deferrals of bonuses, even if bonuses have otherwise been excluded from Compensation for the purpose of Elective Deferrals under 7.A(1)?

                     ____________  (a)   Yes    ____________  (b)
No

          Employer  Matching Contributions.  (Plan Section  5.8).
          Complete  this  part B only if you will  make  Employer
          Matching Contributions under the Plan.

                          The  Employer will contribute and  will
               allocate  to each Qualified Participant's Employee
               Matching Account an Employer Matching Contribution on the basis set forth below:

                    _____        (a)     Discretionary   matching
                         contributions.  (The Employer may select
                         this option in addition to option (b) if
                         the  Employer wishes to have the  option
                         to     make    discretionary    matching
                         contributions  in  addition   to   fixed
                         matching contributions.)

                    _____     (b)  Fixed matching contributions.

                         _____  (i)         based   on   Elective
                                   Deferrals:

                                   _____ (A)____%   of   Elective
                                         Deferrals

                                   _____ (B)____%   of   Elective
                                         Deferrals  up  to  ____%
                                         of Earnings.

                                   _____ (C)____%   of   Elective
                                         Deferrals  up  to  ____%
                                         of  Earnings and __%  of
                                         Elective Deferrals  over
                                         that    percentage    of
                                         Earnings and up to  ___%
                                         of    Earnings.     (The
                                         third  percentage number
                                         must  be  less than  the
                                         first         percentage
                                         number.)

                              _____  (D) ____%     of    Elective
                                         Deferrals     up      to
                                         $__________           of
                                         Elective Deferrals.

                              _____  (E) ____%     of    Elective
                                         Deferrals     up      to
                                         $___________          of
                                         Elective  Deferrals  and
                                         ____%     of    Elective
                                         Deferrals   over    that
                                         dollar amount and up  to
                                         $_________  of  Elective
                                         Deferrals.   (The   last
                                         percentage must be  less
                                         than      the      first
                                         percentage).

                         _____  (ii)       based   on   after-tax
                                   Participant Contributions:

                                   ____  (A)____%  of Participant
                                         Contributions

                                   ____  (B)____%  of Participant
                                         Contributions   up    to
                                         ____% of Earnings.

                                   ____  (C)____%  of Participant
                                         Contributions   up    to
                                         ____%  of  Earnings  and
                                         ____%   of   Participant
                                         Contributions over  that
                                         percentage  of  Earnings
                                         and   up   to  ___%   of
                                         Participant
                                         Contributions.      (The
                                         third  percentage   must
                                         be  less than the  first
                                         percentage)

                                   _____ (D)____%  of Participant
                                         Contributions   up    to
                                         $_____________        of
                                         Participant
                                         Contributions.

                                   _____ (E)____%  of Participant
                                         Contributions   up    to
                                         $_____________        of
                                         Participant
                                         Contributions        and
                                         ____%   of   Participant
                                         Contributions over  that
                                         dollar amount and up  to
                                         $____________         of
                                         Participant
                                         Contributions.      (The
                                         last percentage must  be
                                         less   than  the   first
                                         percentage).

               Qualified Participant. In order to receive an allocation of Employer Matching Contributions for a Plan Year, an Employee must be a Qualified Participant for that purpose. Select below either
               (a) alone, or any combination of (b), (c) and (d).

               _____ (a) To be a Qualified Participant eligible to receive Employer Matching Contributions for a Plan Year, an Employee must (check (i) or (ii)):

               _____     (i)  Either be
                        employed on the last day of the Plan
Year,
                        complete more than 500 Hours of Service
in the
                        Plan Year, retire, die or become disabled in the
                                   Plan Year.

                        _____     (ii) Either be
                         employed on the last day of the Plan
Year or
                         complete more than 500 Hours of Service
in the
                         Plan Year.

               Stop  here  if you checked (a).  If  you  did  not
               check (a), check (b), (c) or (d), or any combination of (b), (c) and (d).
               To be a Qualified Participant eligible to receive Employer Matching Contributions for a Plan Year, an Employee must:

                                    _____  (b)  Be credited  with
                         _____ (choose 1, 501 or 1,000) Hours  of
                         Service in the Plan Year.

               _____     (c)   Be an Employee on the last day  of
                         the Plan Year.

               _____     (d)   Retire,  die  or  become  disabled
                         during the Plan Year.

                     (3)   Will  the Employer have the option  of
               making all or any portion of its Employer Matching
               Contributions in Employer Stock?

               _____     (a)  Yes        _____    (b)  No

          Profit  Sharing Contributions.  (Plan Sections 4.1  and
          4.2)

               Profit    Limitation.    Will    Profit    Sharing
               Contributions to the Plan be limited to the current and accumulated profits of your Business?
               Check one:

                      _____   (a)  Yes       _____     (b)  No

               Amount. The Employer will contribute to the Plan for each Plan Year (check one):

               _____      (a)   An  amount chosen by the Employer
                    from year to year

               _____       (b)  ____%  of  the  Earnings  of  all
                    Qualified   Participants   for    the    Plan
                    Year

               _____ (c) $____ for each Qualified Participant per__
                           _________(enter time period, e.g.
payroll
                                     period, plan year)

               Allocations to Participants

                         (a)  Allocation to Participants.  Profit
                    Sharing Contributions will be allocated:

                                              _______  (i)    Pro
                              rata    (percentage    based     on
                              compensation)

                                                 _______     (ii)
                              Uniform Dollar amount

                                                _______     (iii)
                              Integrated  With  Social   Security
                              (complete (b) and (c) below)

                                (b)    Integration  with   Social
                    Security. (Complete only if you have elected in 4.C(3)(a) to integrate your Plan with
                    Social           Security.)            Profit
                    Sharing Contributions will be allocated to Qualified Participants as you check below:

                         _____         (i)      Profit    Sharing
                           Contributions   will   be    allocated
                           according     to     the     Top-Heavy
                           Integration  Formula in  Plan  Section
                           4.2(c)(1) in every Plan Year,  whether
                           or not the Plan is top-heavy.

                         _____         (ii)     Profit    Sharing
                           Contributions   will   be    allocated
                           according     to     the     Top-Heavy
                           Integration  Formula in  Plan  Section
                           4.2(c)(1) only in Plan Years in  which
                           the  Plan is top-heavy.  In all  other
                           Plan  Years,  contributions  will   be
                           allocated  according to  the  Non-Top-
                           Heavy  Integration  Formula  in   Plan
                           Section 4.2(c)(2).

               (c) Integration Level. (Complete only if you have elected in 4.C(3)(a) to integrate your Plan with Social Security.) The Integration
                    Level will be (check one):

                         _____     (i)   The Social Security Wage
                           Base  in  effect at the  beginning  of
                           the Plan Year.

                         ____  (ii)  __% (not more than 100%)  of
                           the  Social  Security  Wage  Base   in
                           effect  at the beginning of  the  Plan
                           Year.

                    ____   (iii)   $__________ (not more than the
                           Social Security Wage Base).

                           Note:   The Social Security Wage  Base
                           is   indexed   annually   to   reflect
                           increases in the cost of living.

                     Qualified Participants.  In order to receive
               an allocation of Profit Sharing Contributions for a Plan Year, an Employee must be a Qualified Participant for this purpose. Select below either
               (a) alone, or any combination of (b), (c) and (d).

                             _____    (a)    To  be  a  Qualified
                         Participant  eligible  to   receive   an
                         allocation     of     Profit     Sharing
                         Contributions  for  a  Plan   Year,   an
                         Employee must (check (i) or (ii)):

                         _____     (i)    Either  be employed  on
                                   the last day of the Plan Year,
                                   complete  more than 500  Hours
                                   of  Service in the Plan  Year,
                                   retire, die or become disabled
                                   in the Plan Year.

                         _____     (ii)   Either  be employed  on
                                   the  last day of the Plan Year
                                   or   complete  more  than  500
                                   Hours  of Service in the  Plan
                                   Year.

               Stop  here  if you checked (a).  If  you  did  not
               check   (a),  check  (b),  (c)  or  (d),  or   any
               combination of (b), (c) and (d).

               To be a Qualified Participant eligible to receive an allocation of Profit Sharing Contributions for a Plan Year, an Employee must:

               _____     (b)   Be credited with _____ (choose  1,
                         501 or 1,000) Hours of Service in the Plan Year.

                _____     (c)  Be an Employee on the last day  of
the Plan Year.

                _____      (d)   Retire, die or  become  disabled
during the Plan Year.

                Participant  Contributions  (Plan  Section  4.6).
          Will your Plan allow Participants to make after-tax contributions?

                                           (1)  Yes  _____
(2)  No

          Qualified  Matching Contributions (Plan Section  2.61).
          Skip  this  part  E  if  you will  not  make  Qualified
          Matching Contributions.

               Qualified Matching Contributions will be made with respect to (check one):

                    _____  (a)     Elective Deferrals made by all
                         Qualified Participants

                    _____   (b)      Elective Deferrals made only
                         by Qualified Participants who are not Highly Compensated Participants

               The amount of Qualified Matching Contributions made with respect to a Participant will be:

                    _____  (a)     discretionary

                    _____  (b)     fixed (check and complete (i),
                         (ii) or (iii))

                              _____       (i)  _____% of Elective
                                   Deferrals

                              _____        (ii)       _____%   of
                                   Elective Deferrals that do not
                                   exceed ____% of Earnings

                              _____        (iii)      _____%   of
                                   Elective Deferrals that do not
                                   exceed $_____.

          Qualified   Nonelective  Contributions  (Plan   Section
          2.62):  Skip this part F if you will not make Qualified
          Nonelective Contributions.

          (1) Qualified Nonelective Contributions will be made on behalf of (check one):

                    _____  (a)     All Qualified Participants

                    _____   (b)      Only  Qualified Participants
                         who are not Highly Compensated Employees

          (2) The amount of Qualified Nonelective Contributions for a Plan Year will be (check one):

                    _____   (a)      ___% (not over 15%)  of  the
                         Earnings of Participants on whose behalf
                         Qualified Nonelective Contributions are made

                    _____   (b)      An amount determined by  the
                         Employer from year to year, to be shared
                         in   proportion  to  their  Earnings  by
                         Participants  on whose behalf  Qualified
                         Nonelective Contributions are made

          Forfeitures

          (1)  Employer  Matching Contributions.  Forfeitures  of
               Employer Matching Contributions will be used as follows (check and complete (a) or (b)):

                    _____    (a)       Applied  to   reduce   the
                         following contributions required of  the
                         Employer (check (i) and/or (ii)):

                         _____ (i) Employer              Matching
                                   Contributions

                         _____ (ii)           Profit      Sharing
                                   Contributions

                    _____   (b)     Reallocated as follows (check
                         (i) or (ii)):

                         _____(i)  As     additional     Employer
                                   Matching Contributions

                         _____(ii) As  additional Profit  Sharing
                                   Contributions

          (2)  Profit  Sharing  Contributions.   Forfeitures   of
               Profit Sharing Contributions will be used as follows (check (a) or (b)):

                    _____    (a)       Applied  to   reduce   the
                         following contributions required of  the
                         Employer (check (i) and/or (ii)):

                         _____ (i) Profit Sharing Contributions

                         _____ (ii)          Employer    Matching
                                   Contributions

                    _____    (b)      Reallocated  as  additional
                         Profit Sharing Contributions


     Top-Heavy Minimum Contributions (Plan Section 14.3). Skip paragraphs A and B below if you do not maintain any other qualified plan in addition to this Plan.
          For any Plan Year in which the Plan is Top-Heavy, the Top-Heavy minimum contribution (or benefit) for Non-Key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in (check one):

      _____     (1)  This Plan           ______ (2)     The other
qualified
                    plan

          If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan
          Section 14.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 14.4. Specify your election by completing the statement below:

          The   Employer  will  provide  an  increased   (specify
          contribution                or                 benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as permitted under Plan
          Section 14.4.

     Other Plans. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.

     The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

          If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):

               _____      (1)   The provisions of Section 6.2  of
                    the Plan will apply as if the other plan were a master or prototype plan.

               _____      (2)   The plans will limit total annual
                    additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.

        _________________________________________________________

        _________________________________________________________

B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

          If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest rate:  %__________________________
                                        Mortality          Table:
                    __________________________

     Compensation (Plan Section 2.8).

          Amount.

               Elective Deferrals and Employer Matching Contributions. Compensation for the purposes of determining the amount and allocation of Elective Deferrals and Employer Matching Contributions will be determined as follows (choose either (a) or (b), and (c) and/or (d) as applicable).

                    _____  (a)     Compensation will include Form
                         W-2  earnings as defined in Section  2.8
                         of the Plan.

                    _____   (b)     Compensation will include all
                         compensation included in the definition of Code Section 415 Compensation in Plan
                         Section 6.5(b) of the Plan.

                    _____   (c)      In  addition to  the  amount
                         provided  in  either (a) or  (b)  above,
                         Compensation  will  also   include   any
                         amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

                    _____  (d)     Compensation will also exclude
                         the following amount (choose each that applies):

                              _____      (i) overtime pay.

                              _____      (ii)     bonuses.

                              _____      (iii)    commissions.

                              _____        (iv)       other   pay
                                   (describe):__________

                          _____      (v)   compensation in excess
of $_________

               Profit  Sharing  Contributions.  Compensation  for
               the purposes of determining the amount and allocation of Profit Sharing Contributions shall be determined as follows (choose either (a) or (b), and (c) and/or (d), as applicable).

                    _____  (a)     Compensation will include Form
                         W-2  earnings as defined in Section  2.8
                         of the Plan.

                    _____   (b)     Compensation will include all
                         compensation included in the  definition
                         of  Code  Section  415  Compensation  in
                         Section 6.5(b) of the Plan.
                    _____   (c)      In  addition to  the  amount
                         provided  in  either (a) or  (b)  above,
                         compensation  will  also   include   any
                         amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

                    _____  (d)     Compensation will also exclude
                         the following amounts (choose each that applies):

                              _____      (i) overtime pay

                              _____      (ii)     bonuses

                              _____      (iii)    commissions

                              _____        (iv)       other   pay
                                   describe: ___________

                              _____        (v)  compensation   in
                                   excess of $________

                    Note: No exclusion under (d) may be selected if Profit Sharing Contributions will be integrated with Social Security under 4.C(3)(a)(iii). In addition, no exclusion under (d) will apply for purposes of determining the top-heavy minimum contribution if the Plan is top-heavy.

                Measuring Period. Compensation will be based on the Plan Year. However, for an Employee's initial year of participation in the Plan, Compensation will be recognized as of:

          _______   (1)  the first day of the Plan Year.

          _______    (2)   the  date the Participant  enters  the
          Plan.

     Distributions and Withdrawals.

          Retirement Distributions.

               Normal Retirement Age (Plan Section 7.1). Normal retirement age will be the later of _______ (not over age 65) or ______ (not more than 5) years of participation in the Plan.

                          Early  Retirement (Plan  Section  7.1).
               Select one:

                               _____      (a) No early retirement
                         will be permitted.

                               _____       (b)  Early  retirement
                         will be permitted at age ____.

                    _____    (c)      Early  retirement  will  be
                         permitted  at  age ____  with  at  least
                         ________ Years of Service.

               Annuities (Plan Section 9.3). Will your Plan permit distributions in the form of a life annuity? You must check Yes if this Plan replaces or serves as a transferee plan for an existing Plan that permits distributions in a life annuity form.

                    _____     (a)  Yes        _____     (b)
                               No

                Hardship Distributions (Plan Section 12.2). Will your Plan permit hardship distributions?

               _____     (1)  No

               _____      (2)   Yes.   Indicate below from  which
                    Accounts   hardship   withdrawals   will   be
                    permitted (check all that apply):

                                 _____        (a)        Elective
                         Deferral Account

                           _____   (b)   Rollover Account

                             _____     (c)    Employer   Matching
                    Account

                                  _____          (d)     Employer
                         Contribution   Account   (i.e.    Profit
                         Sharing Contributions)

          Withdrawals  after Age 59 1/2 (Plan Section  12.3).
Will
          your Plan permit employees over age 59 1/2 to withdraw
          amounts upon request? You must check Yes if this Plan replaces an existing Plan that permits withdrawals after age 59 1/2.

                                   _____ (1)Yes            _____
  (2)  No

                Withdrawals following Five Years of Participation or Two Years after Contribution (Plan Section 12.4). Will your Plan permit employees to withdraw amounts from the vested portion of their Employer Matching Contribution Accounts and Employer Contribution Accounts (i.e., Profit Sharing Contributions) if either
          (i) the Participant has been a Participant for at least five years, or (ii) the amount withdrawn from each of these Accounts is limited to the amounts that were credited to that Account prior to the date two years before the withdrawal? You must check yes if this Plan replaces a Plan which permits withdrawals in these circumstances.

                                   _____ (1)Yes            _____
  (2)  No

                Loans (Plan Section 12.5). Will your Plan permit loans to employees from the vested portion for their Accounts?

                                   _____ (1)Yes            _____
  (2)  No

                Automatic  Distribution of Small  Accounts  (Plan
          Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?


                                   _____ (1)Yes            _____
  (2)  No


     Vesting (Plan Article 8).

                Time of Vesting (select (1) or (2) below and complete vesting schedule).

          _____     (1)  Single Vesting Schedule:

               The vesting schedule selected below will apply to both Employer Matching Contributions and Profit
               Sharing Contributions.

          _____     (2)   Dual Vesting Schedules:

               The vesting schedule marked with an "MC" below will apply to Employer Matching Contributions and the vesting schedule marked with a "PS" below will apply to Profit Sharing Contributions.

          (3)  Vesting Schedules:

               _____       (a)   100%  vesting  immediately  upon
                    participation in the Plan.

               _____     (b)  Five-Year Graded Schedule:

                                                   Vested
                                  Percentage   20%  40%  60%  80%
100%
                      Years of Service 1    2         3    4    5

               _____     (c)  Seven-Year Graded Schedule:

                                                           Vested
                                         Percentage   20%  40%
60%  80%  100%

                      Years of Service 3    4         5    6    7

               _____     (d)  Six-Year Graded Schedule:

                        Vested Percentage     20%  40%  60%  80%
100%

                                                        Years  of
                                   Service      2      3    4
5    6


               _____     (e)  Three-Year Cliff Schedule:


                                   Vested Percentage 0%   100%
                                                        Years  of
                                   Service      0-2    3

               _____     (f)  Five-Year Cliff Schedule:


                                   Vested Percentage 0%   100%

                                                        Years  of
                                   Service      0-4    5

                    _____   (g)      Other Schedule (must  be  at
                    least   as  favorable  as  Seven-Year  Graded
                    Schedule or Five-Year Cliff Schedule):
                (i)
                   Vested Percentage   __%  __%  __%  __%  __%
                (ii) Years
                     of Service     ___  ___  ___  ___  ___

          (4)  Top Heavy Schedule:

               (a) If you selected above an "Other Schedule," specify in the space below the schedule that will apply in Plan Years that the Plan is top-
                    heavy. The schedule you specify must be at least as favorable to employees, at all years of service, as either the Six-Year Graded Schedule or the Three-Year Cliff Schedule. The top-heavy vesting schedule will be:

                              _____  (i)       the same "Other
                              Schedule" selected above

                                         _____   (ii)         the
                           following schedule:

                                                       Vested
Percentage
                                              __%  __%  __%  __%
__%

                                        Years
                                        of Service  ___     ___
___  ___  ___

                    _____  (iii)         Six-Year Graded Schedule

                    ______ (iv)    Three-Year Cliff Schedule

               (b) If the Plan becomes top-heavy in a Plan Year, will the top-heavy vesting schedule apply for all subsequent Plan Years?

                   _____     (i)  Yes  _____     (ii) No

               Service for Vesting (select (1) or (2)).

               _____      (1)   All of an employee's service will
                    be used to determine his Years of Service for purposes of vesting

               _____      (2)  An employee's Years of Service for
                    vesting will include all years except (check all that apply):

                                ___   (a)    (New  plan)  service
                         before the effective date of the plan
                               ___  (b)   (Existing plan) service
                         before   the  effective  date   of   the
                         existing plan

                    _____   (c)      Service before the Plan Year
                         in which an employee reached age 18

                    _____    (d)       Service  for  a   business
                         acquired by the Employer, before the date of acquisition

          Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):

          _____     (1)  1,000 Hours of Service

          _____     (2)  ___________________ Hours of Service
                       (under 1,000)

          Hours of Service for vesting will be credited according to the method selected under 3.C(6).

          Year  of  Service  Measuring Period for  Vesting  (Plan
          Section  2.52).   The  periods of 12  months  used  for
          measuring Years of Service will be (check one):

          _____     (1)  Plan Years

          _____     (2)  12-month Eligibility Periods

     Note:   If you are adopting this Plan to replace an existing
     plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.


     Investments (Plan Sections 13.2 and 13.3).

          Available Investment Products (Plan Section 13.2). The investment options available under the Plan are identified in the Service Agreement or such other written instructions between the Employer and Putnam, as the case may be. All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. If there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam, or such other written instructions as the case may be, until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement, or such other written instructions as the case may be, as an available Investment Product for that purpose.

          Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

                          _____     (1)   The Employer will  make
                    all investment decisions with respect to all employee contributions, including Elective Deferrals, Participant Contributions,
                    Deductible    Employee   Contributions    and
                    Rollover Contributions.

               _____       (2)    The  Employer  will  make   all
                    investment decisions with respect to all Employer contributions, including Profit Sharing Contributions, Employer Matching
                    Contributions,       Qualified       Matching
                    Contributions   and   Qualified   Nonelective
                    Contributions.

                          _____     (3)   The Employer will  make
                    investment decisions with respect to Employer
                    Matching Contributions and Qualified Matching
                    Contributions.

                          _____     (4)   The Employer will  make
                    investment   decisions   with   respect    to
                    Qualified Nonelective Contributions.

                          _____     (5)   The Employer will  make
                    investment decisions with respect  to  Profit
                    Sharing Contributions.

                          _____      (6)    Other (Describe.   An
                    Employer may elect to make investment decisions with respect to a specified portion of a specific type of contribution to the Plan.):
                    _______________________________________

                    _____________________________________________
                    ____

                    _____________________________________________
                                                            ____

          Changes. Investment instructions may be changed (check one):

                          _____      (1)   on any Valuation  Date
                    (daily)

                          _____     (2)   on the first day of any
                    month (monthly)

                          _____     (3)   on the first day of the
                    first, fourth, seventh and tenth months in a Plan Year (quarterly)

          Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

                          Voting. Employer Stock will be voted as
               follows:

               _____  (a)      In  accordance with the Employer's
                         instructions.

                               _____       (b)     In  accordance
                         with   the  Participant's  instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         voting of Employer Stock in accordance with Plan Section 13.8.

                           Tendering.   Employer  stock  will  be
               tendered as follows:

               _____  (a)      In  accordance with the Employer's
                         instructions.

                               _____       (b)     In  accordance
                         with   the  Participant's  instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         tendering   of   Employer    Stock    in
                         accordance with Plan Section 13.8.

     Administration.

          Plan Administrator (Plan Section 15.1). You may appoint a person or a committee to serve as Plan
          Administrator. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

          The initial Plan Administrator will be (check one):

          _____     This person:  _______________________________

          _____     A committee composed of these people:

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          Recordkeeper (Plan Section 15.4). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and the Employer.

          The initial Record keeper will be:

          _______________________________________________________
          ___
          Name

          _______________________________________________________
          ___
          Address

     Determination Letter Required. You may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to qualification of the Plan, you must receive a determination letter from the
     appropriate                                              Key
     District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.

     Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #001 may be used only in conjunction with Putnam's Basic Plan Document #07.

                          *  *  *  *  *

      If you have any questions regarding this Plan Agreement, contact Putnam at:

                Putnam Defined Contribution Plans
                      One Putnam Place B2B
                       859 Willard Street
                        Quincy, MA  02269

                     Phone:  1-800-752-5766


                          *  *  *  *  *

                  EMPLOYER'S ADOPTION OF PUTNAM
            FLEXIBLE 401(k) AND PROFIT SHARING  PLAN

The Employer named below hereby adopts a PUTNAM FLEXIBLE 401(k) AND PROFIT SHARING PLAN, and appoints __________________ to serve as Trustee of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Flexible 401(k) and Profit Sharing Plan only upon Putnam's acceptance of this Plan Agreement.


Investment Options

The Employer hereby elects the following as the investment options available under the Plan:

________________________ __________________________
________________________

________________________ __________________________
________________________

________________________ __________________________
________________________

The following investment option shall be the default option:
___________________________________
(select the default option from among the investment options listed above).



                                   Employer signature(s) to adopt
                                         Plan:
  Date of
                                         signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


____________________________________________________


____________________________________________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                          *  *  *  *  *

     ACCEPTANCE OF PUTNAM FIDUCIARY TRUST COMPANY AS TRUSTEE



The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
______________

                          *  *  *  *  *

                   ACCEPTANCE OF OTHER TRUSTEE

Complete this part only if you have appointed a Trustee other
than Putnam Fiduciary Trust Company.    (Note:  You may appoint a
trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission, and Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype 401(k) and Profit Sharing Plan.)

_________________________________, Trustee

By:                                ______________________________
                                   ___   Trustee's Tax I.D.
                                   Number        _______________
          (Trustee)

_________________________________________________________________
___________________
Address of Trustee

Person for Putnam to Contact: ________________________________
Telephone:
                                                _______________
                          *  *  *  *  *

                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #07.

Putnam Mutual Funds Corp.

By:  ______________________________





           PUTNAM FLEXIBLE MONEY PURCHASE PENSION PLAN

                       PLAN AGREEMENT #002


This is the Plan Agreement for a Putnam nonstandardized prototype money purchase plan. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. By executing this Plan Agreement, the Employer establishes a money purchase plan and trust upon the terms and conditions of Putnam Basic Plan Document #07, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Flexible Money Purchase Pension Plan.

                          *  *  *  *  *

     Employer Information.  The Employer adopting this Plan is:

                                 Employer                   Name:
          _____________________________________________________

                      Employer       Identification       Number:
          __________________________

                                Employer                 Address:
          _______________________________

                         _______________________________

                         _______________________________

               SIC Code:      _______

                        Employer         Contact:           Name:
          ___________________________________________

                          Title:  __________________    Phone  #:
_______________

               Fiscal Year:  __________ through __________
                       (month/day)     (month/day)

               Type of Entity (check one):

           _____      Corporation     _____   Partnership   _____
Subchapter S Corporation

                _____        Sole proprietorship    _____   Other
          _______________________

               Plan Name:  __________________________________

               Plan Number:  00__(complete)

     Plan Information.

               Plan Year.  Check one:

          _____ (1) The Calendar Year

                    _____  (2)      The Plan  Year
                    will be the same as the Fiscal
                    Year of the Employer shown  in
                    1.F.  above.   If  the  Fiscal
                    Year  of the Employer changes,
                    the   Plan  Year  will  change
                    accordingly.

          _____ (3) The Plan Year will be the period of 12 months
                    beginning on the first day of __________________________ (month) and ending on the last day of __________________________
                    (month).

          The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
          Article 6 of the Plan.

               Effective Date of Adoption of Plan.

          (1) Are you adopting this Plan to replace an existing plan?

                           _____ (a)  Yes          _____ (b)  No

          (2) If you answered Yes in 2.B(1) above, the Effective Date of your adoption of this Replacement Plan will be the first day of the current Plan Year unless you elect a later date in (2)(b) below. Please complete the following:

                                                              (a)
   ______________________________________________________________
                            Original Effective Date of  the  Plan
you are Replacing

                                                              (b)
______________________________________________________________
                            Effective  Date  of this  Replacement
Plan

          (3) If you answered No in 2B(1) above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began):

                          (a)        The      Effective      Date
is:_____________________________________
                                                  month/day/year


     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B, C and D below.

          Classes of Eligible Employees. The Plan will cover all employees who have met the age and service requirements with the following exclusions:

          _____        (1)       No    exclusions.     All    job
               classifications will be eligible.

               _____         (2)       The   Plan  will   exclude
                    employees in a unit of Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, with the exception of the following collective bargaining units, which will be included: ____________________.

               _____         (3)       The   Plan  will   exclude
                    employees who are non-resident aliens without U.S. source income.

               _____        (4)      Employees of  the  following
                    Affiliated Employers (specify):

                    _______________________________


                    _______________________________

               _____       (5)     Leased Employees

               _____        (6)      Employees in  the  following
                    other classes (specify):

                    _______________________________

                    _______________________________

          Age Requirement (check and complete (1) or (2)):

          _____  (1)          No   minimum   age   required   for
                    participation

               _____        (2)      Employees must reach age  __
                    (not over 21) to participate

     C.   Service Requirements:

               To  become  eligible,  an employee  must  complete
               (choose one):

                    _____  (a)    No minimum service required.

               _____       (b)     One 6-month Eligibility Period

                                         _____     (c)   One  __-
                           month  Eligibility  Period  (must   be
                           less than 12)

                                         _____     (d)   One  12-
                           month Eligibility Period

                                         _____     (e)   Two  12-
                           month  Eligibility Periods  (may  only
                           be  chosen  if you adopt  the  vesting
                           schedule   under  item  9.A(1)(a)   to
                           provide  for  100% full and  immediate
                           vesting).
               If the Employer acquires a business, the Eligibility Period for an employee of the acquired business will be the period selected in (1), beginning on (check (a) or (b)):

               _____  (a)  the  date the employee began work with
                           the acquired business.

               _____ (b)   the  date  of  the acquisition  (i.e.,
                           the  date the employee begins work for
                           the Employer).

                             Hours  of  Service  for  Eligibility
               Periods.

                                     (a)     6-Month  Eligibility
                    Period. To receive credit for a 6-month Eligibility Period, an employee must complete 6 months of service, during which he completes at least:

                    _____  (i) 500 Hours of Service

                    _____  (ii) ____________ Hours of Service
                                 (under 500)

                                                        (b)   12-
                                             Month    Eligibility
                                             Period.   To receive
                                             credit  for  a   12-
                                             month    Eligibility
                                             Period,  an employee
                                             must   complete   12
                                             months  of  service,
                                             during   which    he
                                             completes at least:

                    _____  (i) 1,000 Hours of Service

                    _____  (ii) _____________ Hours of Service
                                 (under 1,000)

                                      (c)     Other   Eligibility
                    Period. To receive credit for the Eligibility Period selected in 3.C(1)(c), an employee must complete during it at least:

                    _____  (i) _____________ Hours of Service
                                (under 1000)

               Method   of   Crediting  Hours  of   Service   For
               Eligibility and Vesting. Hours of Service will be credited to an employee by the following method
               (check one):

                    _____  (a)     Actual  hours  for  which   an
                           employee is paid

                                   _____ (b) Any employee who has
                           one  actual paid hour in the following
                           period  will  be  credited  with   the
                           number  of  Hours of Service indicated
                           (check one):

                           _____ (i)       Day   (10   Hours   of
                                   Service)

                           _____ (ii)     Week   (45   Hours   of
                                   Service)

                           _____ (iii)     Semi-monthly   payroll
                                   period (95 Hours of Service)

                                             _____ (iv)     Month
                                   (190 Hours of Service)


               Entry Dates. Each employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               _____ (a)   The  first day of the month  in  which
                           he fulfills the requirements.

               _____ (b)   The   first  of  the  following  dates
                           occurring   after  he   fulfills   the
                           requirements  (or,  if  earlier,   the
                           first day of the first Plan Year  that
                           begins after the date he fulfills  the
                           requirements) (check one):

                    _____ (i) The first day of the
                    month following the date he fulfills the
                     requirements (monthly).

                    _____ (ii)     The first day of the
                    first, fourth, seventh and tenth months in a Plan Year
                    (quarterly).

                                                            _____
                                   (iii)  The  first day  of  the
                                   first  month  and the  seventh
                                   month    in   a   Plan    Year
                                   (semiannually).

               _____ (c)   Other:
                           _____________________________________
                           ___  (May  be  no later than  (i)  the
                           first  day  of  the  Plan  Year  after
                           which  he  fulfills the  requirements,
                           and  (ii)  the  date six months  after
                           the  date  on  which he  fulfills  the
                           requirements,   which   ever    occurs
                           first.)

     D. (For New Plans Only) Will all eligible Employees as of the Effective Date be required to meet the age and service requirements for participation specified in B and C above?

          _____ (a)        Yes

          _____ (b) No. Eligible Employees will be eligible to become Participants as of the Effective Date even if they have not satisfied (check one or both):

                    _____ (i)      the age requirement.

                    _____ (ii)     the service requirement.

     Contributions.

          Employer Contributions.  (Plan Sections 4.1 and 4.3)

               Amount. The Employer will contribute to the Plan for each Plan Year a Base Contribution Percentage of ___% (not more than 25%) of the Earnings of all Qualified Participants for the Plan Year.

               Allocations.

               (a) Allocations to Qualified Participants. Contributions under 4.A(1) will be allocated to Qualified Participants in proportion to their Earnings, unless you choose to integrate the Plan with Social Security. If the Plan is integrated with Social Security, the Base Contribution Percentage you choose under 4.A(1) may not be less than 3% unless you will perform annual top-heavy testing for the Plan.

                    Will  the  Plan  be  integrated  with  Social
                    Security?

                    ______ (i) Yes       ______ (ii) No

               (b) Integration Level. (Complete only if you have elected in 4.A(2)(a) to integrate your Plan with Social Security.) The Integration
                    Level will be (check one):

                         _____     (i)   The Social Security Wage
                              Base in effect at the beginning  of
                              the Plan Year.

                         ____ (ii)  __%  (not more than 100%)  of
                              the  Social Security Wage  Base  in
                              effect at the beginning of the Plan
                              Year.

                    ____   (iii)   $__________ (not more than the
                              Social Security Wage Base).

                              Note:   The  Social  Security  Wage
                              Base is indexed annually to reflect
                              increases in the cost of living.

                     Qualified Participants.  In order to receive
               an allocation for a Plan Year, an Employee must be a Qualified Participant. Select below either (a) alone, or any combination of (b), (c) and (d).

                               _____       (a) To be a  Qualified
                         Participant, an Employee must (check (i) or (ii)):

                         _____     (i)    Either  be employed  on
                                   the last day of the Plan Year,
                                   complete  more than 500  Hours
                                   of  Service in the Plan  Year,
                                   retire, die or become disabled
                                   in the Plan Year.

                         _____     (ii) Either be
                          employed on the last day of the Plan
Year or
                           complete more than 500 Hours of
Service in the
                           Plan Year.

               Stop  here  if you checked (a).  If  you  did  not
               check   (a),  check  (b),  (c)  or  (d),  or   any
               combination of (b), (c) and (d).

               To be a Qualified Participant, an Employee must:

               _____     (b)   Be credited with _____ (choose  1,
                         501 or 1,000) Hours of Service in the Plan Year.

                _____     (c)  Be an Employee on the last day  of
the Plan Year.

                _____      (d)   Retire, die or  become  disabled
during the Plan Year.

                Participant  Contributions  (Plan  Section  4.6).
          Will your Plan allow Participants to make after-tax contributions?

                                       (1)  Yes  _____     (2)
No

                Forfeitures (Plan Section 4.4). Forfeitures will be used as follows (check (1) or (2)):

               _____      (1)   Applied  to reduce  contributions
                    required of the Employer under 4.A(1).

               _____        (2)     Reallocated   as   additional
                    contributions under 4.A(1).


     Top-Heavy  Minimum Contributions (Plan Section 14.3).   Skip
     paragraphs A and B below if you do not maintain any other qualified plan in addition to this Plan.

          For any Plan Year in which the Plan is Top-Heavy, the Top-Heavy minimum contribution (or benefit) for Non-Key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in (check one):

      _____     (1)  This Plan           ______ (2)     The other
qualified
                    plan

          If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan
          Section 14.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 14.4. Specify your election by completing the statement below:

          The   Employer  will  provide  an  increased   (specify
          contribution                or                 benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as permitted under Plan
          Section 14.4.

     Other Plans. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.

     The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

          If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):

               _____      (1)   The provisions of Section 6.2  of
                    the Plan will apply as if the other plan were a master or prototype plan.

               _____      (2)   The plans will limit total annual
                    additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.

        _________________________________________________________

        _________________________________________________________

     B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
          Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

          If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest rate:  %__________________________

                                          Mortality        Table:
                    __________________________

     Compensation (Plan Section 2.8).

          Amount.   Compensation for the purposes of  determining
          the amount and allocation of contributions shall be determined as follows (choose either (1) or (2), and (3) and/or (4), as applicable).

               _____      (1)  Compensation will include Form W-2
                    earnings as defined in Section 2.8 of the Plan.

               _____       (2)   Compensation  will  include  all
                    compensation included in the definition of Code Section 415 Compensation in Section
                    6.5(b) of the Plan.

               _____      (3)  In addition to the amount provided
                    in either (1) or (2) above, compensation will also include any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

               _____      (4)  Compensation will also exclude the
                    following amounts (choose each that applies):

                         _____     (a)   overtime pay

                         _____     (b)   bonuses

                         _____     (c)   commissions

                         _____       (d)    other  pay  describe:
                              ___________

                         _____      (e)    compensation in excess
                              of $________

               Note: No exclusion under (4) may be selected if contributions will be integrated with Social Security under 4.A(2)(a). In addition, no exclusion under (4) will apply for purposes of determining the top-heavy minimum contribution if the Plan is top-heavy.

                Measuring Period. Compensation will be based on the Plan Year. However, for an Employee's initial year of participation in the Plan, Compensation will be recognized as of:

          _______   (1)  the first day of the Plan Year.

          _______    (2)   the  date the Participant  enters  the
          Plan.

     Distributions and Withdrawals.

          Retirement Distributions.

               Normal Retirement Age (Plan Section 7.1). Normal retirement age will be the later of _______ (not over age 65) or _____ (not more than 5) years of participation in the Plan.

                          Early  Retirement (Plan  Section  7.1).
               Select one:
                                    _____ (a) No early retirement
                         will be permitted.

                                    _____  (b)  Early  retirement
                         will be permitted at age ____.

                    _____       (c)   Early  retirement  will  be
                         permitted  at  age ____  with  at  least
                         ________ Years of Service.

                Loans (Plan Section 12.5). Will your Plan permit loans to employees from the vested portion for their Accounts?

                   _____   (1)  Yes            _____     (2)  No

                Automatic  Distribution of Small  Accounts  (Plan
          Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?

               _____   (1)  Yes            _____     (2)  No


     Vesting (Plan Article 8).

               Time of Vesting.

          (1)  Vesting Schedules:

               _____       (a)   100%  vesting  immediately  upon
                    participation in the Plan.

               _____     (b)  Five-Year Graded Schedule:

                                                           Vested
                                         Percentage   20%  40%
60%  80%  100%

                             Years of Service 1    2         3
4    5

               _____     (c)  Seven-Year Graded Schedule:

                                                           Vested
                                         Percentage   20%  40%
60%  80%  100%

                         Years of Service 3    4         5    6
7

               _____     (d)  Six-Year Graded Schedule:

                           Vested Percentage     20%  40%  60%
80%  100%

                                                        Years  of
                                   Service      2      3    4
5    6


               _____     (e)  Three-Year Cliff Schedule:


                                   Vested Percentage 0%   100%

                                                        Years  of
                                   Service      0-2    3

               _____     (f)  Five-Year Cliff Schedule:


                                   Vested Percentage 0%   100%

                                                        Years  of
                                   Service      0-4    5

                    _____   (g)      Other Schedule (must  be  at
                    least   as  favorable  as  Seven-Year  Graded
                    Schedule or Five-Year Cliff Schedule):
                      (i)
                   Vested Percentage   __%  __%  __%  __%  __%
                      (ii) Years
                       of Service     ___  ___  ___  ___  ___

          (2)  Top Heavy Schedule:

               (a) If you selected above an "Other Schedule," specify in the space below the schedule that will apply in Plan Years that the Plan is top-
                    heavy. The schedule you specify must be at least as favorable to employees, at all years of service, as either the Six-Year Graded Schedule or the Three-Year Cliff Schedule. The top-heavy vesting schedule will be:

                             _____  (i)       the same "Other
                              Schedule" selected above

                                         _____   (ii)         the
                           following schedule:

                                                       Vested
                                                            Perce
                                                            ntage
                                                __%  __%  __%
__%  __%
                                     Years
                                     of Service  ___     ___  ___
___  ___

                    _____  (iii)         Six-Year Graded Schedule

                    ______ (iv)    Three-Year Cliff Schedule

               (b) If the Plan becomes top-heavy in a Plan Year, will the top-heavy vesting schedule apply for all subsequent Plan Years?

                   _____     (i)  Yes  _____     (ii) No
               Service for Vesting (select (1) or (2)).

               _____      (1)   All of an employee's service will
                    be used to determine his Years of Service for purposes of vesting

               _____      (2)  An employee's Years of Service for
                    vesting will include all years except (check all that apply):

                                _____        (a)     (New   plan)
                         service before the effective date of the plan

                               _____      (b)    (Existing  plan)
                         service before the effective date of the existing plan

                    _____   (c)      Service before the Plan Year
                         in which an employee reached age 18

                    _____    (d)       Service  for  a   business
                         acquired by the Employer, before the date of acquisition

          Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):

          _____     (1)  1,000 Hours of Service

          _____     (2)  ___________________ Hours of Service
                       (under 1,000)

          Hours of Service for vesting will be credited according to the method selected under 3.C(6).

          Year  of  Service  Measuring Period for  Vesting  (Plan
          Section  2.52).   The  periods of 12  months  used  for
          measuring Years of Service will be (check one):

          _____     (1)  Plan Years

          _____     (2)  12-month Eligibility Periods


     Investments (Plan Sections 13.2 and 13.3).

          Available Investment Products (Plan Section 13.2). The investment options available under the Plan are identified in the Service Agreement or such other written instructions between the Employer and Putnam, as the case may be. All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. If there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam, or such other written instructions as the case may be, until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement, or such other written instructions as the case may be, as an available Investment Product for that purpose.

          Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

                          _____     (1)   The Employer will  make
                    all investment decisions with respect to all employee contributions, including Participant
                    Contributions,      Deductible       Employee
                    Contributions and Rollover Contributions.

               _____       (2)    The  Employer  will  make   all
                    investment decisions with respect to all Employer contributions.

                          _____      (3)    Other (Describe.   An
                    Employer may elect to make investment decisions with respect to a specified portion of a specific type of contribution to the Plan.):
                    _______________________________________

                    _____________________________________________
                    ____

                    _____________________________________________
                                                            ____

          Changes. Investment instructions may be changed (check one):

                          _____      (1)   on any Valuation  Date
                    (daily)

                          _____     (2)   on the first day of any
                    month (monthly)

                          _____     (3)   on the first day of the
                    first, fourth, seventh and tenth months in a Plan Year (quarterly)

          Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

                          Voting. Employer Stock will be voted as
               follows:

               _____  (a)      In  accordance with the Employer's
                         instructions.

                               _____       (b)     In  accordance
                         with   the  Participant's  instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         voting of Employer Stock in accordance with Plan Section 13.8.

                           Tendering.   Employer  stock  will  be
               tendered as follows:

               _____  (a)      In  accordance with the Employer's
                         instructions.

                               _____       (b)     In  accordance
                         with   the  Participant's  instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         tendering   of   Employer    Stock    in
                         accordance with Plan Section 13.8.

     Administration.

          Plan Administrator (Plan Section 15.1). You may appoint a person or a committee to serve as Plan
          Administrator. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

          The initial Plan Administrator will be (check one):

          _____     This person:  _______________________________

          _____     A committee composed of these people:

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          Recordkeeper (Plan Section 15.4). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and the Employer.

          The initial Record keeper will be:

          _______________________________________________________
          ___
          Name

          _______________________________________________________
          ___
          Address

     Determination Letter Required. You may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to qualification of the Plan, you must receive a determination letter from the appropriate Key District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.

     Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #002 may be used only in conjunction with Putnam's Basic Plan Document #07.

                          *  *  *  *  *

      If you have any questions regarding this Plan Agreement, contact Putnam at:

                Putnam Defined Contribution Plans
                      One Putnam Place B2B
                       859 Willard Street
                        Quincy, MA  02269

                     Phone:  1-800-752-5766


                          *  *  *  *  *

                  EMPLOYER'S ADOPTION OF PUTNAM
              FLEXIBLE MONEY PURCHASE PENSION  PLAN

The Employer named below hereby adopts a PUTNAM FLEXIBLE MONEY PURCHASE PENSION PLAN, and appoints __________________ to serve as Trustee of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Flexible Money Purchase Pension Plan only upon Putnam's acceptance of this Plan Agreement.


Investment Options

The Employer hereby elects the following as the investment options available under the Plan:

________________________ __________________________
________________________

________________________ __________________________
________________________

________________________ __________________________
________________________

The following investment option shall be the default option:
___________________________________
(select the default option from among the investment options listed above).



                                   Employer signature(s) to adopt
                                         Plan:
  Date of
                                         signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


____________________________________________________


____________________________________________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                          *  *  *  *  *

     ACCEPTANCE OF PUTNAM FIDUCIARY TRUST COMPANY AS TRUSTEE



The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
______________

                          *  *  *  *  *

                   ACCEPTANCE OF OTHER TRUSTEE

Complete this part only if you have appointed a Trustee other
than Putnam Fiduciary Trust Company.    (Note:  You may appoint a
trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission, and Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype Money Purchase Pension Plan.)

_________________________________, Trustee

By:                                ______________________________
                                   ___   Trustee's Tax I.D.
                                   Number        _______________
          (Trustee)

_________________________________________________________________
___________________
Address of Trustee

Person for Putnam to Contact: ________________________________
Telephone:
                                                _______________
                          *  *  *  *  *

                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #07.

Putnam Mutual Funds Corp.

By:  ______________________________

2057121.01




               PUTNAM FLEXIBLE PROFIT SHARING PLAN

                       PLAN AGREEMENT #003


This is the Plan Agreement for a Putnam nonstandardized prototype profit sharing plan. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. By executing this Plan Agreement, the Employer establishes a profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #07, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Flexible Profit Sharing Plan.

                          *  *  *  *  *

     Employer Information.  The Employer adopting this Plan is:

                                 Employer                   Name:
          _____________________________________________________

                      Employer       Identification       Number:
          __________________________

                                Employer                 Address:
          _______________________________

                         _______________________________

                         _______________________________

               SIC Code:      _______

                        Employer         Contact:           Name:
          ___________________________________________

                          Title:  __________________    Phone  #:
_______________

               Fiscal Year:  __________ through __________
                       (month/day)     (month/day)

               Type of Entity (check one):

           _____      Corporation     _____   Partnership   _____
Subchapter S Corporation

                _____        Sole proprietorship    _____   Other
          _______________________

               Plan Name:  __________________________________

               Plan Number:  00__(complete)

     Plan Information.

               Plan Year.  Check one:

          _____ (1) The Calendar Year

                    _____  (2)      The Plan  Year
                    will be the same as the Fiscal
                    Year of the Employer shown  in
                    1.F.  above.   If  the  Fiscal
                    Year  of the Employer changes,
                    the   Plan  Year  will  change
                    accordingly.

          _____ (3) The Plan Year will be the period of 12 months
                    beginning on the first day of __________________________ (month) and ending on the last day of __________________________
                    (month).

          The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
          Article 6 of the Plan.

               Effective Date of Adoption of Plan.

          (1) Are you adopting this Plan to replace an existing plan?

                           _____ (a)  Yes          _____ (b)  No

          (2) If you answered Yes in 2.B(1) above, the Effective Date of your adoption of this Replacement Plan will be the first day of the current Plan Year unless you elect a later date in (2)(b) below. Please complete the following:

                                                              (a)
   ______________________________________________________________
                            Original Effective Date of  the  Plan
you are Replacing

                                                              (b)
______________________________________________________________
                            Effective  Date  of this  Replacement
Plan

          (3) If you answered No in 2B(1) above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began):

                          (a)        The      Effective      Date
is:_____________________________________
                                                  month/day/year


     Eligibility  for  Plan  Participation  (Plan  Section  3.1).
     Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B, C and D below.

          Classes of Eligible Employees. The Plan will cover all employees who have met the age and service requirements with the following exclusions:

          _____        (1)       No    exclusions.     All    job
               classifications will be eligible.

               _____         (2)       The   Plan  will   exclude
                    employees in a unit of Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, with the exception of the following collective bargaining units, which will be included: ____________________.

               _____         (3)       The   Plan  will   exclude
                    employees who are non-resident aliens without U.S. source income.

               _____        (4)      Employees of  the  following
                    Affiliated Employers (specify):

                    _______________________________


                    _______________________________

               _____       (5)     Leased Employees

               _____        (6)      Employees in  the  following
                    other classes (specify):

                    _______________________________

                    _______________________________

          Age Requirement (check and complete (1) or (2)):

          _____  (1)          No   minimum   age   required   for
                    participation

               _____        (2)      Employees must reach age  __
                    (not over 21) to participate

          Service Requirements:

               To  become  eligible,  an employee  must  complete
               (choose one):

                    _____  (a)    No minimum service required.

               _____       (b)     One 6-month Eligibility Period

                                         _____     (c)   One  __-
                           month  Eligibility  Period  (must   be
                           less than 12)

                                         _____     (d)   One  12-
                           month Eligibility Period

                                         _____     (e)   Two  12-
                           month  Eligibility Periods  (may  only
                           be  chosen  if you adopt  the  vesting
                           schedule   under  item  9.A(1)(a)   to
                           provide  for  100% full and  immediate
                           vesting      of     Profit     Sharing
                           Contributions)

               If   the   Employer  acquires  a   business,   the
               Eligibility Period for an employee of the acquired business will be the period selected in (1), beginning on (check (a) or (b)):

               _____  (a)  the  date the employee began work with
                           the acquired business.

               _____ (b)   the  date  of  the acquisition  (i.e.,
                           the  date the employee begins work for
                           the Employer).

                             Hours  of  Service  for  Eligibility
               Periods.

                                     (a)     6-Month  Eligibility
                    Period. To receive credit for a 6-month Eligibility Period, an employee must complete 6 months of service, during which he completes at least:

                    _____  (i) 500 Hours of Service

                    _____  (ii) ____________ Hours of Service
                                 (under 500)

                                                        (b)   12-
                                             Month    Eligibility
                                             Period.   To receive
                                             credit  for  a   12-
                                             month    Eligibility
                                             Period,  an employee
                                             must   complete   12
                                             months  of  service,
                                             during   which    he
                                             completes at least:

                    _____  (i) 1,000 Hours of Service

                    _____  (ii) _____________ Hours of Service
                                 (under 1,000)

                                      (c)     Other   Eligibility
                    Period. To receive credit for the Eligibility Period selected in 3.C(1)(c), an employee must complete during it at least:

                    _____  (i) _____________ Hours of Service
                                (under 1000)

               Method   of   Crediting  Hours  of   Service   For
               Eligibility and Vesting. Hours of Service will be credited to an employee by the following method
               (check one):

                    _____  (a)     Actual  hours  for  which   an
                           employee is paid

                                   _____ (b) Any employee who has
                           one  actual paid hour in the following
                           period  will  be  credited  with   the
                           number  of  Hours of Service indicated
                           (check one):

                           _____ (i)       Day   (10   Hours   of
                                   Service)

                           _____ (ii)     Week   (45   Hours   of
                                   Service)

                           _____ (iii)     Semi-monthly   payroll
                                   period (95 Hours of Service)

                                             _____ (iv)     Month
                                   (190 Hours of Service)


               Entry Dates. Each employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               _____ (a)   The  first day of the month  in  which
                           he fulfills the requirements.

               _____ (b)   The   first  of  the  following  dates
                           occurring   after  he   fulfills   the
                           requirements  (or,  if  earlier,   the
                           first day of the first Plan Year  that
                           begins after the date he fulfills  the
                           requirements) (check one):

                                _____ (i) The first day of the
                                   month following the date he
fulfills the
                                   requirements (monthly).

                     _____ (ii)     The first day of the
                      first, fourth, seventh and tenth months in a Plan Year
                      (quarterly).

                                                            _____
                                   (iii)  The  first day  of  the
                                   first  month  and the  seventh
                                   month    in   a   Plan    Year
                                   (semiannually).

               _____ (c)   Other:
                           _____________________________________
                           ___  (May  be  no later than  (i)  the
                           first  day  of  the  Plan  Year  after
                           which  he  fulfills the  requirements,
                           and  (ii)  the  date six months  after
                           the  date  on  which he  fulfills  the
                           requirements,   which   ever    occurs
                           first.)

                (For New Plans Only) Will all eligible Employees as of the Effective Date be required to meet the age and service requirements for participation specified in B and C above?

          _____ (a)        Yes

          _____ (b) No. Eligible Employees will be eligible to become Participants as of the Effective Date even if they have not satisfied (check one or both):

                    _____ (i)      the age requirement.

                    _____ (ii)     the service requirement.

     Contributions.

          Profit  Sharing Contributions.  (Plan Sections 4.1  and
          4.2)

               Profit    Limitation.    Will    Profit    Sharing
               Contributions to the Plan be limited to the current and accumulated profits of your Business?
               Check one:

                  _____     (a)  Yes       _____     (b)  No.

               Amount. The Employer will contribute to the Plan for each Plan Year (check one):

               _____      (a)   An  amount chosen by the Employer
                    from year to year

               _____      (b)   ____%  of  the  Earnings  of  all
                    Qualified   Participants   for    the    Plan
                    Year

               _____    (c)  $____ for each Qualified Participant
                    per ___________ (enter time period, e.g.
                    payroll period, plan year)

               Allocations.

                            (a)     Allocation    to    Qualified
                    Participants.   Profit Sharing  Contributions
                    will be allocated:

                                              _______  (i)    Pro
                              rata    (percentage    based     on
                              compensation)

                                                 _______     (ii)
                              Uniform Dollar amount

                                                _______     (iii)
                              Integrated  With  Social   Security
                              (complete (b) and (c) below)

                                (b)    Integration  with   Social
                    Security. (Complete only if you have elected in 4.A(3)(a) to integrate your Plan with Social Security.) Profit Sharing Contributions will be allocated to Qualified Participants as you check below:

                         _____         (i)      Profit    Sharing
                           Contributions   will   be    allocated
                           according     to     the     Top-Heavy
                           Integration  Formula in  Plan  Section
                           4.2(c)(1) in every Plan Year,  whether
                           or not the Plan is top-heavy.
                                          _____      (ii)  Profit
                           Sharing    Contributions    will    be
                           allocated  according to the  Top-Heavy
                           Integration  Formula in  Plan  Section
                           4.2(c)(1) only in Plan Years in  which
                           the  Plan is top-heavy.  In all  other
                           Plan  Years,  contributions  will   be
                           allocated  according to  the  Non-Top-
                           Heavy  Integration  Formula  in   Plan
                           Section 4.2(c)(2).

               (c) Integration Level. (Complete only if you have elected in 4.A(3)(a) to integrate your Plan with Social Security.) The Integration
                    Level will be (check one):

                         _____     (i)   The Social Security Wage
                           Base  in  effect at the  beginning  of
                           the Plan Year.

                         ____  (ii)  __% (not more than 100%)  of
                           the  Social  Security  Wage  Base   in
                           effect  at the beginning of  the  Plan
                           Year.

                    ____   (iii)   $__________ (not more than the
                           Social Security Wage Base).

                           Note:   The Social Security Wage  Base
                           is   indexed   annually   to   reflect
                           increases in the cost of living.

                     Qualified Participants.  In order to receive
               an allocation of Profit Sharing Contributions for a Plan Year, an Employee must be a Qualified Participant. Select below either (a) alone, or any combination of (b), (c) and (d).

                             _____    (a)    To  be  a  Qualified
                         Participant, an Employee must (check (i) or (ii)):

                         _____     (i)    Either  be employed  on
                                   the last day of the Plan Year,
                                   complete  more than 500  Hours
                                   of  Service in the Plan  Year,
                                   retire, die or become disabled
                                   in the Plan Year.

                              _____     (ii) Either be
                              employed on the last day of the
Plan Year or
                              complete more than 500 Hours of
Service in the
                                   Plan Year.

               Stop  here  if you checked (a).  If  you  did  not
               check   (a),  check  (b),  (c)  or  (d),  or   any
               combination of (b), (c) and (d).

               To be a Qualified Participant, an Employee must:

               _____     (b)   Be credited with _____ (choose  1,
                         501 or 1,000) Hours of Service in the Plan Year.

                _____     (c)  Be an Employee on the last day  of
the Plan Year.

                                _____       (d)  Retire,  die  or
                         become disabled during the Plan Year.

                Participant  Contributions  (Plan  Section  4.6).
          Will your Plan allow Participants to make after-tax contributions?

                                   (1)  Yes  _____     (2)  No


                Forfeitures  (Plan Section 4.4).  Forfeitures  of
          Profit  Sharing Contributions will be used  as  follows
          (check (1) or (2)):

               _____      (1)   Applied to reduce Profit  Sharing
                    Contributions required of the Employer.

               _____      (2)   Reallocated as additional  Profit
                    Sharing Contributions.


     Top-Heavy  Minimum Contributions (Plan Section 14.3).   Skip
     paragraphs A and B below if you do not maintain any other qualified plan in addition to this Plan.

          For any Plan Year in which the Plan is Top-Heavy, the Top-Heavy minimum contribution (or benefit) for Non-Key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in (check one):

   _____     (1)  This Plan           ______ (2)     The other
qualified
                    plan

          If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan
          Section 14.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan Section 14.4. Specify your election by completing the statement below:

          The   Employer  will  provide  an  increased   (specify
          contribution                or                 benefit)
          __________________________________  in   its   (specify
          defined contribution or defined benefit) ______________________ plan as permitted under Plan
          Section 14.4.

     Other Plans. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.

     The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

          If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):

               _____      (1)   The provisions of Section 6.2  of
                    the Plan will apply as if the other plan were a master or prototype plan.

               _____      (2)   The plans will limit total annual
                    additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.

        _________________________________________________________

        _________________________________________________________

     B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
          Article 6 in the manner you describe below:

_________________________________________________________________
                                                          _______

_________________________________________________________________
                                                          _______

          If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

                    Interest rate:  %__________________________

                                        Mortality          Table:
                    __________________________

     Compensation (Plan Section 2.8).

          Amount. Compensation for the purposes of determining the amount and allocation of Profit Sharing
          Contributions shall be determined as follows (choose either (1) or (2), and (3) and/or (4), as applicable).

               _____      (1)  Compensation will include Form W-2
                    earnings as defined in Section 2.8 of the Plan.

               _____       (2)   Compensation  will  include  all
                    compensation included in the definition of Code Section 415 Compensation in Section
                    6.5(b) of the Plan.

               _____      (3)  In addition to the amount provided
                    in either (1) or (2) above, compensation will also include any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

               _____      (4)  Compensation will also exclude the
                    following amounts (choose each that applies):

                         _____     (a)   overtime pay

                         _____     (b)   bonuses
                         _____     (c)   commissions

                         _____       (d)    other  pay  describe:
                           ___________

                         _____      (e)   compensation in  excess
                           of $________

               Note: No exclusion under (4) may be selected if Profit Sharing Contributions will be integrated with Social Security under 4.A(3)(a)(iii). In addition, no exclusion under (4) will apply for purposes of determining the top-heavy minimum contribution if the Plan is top-heavy.

                Measuring Period. Compensation will be based on the Plan Year. However, for an Employee's initial year of participation in the Plan, Compensation will be recognized as of:

          _______   (1)  the first day of the Plan Year.

          _______    (2)   the  date the Participant  enters  the
          Plan.

     Distributions and Withdrawals.

          Retirement Distributions.

               Normal Retirement Age (Plan Section 7.1). Normal retirement age will be the later of _______ (not over age 65) or _______ (not more than 5) years of participation in the Plan.

                          Early  Retirement (Plan  Section  7.1).
               Select one:

                               _____      (a) No early retirement
                         will be permitted.

                               _____       (b)  Early  retirement
                         will be permitted at age ____.

                    _____    (c)      Early  retirement  will  be
                         permitted  at  age ____  with  at  least
                         ________ Years of Service.

               Annuities (Plan Section 9.3). Will your Plan permit distributions in the form of a life annuity? You must check Yes if this Plan replaces or serves as a transferee plan for an existing Plan that permits distributions in a life annuity form.

               _____     (a)  Yes        _____     (b)
                                   No

                Hardship Distributions (Plan Section 12.2). Will your Plan permit hardship distributions?

               _____     (1)  No

               _____      (2)   Yes.   Indicate below from  which
                    Accounts   hardship   withdrawals   will   be
                    permitted (check all that apply):

                           _____   (a)   Rollover Account

                                  _____          (b)     Employer
                         Contribution   Account   (i.e.    Profit
                         Sharing Contributions)

          Withdrawals  after Age 591/2 (Plan Section  12.3).
Will
          your Plan permit employees over age59 1/2 to withdraw
          amounts upon request? You must check Yes if this Plan replaces an existing Plan that permits withdrawals after age 59 1/2.

                  _____ (1)Yes            _____     (2)  No

                Withdrawals following Five Years of Participation or Two Years after Contribution (Plan section 12.4). Will your Plan permit employees to withdraw amounts from the vested portion of their Employer Contribution Accounts if either (i) the Participant has been a Participant for at least five years, or (ii) the amount withdrawn from the Employer Contribution Account is limited to the amounts that were credited to that Account prior to the date two years before the withdrawal? You must check yes if this Plan replaces a Plan which permits withdrawals in these circumstances.

              _____     (1)  Yes            _____     (2)  No

                Loans (Plan Section 12.5). Will your Plan permit loans to employees from the vested portion for their Accounts?

                                   _____ (1)Yes            _____
  (2)  No

                Automatic  Distribution of Small  Accounts  (Plan
          Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?

                       _____ (1)Yes            _____     (2)  No


     Vesting (Plan Article 8).

               Time of Vesting.

          (1)  Vesting Schedules:

               _____       (a)   100%  vesting  immediately  upon
                    participation in the Plan.

               _____     (b)  Five-Year Graded Schedule:

                                                           Vested
                                         Percentage   20%  40%
60%  80%  100%

                                Years of Service 1    2    3    4
  5
                           _____       (c)    Seven-Year   Graded
                    Schedule:

                                                     Vested
                                    Percentage   20%  40%  60%
80%  100%

                          Years of Service 3    4         5    6
 7

               _____     (d)  Six-Year Graded Schedule:

                          Vested Percentage     20%  40%  60%
80%  100%

                                                        Years  of
                                   Service      2      3    4
5    6

               _____     (e)  Three-Year Cliff Schedule:


                                   Vested Percentage 0%   100%

                                                        Years  of
                                   Service      0-2    3

               _____     (f)  Five-Year Cliff Schedule:


                                   Vested Percentage 0%   100%

                                                        Years  of
                                   Service      0-4    5

                    _____   (g)      Other Schedule (must  be  at
                    least   as  favorable  as  Seven-Year  Graded
                    Schedule or Five-Year Cliff Schedule):

                            (i)
                     Vested Percentage   __%  __%  __%  __%  __%

                                          (ii) Years
                                        of Service     ___  ___
___  ___  ___

          (2)  Top Heavy Schedule:

               (a) If you selected above an "Other Schedule," specify in the space below the schedule that will apply in Plan Years that the Plan is top-
                    heavy. The schedule you specify must be at least as favorable to employees, at all years of service, as either the Six-Year Graded Schedule or the Three-Year Cliff Schedule. The top-heavy vesting schedule will be:

                          _____  (i)       the same "Other
                              Schedule" selected above

                                         _____   (ii)         the
                           following schedule:

                                                       Vested
                                                            Perce
                                                            ntage
                                     __%  __%  __%  __%  __%

                      Years
                      of Service  ___     ___  ___  ___  ___

                    _____  (iii)         Six-Year Graded Schedule

                    ______ (iv)    Three-Year Cliff Schedule

               (b) If the Plan becomes top-heavy in a Plan Year, will the top-heavy vesting schedule apply for all subsequent Plan Years?

                    _____     (i)  Yes  _____     (ii) No

               Service for Vesting (select (1) or (2)).

               _____      (1)   All of an employee's service will
                    be used to determine his Years of Service for purposes of vesting

               _____      (2)  An employee's Years of Service for
                    vesting will include all years except (check all that apply):

                                _____        (a)     (New   plan)
                         service before the effective date of the plan

                               _____      (b)    (Existing  plan)
                         service before the effective date of the existing plan

                    _____   (c)      Service before the Plan Year
                         in which an employee reached age 18

                    _____    (d)       Service  for  a   business
                         acquired by the Employer, before the date of acquisition

          Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):

          _____     (1)  1,000 Hours of Service

          _____     (2)  ___________________ Hours of Service
                       (under 1,000)

          Hours of Service for vesting will be credited according to the method selected under 3.C(6).

          Year  of  Service  Measuring Period for  Vesting  (Plan
          Section  2.52).   The  periods of 12  months  used  for
          measuring Years of Service will be (check one):

          _____     (1)  Plan Years

          _____     (2)  12-month Eligibility Periods


     Investments (Plan Sections 13.2 and 13.3).

          Available Investment Products (Plan Section 13.2). The investment options available under the Plan are identified in the Service Agreement or such other written instructions between the Employer and Putnam, as the case may be. All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. If there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam, or such other written instructions as the case may be, until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement, or such other written instructions as the case may be, as an available Investment Product for that purpose.

          Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

                          _____     (1)   The Employer will  make
                    all investment decisions with respect to all employee contributions, including Participant
                    Contributions,      Deductible       Employee
                    Contributions and Rollover Contributions.

               _____       (2)    The  Employer  will  make   all
                    investment decisions with respect to all Profit Sharing Contributions.

                          _____      (3)    Other (Describe.   An
                    Employer may elect to make investment decisions with respect to a specified portion of a specific type of contribution to the Plan.):
                    _______________________________________

                    _____________________________________________
                    ____

                    _____________________________________________
                                                            ____

          Changes. Investment instructions may be changed (check one):

                          _____      (1)   on any Valuation  Date
                    (daily)

                          _____     (2)   on the first day of any
                    month (monthly)

                          _____     (3)   on the first day of the
                    first, fourth, seventh and tenth months in a Plan Year (quarterly)

          Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

                          Voting. Employer Stock will be voted as
               follows:

               _____  (a)      In  accordance with the Employer's
                         instructions.

                               _____       (b)     In  accordance
                         with   the  Participant's  instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         voting of Employer Stock in accordance with Plan Section 13.8.

                           Tendering.   Employer  stock  will  be
               tendered as follows:

               _____  (a)      In  accordance with the Employer's
                         instructions.

                               _____       (b)     In  accordance
                         with   the  Participant's  instructions.
                         Participants are hereby appointed  named
                         fiduciaries  for  the  purpose  of   the
                         tendering   of   Employer    Stock    in
                         accordance with Plan Section 13.8.

     Administration.

          Plan Administrator (Plan Section 15.1). You may appoint a person or a committee to serve as Plan
          Administrator. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

          The initial Plan Administrator will be (check one):

          _____     This person:  _______________________________

          _____     A committee composed of these people:

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

_________________________________________________________________
                                                                _

          Recordkeeper (Plan Section 15.4). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and the Employer.

          The initial Record keeper will be:

          _______________________________________________________
          ___
          Name

          _______________________________________________________
          ___
          Address

     Determination Letter Required. You may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to qualification of the Plan, you must receive a determination letter from the
     appropriate                                              Key
     District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.

     Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #003 may be used only in conjunction with Putnam's Basic Plan Document #07.

                          *  *  *  *  *
      If you have any questions regarding this Plan Agreement, contact Putnam at:

                Putnam Defined Contribution Plans
                      One Putnam Place B2B
                       859 Willard Street
                        Quincy, MA  02269

                     Phone:  1-800-752-5766


                          *  *  *  *  *

                  EMPLOYER'S ADOPTION OF PUTNAM
                  FLEXIBLE PROFIT SHARING  PLAN

The Employer named below hereby adopts a PUTNAM FLEXIBLE PROFIT SHARING PLAN, and appoints __________________ to serve as Trustee of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Flexible Profit Sharing Plan only upon Putnam's acceptance of this Plan Agreement.


Investment Options

The Employer hereby elects the following as the investment options available under the Plan:

________________________ __________________________
________________________

________________________ __________________________
________________________

________________________ __________________________
________________________

The following investment option shall be the default option:
___________________________________
(select the default option from among the investment options listed above).



                                   Employer signature(s) to adopt
                           Plan:                       Date of
                            signature:

             ____________________________________________________
                                       __________________________


             ____________________________________________________
                                       __________________________

Please print name(s) of authorized person(s) signing above:


____________________________________________________


____________________________________________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                          *  *  *  *  *

     ACCEPTANCE OF PUTNAM FIDUCIARY TRUST COMPANY AS TRUSTEE



The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

Putnam Fiduciary Trust Company, Trustee

By:
_________________________________________________________________
______________

                          *  *  *  *  *

                   ACCEPTANCE OF OTHER TRUSTEE

Complete this part only if you have appointed a Trustee other
than Putnam Fiduciary Trust Company.    (Note:  You may appoint a
trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission, and Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype Profit Sharing Plan.)

_________________________________, Trustee

By:                                ______________________________
                                   ___   Trustee's Tax I.D.
                                   Number        _______________
          (Trustee)

_________________________________________________________________
___________________
Address of Trustee

Person for Putnam to Contact: ________________________________
Telephone:
                                                _______________
                          *  *  *  *  *

                      ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #07.

Putnam Mutual Funds Corp.

By:  ______________________________

2057121.01